EXHIBIT 10.86


===============================================================================


                          ICG COMMUNICATIONS, INC.


                                $25,000,000





              14% Senior Subordinated Notes due July 25, 2006


                                    and


                     Warrants to Purchase Common Stock




                    NOTE AND WARRANT PURCHASE AGREEMENT



                         Dated as of July 25, 2002



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
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                                        TABLE OF CONTENTS


                                                                                                     Page
1.    AUTHORIZATION OF NOTES AND WARRANTS.............................................................5

2.    SALE AND PURCHASE OF NOTES AND WARRANTS.........................................................5
      2.1      Obligation to Purchase.................................................................5
      2.2      Notice of Purchase.....................................................................6
      2.3      Closing................................................................................6
      2.4      Allocation of Purchase Price...........................................................6
      2.5      Interest...............................................................................6

3.    CONDITIONS TO THE PURCHASE DATE.................................................................7
      3.1      Documents Required.....................................................................7
      3.2      Capitalization.........................................................................9
      3.3      Payment of Accrued Fees and Expenses...................................................9
      3.4      Representations and Warranties........................................................10
      3.5      No Default............................................................................10
      3.6      Consents and Approvals................................................................10
      3.7      No Litigation or Other Proceedings....................................................10
      3.8      No Other Offerings....................................................................10

3A.   CONDITIONS TO THE EFFECTIVE DATE...............................................................11
      3A.1     Documents Required....................................................................11
      3A.2     Opinions of Counsel...................................................................11
      3A.3     The Confirmation Order; Disclosure Statement..........................................11
      3A.4     Capitalization........................................................................12
      3A.5     Escrow Release........................................................................12
      3A.6     Effective Date Payment................................................................12

3B.   ESCROW 12

4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................................12
      4.1      Representations and Warranties........................................................12

5.    REPRESENTATIONS OF THE PURCHASER...............................................................19
      5.1      Purchase for Investment...............................................................19
      5.2      Accredited Investor...................................................................19

6.    PREPAYMENTS OF THE NOTES.......................................................................19
      6.1      Optional Prepayments of the Notes.....................................................19
      6.2      Mandatory Prepayments of the Notes....................................................20
      6.3      Allocation of Partial Prepayments.....................................................20
      6.4      Maturity; Surrender, Etc..............................................................20
      6.5      Purchase of Notes.....................................................................21

7.    COVENANTS OF THE COMPANY.......................................................................21
      7.1      Affirmative Covenants.................................................................21
      7.2      Negative Covenants....................................................................28
      7.3      Reporting Requirements................................................................35
      7.4      Financial Covenants...................................................................39
      7A.      COVENANTS OF THE PURCHASERS...........................................................41
      7A.1     Covenant Regarding Plan...............................................................41
      7A.2     Covenant Regarding Director Resignation...............................................41

8.    EVENTS OF DEFAULT..............................................................................41
      8.1      Events of Default.....................................................................41
      8.2      Other Remedies........................................................................44
      8.3      Rescission............................................................................44
      8.4      Restoration of Rights and Remedies....................................................44
      8.5      No Waivers or Election of Remedies, Etc...............................................45

9.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES..................................................45
      9.1      Registration of Notes.................................................................45
      9.2      Transfer and Exchange of Notes........................................................45
      9.3      Replacement of Notes..................................................................47

10.   PAYMENTS ON NOTES..............................................................................47
      10.1     Place of Payment......................................................................47
      10.2     Home Office Payment...................................................................47

11.   SUBORDINATION..................................................................................47
      11.1     Notes Subordinated to Senior Indebtedness.............................................47
      11.2     Obligations of Company Unconditional..................................................48

12.   EXPENSES, INCREASED COSTS AND INDEMNIFICATION, ETC.............................................48
      12.1     Transaction Expenses..................................................................48
      12.2     Indemnity.............................................................................49
      12.3     Taxes.................................................................................50
      12.4     Survival..............................................................................52

13.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT...................................52

14.   AMENDMENT AND WAIVER...........................................................................53
      14.1     Requirements..........................................................................53
      14.2     Solicitation of Holders of Notes......................................................53
      14.3     Binding Effect, Etc...................................................................54
      14.4     Notes Held by Company, Etc............................................................54
      14.5     Conforming Changes....................................................................54

15.   NOTICES........................................................................................55

16.   REPRODUCTION OF DOCUMENTS......................................................................55

17.   CONFIDENTIAL INFORMATION.......................................................................56

18.   SUBSTITUTION OF PURCHASER......................................................................56

19.   MISCELLANEOUS..................................................................................57
      19.1     Successors and Assigns................................................................57
      19.2     Payments Due on Non-Business Days.....................................................57
      19.3     Satisfaction Requirement..............................................................57
      19.4     Severability..........................................................................57
      19.5     Construction; Accounting Terms, Etc,..................................................57
      19.6     Computation of Time Periods...........................................................58
      19.7     Execution in Counterparts.............................................................58
      19.8     Governing Law; Submission to Jurisdiction, Etc........................................58
      19.9     Waiver of Jury Trial..................................................................59
      19.10    Non-U.S. Subsidiaries.................................................................59
      19.11    Effective Date; Representations and Warranties........................................59
      19.12    Commitment Letters....................................................................59


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SCHEDULES AND EXHIBITS

Schedule I               Purchasers
Schedule II              Defined Terms

Schedule 3.10      -     Litigation, Etc.
Schedule 4.1(b)    -     Subsidiaries
Schedule 4.1(d)    -     Authorizations, Approvals, Actions, Notices and Filings
Schedule 4.1(p)    -     Environmental Matters
Schedule 4.1(q)    -     Tax Matters
Schedule 4.1(s)    -     Existing Debt
Schedule 4.1(t)    -     Liens
Schedule 4.1(u)    -     Owned and Leased Real Property to be Mortgaged
Schedule 4.1(v)    -     Leased Real Property (Lessee)
Schedule 4.1(w)    -     Investments
Schedule 4.1(x)    -     Intellectual Property
Schedule 4.1(y)    -     Material Contracts
Schedule 4.1(z)    -     Identified Assets
Schedule 7.1(e)    -     Preservation of Corporate Existence

Exhibit A          -     Form of Note
Exhibit B-1        -     Form of Warrant
Exhibit B-2        -     Form of Nominal Warrant
Exhibit C          -     Form of Security Agreement
Exhibit D          -     [Intentionally Omitted]
Exhibit E-1        -     Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
Exhibit E-2        -     Form of Opinion of Hogan & Hartson L.L.P.
Exhibit F          -     Form of Mortgage
Exhibit G          -     Form of Estoppel Certificate and Consent
Exhibit H          -     Form of Escrow Agreement
Exhibit I          -     Plan Modification
Exhibit J          -     Form of Certificate of Incorporation
Exhibit K          -     Form of By-laws
Exhibit L          -     Form of Confirmation Order
Exhibit M          -     Form of Disclosure Statement


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                                                                 Execution Copy


                          ICG COMMUNICATIONS, INC
                          161 Inverness Drive West
                         Englewood, Colorado 80112


              14% Senior Subordinated Notes due July 25, 2006

                     Warrants to Purchase Common Stock

                                                            As of July 25, 2002

TO:      MADELEINE L.L.C.
         MORGAN STANLEY & CO., INCORPORATED:


Ladies and Gentlemen:

            ICG Communications, Inc., a Delaware corporation (the "COMPANY") hereby agrees with the Purchasers (as hereinafter defined) as follows:

1.       AUTHORIZATION OF NOTES AND WARRANTS.

            The Company will authorize the issue and sale of (i) up to $25,000,000 aggregate principal amount of its 14% Senior Subordinated Notes due July 25, 2006 (such Notes, as delivered pursuant to Section 2 of this Agreement, and any such Notes issued in substitution therefor pursuant to
Section 9 of this Agreement, collectively, the "NOTES"), (ii) its Warrants to purchase shares of common stock of the Company equal to 8,000 shares for each $1,000,000 of principal of the Notes (the Warrants delivered pursuant to Section 2 of this Agreement being, collectively, the "WARRANTS"), and (iii) its Nominal Warrants to purchase up to 473,684 shares of common stock of the Company, allocated at 426,316 shares with respect to the $22,500,000 Note to be purchased by Madeleine L.L.C. hereunder, and at 47,368 shares with respect to the $2,500,000 Note to be purchased by Morgan Stanley & Co., Incorporated hereunder, with each such Nominal Warrants to be exercisable at one cent ($0.01) per share (the Nominal Warrants delivered pursuant to Section 2 of this Agreement being, collectively, the "NOMINAL WARRANTS"). Each of the Notes shall be in substantially the form of Exhibit A hereto, each of the Warrants shall be in substantially the form of Exhibit B-1 hereto and each of the Nominal Warrants shall be in substantially the form of Exhibit B-2 hereto, in each case with such amendments, supplements and other modifications thereto, if any, as shall be approved from time to time by the Purchasers and the Company. Capitalized terms used in this Agreement shall have the respective meanings specified in Schedule II hereto.

2.       SALE AND PURCHASE OF NOTES AND WARRANTS

            2.1 OBLIGATION TO PURCHASE. Subject to the terms and conditions of this Agreement and the escrow agreement substantially in the form of Exhibit H (the "ESCROW AGREEMENT"), the Company will issue and sell to the Purchasers named in Schedule I hereto, and the Purchasers will purchase from the Company, on a single Business Day (the "PURCHASE DATE") (i) Notes in an aggregate principal amount not to exceed $25,000,000, and (ii) the related Warrants and Nominal Warrants to be purchased by the Purchasers hereunder. The aggregate purchase price of the Notes and related Warrants and Nominal Warrants purchased hereunder shall be equal to 100% of the principal amount of such Notes. Notes purchased and sold under this Section 2.1 and repaid or prepaid may not be repurchased and resold. The obligation of the Purchasers hereunder are several and not joint obligations, and no Purchaser shall have any obligation for the performance or nonperformance by any other Purchaser thereunder.

            2.2 NOTICE OF PURCHASE. The sale and purchase of the Notes, Warrants and Nominal Warrants shall be made upon notice by the Company to the Purchasers. The notice of the proposed sale and purchase of Notes (the "NOTICE OF SALE AND PURCHASE") shall be in writing specifying therein the requested (a) Purchase Date (which shall be a Business Day), (b) the aggregate principal amount of Notes to be purchased by the Purchasers on the Purchase Date, and (c) the aggregate principal amount of the Notes to be purchased by all of the Purchasers on such Purchase Date. On the Purchase Date, subject to the fulfillment of the applicable conditions set forth in
Section 3, the Company will deliver to the Escrow Agent (i) the Notes purchased by the Purchasers on the Purchase Date in the form of two Notes registered in each of the Purchasers' respective name (or in the name of the Purchasers' nominee), duly executed by the Company, (ii) the Warrants purchased by the Purchasers, in such denominations as the Purchasers may request, duly executed by the Company, and (iii) the Nominal Warrants purchased by the Purchasers, in such denominations as the Purchasers may request, duly executed by the Company, against delivery by the Purchasers to the Company or its order of same day funds in the amount of the aggregate purchase price therefor by wire transfer for the account of the Company to wire transfer instructions previously delivered to the Purchasers.

            2.3 CLOSING. The sale and purchase of the Notes to be purchased by the Purchasers shall occur at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, at or before 10:00 A.M. (New York City time), at a closing on the Purchase Date or at such place as the parties shall agree.

            2.4 ALLOCATION OF PURCHASE PRICE. It is hereby agreed that, for purposes of Treasury Regulations 1.1273-2(h), (i) the aggregate "issue price" of the investment unit consisting of the Notes and the related Warrants and Nominal Warrants to be issued pursuant to this Agreement on the Purchase Date is equal to 100% of the principal amount of such Notes, and (ii) the aggregate "issue price" of the Notes is $19,710,737, (iii) the aggregate fair market value and aggregate purchase price of the Warrants is $974,000 and
(iv) the aggregate fair market value and aggregate purchase price of the Nominal Warrants is $4,315,263. The Company and the Purchasers agree to use the foregoing issue prices, purchase prices and fair market values for U.S. federal income tax purposes with respect to this transaction (unless otherwise required by a final determination by the Internal Revenue Service or a court of competent jurisdiction).

            2.5 INTEREST.

               (a) INTEREST RATE. Except as provided in subsections (b) below, each Note shall bear interest on the principal amount thereof, for each day from the Effective Date during which such principal amount is outstanding, at a rate per annum equal to 14%, which shall be payable in cash. All computations of interest shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

               (b) DEFAULT INTEREST. To the extent permitted by law, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Notes, and all fees, indemnities and other Obligations of the Credit Parties under this Agreement and the other Note Documents, shall bear interest, from the date such Event of Default occurred until such Event of Default is cured or waived in writing in accordance with the terms hereof, at a rate per annum equal at all times to the Default Rate.

               (c) INTEREST PAYMENTS. Interest payable pursuant to subsection
(a) above shall be payable monthly in arrears, on the first day of each month commencing on the first month following the month in which the Effective Date occurs. Interest payable pursuant to subsection (b) hereof shall be payable on demand, or, in the absence of demand, monthly in arrears, on the first day of each calendar month, in each case, in cash.

               (d) EFFECTIVE DATE PAYMENT. On the Effective Date, the Company shall pay to the Purchasers in cash an amount equal to the interest payable on the sum of $25,000,000 for each day from the Purchase Date through the Effective Date, at a rate per annum equal to 14% (computed on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable) (the "EFFECTIVE DATE PAYMENT").

3.       CONDITIONS TO THE PURCHASE DATE

            Your obligation to purchase and pay for the Notes, Warrants and Nominal Warrants to be sold to the Purchasers on the Purchase Date is subject to the fulfillment to the Purchasers' satisfaction, on or prior to the Purchase Date, of the following conditions:

            3.1 DOCUMENTS REQUIRED. You, or the Escrow Agent as indicated below, shall have received the following documents, each dated as of the Effective Date (unless otherwise indicated):

               (a) NOTE AND WARRANT PURCHASE AGREEMENT. This Agreement duly executed by the Company.

               (b) NOTICE OF SALE AND PURCHASE. The Notice of Sale and Purchase, properly completed and duly executed by the Company.

               (c) NOTES. Notes (to be delivered to the Escrow Agent), registered in the Purchasers' name, in such aggregate principal amount as is specified to be purchased by the Purchasers in the Notice of Sale and Purchase and in such number of Notes and in such denominations (of at least $1,000,000 per Note) as are specified to the Company by the Purchasers at least one (1) Business Day prior to the Purchase Date (and in the absence of such specification, in a single Note), in each case duly executed by the Company.

               (d) WARRANTS. Warrants and Nominal Warrants to purchase the applicable number of shares of common stock of the Company, duly executed by the Company, each to be delivered to the Escrow Agent.

               (e) SECURITY AGREEMENT. A Security Agreement duly executed by each Credit Party.

               (f) REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement duly executed by the Company and each other party thereto.

               (g) SUBSIDIARY GUARANTY. A Subsidiary Guaranty duly executed by each Subsidiary Guarantor.

               (h) SUBORDINATION AGREEMENT. The Subordination Agreement duly executed by the Company, as the borrower, the Purchasers as the holders of the Notes (collectively, the "SUBORDINATED CREDITORS"), Madeleine L.L.C., as agent for the Subordinated Creditors, and the Administrative Agent and the Collateral Agent (each as defined in the Senior Financing Agreement) on behalf of the Lenders (as defined in the Senior Financing Agreement).

               (i) CORPORATE APPROVALS AND OTHER SIMILAR DOCUMENTATION. Certified copies of the resolutions of the board of directors (or persons performing similar functions) of and each of the Credit Parties approving each of the Note Documents to which it is or is to be a party, the issuance and sale of the Notes or the guarantee thereof, as the case may be, and the Warrants and Nominal Warrants, and the other transactions contemplated hereby and thereby and all documents evidencing other necessary corporate action with respect to each such Note Document, the issuance and sale of the Notes or the guarantee thereof, as the case may be, and the Warrants, and Nominal Warrants and the other transactions contemplated hereby and thereby.

               (j) CERTIFICATES OF INCORPORATION. A copy of the certificate of incorporation of each of the Credit Parties and each amendment thereto, certified as of a date reasonably near the Purchase Date by the appropriate official of the state of such Person's incorporation as being a true and complete copy thereof.

               (k) GOOD STANDING CERTIFICATES. To the extent such Secretary of State customarily provides a copy of a certificate of the appropriate official of the state of incorporation of each of the Credit Parties, dated reasonably near the Purchase Date, listing the certificate of incorporation of such Person and each amendment thereto on file in the office of such official and certifying that (i) such amendments are the only amendments to the certificate of incorporation of such Person on file in the office of such person, (ii) such Person has paid all franchise taxes (or the equivalent thereof) to the date of such certificate, and (iii) such Person is duly incorporated and in good standing under the laws of such state.

               (l) QUALIFICATION CERTIFICATES. To the extent such Secretary of State customarily provides a copy of a certificate of the Secretary of State of California, Georgia, North Carolina and Ohio, for ICG Telecom Group, Inc. and Texas for ICG ChoiceCom, LLC and ICG ChoiceCom, L.P., dated reasonably near the Purchase Date, stating that each Credit Party is duly qualified and in good standing as a corporation in such State and has filed all annual reports required to be filed to the date of such certificate.

               (m) OFFICER'S CERTIFICATE. A certificate of each Credit Party, signed on behalf of such Credit Party by its President or a Vice President, dated as of the Purchase Date (the statements made in which certificate shall be true on and as of the Purchase Date), certifying as to (A) the truth of the representations and warranties contained in the Note Documents as though made on and as of the Purchase Date (except the representations and warranties set forth in Section 4.1(m)) and (B) the absence of any event occurring and continuing, or resulting from the transactions contemplated by this Agreement, that constitutes a Default.

               (n) SECRETARY'S CERTIFICATE. A certificate of the Secretary or an Assistant Secretary of each Credit Party certifying the names and true signatures of the officers of such Credit Party authorized to sign the Note Documents to which it is or is to be a party and the other documents to be delivered hereunder and thereunder, dated as of the Purchase Date (the statements made in which certificate shall be true on and as of the Purchase
Date) (A) the absence of any amendments to the charter of such Credit Party since the date of the Secretary of State's certificate referred to in Section 3.1(j), (B) a true and correct copy of the bylaws of such Credit Party as in effect on the date on which the resolutions referred to in Section 3.1(a)(i) were adopted and on the Purchase Date and (C) the due incorporation and good standing or valid existence of such Credit Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Credit Party.

               (o) CONSENTS. All Governmental Authorizations (except for the Plan Modification), and all consents, approvals and authorizations of, and notices to and other actions by, all Persons with whom the Company or any of its Subsidiaries has any contractual obligations, as shall be required for the execution, delivery or performance of this Agreement and the other Note Documents or the consummation of the issuance and sale of the Notes and the Warrants and Nominal Warrants, the execution and delivery of the Subsidiary Guarantees or any of the other transactions contemplated hereby or thereby.

               (p) SENIOR LOAN DOCUMENTS. A copy of the Senior Financing Agreement and each of the other Senior Loan Documents executed as of the Purchase Date, as executed and delivered by the parties thereto.

               (q) THE ESCROW AGREEMENT. A copy of the Escrow Agreement executed as of the Purchase Date, as executed and delivered by the parties thereto.

            3.2 CAPITALIZATION. The Senior Financing Agreement and all other Senior Loan Documents to be executed and delivered on or prior to the Purchase Date shall have been executed and delivered by each party thereto and shall have become effective in accordance with their respective terms.

            3.3 PAYMENT OF ACCRUED FEES AND EXPENSES. Without limiting the provisions of Section 12.1, all of the accrued fees and expenses incurred by the Purchasers in connection with the transactions contemplated by this Agreement and the other Note Documents (including, without limitation, the accrued fees and expenses of Schulte Roth & Zabel LLP, special counsel to the Purchasers) to be paid by or on behalf of the Company on or prior to the Purchase Date shall have been paid.

            3.4 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Credit Parties contained in the Note Documents shall be complete and correct on the date of the Notice of Sale and Purchase and on the Purchase Date, after giving effect to the issue and sale of the Notes, Warrants and Nominal Warrants and to the application of the proceeds therefrom as contemplated hereby.

            3.5 NO DEFAULT. After giving effect to the issue and sale of the Notes, Warrants and Nominal Warrants, and to the application of the proceeds therefrom as contemplated hereby, no Default or Event of Default shall have occurred and be continuing.

            3.6 CONSENTS AND APPROVALS. All Governmental Authorizations (except for the confirmation of the Plan), and all consents, approvals and authorizations of, and notices to, and other actions by, any other Person, necessary in connection with the issuance and sale of the Notes, Warrants and Nominal Warrants, the execution and delivery of the Subsidiary Guaranty and the consummation of the transactions contemplated hereby and thereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Purchasers) and shall remain in full force and effect; and all applicable waiting periods (except with respect to approval of the Plan and the entry of the Confirmation Order) shall have expired without any action being taken by any Governmental Authority that could reasonably be expected to restrain, prevent or impose any material adverse conditions on the Company or any of its Subsidiaries, on the sale and purchase of the Notes or the execution and delivery of the Subsidiary Guaranty or the consummation of any of the other transactions contemplated hereby or thereby.

            3.7 NO LITIGATION or OTHER PROCEEDINGS. Except as described in
Schedule 3.7 hereto, there shall exist no action, suit, investigation, litigation or proceeding pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of the property or assets thereof in any court or before any arbitrator or by or before any other Governmental Authority that (a) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (b) challenges the legality, validity, binding effect or enforceability of this Agreement, the Subsidiary Guaranty, the Security Agreement or any of the other Note Documents or the consummation of the sale and purchase of the Notes, Warrants and Nominal Warrants or any of the other transactions contemplated hereby or thereby, other than the Cases and the Confirmation Order (including the Plan Modification and the approval thereof by the Bankruptcy Court).

            3.8 NO OTHER OFFERINGS. Except for the transactions contemplated by the Plan, neither the Company nor any of its Subsidiaries shall have offered, placed or sold, or have caused to be offered, placed or sold, directly or indirectly by private or public offering or offerings, any debt or preferred equity securities or other obligations that, in the Purchasers' judgment, could reasonably be expected to impair the Purchasers' ability to resell the Notes being issued hereunder on terms reasonably acceptable to the Purchasers.

3A.     CONDITIONS TO THE EFFECTIVE DATE.

            Subject to the terms and conditions of the Escrow Agreement and pursuant to Section 19.11 hereof, the Effective Date shall occur on the date that the following conditions have been fulfilled (the "EFFECTIVE DATE"):

            3A.1 DOCUMENTS REQUIRED. You shall have received the following documents, each dated as of the Effective Date:

               (a) CERTIFICATE OF INCORPORATION; BY-LAWS. A copy of the certificate of incorporation of the Company, as amended and restated pursuant to the Plan, in substantially the form of Exhibit J hereto, certified as of the Effective Date by the appropriate official of the state of such Person's incorporation as being a true and complete copy thereof, and a copy of the by-laws of the Company, as amended and restated pursuant to the Plan, in substantially the form of Exhibit K hereto, together with a certificate of the Secretary or Assistant Secretary of the Company, dated as of the Effective Date, certifying as to such by-laws being a true and complete copy thereof, with no amendments thereto.

               (b) THE CONFIRMATION ORDER. A copy of the Confirmation Order, certified by a Responsible Officer on behalf of the Company as being a true and complete copy, in substantially the form of Exhibit L hereto, with a determination of solvency included in such Confirmation Order.

               (c) OFFICER'S CERTIFICATE. A certificate of the Company, signed on behalf of the Company by its President or a Vice President, dated the Effective Date, certifying as to (i) the truth of the representations and warranties contained in Section 4.1(m) hereof and (ii) the compliance by the Company with each of the covenants contained in Section 7 hereof (other than Section 7.4(a) hereof) during the period from the Purchase Date to the Effective Date, which statements shall be true on and as of the Effective Date.

               (d) ACCOUNT CONTROL AGREEMENTS. Account Control Agreements, duly executed by each Pledged Account Bank referred to in the Security Agreement.

            3A.2 OPINIONS OF COUNSEL. You shall have received a favorable written opinion, dated the Effective Date, of, Skadden, Arps, Slate, Meagher & Flom LLP or its affiliate law practices, counsel for the Company, in substantially the form of Exhibit E-1 hereto, subject to such changes as may be necessary to account for any intervening changes in fact or law (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers). In addition, a favorable opinion of Hogan & Hartson L.L.P., Colorado counsel for the Company, in substantially the form of Exhibit E-2 hereto, subject to such changes as may be necessary to account for any intervening changes in fact or law (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers).

            3A.3 THE CONFIRMATION ORDER; DISCLOSURE STATEMENT. The Disclosure Statement shall have been approved by final order of the Bankruptcy Court and the Confirmation Order (a) shall have been entered by the Bankruptcy Court,
(b) shall be in full force and effect, (c) shall not have been reversed, stayed, modified or amended, except with respect to the Plan Modification (unless the order providing for such reversal, stay, modification or amendment shall no longer be in effect) and (d) shall not have been the subject of a timely filed appeal unless the effectiveness of the Confirmation Order shall not have been stayed in accordance with the Federal Rules of Bankruptcy Procedure or, in the event such order was stayed pending appeal, such stay shall have been terminated by a subsequent court order.

            3A.4 CAPITALIZATION. The Senior Financing Agreement and all other Senior Loan Documents to be executed and delivered on or prior to the Effective Date shall have been executed and delivered by each party thereto and shall have become effective in accordance with their respective terms, and all loans to be made thereunder pursuant to the terms thereof shall have been made, and such Senior Loan Documents shall remain in full force and effect.

            3A.5 ESCROW RELEASE. The Escrow Agent shall have received written instructions to release the Escrow Property (as defined in the Escrow Agreement) in accordance with Section 2 of the Escrow Agreement.

            3A.6 EFFECTIVE DATE PAYMENT. The Company shall have delivered to the Purchasers the Effective Date Payment.

3B.      ESCROW.

            3B.1 The Company hereby appoints Collateral Agent as escrow agent to hold the items delivered pursuant to Article 3 or Article 3A, as the case may be (other than any items that need to be filed to establish perfection) in trust and the Collateral Agent hereby accepts such appointment. The Collateral Agent agrees to hold such items in escrow until the conditions set forth in Section 3A are satisfied. Upon the satisfaction of the conditions set forth in Section 3A, the items held in escrow shall be deemed automatically released and dated as of the Effective Date. If the conditions set forth in Section 3A are not satisfied by the Deadline Date, the Collateral Agent shall return each of the items held in escrow by the Company.

            3B.2 Each of the Purchasers hereby appoints Collateral Agent as escrow agent to hold the signature page to this Agreement of each such Purchaser in trust and the Collateral Agent hereby accepts such appointment. The Collateral Agent agrees to hold such signature page in escrow until the conditions set forth in Section 3A are satisfied. Upon the satisfaction of the conditions set forth in Section 3A, the Collateral Agent shall release such signature pages to the Company. If the conditions set forth in Section 3A are not satisfied by the Deadline Date, the Collateral Agent shall return each signature page to the appropriate Purchaser.

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            4.1 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants, after giving effect to the transactions contemplated by the Note Documents and the Plan, as though such transactions and the Plan were consummated on and as of the Purchase Date and subject to the entry of the Confirmation Order, to the Purchasers that:

               (a) Each Credit Party and each of its Subsidiaries (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (ii) is duly qualified and in good standing as a foreign corporation, liability company or limited partnership in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect, and (iii) has all requisite corporate, liability company or limited partnership power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

               (b) Set forth on Schedule 4.1(b) hereto is a complete and accurate list of all Subsidiaries of the Company, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such the Company and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. Except as set forth on Schedule 4.1(b), all of the outstanding Equity Interests in each Subsidiary of the Company has been validly issued, are fully paid and non-assessable and are owned by the Company or one or more of its other Subsidiaries of the Company free and clear of all Liens, except those created under the Note Documents or permitted under clauses (i) or (xv) of the definition of "Permitted Liens".

               (c) The execution, delivery and performance by each Credit Party of each Note Document to which it is or is to be a party, and the consummation of the transactions contemplated thereby, are within such Credit Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Credit Party's charter or bylaws or other applicable constitutive documents, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Company, any of its Subsidiaries or any of their properties in such a manner as would be reasonably likely to have a Material Adverse Effect or (iv) except for the Liens created under the Note Documents and in respect of the Senior Indebtedness, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

               (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Credit Party of any Note Document to which it is or is to be a party, or for the consummation of the Transactions, (ii) the grant by any Credit Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the second priority nature thereof) or (iv) the exercise by the Purchasers of the Purchasers' rights under the Note Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the Confirmation Order and the authorizations, approvals, actions, notices and filings referred to herein (including filings to perfect the Lien of the Purchaser and the holders of the Senior Indebtedness in the Collateral) or listed on
Schedule 4.1(d) hereto, all of which, except for the Confirmation Order as it relates to the Plan Modification, have been duly obtained, taken, given or made and are in full force and effect. All applicable waiting periods (except with respect to approval of the Plan Modification and the Confirmation Order) in connection with the Transactions have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transactions or the rights of the Credit Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

               (e) This Agreement has been, and each other Note Document when delivered hereunder will have been, duly executed and delivered by each Credit Party thereto, subject to the Escrow Agreement and the terms thereof. This Agreement is, and each other Note Document when delivered hereunder (or when such document becomes effective pursuant to its terms or the terms of the Escrow Agreement) will be, the legal, valid and binding obligation of each Credit Party thereto, enforceable against such Credit Party in accordance with its terms.

               (f) There is no action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Note Document or the consummation of the transactions contemplated hereby or thereby other than the Cases and the Confirmation Order (including the Plan Modification and the approval thereof by the Bankruptcy Court).

               (g) The Consolidated balance sheets of the Company and its Subsidiaries as at December 31, 2001, and the related Consolidated statements of income and Consolidated statement of cash flows of the Company and its Subsidiaries for the fiscal year then ended, accompanied by a qualified opinion of KPMG LLP, independent public accountants, and the Consolidated unaudited balance sheets of the Company and its Subsidiaries as at March 31, 2002, and the related unaudited Consolidated statements of income and Consolidated statement of cash flows of the Company and its Subsidiaries for the three months then ended, duly certified by the Chief Financial Officer of the Company, copies of which have been furnished to each Purchaser, in each case fairly present, subject, in the case of said balance sheet as at March 31, 2002, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments and the absence of footnotes, the Consolidated financial condition of the Company and its Subsidiaries as at such dates and the Consolidated results of operations of the Company and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis.

               (h) The Consolidated and, to the extent required by the auditor of the Company and its Subsidiaries, consolidating forecasted balance sheets, statements of income and statements of cash flows of the Company and its Subsidiaries delivered to the Purchaser pursuant to Section 7.3 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Company's best estimate of its future financial performance.

               (i) No information, exhibit or report furnished by or on behalf of any Credit Party to a Purchaser in connection with the negotiation of the Note Documents or pursuant to the terms of the Note Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

               (j) The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any sale of Notes will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

               (k) Neither the Company nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither the Company nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the sale of any Notes, nor the application of the proceeds or repayment thereof by the Company, nor the consummation of the other transactions contemplated by the Note Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

               (l) Upon consummation of the Plan, neither the Company nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or other constitutive restriction that could reasonably be expected to have a Material Adverse Effect.

               (m) As of the Effective Date, all filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected second priority (subject to liens and security interests permitted under the Note Documents) security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Credit Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Note Documents and the Senior Loan Documents.

               (n) The Company is, individually and together with its Subsidiaries, Solvent.

               (o) (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any ERISA Plan; and

                   (ii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each ERISA Plan, copies of which have been filed with the PBGC and furnished to the Purchaser is complete and accurate and fairly presents the funding status of such ERISA Plan, and since the date of such Schedule B there has been no material adverse change in such funding status; and

                   (iii) Neither the Company nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer ERISA Plan; and

                   (iv) Neither the Company nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer ERISA Plan that such Multiemployer ERISA Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer ERISA Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

               (p) (i) Except in each case as specified on Schedule 4.1(p): the operations and properties of the Company and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against the Company or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                   (ii) Except in each case as specified on Schedule 4.1(p): none of the properties currently or formerly owned or operated by the Company or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property except for storage of fuel in the ordinary course of business; there are no and to the best knowledge of the Company or any of its subsidiaries, never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by the Company or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by the Company or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by the Company or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by the Company or any of its Subsidiaries.

                   (iii) Except in each case as specified on Schedule 4.1(p): neither the Company nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by the Company or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to the Company or any of its Subsidiaries.

               (q) (i) Neither the Company nor any of its Subsidiaries is party to any tax sharing agreement other than the Tax Sharing Agreement.

                   (ii) Except as disclosed on Schedule 4.1(q), (i) all material tax returns, statements, reports and forms (including estimated tax or information returns) (collectively, the "TAX RETURNS") required to be filed with any taxing authority by, or with respect to, the Company and its Subsidiaries have been timely filed in accordance with all applicable laws; and (ii) the Company and its Subsidiaries have timely paid or made adequate provision for payment of all taxes that are shown as due and payable on Tax Returns that have been so filed or that are otherwise required to be paid (including without limitation, assessments, interest and penalties) and, as of the time of its filing, each Tax Return was accurate and complete and correctly reflected, in all material respects, the facts regarding income, business, assets, operations, activities and the status of the Company and their Subsidiaries (other than taxes which are being contested in good faith and for which adequate reserves are reflected on the financial statements delivered hereunder) and (iii) the Company and its Subsidiaries have made adequate provision for all material taxes payable by the Company and its Subsidiaries for which no Tax Return has yet been filed or which are otherwise due.

                   (iii) Set forth on Part I of Schedule 4.1(q) hereto is a complete and accurate list in all material respects, as of the date hereof, of each taxable year of the Company and each of its Subsidiaries and Affiliates for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "OPEN YEAR").

                   (iv) The aggregate unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of the Company and each of its Subsidiaries and Affiliates proposed by the Internal Revenue Service with respect to Open Years that are not set forth on
      Schedule 4.1(q) does not exceed $1,000,000. Set forth on Part II of
      Schedule 4.1(q) hereto is a complete and accurate description, as of the date hereof, of each such item that separately, for all such Open Years, together with applicable interest and penalties, exceeds $1,000,000. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

                   (v) The aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of the Company and its Subsidiaries and Affiliates proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $1,000,000. No issues have been raised by such taxing authorities that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

               (r) Neither the business nor the properties of the Company or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.

               (s) Set forth on Schedule 4.1(s) hereto is a complete and accurate list of all Existing Debt, showing as of the date hereof the obligor and the principal amount outstanding thereunder.

               (t) Set forth on Schedule 4.1(t) hereto is a complete and accurate list of all Liens on the property or assets of the Company or any of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets (or type of property or assets) of the Company or such Subsidiary subject thereto other than Permitted Liens described in clauses (i), (ii),
(v), (vi), (vii), (viii), (xiii) or (xv) of the definition thereof and Permitted Liens securing Debt or Debt for Borrowed Money in an amount that is less than $250,000 on an individual basis and $2,500,000 in aggregate.

               (u) Set forth on Schedule 4.1(u) hereto under the heading "Fee Properties" thereon is a complete and accurate list of all real property owned by the Company or any of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. The Company or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Senior Loan Documents and Note Documents.

               (v) Set forth on Schedule 4.1(v) hereto is a complete and accurate list of all leases of real property under which the Company or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. To the best of the Company's knowledge, each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

               (w) Set forth on Schedule 4.1(w) hereto is a complete and accurate list of all Investments held by the Company or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

               (x) Set forth on Schedule 4.1(x) hereto is a complete and accurate list of all patents, patent applications, registered trademarks and servicemarks, trademark and servicemark applications, registered trade names, registered copyrights, applications for copyright registration of the Company or any of its Subsidiaries and all material licenses of copyrights, trademarks, servicemarks and patents to which the Company or any Subsidiary thereof is a party, showing as of the date hereof the jurisdiction in which registered, the registration number and the date of registration.

               (y) Set forth on Schedule 4.1(y) hereto is a complete and accurate list of all Material Contracts of the Company and its Subsidiaries, showing as of the date hereof the parties, subject matter and term thereof. Each such Material Contract has been duly authorized, executed and delivered by the Company and its Subsidiaries party thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against the Company and its Subsidiaries party thereto in accordance with its terms, and to the best of the Company's knowledge, there exists no default under any Material Contract by any party thereto.

               (z) Set forth on Schedule 4.1(z) hereto is a complete and accurate list of all Identified Assets showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof.

               (aa) The Confirmation Order has not been reversed, vacated, modified (except for the Plan Modification) or stayed, no application or motion shall have been filed or served on any Credit Party seeking a stay pending appeal and, except for the Plan Modification, the Plan has not been amended, supplemented or otherwise modified without the prior written consent of the Required Holders.

5.       REPRESENTATIONS OF THE PURCHASER.

            5.1 PURCHASE FOR INVESTMENT. You represent that the Purchasers are purchasing the Notes, Warrants and Nominal Warrants for the Purchasers' own account or for one or more separate accounts maintained by the Purchasers or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of the Purchasers' or their property shall at all times be within the Purchasers' or their control consistent with the terms set forth herein. You understand that neither the Notes nor the Warrants or Nominal Warrants have been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by applicable law, and the Purchasers agree that the Company is not required to register with the SEC the Notes, Warrants and Nominal Warrants, except for such registration required pursuant to
Section 9 herein with respect to the books and records of the company.

            5.2 ACCREDITED INVESTOR. You are an "accredited investor" (as defined in Rule 501 of Regulation D under the Securities Act) and, by reason of the Purchasers' business and financial experience, and the business and financial experience of those Persons retained by the Purchasers to advise the Purchasers with respect to the Purchasers' investment in the Notes, Warrants and Nominal Warrants, the Purchasers, together with such advisors, have such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, are able to bear the economic risk of such investment and, at the present time, are able to afford a complete loss of such investment. No Purchaser is purchasing the Notes, Warrants and Nominal Warrants in reliance upon any investigation made by any other Purchaser.

6.       PREPAYMENTS OF THE NOTES.

            6.1 OPTIONAL PREPAYMENTS OF THE NOTES. (A) At any time after the Effective Date, the Company may, at its option, from time to time upon not less than ten (10) days' prior notice to the holders of the Notes, prepay all or any portion of the Notes, in an aggregate principal amount of $500,000 or integral multiples of $500,000 in excess thereof (or, if less, the remaining aggregate principal amount of all Notes outstanding at such time), without premium or penalty, at a purchase price in cash equal to 100% of the aggregate principal amount of the Notes so prepaid, plus all accrued and unpaid interest thereon, if any, to the date of such prepayment. Each notice of an optional prepayment of the Notes pursuant to this Section 6.1 shall specify the date fixed for such prepayment, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 6.4) and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall state that such prepayment is to be made pursuant to this Section 6.1.

            6.2 MANDATORY PREPAYMENTS OF THE NOTES. Subject to the terms of the Subordination Agreement, including (without limitation) Section 2(c) thereof , and after giving effect to the transactions contemplated by the Plan, the Company shall, within three Business Days of the date of receipt of Net Cash Proceeds by the Company or any of its Subsidiaries, prepay an aggregate principal amount of the Notes in the percentage of the amount of such Net Cash Proceeds as hereinafter set forth: (A) 100% of the Net Cash Proceeds from the sale of the Identified Assets up to a maximum amount of $7,200,000, (B) 100% of the Net Cash Proceeds from the sale of other assets of the Company and its Subsidiaries (excluding sales of Inventory or services in the ordinary course of business but including any non-ordinary course
IRUs), (C) 100% of the Net Cash Proceeds from Extraordinary Receipts, (D) 100% of the Net Cash Proceeds from the issuance of additional Debt (other than Subordinated Debt) permitted under the Note Documents (other than Debt pursuant to Section 7.2(b) and (h)), (E) 50% of the Net Cash Proceeds from the issuance of Subordinated Debt in excess of $25,000,000, and (F) 50% of the Net Cash Proceeds from the issuance of Equity. For purposes hereof, non-ordinary course IRUs shall include IRUs for a term in excess of 10 years for which 75% or more of the aggregate dollar amount of lease payments are to be paid within the first 35% of such lease term. All prepayments under this
Section 6.2 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

            6.3 ALLOCATION OF PARTIAL PREPAYMENTS. In the case of each partial prepayment, repurchase or redemption of the Notes pursuant to Section
6.1 or 6.2, the principal amount of the Notes to be prepaid, repurchased or redeemed shall be allocated (in integral multiples of $1,000) among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, repurchase or redemption, with adjustments to the extent practicable to compensate for any prior prepayments, repurchases or redemptions not made exactly in such proportion.

            6.4 MATURITY; SURRENDER, ETC. In the case of each prepayment, repurchase or redemption of the Notes pursuant to Section 6.1 or 6.2, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, repurchase or redemption, together with accrued and unpaid interest on such principal amount to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the accrued and unpaid interest thereon as aforesaid, interest on such principal amount shall cease to accrue. Any Note prepaid, redeemed or repurchased in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid, repurchased or redeemed principal amount of any Note.

            6.5 PURCHASE OF NOTES. The Company will not and will not permit any of its Subsidiaries or Affiliates to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment, prepayment or repurchase of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it pursuant to any payment, prepayment or purchase of Notes in accordance with the terms of this Agreement and the Notes, and no Notes may be issued in substitution or exchange for any such Notes.

7.       COVENANTS OF THE COMPANY

            7.1 AFFIRMATIVE COVENANTS. From the Purchase Date and thereafter, and so long as any amount under this Agreement, the Notes or any other Note Document shall remain unpaid, the Company will:

            (a) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

            (b) PAYMENT OF TAXES, ETC. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained; provided, further, that prior to the Effective Date, neither the Company nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge, levy or claim except as provided under the Bankruptcy Code or the Plan.

            (c) COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; PROVIDED, HOWEVER, that neither the Company nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

            (d) MAINTENANCE OF INSURANCE. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates.

            (e) PRESERVATION OF CORPORATE EXISTENCE, ETC. Except as otherwise provided by the Plan, preserve and maintain, and cause each of its Subsidiaries (other than the Subsidiaries listed on Schedule 7.1(E)) to preserve and maintain, its existence, legal structure, rights (whether charter or other constitutive rights or statutory rights), permits, licenses, approvals, privileges and franchises (including, without limitation, any permits, licenses, approvals, privileges and franchises issued to the Company by the FCC or any PUC); provided, however, that the Company and its Subsidiaries may consummate any merger or consolidation permitted under
Section 7.2(d), and provided further that neither the Company nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors or to the extent authority has been properly delegated, the management of the Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Company, such Subsidiary or the Purchaser.

            (f) VISITATION RIGHTS. At any reasonable time and from time to time, upon reasonable advance notice permit Purchaser, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

            (g) KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each such Subsidiary and which shall be, for the Company and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles in effect from time to time.

            (h) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and will from time to time make or cause to be made all appropriate repairs, renewals and replacements thereof except where failure to do so would not have a Material Adverse Effect.

            (i) TRANSACTIONS WITH AFFILIATES. Except as otherwise required by the Plan and except, prior to the Effective Date, for transactions between any Credit Party and ICG Services, Inc., conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Note Documents with any of their Affiliates who are not Credit Parties on terms that are fair and reasonable and no less favorable to the Company or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

            (j) COVENANT TO GUARANTEE OBLIGATIONS AND GIVE SECURITY. Upon (x) the request of the Collateral Agent following the occurrence and during the continuance of a Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Credit Party or (z) the acquisition of any property by any Credit Party, and such property, in the reasonable judgment of the Collateral Agent, shall not already be subject to a perfected second priority security interest in favor of the Collateral Agent, then each Credit Party shall, in each case at the such Credit Party's expense:

                (i) in connection with the formation or acquisition of a Subsidiary, within 10 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Collateral Agent, guaranteeing the other Credit Parties' obligations under the Note Documents, PROVIDED, HOWEVER, that if such required date is prior to the Effective Date, such guaranty or guaranty supplement shall take effect upon the Effective Date,

                (ii) within 10 days after such request, formation or acquisition, furnish to the Collateral Agent a description of the real and personal properties of the Credit Parties and their respective Subsidiaries in detail reasonably satisfactory to the Collateral Agent,

                (iii) within 15 days after the later of (i) such request, formation or acquisition, or (ii) the provision by the Collateral Agent of the applicable form of documents, duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Collateral Agent mortgages, pledges, collateral assignments, security agreement supplements and other security agreements, as specified by and in form and substance reasonably satisfactory to the Collateral Agent, securing payment of all the Obligations of the applicable Credit Party, such Subsidiary or such parent, as the case may be, under the Note Documents and constituting Liens on all such properties, provided, however, that if such required date is prior to the Effective Date, such mortgages, pledges, collateral assignments, security agreement supplements or other security agreements shall take effect upon the Effective Date,

                (iv) within 30 days after such request, formation or acquisition, take, and cause such Subsidiary or such parent to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Collateral Agent to vest in the Purchase (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, collateral assignments, security agreement supplements and security agreements delivered pursuant to this Section 7.1(j), enforceable against all third parties in accordance with their terms, PROVIDED, HOWEVER, that if such required date is prior to the Effective Date, such actions shall be taken upon the Effective Date,

                (v) within 70 days after such request, formation or acquisition (or if later, upon the Effective Date), deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent, of counsel for the Credit Parties reasonably acceptable to the Collateral Agent as to the matters contained in clauses (i), (iii) and (iv) hereof (subject to customary limitations), as to such guaranties, guaranty supplements, mortgages, pledges, collateral assignments, security agreement supplements and security agreements being legal, valid and binding obligations of each Credit Party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and as to such other matters as the Collateral Agent may reasonably request,

                (vi) as promptly as reasonably practicable after such request, formation or acquisition, deliver, upon the request of the Collateral Agent in its sole discretion, to the Collateral Agent with respect to each parcel of real property owned or held by the entity that is the subject of such request, formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Collateral Agent, provided, however, that to the extent that the Company or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Agent,

                (vii) upon the request of the Collateral Agent following the occurrence and during the continuance of an Event of Default and subject to the Subordination Agreement, promptly cause to be deposited any and all cash dividends paid or payable to it or any of its Subsidiaries from any of its Subsidiaries from time to time into the Cash Collateral Account, and with respect to all other dividends paid or payable to it or any of its Subsidiaries from time to time, promptly execute and deliver, or cause such Subsidiary to promptly execute and deliver, as the case may be, any and all further instruments and take or cause such Subsidiary to take, as the case may be, all such other action as the Collateral Agent may deem reasonably necessary or desirable in order to obtain and maintain from and after the time such dividend is paid or payable a perfected, second priority lien on and security interest in such dividends, provided, however, that such actions shall not be required to be taken until the Cash Collateral Account is required to be in place pursuant to Section 7.1(p), and

                (viii) at any time and from time to time, after the Effective Date, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent may deem reasonably necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, collateral assignments, security agreement supplements, intellectual property security agreement supplements and security agreements.

            (k) FURTHER ASSURANCES. (i) After the Effective Date, promptly upon request by the Collateral Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Note Document or in the execution, acknowledgment, filing or recordation thereof, and

                (ii) After the Effective Date, promptly upon request by the Collateral Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, collateral assignments, financing statements and continuations thereof, termination statements, notices of collateral assignment, transfers, certificates, assurances and other instruments as the Collateral Agent may reasonably require from time to time in order to
      (A) carry out more effectively the purposes of the Note Documents, (B) to the fullest extent permitted by applicable law, subject any Credit Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder, and (D) assure, convey, grant, assign for collateral, transfer, preserve, protect and confirm more effectively unto the Collateral Agent the rights granted or now or hereafter intended to be granted to the Collateral Agent under any Note Document or under any other instrument executed in connection with any Note Document to which the Company or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

            (l) PERFORMANCE OF RELATED DOCUMENTS. After the Effective Date, perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Collateral Agent and, upon request of the Collateral Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as the Company or any of its Subsidiaries is entitled to make under such Related Document.

            (m) COMPLIANCE WITH TERMS OF LEASEHOLDS. Except in each case (i) for leases rejected or to be rejected in the Cases and leases terminated in connection with sales of assets required or permitted hereunder, or (ii) as otherwise required by the Bankruptcy Code or the Plan, make all payments and otherwise perform all obligations in respect of all leases of real property to which the Company or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Collateral Agent of any default by any party with respect to such leases and cooperate with the Collateral Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except where the failure to do so either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

            (n) PERFORMANCE OF MATERIAL CONTRACTS. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Collateral Agent and, upon request of the Collateral Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as the Company or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect; provided, however, that prior to the Effective Date, neither the Company nor any of its Subsidiaries shall be required to take any such action not permitted under the Bankruptcy Code. Notwithstanding the foregoing, prior to the Effective Date the Company shall not be in violation of this covenant to the extent that any failure to perform or observe any term or provision of any Material Contract results primarily from circumstances that are beyond the control of the Company and its Subsidiaries; provided, however, that the Company shall use commercially reasonable efforts to mitigate any adverse effect of such termination.

            (o) SALES OF IDENTIFIED ASSETS. After the Effective Date, use its best efforts to sell the Identified Assets for cash and fair market value as soon as reasonably practicable following such date.

            (p) CASH COLLATERAL ACCOUNTS. As of the Effective Date, maintain and cause each of its Subsidiaries to maintain, the Collateral Account with Wachovia Bank, National Association, or any of its Affiliates, or any other bank acceptable to the Collateral Agent, provided HOWEVER, that as long as the Senior Indebtedness is outstanding, such bank must be acceptable to the Collateral Agent under the Senior Financing Agreement and lockbox accounts into which all proceeds of Collateral are paid with Wachovia Bank, National Association, or any of its Affiliates, or one or more banks acceptable to the Collateral Agent that have accepted the assignment of such accounts to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement, subject to the Subordination Agreement. Notwithstanding the foregoing, to the extent the Senior Indebtedness is outstanding, no Cash Collateral Account shall be required pursuant to this subsection (p).

            (q) QUARTERLY FINANCIAL SUMMARIES. The Company shall prepare on a quarterly basis, detailed financial summaries, copies of which shall be furnished to the Board of Directors (or any committee thereof) and to the Lenders as set forth in Section 7.3(r); provided that to the extent such financial summaries are prepared more frequently than on a quarterly basis any and all such additional financial summaries shall be delivered to the Agent and the Lenders as required in Section 7.3(r).

            (r) LENDER CONFERENCE CALL. At any time as the Collateral Agent shall reasonably request, the Company shall host a conference call with the Collateral Agent to discuss the reports delivered under Section 7.3(r) and any other related business matters.

            (s) LANDLORD CONSENTS. From the Effective Date and until the date that is 90 days after the Effective Date, the Company shall use commercially reasonable efforts to obtain landlord estoppel certificates and consent agreements, substantially in the form of Exhibit G hereto and otherwise satisfactory to the Collateral Agent, for those locations where the replacement value of equipment owned or leased by the Company is equal to or greater than $1,000,000.

            (t) ACCOUNT CONTROL AGREEMENTS. On the Effective Date, the Company shall deliver the Account Control Agreements referred to in the Security Agreement, in substantially the form of Exhibit B to the Security Agreement, duly executed by each Pledged Account Bank referred to in the Security Agreement, provided that if any Pledged Account Bank referred to in the Security Agreement does not agree to execute and deliver an Account Control Agreement in substantially the form of Exhibit B to the Security Agreement, the Company will have an additional 30 days to find a replacement Pledge Account Bank in order to satisfy this Section 7.1(t).

            (u) MORTGAGES, ETC. By the date that is 45 days after the Purchase Date (or at such other time as is otherwise hereinafter provided), the Company shall deliver deeds of trust, trust deeds, mortgages, leasehold mortgages and leasehold deeds of trust substantially in the form of Exhibit F hereto (with such changes as may be required to account for local law matters) and otherwise in form and substance reasonably satisfactory to the Collateral Agent, covering the Properties together with each other mortgage delivered pursuant to Section 7.1(j), in each case as amended, the "MORTGAGES"), duly executed by the appropriate Credit Party, together with:

                (A) evidence, using commercially reasonable efforts, that counterparts of the Mortgages have been duly recorded within five Business Days of the Effective Date in all filing or recording offices that the Collateral Agent may deem necessary or desirable in order to create a valid second and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid,

                (B) within five Business Days of the Effective Date, fully paid American Title Association Lender's Extended Coverage title insurance policies (the "Mortgage Policies") in form and substance, with endorsements and in an amount acceptable to the Collateral Agent, issued, coinsured and reinsured by title insurers acceptable to the Collateral Agent, insuring the Mortgages to be valid second and subsisting Liens on the real property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Liens, and providing for such other affirmative insurance (including endorsements for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Collateral Agent may reasonably deem necessary or desirable,

                (C) American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable have been paid, and dated a recent date acceptable to the Collateral Agent certified to the Purchaser and the issuer of the Mortgage Policies in a manner satisfactory to the Collateral Agent by a land surveyor duly registered and licensed in the States in which the real property described in such surveys is located and acceptable to the Collateral Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking, spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Collateral Agent,

                (D) within five Business Days of the Effective Date, estoppel and consent agreements, using commercially reasonable efforts, in form and substance satisfactory to the Collateral Agent, executed by each of the lessors of the leased real properties listed on Schedule 4.1(u) hereto, under the heading "Leasehold Properties" thereon, along with (x) a memorandum of lease in recorded form with respect to such leasehold interest, executed and acknowledged by the owner of the affected real property, as lessor, or (y) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary or desirable in the Collateral Agent's reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, or (z) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give constructive notice upon recordation and otherwise in form satisfactory to the Collateral Agent,

                (E) evidence of the insurance required by the terms of the Mortgages,

                (F) within five Business Days of the Effective Date, such other consents, agreements and confirmations of lessors and third parties as the Collateral Agent may deem necessary or desirable and evidence that all other actions that the Collateral Agent may deem necessary or desirable in order to create valid second and subsisting Liens on the property described in the Mortgages has been taken, and

                (G) within five Business Days of the Effective Date, opinions of local counsel for the Credit Parties in states in which the Properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings substantially in the form of Exhibit F hereto, and otherwise in form and substance satisfactory to the Collateral Agent.

            (v) DISSOLUTION OF CERTAIN ENTITIES: Not later than the date that is five Business days after the Effective Date, the Company shall have (i) dissolved or (ii) merged into a Credit Party, with the Credit Party as the surviving entity, ICG Funding, LLC and ICG Telecom of San Diego, L.P.; provided that to the extent such entities are not so dissolved or merged by such date, such entities shall execute security agreement supplements and guaranty supplements and all such other documents as the Collateral Agent shall reasonably request in order for such entities to become Credit Parties hereunder.

            (w) DESIGNATION OF BOARD SEATS: (a) So long as Cerberus Capital Management, L.P. and its Affiliates ("CERBERUS") beneficially owns (x) a number of shares of common stock of the Company ("COMMON STOCK"), including through ownership of the warrants exercisable for Common Stock, equal to at least 5% of the shares of Common Stock to be issued and outstanding pursuant to the terms of the Plan, or (y) any of the Notes, two individuals designated by Cerberus and (b) so long as Cerberus beneficially owns less than an amount equal to 5%, but at least an amount equal to 1%, of the shares of Common Stock to be issued and outstanding pursuant to the terms of the Plan, including through ownership of the warrants exercisable for Common Stock, one individual designated by Cerberus.

            7.2 NEGATIVE COVENANTS. From the date of this Agreement and thereafter, so long as any amount under this Agreement, the Notes or any other Note Document shall remain unpaid, the Company shall not, at any time:

            (a) LIENS, ETC. Create, incur, assume or, from and after the Effective Date, suffer to exist, or permit any of its Subsidiaries to create, incur, assume or, from and after the Effective Date, suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or, from and after the Effective Date, suffer to exist, or permit any of its Subsidiaries to sign or, from and after the Effective Date, suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

                (i) Liens created under the Note Documents and Liens securing the Senior Indebtedness;

                (ii) Permitted Liens;

                (iii) Liens existing on the date hereof or required on the Purchase Date to be provided in the future or provided for by the Plan and, in each case, described on Schedule 4.1(t) hereto or otherwise describe in Section 4.1(t) hereof;

                (iv) purchase money Liens upon or in property acquired or held by the Company or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 7.2(b)(iii)(B) at any time outstanding;

                (v) Liens arising in connection with Capitalized Leases of the Company or any of its Subsidiaries permitted under Section 7.2(b)(iii)(C); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

                (vi) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided, however, that such Liens were not created in contemplation of such merger, consolidation or investment and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Subsidiary or acquired by the Company or such Subsidiary;

                (vii) Liens in connection with Debt permitted under Section 7.2(b)(iii)(G); provided that no such Lien shall extend to or cover any Collateral other than cash and Cash Equivalents in an amount equal to not more than 110% of the amount of such Debt, and

                (viii) Liens securing Debt permitted by Section
      7.2(b)(iii)(I); to the extent such Debt was secured immediately prior to such refinancing, refunding or extension; provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such refinanced, refunded or extended Debt.

            (b) DEBT. Create, incur, assume or, from and after the Effective Date, suffer to exist, or permit any of its Subsidiaries to create, incur, assume or, from and after the Effective Date, suffer to exist, any Debt, except:

                (i) in the case of the Company,

                      (A) Debt owed to a Credit Party, which Debt if
            evidenced by a promissory note shall, from and after the Effective Date, constitute Pledged Debt and such promissory note shall, from and after the Effective Date, be pledged as security for the Obligations of the holder thereof under the Note Documents to which such holder is a party and delivered to the Collateral Agent pursuant to the terms of the Security Agreement,

                (ii) in the case of any Subsidiary of the Company that is a Credit Party, Debt owed to the Company or to another Credit Party, provided, however, that, in each case, such Debt if evidenced by a promissory note shall, from and after the Effective Date, constitute Pledged Debt such promissory notes shall, from and after the Effective Date, be pledged as security for the Obligations of the holder thereof under the Note Documents to which such holder is a party and delivered to the Collateral Agent pursuant to the terms of the Security Agreement.

                (iii) in the case of the Company and its Subsidiaries,

                      (A) Debt under the Note Documents

                      (B) Debt secured by Liens permitted by Section
            7.2(a)(iv) not to exceed in the aggregate (together with any Capitalized Leases permitted under clause (C) below) $10,000,000 at any time outstanding excluding, for purposes of such limitation, Debt secured by Liens described in Section 7.2(a)(iii);

                      (C) Capitalized Leases not to exceed in the aggregate
            (together with any Debt permitted under clause (B) above) $10,000,000 at any time outstanding, excluding, for purposes of such limitation, Debt secured by Liens described in Section 7.2(a)(iii);

                      (D) Existing Debt;

                      (E) Debt in respect of the Hedge Agreements with Hedge
            Banks or banks which used to be Hedge Banks immediately prior to an assignment of its interest under this Agreement designed to hedge against fluctuations in interest rates or foreign exchange rates incurred in the ordinary course of business and consistent with prudent business practice;

                      (F) the Senior Indebtedness;

                      (G) Debt in respect of letters of credit and other
            financial instruments in an aggregate principal amount at any time outstanding not to exceed $10,000,000;

                      (H) other unsecured Debt in an aggregate principal
            amount not to exceed $5,000,000 at any one time outstanding; and

                      (I) any refinancing, refunding or extending the
            maturity of, any Debt described in clauses (A) through (H) hereof; provided that the terms of any such refinancing, refunding or extending Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Note Documents, provided further that the principal amount of any such Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be charged, as a result of or in connection with such extension, refunding or refinancing.

            (c) CHANGE IN NATURE OF BUSINESS. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

            (d) MERGERS, ETC. Merge into or consolidate with any Person or permit any Person to merge into it (other than with respect to the Restructuring Transactions), or permit any of its Subsidiaries to do any of the foregoing, except that any Subsidiary of the Company may merge into or consolidate with any other Subsidiary of the Company, provided, however, that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of the Company, provided FURTHER that, in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall become a Subsidiary Guarantor and provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default.

            (e) SALES, ETC., OF ASSETS. Except as provided for in the Plan, sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets (including, without limitation, the sale of receivables), or grant any option or other right to purchase, lease or otherwise acquire any assets other than Inventory to be sold or leased in the ordinary course of its business, except:

                  (i) sales or leases of Inventory, services, fixtures, equipment and receivables in the ordinary course of its business;

                  (ii) sales of Identified Assets for cash and fair market value and any escrow or holdback in connection therewith in an amount not to exceed $700,000;

                  (iii) sales or trade-ins of surplus, worn or obsolete equipment;

                  (iv) transactions solely among Credit Parties;

                  (v) sales of non-ordinary course IRU's referred to in
      Section 6.2; and

                  (vi) Sales of assets (other than assets described in (i) through (v) above) in an aggregate amount not to exceed $500,000 in any Fiscal Year;

provided that in the case of sales of assets pursuant to clauses (ii), (iii),
(v) and (vi) above (except with respect to proceeds reinvested in replacement equipment within 90 days that do not constitute Net Cash Proceeds pursuant to the last sentence of the definition thereof) the Company shall, within two Business Days of receipt by any Credit Party or any of its Subsidiaries of the Net Cash Proceeds from such sale, prepay the Notes pursuant to, and in the amount and order of priority set forth in, Section 6.2, as specified therein.

            (f) INVESTMENTS IN OTHER PERSONS. Make or, from and after the Effective Date, hold, or permit any of its Subsidiaries to make or, from and after the Effective Date, hold, any Investment in any Person, except:

                  (i) Investments by the Company in its Subsidiaries or by
            Subsidiaries of the Company in the Company or in other Subsidiaries of the Company;

                  (ii) Investments existing on the date hereof and described on Schedule 4.1(w) hereto;

                  (iii) Investments consisting of intercompany Debt permitted under Section 7.2(b);

                  (iv) loans and advances to employees in the ordinary course of business of the Company and its Subsidiaries as presently conducted in an aggregate amount not to exceed $500,000 on a consolidated basis at any time outstanding;

                  (v) Investments by the Company and its Subsidiaries in
            Hedge Agreements permitted under Section 7.2(b)(iii)(E);

                  (vi) Investments by the Company and its Subsidiaries in
            cash or Cash Equivalents collateralizing Debt permitted under
            Section 7.2(b)(iii)(G) in an amount equal to not more than 110% of such Debt;

                  (vii) any escrow or holdback permitted under Section
            7.2(e)(ii);

                  (viii) investments in cash or Cash Equivalents (subject to the requirements of this Agreement and the Collateral Documents with respect to pledged accounts); and

                  (ix) other Investments in an aggregate amount invested not to exceed $10,000,000 and Investments made solely with Equity Interests of the Company and its Subsidiaries; provided that with respect to Investments made under this clause (ix), (1) immediately before and after giving effect thereto, no Default shall have occurred, and be continuing or would result therefrom; and (2) immediately after giving effect to the acquisition of a company or business pursuant to this clause (ix), the Company and its Subsidiaries shall be in pro forma compliance with the covenants contained in Section 7.4. calculated based on the financial statements most recently delivered to the Collateral Agent pursuant to Section 7.3 as evidenced by a certificate of the Chief Financial Officer of the Company delivered to the Collateral Agent demonstrating such compliance.

            (g) RESTRICTED PAYMENTS. Except, from and after the Effective Date, pursuant to the Senior Loan Documents as in effect on such date, declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests other than of a wholly owned Subsidiary now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Company or to issue or sell any Equity Interests therein, except that, so long as no Default shall have occurred and be continuing at the time of any action described in clause (i) or (ii) below or would result therefrom:

                  (i) the Company may declare and pay dividends and
            distributions payable only in stock of the Company, other than Redeemable Capital Stock or Exchangeable Capital Stock, and

                  (ii) any Subsidiary of the Company may (A) declare and pay dividends to the Company, (B) declare and pay dividends to any other Credit Party of which it is a Subsidiary and (C) accept capital contributions from its parent corporation to the extent permitted under Section 7.2(f)(i).

            (h) AMENDMENTS OF CONSTITUTIVE DOCUMENTS. Amend, or permit any of its Subsidiaries to amend, its charter, bylaws or other constitutive documents other than any such amendment that could not reasonably be expected to have a Material Adverse Effect and other than the amendment and restatement of the certificate of incorporation of the Company, in substantially the form of Exhibit J hereto, and the amendment and restatement of the by-laws of the Company, in substantially the form of Exhibit K hereto.

            (i) ACCOUNTING CHANGES. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles (including changes required or permitted in connection with the emergence of the Company and certain of its Subsidiaries from Bankruptcy Court protection pursuant to Chapter 11 of the Bankruptcy Code), or (ii) Fiscal Year.

            (j) PREPAYMENTS, ETC., OF DEBT. Except for the consummation of the Plan, (A) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (i) the prepayment of the Notes in accordance with the terms of this Agreement, (ii) any prepayments of the loans under the Senior Financing Agreement in accordance with the terms thereof, (iii) prepayment of Debt secured by assets to be sold under any sale not prohibited hereunder from the proceeds of such sale, (iv) prepayment of any Debt payable to any Credit Party, and (v) regularly scheduled or required repayments or redemptions of Existing Debt; or (B) amend, modify or change in any manner any term or condition of any other Existing Debt if such amendment, modification or change is reasonably likely to have an adverse impact on (i) the business, conditions (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries taken as a whole, (ii) the rights and remedies of the Purchaser under the Note Documents, or (iii) the ability of any Credit Party to perform its Obligations under any Note Documents to which it is or is to be a party, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to any Credit Party.

            (k) AMENDMENT, ETC., OF RELATED DOCUMENTS. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair the value of the interest or rights of any Credit Party thereunder or that would impair the rights or interests of a Purchaser, or permit any of its Subsidiaries to do any of the foregoing.

            (l) NEGATIVE PLEDGE. Enter into or, from and after the Effective Date, suffer to exist, or permit any of its Subsidiaries to enter into or, from and after the Effective Date, suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) in favor of the Purchaser or (ii) in connection with (A) any Existing Debt, (B) any purchase money Debt permitted by Section 7.2(b)(iii)(B) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt, (C) any Capitalized Lease permitted by Section 7.2(b)(iii)(C) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto, (D) any Debt outstanding on the date any Subsidiary of the Company becomes such a Subsidiary (so long as such agreement was not entered into solely in contemplation of such Subsidiary becoming a Subsidiary of the Company), (E) negative pledges contained in asset sale agreements relating to assets required or permitted to be sold under this Agreement, (F) the Senior Indebtedness and (G) any governmental license, permit or other approval.

            (m) PARTNERSHIPS, ETC. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries (other than a wholly owned special purpose Subsidiary of the Company formed specifically for the purpose) to do so except for ICG ChoiceCom L.P. and ICG Telecom of San Diego, L.P.

            (n) SPECULATIVE TRANSACTIONS. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions, other than Hedge Agreements permitted by Section 7.2(b)(iii)(E).

            (o) FORMATION OF SUBSIDIARIES. Organize or invest, or permit any Subsidiary to organize or invest, in any new Subsidiary unless it becomes a Subsidiary Guarantor.

            (p) PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. Directly or indirectly, enter into or, from and after the Effective Date, suffer to exist, or permit any of its Subsidiaries to enter into or, from and after the Effective Date, suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Company or any Subsidiary of the Company (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Note Documents, (ii) the Senior Loan Documents, (iii) any agreement or instrument evidencing Existing Debt, and
(iv) restrictions, solely with respect to the Subsidiaries or assets being sold, contained in asset sale agreements relating to the sale of Subsidiaries and assets being sold.

            (q) AMENDMENT, ETC., OF MATERIAL CONTRACTS. Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof (to the extent that such consent or acceptance is a condition of termination or cancellation by the other party), amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract that would impair the value of the interest or rights of any Credit Party thereunder in any material respect or that would impair the interest or rights of a Purchaser, or permit any of its Subsidiaries to do any of the foregoing, in each case except in the ordinary course of business in a manner that would not reasonably be expected to have a Material Adverse Effect.

            7.3 REPORTING REQUIREMENTS. From the date of this Agreement and thereafter, so long as any amount under this Agreement, the Notes or any other Note Document shall remain unpaid, the Company will furnish to a
Purchaser:

            (a) DEFAULT PREPAYMENT AND MATERIAL ADVERSE CHANGE NOTICES. (i) As soon as possible and in any event within two days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Company setting forth details of such Default and the action that the Company has taken and proposes to take with respect thereto, (ii) as soon as possible and in any event no later than 1:00 P.M. (New York City time) at least three Business Days before any prepayment of Notes is to be made by the Company pursuant to Section 6 (the "PREPAYMENT DATE"), written notice of the principal amount of such prepayment (the "PREPAYMENT AMOUNT") and the applicable Prepayment Date. Each such notice (a "PREPAYMENT NOTICE") shall be by telex or telecopier or otherwise as provided in Section 15 and (iii) promptly after any event, development or occurrence reasonably likely to constitute a Material Adverse Change, a statement of the chief financial officer of the Company setting forth details of such Material Adverse Change and the action that the Company has taken and proposes to take with respect thereto.

            (b) ANNUAL FINANCIALS. As soon as available and in any event within 92 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Company and its Subsidiaries, including therein Consolidated and, to the extent required by the auditor of the Company and its Subsidiaries, consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and Consolidated and, to the extent required by the auditor of the Company and its Subsidiaries, consolidating statements of income and a Consolidated statement of cash flows of the Company and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Holders of KPMG LLP or other independent public accountants of recognized standing acceptable to the Required Holders, together with (i) a certificate of the Chief Financial Officer to the Purchaser stating that in the course of the regular audit of the business of the Company and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has not indicated to such Chief Financial Officer that it had obtained knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a certificate of the Chief Financial Officer of the Company stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Company has taken and proposes to take with respect thereto and (iii) copies of the management comment letter or recommendations, if any, of KPMG LLP or other independent accountants of recognized standing acceptable to the Required Holders addressed to the management of the Company in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them.

            (c) QUARTERLY FINANCIALS. As soon as available and in any event within 47 days after the end of each of the first three quarters of each Fiscal Year, Consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such quarter and Consolidated and, to the extent required by the auditor of the Company and its Subsidiaries consolidating statements of income and a Consolidated statement of cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter (except for the Consolidated statement of cash flows, which shall be on a year to date basis) and Consolidated and, to the extent required by the auditor of the Company and its Subsidiaries, consolidating statements of income and a Consolidated statement of cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments and the absence of footnotes) by the Chief Financial Officer of the Company as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and such action that the Company has taken and proposes to take with respect thereto and (ii) to the extent the Company has entered into any Hedge Agreement permitted under Section 7.2(b)(iii)(E), detailed information as to the relevant amounts and terms of such Hedge Agreements.

            (d) ANNUAL BUDGETS. As soon as available and in any event no later than January 31 of each Fiscal Year, budgets prepared by management of the Company, in form satisfactory to the Required Holders, of balance sheets, income statements and cash flow statements on a quarterly basis for such Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Termination Date.

            (e) LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or any of its Subsidiaries of the type described in Section 4.1(f).

            (f) SECURITIES REPORTS. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Credit Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that the Company or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

            (g) CREDITOR REPORTS. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Debt securities of the Company or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Purchaser pursuant to any other clause of this Section 7.3.

            (h) AGREEMENT NOTICES. Promptly upon receipt thereof, copies of all notices, requests and other documents received by the Company or any of its Subsidiaries under or pursuant to any Related Document or Material Contract or instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could reasonably be expected to materially impair the value of the interests or the rights of any Credit Party or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any Related Document or Material Contract or instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Required Holders, such information and reports regarding the Related Documents, the Material Contracts and such instruments, indentures and loan and credit and similar agreements as the Required Holders may reasonably request.

            (i) ERISA. (i) ERISA EVENTS AND ERISA REPORTS. Promptly and in any event within 10 days after any Credit Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Company describing such ERISA Event and the action, if any, that such Credit Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any ERISA Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

                  (ii) PLAN TERMINATIONS. Promptly and in any event within two Business Days after receipt thereof by any Credit Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any ERISA Plan or to have a trustee appointed to administer any ERISA Plan.

                  (iii) PLAN ANNUAL REPORTS. Promptly and in any event within 30 days after the filing thereof with the PBGC, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

                  (iv) MULTIEMPLOYER ERISA PLAN NOTICES. Promptly and in any event within five Business Days after receipt thereof by any Credit Party or any ERISA Affiliate from the sponsor of a Multiemployer ERISA Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer ERISA Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer ERISA Plan or (C) the amount of liability incurred, or that may be incurred, by such Credit Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

            (j) ENVIRONMENTAL CONDITIONS. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by the Company or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

            (k) REAL PROPERTY. As soon as available and in any event within 47 days after the end of each Fiscal Quarter, a report supplementing Schedules 4.1(u) and 4.1(v) hereto, including an identification of all owned and leased real property disposed of by the Company or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

            (l) INSURANCE. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for the Company and its Subsidiaries and containing such additional information as a Purchaser may reasonably specify.

            (m) REVENUE AGENT REPORTS. Within 10 days after receipt, copies of all Revenue Agent Report (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Company is a member aggregating $3,000,000 or more.

            (n) TAX CERTIFICATES. Promptly, and in any event within thirty
(30) Business Days after the due date (with extensions, if properly obtained) for filing the final federal income tax return in respect of each taxable year, a certificate (a "TAX CERTIFICATE") signed by the President or the Chief Financial Officer of the Company, stating that there has been paid to the Internal Revenue Service or other applicable taxing authority, the full amount that the affiliated group that includes the Company is required to pay in respect of federal income tax for such year and that the Company has applied for any refunds payable to it in respect of its taxes, that the Company has not paid amounts in respect of taxes (federal, state, local or foreign) in excess of the amounts, if any, they are required to pay under the Tax Sharing Agreement in respect of such taxable year and have received amounts, if any, due to it under the Tax Sharing Agreement for such year.

            (o) REPORTS OF IDENTIFIED ASSET SALES. From and after the Effective Date, from time to time as the Required Holders shall request until the first anniversary of the Effective Date, but not less than 30 days after the end of each month, reports describing in reasonable detail the status of the sales of Identified Assets.

            (p) CAPITAL EXPENDITURE CERTIFICATES. For all point to point broadband capital expenditures in years 2002, 2003, and 2004, the Chief Financial Officer of the Company shall provide a certificate to the Purchaser on a quarterly basis (which shall be delivered at the same time as the financial statements referred to in SectionS 7.3(b) and (c) hereof) reporting: the amount of actual aggregate point to point capital expenditures for the immediately preceding quarter compared to planned capital expenditures permitted under this Agreement for that quarter, and the amount of point to point capital expenditure projects permitted under this Agreement during the immediately preceding quarter specifying for such projects the aggregate projected quarterly cash flows, internal rate of return and payback periods. The Company shall deliver with such certificate the computations supporting the certification.

            (q) PRESS RELEASES. After such time as the Company shall cease to be a reporting company with the Securities Exchange Commission, promptly after the release thereof, copies of any press releases released by the Company or any of its Subsidiaries.

            (r) FINANCIAL SUMMARIES. As soon as available and in any event promptly after the furnishing thereof to the board of directors (or any committee thereof) of the Company, copies of the financial summary furnished to the board of directors (or any committee thereof) together with all attachments and appendices furnished in connection therewith which summaries shall be prepared and furnished no less frequently than on a quarterly basis as required under Section 7.2(g) hereof.

            (s) OTHER INFORMATION. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any of its Subsidiaries as a Purchaser may from time to time reasonably request.

            7.4 FINANCIAL COVENANTS. So long as any Note or any other Obligation of any Credit Party under any Note Document shall remain unpaid, the Company will:

            (a) MINIMUM EBITDA: At the end of each fiscal quarter set forth below, maintain consolidated EBITDA for each consecutive four fiscal quarterly period (except that until the fiscal quarter ending March 31, 2003, such measurements shall be made for the fiscal quarterly periods from April 1, 2002 and until the end of the fiscal quarter set forth below) of not less than the amount set forth below:

             FISCAL QUARTER ENDING                               AMOUNT
             ---------------------                               ------
             September 30, 2002                                  $30,901,000
             December 31, 2002                                   $46,351,000
             March 31, 2003                                      $63,854,000
             June 30, 2003                                       $67,251,000
             September 30, 2003                                  $70,649,000
             December 31, 2003                                   $74,046,000
             March 31, 2004                                      $79,586,000
             June 30, 2004                                       $85,248,000
             September 30, 2004                                  $91,269,000
             December 31, 2004                                   $97,111,000
             March 31, 2005                                      $109,708,000
             June 30, 2005                                       $120,660,000
             September 30, 2005                                  $131,612,000
             December 31, 2005                                   $142,564,000
             March 31, 2006                                      $142,564,000
             June 30, 2006                                       $142,564,000

            (b) MINIMUM CASH BALANCE. From and after the Effective Date, maintain at all times a minimum cash balance of freely available funds held on deposit in the cash collateral account maintained by Wachovia Bank, N.A. or one of its Affiliates (or such other institution that is a Purchaser and is acceptable to the Collateral Agent, provided HOWEVER, that as long as the Senior Indebtedness is outstanding, such institution must be acceptable to the Collateral Agent under the Senior Financing Agreement) in an amount equal to (i) 75% of the outstanding principal amount of the Notes for the period from the Purchase Date until the first anniversary of the Purchase Date, unless on such anniversary date there is a Default or the Borrower anticipates a Default under this Agreement, in which case the cash balance will stay at the 75% level until there is no longer a Default or an anticipated Default, and (ii) at all times thereafter, an amount equal to 50% of the outstanding principal amount of the Notes.

            (c) MAXIMUM CAPITAL EXPENDITURE. At the end of each fiscal quarter set forth below, not permit consolidated Capital Expenditures for each consecutive four fiscal quarterly periods (except that until the fiscal quarter ending March 31, 2003, such measurements shall be made for the fiscal quarterly periods from April 1, 2002 and until the end of the fiscal quarter set forth below) to exceed the corresponding amount set forth below:

                                                        AMOUNT OF CAPITAL
            PERIOD ENDING                                 EXPENDITURE
            -------------                                 -----------
            September 30, 2002                            $43,492,000
            December 31, 2002                             $63,358,000
            March 31, 2003                                $81,052,000
            June 30, 2003                                 $85,477,000
            September 30, 2003                            $72,948,000
            December 31, 2003                             $78,777,000
            March 31, 2004                                $82,755,000
            June 30, 2004                                 $86,729,000
            September 30, 2004                            $90,704,000
            December 31, 2004                             $86,678,000
            March 31, 2005                                $93,123,000
            June 30, 2005                                 $99,564,000
            September 30, 2005                           $106,008,000
            December 31, 2005                            $112,455,000
            March 31, 2006                               $112,455,000
            June 30, 2006                                $112,455,000


7A.      COVENANTS OF THE PURCHASERS

            7A.1 COVENANT REGARDING PLAN. Each Purchaser and, by acceptance of a Note registered in its name or in the name of its nominee, each transferee of a Note that receives such Note by sale, assignment, exchange or any other transfer, hereby covenants and agrees (i) to vote for the Plan, and
(ii) not to oppose the confirmation of the Plan.

            7A.2 COVENANT REGARDING DIRECTOR RESIGNATION. Cerberus covenants and agrees, upon the request of the Company, at such time as Cerberus ceases to hold any of the Notes and (i) continues to hold less than 5%, but at least 1%, of the shares of Common Stock to be issued and outstanding pursuant to the terms of the Plan, to cause one of its two designated directors to resign as a director, and thereafter (ii) continues to hold less than 1% of the shares of Common Stock to be issued and outstanding pursuant to the terms of the Plan, to cause its remaining designated director to resign.

8.       EVENTS OF DEFAULT

            8.1 EVENTS OF DEFAULT. If any of the following events (each, an "EVENT OF DEFAULT") shall occur and shall, from and after the Effective Date, be continuing:

                  (a) (i) the Company shall fail to pay any principal of any Note when the same shall become due and payable, or (ii) the Company shall fail to pay any interest on any Note, or any Credit Party shall fail to make any other payment under any Note Document, in each case under this clause (ii) within two Business Days the same becomes due and payable; or

                  (b) any representation or warranty made by any Credit Party (or any of its officers) under or in connection with any Note Document shall prove to have been incorrect in any material respect when made or confirmed; or

                  (c) any Credit Party shall fail to perform or observe any term, covenant or agreement contained in Sections 7.1(e), (f), (i),
      (j), or (n), or Sections 7.2, 7.3(a)(i) or 7.4; or

                  (d) any Credit Party shall fail to perform or observe any other term, covenant or agreement contained in any Note Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Company by any Purchaser; or

                  (e) the Company or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of the Company or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $2,500,000 either individually or in the aggregate (and without limitation, but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) the Company or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or the Company or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                  (g) any judgments or orders (except for the Confirmation Order), either individually or in the aggregate, for the payment of money in excess of $2,500,000 (determined net of any applicable insurance proceeds) shall be rendered against the Company or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 25 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) any non-monetary judgment or order shall be rendered against the Company or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (i) any provision of any Note Document after delivery thereof pursuant to Sections 3.1 or 7.1(j) and the terms of the Escrow Agreement shall for any reason cease to be valid and binding on or enforceable against any Credit Party to it, or any such Credit Party shall so state in writing; or

                  (j) any Collateral Document or financing statement after delivery thereof pursuant to Sections 3.1 or 7.1(j) and the terms of the Escrow Agreement shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected second priority lien on and security interest in the U.S. Collateral purported to be covered thereby, subject only to Liens permitted hereunder or thereunder; or

                  (k) a Change of Control shall occur; or

                  (l) any Material Adverse Change shall have occurred and shall remain unremedied for 10 days after written notice thereof shall have been given to the Company by the Collateral Agent; provided that if the Company provides the Collateral Agent with evidence sufficient to the Collateral Agent that the Material Adverse Change can be remedied within 30 days after the notice from the Collateral Agent, the Company shall have such 30 day period to remedy the situation before it will be an Event of Default hereunder; or

                  (m) any ERISA Event shall have occurred with respect to a ERISA Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such ERISA Plan and the Insufficiency of any and all other ERISA Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Company and the ERISA Affiliates related to such ERISA Event) exceeds $500,000; or

                  (n) the Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer ERISA Plan that it has incurred Withdrawal Liability to such Multiemployer ERISA Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer ERISA Plans by the Company and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $500,000 or requires payments exceeding $100,000 per annum; or

                  (o) the Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer ERISA Plan that such Multiemployer ERISA Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Company and the ERISA Affiliates to all Multiemployer ERISA Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer ERISA Plans for the plan years of such Multiemployer ERISA Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $500,000;

then, and in any such event, the Required Holders may, (A) by notice to the Company, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Note Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code, the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company.

            8.2 OTHER REMEDIES. If one or more Defaults or Events of Default shall occur and be continuing, and irrespective of whether any of the Notes have become or have been declared immediately due and payable under Section 8.1, subject to the Subordination Agreement, the Required Holders may proceed to protect and enforce the rights of the holders of the Notes by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any of the other Note Documents, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by applicable law or otherwise.

            8.3 RESCISSION. At any time after any Notes have been declared due and payable pursuant to Section 8.1, the Required Holders, by notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of, and premium, if any, on the Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and (to the fullest extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Defaults and Events of Default, other than nonpayment of amounts that have become due solely by reason of such declaration, have been remedied or have been waived pursuant to Section 14, and (c) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or any of the other Note Documents. No rescission and annulment under this Section 8.3 will extend to or affect any subsequent Default or Event of Default or impair any right, power or remedy consequent thereon.

            8.4 RESTORATION OF RIGHTS AND REMEDIES. If any holder of the Notes has instituted any proceeding to enforce any right or remedy under this Agreement or any of the other Note Documents and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such holder, then, and in each such case, the Company, the Restricted Subsidiaries and the holders of Notes shall, subject to any determination in such proceeding, be restored severally to their respective former positions hereunder and under the other Note Documents and, thereafter, all rights and remedies of the holders of the Notes shall continue as though no such proceeding had been instituted.

            8.5 NO WAIVERS or ELECTION OF REMEDIES, ETC. No course of dealing and no delay on the part of any holder of the Notes in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or any of the other Note Documents upon any holder of the Notes shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

9.     REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

            9.1 REGISTRATION OF NOTES.

                (a) The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement and the other Notes Documents, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of the Notes that is an Institutional Investor, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

                (b) In the event that the number of Persons listed as registered holders of Notes in the register described in Section 9.1(a) exceeds five (5), the Company will promptly notify each such holder, and the Required Holders may, after receipt of such notice, designate a Person (the "NOTEHOLDER REPRESENTATIVE") to serve as Noteholder Representative for purposes of Section 11.2. In the event that the Required Holders designate a Person to serve as Noteholder Representative, (i) they will notify the Company of the name and address of such Person and the Company will promptly thereafter notify the Collateral Agent of the name and address of such Noteholder Representative, and (ii) in the absence of receipt by the Collateral Agent of any such notice, any notice given in accordance with
Section 11.2 by the Collateral Agent or the holders of the Senior Indebtedness to the initial Purchasers shall be effective as to all holders of the Notes and in such circumstance such initial Purchasers shall be deemed to be the Noteholder Representative.

            9.2 TRANSFER AND EXCHANGE OF NOTES.

                (a) Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and, in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and, subject to subsection (c) of this Section 9.2, shall be in substantially the form of Exhibit A attached hereto. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp or transfer tax or other governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000, provided that, if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000.

                (b) Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed (i) to have made the representations set forth in Sections 5.1 and 5.2 and (ii) to confirm to and agree with the transferor and the other parties hereto as follows:

                   (A) other than as provided in any written instrument of transfer executed by the transferor and such transferee, such transferor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Note Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any of the other Note Documents or any other instrument or document furnished pursuant hereto or thereto;

                   (B) such transferor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any of its Subsidiaries or the performance or observance by the Company or any of its Subsidiaries of any of its Obligations under this Agreement or any of the other Note Documents or any other instrument or document furnished pursuant thereto;

                   (C) such transferee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 7.3 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to purchase the Note or Notes being purchased thereby;

                   (D) such transferee will, independently and without reliance upon the transferor or any other holder of the Notes and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

                   (E) such transferee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a holder of the Notes;

            9.3 REPLACEMENT OF NOTES. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

            (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; provided that, if the holder of such Note is an original purchaser of any of the Notes or any other Institutional Investor, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory, or

            (b) in the case of mutilation, upon surrender and cancellation thereof, the Company, at its own expense, shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

10.      PAYMENTS ON NOTES.

            10.1 PLACE OF PAYMENT. Subject to Section 10.2, payments of principal, premium, if any, and interest becoming due and payable on the Notes shall be made in New York, New York, at the principal office of the Collateral Agent in such jurisdiction. The Collateral Agent may, at any time, by notice to the Company, change the place of payment of the Notes.

            10.2 HOME OFFICE PAYMENT. So long as the Purchasers or the Purchasers' nominees shall be the holder of any Note, and notwithstanding anything contained in Section 10.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, premium, if any, and interest by the method and at the address specified for such purpose below the Purchasers' names on Schedule I attached hereto, or by such other method or at such other address located in the United States of America as the Purchasers shall have from time to time specified to the Company for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon the request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, the Purchasers shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 10.1. Prior to any permitted sale, transfer or other disposition of any Note held by the Purchasers or the Purchasers' nominees, the Purchasers will, at the Purchasers' election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 9.2. The Company will afford the benefits of this Section 10.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by the Purchasers under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 10.2 and in Section 17.

11.      SUBORDINATION.

            11.1 NOTES SUBORDINATED TO SENIOR INDEBTEDNESS. Notwithstanding the provisions of this Agreement, but subject to this Section 11, the Company covenants and agrees, and each holder of the Notes by such holder's acceptance thereof likewise covenants and agrees, that all payments of principal of, and premium, if any, or interest on, the Notes by the Company shall be subordinated and subject in right of payment in accordance with the provisions of the Subordination Agreement.

            11.2 OBLIGATIONS OF COMPANY UNCONDITIONAL.

            (a) Nothing contained in this Section 11 is intended to or shall impair, as between the Company and the holders of the Notes the obligations of the Company, which are absolute and unconditional, to pay to the holders of the Notes, the principal of, and premium, if any, and interest on, the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Notes and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent any holder of the Notes from exercising all remedies otherwise permitted by applicable law upon Default, subject to the rights, if any, under the Subordination Agreement of the holders of the Senior Indebtedness in respect of any cash, property or securities of the Company received upon the exercise of any such remedy.

            (b) The failure to make a payment on account of the Notes by reason of any provision of this Section 11 shall not be construed as preventing the occurrence of an Event of Default under Section 6.1.

12.      EXPENSES, INCREASED COSTS AND INDEMNIFICATION, ETC.

            12.1 TRANSACTION EXPENSES. The Company will pay, in accordance with the Confirmation Order, within 15 days after each demand therefor (such demand to be accompanied by supporting documentation in reasonable detail),
(a) all of the costs and expenses incurred by the Purchasers and each other holder of a Note (including, without limitation, reasonable attorneys' fees of a special counsel and, if reasonably required, local or other appropriate counsel for the Purchasers) in connection with the preparation, execution and delivery of this Agreement and the other Note Documents, (b) all of the costs and expenses incurred by the Purchasers and each other holder of a Note (including, without limitation, reasonable attorneys' fees of a special counsel and if reasonably required, local or other appropriate counsel for the Purchasers) in connection with the administration and enforcement of this Agreement and the other Note Documents, and (c) all of the amendments, waivers or consents under or in respect of this Agreement or any of the other Note Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (i) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or any of the other Note Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or any of the other Note Documents, and (ii) the reasonable costs and expenses (including, without limitation, financial advisors' fees) incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out, renegotiation or restructuring of any of the transactions contemplated hereby or by the other Note Documents. The Company will pay, and will save the Purchasers and each other holder of the Notes harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by the Purchasers or any such holder).

            12.2 INDEMNITY

            (a) In addition to the payment of costs and expenses pursuant to
Section 12.1, the Company agrees to indemnify, defend and save and hold harmless the Collateral Agent, the Purchasers and each of its and their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party by a third party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith)
(i) this Agreement and any Note or the actual or proposed use of the proceeds of the Notes or (ii) the actual or alleged presence of Hazardous Materials on any property of any Credit Party or any of its Subsidiaries, or any Environmental Action relating in any way to any Credit Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction, to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 12.2(a) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Credit Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto, and whether or not the Transaction is consummated. The Company also agrees not to assert any claim against the Collateral Agent, any Purchaser or any of its or their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to this Agreement and the Notes hereunder, or the actual or proposed use of the proceeds of the Notes

            (b) The Company will not, without the prior written consent of the applicable Indemnified Party, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding in respect of which indemnification of such Indemnified Party may be sought under subsection (a) of this Section 12.2 (whether or not such Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes a full and unconditional release of such Indemnified Party from any and all claims against such Indemnified Party and any and all liabilities thereof arising out of or relating to such action, claim, suit or proceeding.

            (c) The Company also agrees not to assert any claim against any Purchaser and any other Person who is or was at any time a Purchaser, or any other Person in whose name or for whose benefit such Person holds or at any time held any Notes, or any of the Purchasers or their Affiliates, or any of the Purchasers or their respective officers, directors, employees, attorneys, agents and other advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to (i) this Agreement or the Notes or (ii) any use or intended use of the proceeds of any of the Notes.

            (d) If and to the extent that the undertaking to indemnify, pay and hold harmless the Indemnified Parties set forth in this Section 12.2 is judicially determined to be unavailable to an Indemnified Party in respect of, or is insufficient with respect to, any liabilities, obligations, losses, damages, penalties, actions, judgments, suits or claims referred to herein, then, in lieu of indemnifying such Indemnified Party hereunder, the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits or claims (and reasonable costs, expenses and disbursements relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits to the Company and its Subsidiaries, on the one hand, and such Indemnified Party, on the other hand, from this Agreement and the sale and purchase of the Notes or (ii) if the allocation provided by clause (i) of this subsection (d) is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of each of the Company and its Subsidiaries, on the one hand, and such Indemnified Party, on the other hand, in connection with such liabilities, obligations, losses, damages, penalties, actions, judgments, suits or claims, as well as any other relevant equitable considerations.

            12.3 TAXES.

            (a) Except as otherwise provided in this Section 12.3, any and all payments by or on behalf of the Company hereunder or under the Note Documents shall be made in accordance with the terms hereof and the other applicable Note Documents, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, withholdings or other governmental charges, and all liabilities with respect thereto, excluding net income taxes and branch profits taxes that are imposed by the United States of America and net income taxes and franchise taxes (whether based on income or capital) that are imposed on such holder of the Notes by the state or jurisdiction in which such holder is a resident or under the laws of which such holder of the Notes is organized, has its principal office or is otherwise doing business or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, withholdings, other governmental charges and liabilities in respect of payments hereunder or under the Note Documents being hereinafter referred to as "TAXES"). Except as otherwise set forth in this Section 12.3, if the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any of the Note Documents to any holder of the Notes, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 12.3) such holder of the Notes receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other Governmental Authority in accordance with applicable law.

            (b) In addition, the Company shall pay any present or future transfer, stamp, documentary, excise, property, intangible, mortgage recording or other similar taxes, assessments, charges or levies that arise from any payment made hereunder or under the other Note Documents or from the execution, delivery, filing or registration of, performance under, or otherwise with respect to, this Agreement or any of the other Note Documents (other than any stamp tax or other governmental charge that arises solely from any transfer of Notes in respect of which the Company is entitled to receive payment under Section 9.2) (hereinafter referred to as "OTHER TAXES").

            (c) The Company agrees to indemnify, pay and hold each holder of the Notes harmless from and against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed on or paid by such holder by any jurisdiction on amounts payable under this Section 12.3, as a result of receiving any payment by or on behalf of the Company hereunder or under the other Note Documents and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such holder of the Notes makes written demand therefor accompanied by evidence as is reasonably available to such holder demonstrating that holder is liable for or must otherwise pay such Taxes or Other Taxes.

            (d) Within 30 days after the date of any payment of Taxes, the Company shall furnish to each holder of the Notes, at its address referred to in Section 15, the original receipt of payment thereof or a certified copy of such receipt (or, if no such receipt is available, other written confirmation that such tax has been paid). In the case of any payment hereunder or under any of the other Note Documents by or on behalf of the Company through an account or branch outside the United States or by or on behalf of the Company by a payor that is not a United States person, if the Company determines that no Taxes are payable in respect thereof, the Company shall furnish, or shall cause such payor to furnish, to each holder of the Notes, at such address, an opinion of counsel acceptable to each holder of the Notes stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e) of this Section 12.3, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

            (e) Each holder of the Notes organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement, in the case of each original purchaser of the Notes, and on the date on which it becomes a holder of the Notes, in the case of each subsequent holder of the Notes, and from time to time thereafter as requested in writing by the Company (so long as there has been no change in law that would render such holder unable to do so), provide the Company with two original applicable Internal Revenue Service Forms W-8 and, if eligible to do so, a certificate representing that such holder of the Notes is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Internal Revenue Code), as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such holder of the Notes is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the other Note Documents. If the form provided by a holder of the Notes pursuant to this subsection (e) at the time such holder of the Notes first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such holder of the Notes provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form. Each holder that is a United States person and is not treated as a corporation for U.S. federal income purposes shall provide the Company with a properly completed Internal Revenue Service Form W-9 at the times and in the manner described above with respect to the other Internal Revenue Service Forms and certificates. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required by Internal Revenue Service Form W-9 or W-8 (or the related certificates described above) that the holder of the Notes reasonably considers to be confidential, the holder of the Notes shall give notice thereof to the Company and shall not be obligated to include in such form or document such confidential information.

            (f) For any period with respect to which a holder of the Notes has failed to provide the Company with the appropriate form or document described in subsection (e) of this Section 12.3 (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under such subsection (e)), such holder of the Notes shall not be entitled to additional amounts or indemnification under subsection (a) or (c) of this
Section 12.3 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a holder of the Notes become subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such holder of the Notes shall reasonably request to assist such holder of the Notes to recover such Taxes.

            (g) Any holder of the Notes claiming any additional amounts payable pursuant to this Section 12.3 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to file any certificate or document reasonably requested by the Company or to change the jurisdiction of its applicable lending office if the making of such a filing or such change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such holder, be otherwise disadvantageous to such holder.

            12.4 SURVIVAL. The Obligations of the Company under this Section 12 shall survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or any of the other Note Documents, and the termination of this Agreement and any commitment to purchase Notes hereunder and, in respect of any Person who was at any time a Purchaser or in whose name or for whose benefit such Person held any Note, the date on which such Person no longer holds, or no longer holds in the name of or for the benefit of any other Person, any Note; provided, however, that the provisions of Section 12.3 shall survive until the date that is 90 days after the expiration of the applicable statute of limitations.

13.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

            All representations and warranties contained herein and in the other Note Documents, and in any certificate or other instrument delivered by or on behalf of the Company or any of its Subsidiaries pursuant to this Agreement or any of the other Note Documents, shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by the Purchasers of any Notes or portion thereof or interest therein and the payment of any Notes, and may be relied upon by any subsequent holder of the Notes as of the date made or deemed made, regardless of any investigation made at any time by or on behalf of the Purchasers or any other holder of the Notes; provided, however, that the representations and warranties contained in Section 4.1(q) shall survive until the date that is 90 days after the expiration of the applicable statute of limitations. This Agreement and the other Note Documents embody the entire agreement and understanding between the Purchasers, the Company and its Subsidiaries and supersede all prior agreements and understandings relating to the subject matter hereof; PROVIDED, that the provisions in the Commitment Letters relating to reimbursement of expenses, indemnification and exculpation from liabilities shall survive as set forth in the Commitment Letters to the extent approved by the Bankruptcy Court pursuant to its order dated April 25, 2002.

14.      AMENDMENT AND WAIVER.

            14.1 REQUIREMENTS. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with and only with the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5 orR 18 will be effective as to the Purchasers unless consented to in writing by the Purchasers, and (b) no such amendment or waiver shall, without the written consent of the holder of each Note at the time outstanding, do any of the following at any time:

                  (i) subject to the provisions of Section 8 relating to acceleration or rescission, change the amount or the time of any prepayment, repurchase or payment of principal of, or reduce the rate, or change the time fixed for any payment or change the method of computation of interest on, the Notes;

                  (ii) change the percentage of the aggregate principal amount of the Notes the holders of which are required to consent to any such amendment or waiver;

                  (iii) subordinate the Notes (or any of them) to any other Obligations of the Company now or hereafter existing other than as provided in this Agreement or as provided in the Subordination Agreement;

                  (iv) reduce or limit the Company's or any of its Subsidiaries' liability with respect to any Obligations owing to any Purchaser or any other holder of any Note under or in respect of any of the Note Documents; or

                  (v) amend any of Sections 6, 8.1(a), 8.2, 8.3, 8.4, 8.5,
      14.1 or 16.

Notwithstanding any of the foregoing provisions of this Section 14.1, none of the defined terms set forth in Schedule II hereto shall be amended, supplemented or otherwise modified in any manner that would change the meaning, purpose or effect of this Section 14.1 or any Section referred to herein unless such amendment or modification is agreed to in writing by the holders of the Notes otherwise required to amend or waive such Section under the terms of this Section 14.1.

            14.2 SOLICITATION OF HOLDERS OF NOTES.

            (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned or otherwise held by it at the time) with sufficient information, reasonably far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions of this Agreement or any of the other Note Documents. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 14 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of the Notes.

            (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions of this Agreement or any of the other Note Documents, unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

            14.3 BINDING EFFECT, ETC. Any amendment or waiver consented to as provided in this Section 14 applies equally to all holders of Notes and is binding upon them, upon each future holder of any Note and upon the Company and each of its Restricted Subsidiaries without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right, power or remedy consequent thereon. No course of dealing nor any delay on the part of any holder of any Note in exercising any right, power or remedy hereunder or under any of the other Note Documents shall operate as a waiver of any right, power or remedy of any holder of such Note; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided under this Agreement and the other Note Documents are cumulative and not exclusive of any rights, powers or remedies provided by applicable law.

            14.4 NOTES HELD BY COMPANY, ETC. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or any of the other Note Documents, or have directed the taking of any action provided for herein or in any of the other Note Documents to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Subsidiaries shall be deemed not to be outstanding.

            14.5 CONFORMING CHANGES. If at any time prior to the Purchase Date changes are made to the final forms of the Senior Loan Documents that add or otherwise impose more restrictive standards in any representation, warranty, covenant, event of default, or any related definition, from any of the foregoing contained or agreed to by the Company in the most recent drafts reviewed by the Collateral Agent and its counsel (including, without limitation, the addition of any financial covenant not contained in this Agreement), the Company and the Collateral Agent agree to promptly amend this Agreement to incorporate any such additional or otherwise more restrictive representation, warranty, covenant, event of default or change in any related definition. Notwithstanding anything to the contrary in Section 14.1 hereof, any such amendment described in this Section 14.5 shall be effective if in writing and signed by the Agent and the Borrower.

15.      NOTICES.

            (a) All notices and other communications provided for hereunder shall be in writing and delivered by telecopier or (if expressly permitted under the applicable provisions hereof) by telephone, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), by registered or certified mail with return receipt requested (postage prepaid) or by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to the Purchasers or the Purchasers' nominees, to the Purchasers or it at the address specified for such communications in Schedule I hereto, or at such other address as the Purchasers or it shall have specified to the Company in writing;

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing; or

                  (iii) if to the Company, to the Company at its address set forth on the first page of this Agreement (Telecopier No. (303) 414-8883) to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each
      Note in writing.

All notices and other communications provided for under this Section 15 will be deemed given and effective only when actually received.

            (b) If any notice required under this Agreement or any of the other Note Documents is permitted to be made, and is made, by telephone, actions taken or omitted to be taken in reliance thereon by the Purchasers shall be binding upon the Company notwithstanding any inconsistency between the notice provided by telephone and any subsequent writing in confirmation thereof provided to the Purchasers; provided that any such action taken or omitted to be taken by the Purchasers shall have been in good faith and in accordance with the terms of this Agreement.

16.      REPRODUCTION OF DOCUMENTS.

            This Agreement, each of the other Note Documents and all other agreements, certificates and other documents relating thereto, including, without limitation, (a) amendments, waivers and consents of or to this Agreement or any other Note Document that may hereafter be executed, (b) documents received by the Purchasers on the Purchase Date (except the Notes themselves) and (c) financial statements, certificates and other information previously or hereafter furnished to the Purchasers, may be reproduced by the Purchasers by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Purchasers in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 16 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

17.      CONFIDENTIAL INFORMATION.

            You hereby agree to maintain, and to cause each of the Persons referred to in clause (a) of this Section 17 to which the Purchasers deliver or disclose Confidential Information to maintain, the confidentiality of all Confidential Information in accordance with procedures adopted by the Purchasers in good faith to protect confidential information of third parties delivered to the Purchasers; provided that the Purchasers may deliver or disclose Confidential Information to (a) the Purchasers', their Affiliates and its and their respective directors, officers, employees, agents, attorneys and other advisors (to the extent such disclosure reasonably relates to the administration of the investment represented by the Purchasers' Notes), (b) the Purchasers' counsel and the Purchasers' financial and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
Section 17, (c) any other holder of any Note, (d) any Person to which the Purchasers sell or offer to sell any Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by provisions similar to the provisions of this Section 17), (e) any Person from which the Purchasers offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by provisions similar to the provisions of this Section 17), (f) to the extent required or requested thereby, any federal or state regulatory authority having jurisdiction over the Purchasers, (g) any regulatory examiners or auditors or accountants or any similar organization, or any nationally recognized rating agency that requires access to information about the Purchasers' investment portfolio or (h) any other Person to which such delivery or disclosure may be necessary (i) in order to effect compliance with any Requirement of Law applicable to the Purchasers, (ii) in response to any subpoena or other legal process or (iii) in connection with any litigation to which the Purchasers or any other holder of any Note are a party. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 17 as though it were a party to this Agreement. Upon the reasonable request of the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 17. Nothing in this Section 17 shall obligate the Purchasers or any other holder of the Notes to return any Confidential Information furnished by or on behalf of the Company or any of its Subsidiaries to the Company or any such Subsidiary.

18.      SUBSTITUTION OF PURCHASER.

            Any Purchaser shall have the right to substitute any one of such Purchaser's Affiliates as the purchaser of the Notes that the Purchasers have agreed to purchase hereunder, by notice to the Company, which notice shall be signed by both the Purchasers and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 5. Upon receipt of such notice, wherever the word "the Purchasers" is used in this Agreement (other than in this Section 18), such word shall be deemed to refer to such Affiliate in lieu of the Purchasers. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to the Purchasers all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "the Purchasers" is used in this Agreement (other than in this Section 18), such word shall no longer be deemed to refer to such Affiliate, but shall refer to the Purchasers, and the Purchasers shall have all of the rights of an original holder of the Notes under this Agreement.

19.      MISCELLANEOUS.

            19.1 SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement or any of the other Note Documents by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note), whether or not so expressed.

            19.2 PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of, or premium, if any, or interest on, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the items payable on such next succeeding Business Day.

            19.3 SATISFACTION REQUIREMENT. Except as otherwise provided herein or in any of the other Note Documents, if any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement or any of the other Note Documents required to be satisfactory to the Purchasers or to the Required Holders, the determination of such satisfaction shall be made by the Purchasers or the Required Holders, as the case may be, in the sole and exclusive judgment (exercised reasonably and in good faith) of the Person or Persons making such determination.

            19.4 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by applicable law) not invalidate or render unenforceable such provision in any other jurisdiction.

            19.5 CONSTRUCTION; ACCOUNTING TERMS, ETC.

            (a) Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

            (b) Except as otherwise expressly provided in this Agreement or any of the other Note Documents, all accounting terms used herein or therein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Purchasers hereunder shall be prepared, in accordance with GAAP.

            19.6 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specific date to a later specified date, the word "from" means "from and including", the word "through" means "through and including", and the words "to" and "until" each mean "to but not excluding".

            19.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            19.8 GOVERNING LAW; SUBMISSION TO JURISDICTION, ETC.

            (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

            (b) The Company hereby irrevocably and unconditionally, from and after the Effective Date, submits, for itself, its Subsidiaries and its and their property and assets, to the nonexclusive jurisdiction of any New York state court or federal court of the United States of America sitting in New York City, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Note Documents, or for recognition or enforcement of any judgment in respect thereof, and the Company hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the fullest extent permitted by applicable law, in such federal court. The Company hereby irrevocably consents to the service of copies of any summons and complaint and any other process which may be served in any such action or proceeding by certified mail, return receipt requested, or by delivering a copy of such process to the Company, at its address specified in Section 14, or by any other method permitted by law. The Company hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Nothing in this Agreement shall affect any right that any holder of Notes may otherwise have to bring any action or proceeding relating to this Agreement or the other Note Documents in the courts of any jurisdiction.

            (c) The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or the other Note Documents in any New York state or federal court. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            19.9 WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE HOLDERS OF THE NOTES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING or COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT or OTHERWISE) ARISING OUT OF or RELATING TO THIS AGREEMENT, THE NOTES or ANY OF THE OTHER NOTE DOCUMENTS, ANY DOCUMENT DELIVERED UNDER THE NOTE DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY or THEREBY, or THE ACTIONS OF ANY HOLDER OF THE NOTES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

            19.10 NON-U.S. SUBSIDIARIES. Not withstanding any provision of any Note Document to the contrary, unless an Event of Default shall have occurred and be continuing, (i) no more than 65% of the equity interests in any CFC shall be pledged or similarly hypothecated to guarantee or support any Obligation of the Company, (ii) no CFC shall guarantee or support any Obligation of the Company and (iii) no security or similar interest shall be granted in the assets of any CFC, which security or similar interest guarantees or supports any Obligation of the Company. The Parties agree that any pledge, guaranty or security or similar interest made or granted in contravention of this Section 19.10 shall be void ab initio.

            19.11 EFFECTIVE DATE; REPRESENTATIONS AND WARRANTIES.

            (a) It shall be a condition to the effectiveness of this Agreement (other than Sections 7A.1, 12.1, 12.2 and 19.12, which shall be effective as of the Purchase Date) and to each of the other Note Documents (other than the Escrow Agreement) that, on or prior to the Deadline Date (as defined in the Escrow Agreement), each of the conditions contained in Section 3A shall have been satisfied. In the event that such conditions are not fulfilled and the Effective Date does not occur by such date, the Escrowed Property (as defined in the Escrow Agreement) shall be distributed pursuant to Section 2(b) of the Escrow Agreement and this Agreement and the other Note Documents shall be of no further force and effect (other than the provisions of Sections 12.1, 12.2 and 19.12, which shall survive any such termination). Notwithstanding any provision of any Note Document to the contrary (except solely to the extent that the certification required pursuant to Section 3A.1(c)(ii) constitutes a condition the Effective Date), the obligations of the Credit Parties under the Note Documents shall be effective only from and after the Effective Date.

            (b) Each of the representations and warranties of any Credit Party contained in any Note Document and made as of a date prior to the Effective Date shall be deemed to have been made after giving effect to the transactions contemplated by the Note Documents and the Plan, as though such transactions and the Plan were consummated on and as of the Purchase Date and subject to the entry by the Bankruptcy Court of the Confirmation Order.

            19.12 COMMITMENT LETTERS. This Agreement supersedes and replaces, as of the Purchase Date the Commitment Letter, dated April 3, 2002, as amended, between Cerberus Capital Management L.P., CSFB Global Opportunities Partners, L.P., Morgan Stanley & Co., Inc., and the Company (the "CONVERTIBLE NOTE COMMITMENT LETTER"), and the Commitment Letter, dated April 3, 2002, as amended, of Cerberus Capital Management L.P., Morgan Stanley & Co., Inc., and the Company (the "SENIOR SUBORDINATED COMMITMENT LETTER" and, together with the Convertible Note Commitment Letter, the "COMMITMENT LETTERS"), and after such date the letter hereof such agreements shall be of no further force and effect other than the provisions contained therein relating to reimbursement of expenses, indemnification and exculpation from liabilities, which shall survive as set forth therein, to the extent approved by the Bankruptcy Court pursuant to its order dated April 25, 2002.

                                           Very truly yours,

                                           ICG COMMUNICATIONS, INC.


                                           By:___________________________
                                                  Name:
                                                  Title:

            If the Purchasers are in agreement with the foregoing, please sign in the appropriate space provided below and return it to the Company, whereupon the foregoing shall become a binding agreement between the Purchasers and the Company.

                                           Very truly yours,

                                           MADELEINE L.L.C.


                                           By:___________________________

                                           Name:
                                           Title:



                                           MORGAN STANLEY & CO., INCORPORATED


                                           By:___________________________

                                           Name:
                                           Title:

                                                                      Exhibit A


                               Form of Note

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE SENIOR DEBT (AS DEFINED IN THE SUBORDINATION AGREEMENT HEREINAFTER REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT DATED AS OF THE DATE HEREOF (AS AMENDED, MODIFIED OR RESTATED FORM TIME TO TIME IN THE MANNER PROVIDED THEREIN, COLLECTIVELY, THE "SUBORDINATION AGREEMENT"), MADE BY AND AMONG ICG COMMUNICATIONS, INC., AS THE BORROWER, MADELEINE L.L.C. AND MORGAN STANLEY & CO., INCORPORATED, AS THE HOLDERS OF THE SUBORDINATED CERBERUS NOTES (AS DEFINED THEREIN), (THE "SUBORDINATED CREDITORS"), MADELEINE L.L.C., AS AGENT FOR THE SUBORDINATED CREDITORS, AND THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT (EACH AS DEFINED IN THE CREDIT AGREEMENT REFERRED THEREIN) ON BEHALF OF THE LENDERS (AS DEFINED IN SUCH CREDIT AGREEMENT).


                          ICG COMMUNICATIONS, INC.

                SENIOR SUBORDINATED NOTES DUE July 25, 2006

No. 1             Dated:  As of the Effective Date (as defined in the Purchase
$22,500,000               Agreement)


                  FOR VALUE RECEIVED, ICG COMMUNICATIONS, INC., a Delaware corporation (the "Company"), HEREBY PROMISES TO PAY to MADELEINE L.L.C. (the "Purchaser") or its registered assigns the principal sum of TWENTY-TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($22,500,000), or such lesser unpaid principal amount as shall be outstanding hereunder, on July 25, 2006, together with interest at the interest rates and payable at such times as are specified below.

                  This Note is one of a series of Senior Subordinated Notes due July 25, 2006 (collectively, the "Notes") originally issued or to be issued in an aggregate principal amount of up to $25,000,000 pursuant to one or more Note and Warrant Purchase Agreements dated as of July 25, 2002 (as amended or otherwise modified from time to time, the "Purchase Agreement"; capitalized terms not otherwise defined herein have the same meaning as specified in the Purchase Agreement), between the Company and the respective purchasers named therein. The holder of this Note is entitled to the benefits of the Purchase Agreement and may enforce the agreement of the Company therein in accordance with the terms thereof, and may enforce the rights and remedies provided for thereby or otherwise available in respect thereof in accordance with the terms thereof. Each holder of this Note will be deemed, by its acceptance hereof to have made the representations set forth in Section 5.1 and 5.2 and to agree to the covenant in Section 7.A1 of the Purchase Agreement.

                  Interest on the unpaid balance of the principal amount of this Note shall be computed on the basis of a 360-day year of twelve 30-day months and shall accrue at a rate per annum equal to 14% per annum from (and including) the Effective Date (as defined in the Purchase Agreement) until the unpaid principal balance of this Note shall be paid in full (whether by scheduled maturity or at a date fixed for prepayment, redemption or repurchase or by declaration, demand or otherwise), payable monthly in arrears on the first day of each month, commencing on the first month following the month on which the Effective Date occurs, and on the date on which the unpaid principal balance of this Note shall be paid in full; provided, however, that to the extent permitted by law, upon the occurrence and during the continuation of an Event of Default, the principal of, and all accrued and unpaid interest on, this Note shall bear interest at a rate per annum equal to 16% per annum from (and including) the date such Event of Default occurred until such Event of Default is cured or waived in writing in accordance with the terms of the Purchase Agreement; provided, further, that any overdue payment (including, without limitation, any overdue prepayment, redemption or repurchase) of principal and, to the extent permitted by applicable law, any overdue payment of interest and premium, if any, shall accrue interest at a rate per annum equal at all times to 2% per annum in excess of the rate of interest otherwise in effect hereunder at such time, payable monthly in arrears and, at the option of the registered holder of this Note, upon demand, until the unpaid principal balance of this Note shall be paid in full.

                  Payments of principal of, and interest and premium, if any, on this Note are payable in lawful money of the United States of America at the place designated therefor as set forth in Section 10 of the Purchase Agreement, or at such other place as the Purchaser shall have designated by written notice to the Company as provided in the Purchase Agreement. Whenever any payment under this Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

                  Nothing contained in this Promissory Note or the Purchase Agreement shall require the Company to pay interest at a rate exceeding the maximum rate permitted by applicable law. If interest payable to the Purchaser on any date would exceed the maximum permissible amount, it shall be automatically reduced to such amount, and interest for any subsequent period, to the extent less than that permitted by applicable law, shall, to that extent, be increased by the amount of such reduction.

                  The indebtedness evidenced by this Note is subordinate and junior in right of payment to Senior Indebtedness (as defined in the Purchase Agreement) to the extent provided in the Purchase Agreement.

                  This Note is a registered Note and, as provided in and subject to the terms of the Purchase Agreement, is transferable only upon surrender of this Note for registration of transfer or exchange (and, in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer, duly executed by the registered holder of this Note or his attorney duly authorized in writing), at which time a new Note for a like principal amount will be issued to, and registered in the name of, the permitted transferee. Reference in this Note to a "holder" shall mean the person or entity in whose name this Note is at the time registered in the register kept by the Company as provided in
Section 9.1 of the Purchase Agreement and, prior to the due presentment for registration of transfer, the Company may treat such person or entity as the owner of this Note for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

                  The Company is required to make mandatory prepayments of this Note upon the occurrence of the events and on the terms specified in Sections 6.2 of the Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in Section 6.1 of the Purchase Agreement.

                  If an Event of Default shall occur and be continuing, the unpaid balance of principal of this Note and any accrued and unpaid interest and other amounts payable hereon may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in Section 8 of the Purchase Agreement.

                  This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts made and to be performed therein without consideration as to choice of law.


                                               ICG COMMUNICATIONS, INC.


                                               By:
                                                  -----------------------------
                                                    Name:
                                                    Title:

                                                                    Exhibit B-1

                              Form of Warrant

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT AND IN THE NOTE AND WARRANT PURCHASE AGREEMENT, DATED AS OF JULY 25, 2002, BY AND AMONG THE COMPANY AND CERTAIN LENDERS NAMED THEREIN, A COPY OF WHICH WILL BE MADE AVAILABLE BY THE ISSUER UPON REQUEST.

                          ICG COMMUNICATIONS, INC.

                       COMMON STOCK PURCHASE WARRANT

No. W-1                                    Dated: As of the Effective Date (as
                                           defined in the Purchase Agreement)


                          Void after July 25, 2007   Warrant to Purchase 180,000
                                                          Shares of Common Stock

                  ICG COMMUNICATIONS, INC., a Delaware corporation (the "Company"), for value received, hereby certifies that Madeleine L.L.C. or registered assigns (the "Holder"), is entitled to purchase from the Company 180,000 duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), at a purchase price of $9.12 per share (the "Warrant"), at any time or from time to time prior to the Expiration Date (as defined in Section 21), all subject to the terms, conditions and adjustments set forth below in this Warrant. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned such terms in the Note and Warrant Purchase Agreement, dated as of the date hereof, among the Company and certain lenders named therein, including the Holder (the "Note and Warrant Purchase Agreement").

                  1. Definitions. As used herein, the following terms shall have the meanings indicated:

                  "Additional Shares of Common Stock" shall mean all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section 3.3 or 3.4, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than:

                  (a) (i) shares issued upon the exercise of the Warrants and (ii) such number of additional shares as may become issuable upon the exercise of the Warrants by reason of adjustments required pursuant to the anti-dilution provisions applicable to such Warrants as in effect on the date hereof;

                  (b) (i) up to 768,137 shares issued upon the exercise of options granted or to be granted under the Company's stock option plans as in effect on the date hereof or under any other employee stock option or purchase plan or plans adopted or assumed after such date by the Company's Board of Directors (such number subject to adjustment to reflect any stock split, stock dividend, reclassification or other transaction having a similar effect); provided in each such case that the exercise or purchase price for any such share shall not be less than 85% of the fair market value (determined in good faith by the Company's Board of Directors) of the Common Stock on the date of grant, and (ii) such additional number of shares as may become issuable pursuant to the terms of any such plans by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities in order to reflect any subdivision or combination of Common Stock, by reclassification or otherwise, or any dividend on Common Stock payable in Common Stock;

                  (c) (i) shares of Common Stock issued upon the exercise of the Holding Warrants and (ii) such additional number of shares as may become issuable upon the exercise of any such securities by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities as in effect on the date hereof; and

                  (d) (i) all other shares of Common Stock issued pursuant to the terms of the Plan and (ii) all other shares of Common Stock issued upon exercise of any of the warrants purchased pursuant to the Note and Warrant Purchase Agreement and such number of additional shares as may become issuable upon the exercise of such warrants by reason of adjustment required pursuant to the anti-dilution provisions applicable to such warrants.

                  "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

                  "Commission" shall mean the Securities and Exchange Commission or any successor agency having jurisdiction to enforce the Securities Act.

                  "Common Stock" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to a preference as to dividends or distributions upon liquidation.

                  "Company" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any corporation or other entity which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 4.

                  "Convertible Securities" shall mean any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

                  "Current Market Price" shall mean, on any date specified herein, the average of the daily Market Price during the 20 consecutive trading days commencing 30 trading days before such date, except that, if on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

                  "Expiration Date" shall have the meaning assigned to it in Section 21.

                  "Fair Value" shall mean, on any date specified herein (i) in the case of cash, the dollar amount thereof, (ii) in the case of a security, the Current Market Price, and (iii) in all other cases, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith by the Board of Directors of the Company.

                  "Holding Warrants" shall mean warrants to purchase 800,000 shares of Common Stock issued to creditors of the Company pursuant to the terms of the Plan.

                  "Holder" shall have the meaning assigned to it in the introduction to this Warrant.

                  "Market Price" shall mean, on any date specified herein, the amount per share of the Common Stock, equal to (i) the average weighted sale price of such Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted for trading, (ii) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the average weighted trading price of the Common Stock on such date, (iii) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (iv) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the Fair Value (as set forth in subsection (iii) of the definition of Fair Value).

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "Notes" shall mean the 14% Senior Subordinated Secured Notes, due on July 25, 2006, of the Company originally issued in the aggregate principal amount of $25 million pursuant to the Note and Warrant Purchase Agreement, such term to include any notes issued in exchange for such notes.

                  "Note and Warrant Purchase Agreement" shall have the meaning assigned to it in the introduction to this Warrant.

                  "Options" shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

                  "Other Securities" shall mean any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

                  "Person" shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

                  "Plan" means the Second Amended Joint Plan of
Reorganization filed by the Company with the Bankruptcy Court, dated as of April 3, 2002 as modified.

                  "Purchase Price" shall mean initially $9.12 per share, subject to adjustment and readjustment from time to time as provided in
Section 3, and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by Section 3.

                  "Registration Rights Agreement" shall mean that certain Registration Rights Agreement dated as of the date hereof.

                  "Restricted Securities" shall mean (i) any Warrants bearing the applicable legend set forth in Section 10.1, (ii) any shares of Common Stock (or Other Securities) issued or issuable upon the exercise of Warrants which are (or, upon issuance, will be) evidenced by a certificate or certificates bearing the applicable legend set forth in such Section, and (iii) any shares of Common Stock (or Other Securities) issued subsequent to the exercise of any of the Warrants as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section.

                  "Rights" shall have the meaning assigned to it in Section
3.10.

                  "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

                  "Warrants" shall have the meaning assigned to it in the introduction to this Warrant.

                  2. EXERCISE OF WARRANT.

                  2.1. Manner of Exercise; Payment of the Purchase Price.
(a) This Warrant may be exercised by the Holder hereof, in whole or in part, at any time or from time to time prior to the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares attached hereto as Exhibit A (or a reasonable facsimile thereof) duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form.

                  (b) Payment of the Purchase Price may be made as follows (or by any combination of the following): (i) in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the Company, (ii) by cancellation of all or any part of the unpaid principal amount of Notes held by the Holder in an amount equal to the Purchase Price, (iii) by cancellation of such number of the shares of Common Stock otherwise issuable to the Holder upon such exercise as shall be specified in such Election to Purchase Shares, such that the excess of the aggregate Current Market Price of such specified number of shares on the date of exercise over the portion of the Purchase Price attributable to such shares shall equal the Purchase Price attributable to the shares of Common Stock to be issued upon such exercise, in which case such amount shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number, or (iv) by surrender to the Company for cancellation certificates representing shares of Common Stock of the Company owned by the Holder (properly endorsed for transfer in blank) having a Current Market Price on the date of Warrant exercise equal to the Purchase Price.

                  2.2. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to, and the Purchase Price shall have been received by, the Company as provided in Section 2.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 2.3 shall be deemed to have become the holder or holders of record thereof for all purposes.

                  2.3. Delivery of Stock Certificates, etc.; Charges, Taxes and Expenses. (a) As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within five Business Days thereafter, the Company shall cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 9 and the Note and Warrant Purchase Agreement, as the Holder may direct,

                       (i) a certificate or certificates for the number of shares of Common Stock (or Other Securities) to which the Holder shall be entitled upon such exercise plus, in lieu of issuance of any fractional share to which the Holder would otherwise be entitled, if any, a check for the amount of cash equal to the same fraction multiplied by the Current Market Price per share on the date of Warrant exercise, and

                       (ii) in case such exercise is for less than all of the shares of Common Stock purchasable under this Warrant, a new Warrant or Warrants of like tenor, for the balance of the shares of Common Stock purchasable hereunder.

                  (b) Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any transfer tax or other incidental expense, in respect of the issuance of such certificates, all of which such taxes and expenses shall be paid by the Company.

                  3. ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE.

                  3.1. Adjustment of Number of Shares.

                  Upon each adjustment of the Purchase Price as a result of the calculations made in this Section 3, this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (i) the product of the aggregate number of shares covered by this Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (ii) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  3.2. Adjustment of Purchase Price.

                  3.2.1. Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.3 or 3.4 but excluding Additional Shares of Common Stock purchasable upon exercise of Rights referred to in Section 3.10) without consideration or for a consideration per share less than the greater of the Purchase Price and the Current Market Price in effect immediately prior to such issue or sale, then, and in each such case, subject to Section 3.8, the Purchase Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Purchase Price by a fraction

                  (a) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the greater of such Purchase Price and such Current Market Price, and

                  (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, provided that, for the purposes of this Section 3.2.1, (x) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 3.3 or 3.4, such Additional Shares shall be deemed to be outstanding, and (y) treasury shares shall not be deemed to be outstanding.

                  3.2.2. Extraordinary Dividends and Distributions. In case the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock other than (a) a dividend payable in Additional Shares of Common Stock or (b) a dividend of Rights referred to in Section 3.10 hereof, then, in each such case, subject to Section 3.8, the Purchase Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Purchase Price by a fraction

                           (x) the numerator of which shall be the Current
                  Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the Fair Value of such dividend or distribution applicable to one share of Common Stock, and

                           (y) the denominator of which shall be such Current
                  Market Price,

provided that, in the event that the amount of such dividend or other distribution as so determined is equal to or greater than 10% of such Current Market Price or in the event that such fraction is less than 9/10ths, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall receive, upon Warrant exercise, a pro rata share of such dividend based upon the maximum number of shares of Common Stock at the time issuable to the Holder (determined without regard to whether the Warrant is exercisable at such time.)

                  3.3. Treatment of Options and Convertible Securities. In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities of the Company entitled to receive, any Options or Convertible Securities (whether or not the rights thereunder are immediately exercisable), then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless (i) the consideration per share (determined pursuant to Section 3.5) of such shares would be less than the greater of the Purchase Price and the Current Market Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be, and (ii) such Additional Shares of Common Stock are not purchasable pursuant to Rights referred to in Section 3.10, and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                  (a) whether or not the Additional Shares of Common Stock underlying such Options or Convertible Securities are deemed to be issued, no further adjustment of the Purchase Price shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities, except in the case of any such Options or Convertible Securities which contain provisions requiring an adjustment, subsequent to the date of the issue or sale thereof, of the number of Additional Shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities by reason of
         (x) a change of control of the Company, (y) the acquisition by any Person or group of Persons of any specified number or percentage of the voting securities of the Company or (z) any other event or occurrence, such as a reset of pricing with respect to the conversion of convertible securities, each such case to be deemed hereunder to involve a separate issuance of Additional Shares of Common Stock, Options or Convertible Securities, as the case may be;

                  (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Purchase Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

                  (c) upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Purchase Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                           (i) in the case of Options for Common Stock or
                  Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                           (ii) in the case of Options for Convertible
                  Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue or sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 3.5) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

                  (d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Purchase Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

                  (e) in the case of any such Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Purchase Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in Subsection (c) above.

                  3.4. Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

                  3.5. Computation of Consideration. For the purposes of this Section 3,

                  (a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

                           (i) insofar as it consists of cash, be computed
                  at the net amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,

                           (ii) insofar as it consists of property
                  (including securities) other than cash, be computed at the Fair Value thereof at the time of such issue or sale, and

                           (iii) in case Additional Shares of Common Stock
                  are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, such allocation to be determined in the same manner that the Fair Value of property not consisting of cash or securities is to be determined as provided in the definition of "Fair Value" herein;

                  (b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing:

                           (i) the total amount, if any, received and
                  receivable by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision
                  (a),

                  by

                           (ii) the maximum number of shares of Common
                  Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

                  (c) Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.4, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

                  3.6. Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Purchase Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                  3.7. Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in Section 4) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this
Section 3, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 3 with respect to the Purchase Price and the number of shares purchasable upon Warrant exercise shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrants, so as to protect the holders of the Warrants against the effect of such dilution.

                  3.8. De Minimis Adjustments. If the amount of any adjustment of the Purchase Price per share required pursuant to this
Section 3 would be less than one tenth (1/10) of one percent (1%) of the Purchase Price, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate a change in the Purchase Price of at least one tenth (1/10) of one percent (1%) of such Purchase Price. All calculations under this Warrant shall be made to the nearest one-hundredth of a share, as the case may be.

                  3.9. Abandoned Dividend or Distribution. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution (which results in an adjustment to the Purchase Price under the terms of this Warrant) and shall, thereafter, and before such dividend or distribution is paid or delivered to shareholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then any adjustment made to the Purchase Price and number of shares of Common Stock purchasable upon Warrant exercise by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

                  3.10. Shareholder Rights Plan. Notwithstanding the foregoing, in the event that the Company shall distribute "poison pill" rights pursuant to a "poison pill" shareholder rights plan (the "Rights"), the Company shall, in lieu of making any adjustment pursuant to Section
3.2.1 or Section 3.2.2 hereof, make proper provision so that each Holder who exercises a Warrant after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, a number of Rights to be determined as follows: (i) if such exercise occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon such exercise at the time of such exercise would be entitled in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such exercise occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares into which the Warrant so exercised was exercisable immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

                  4. CONSOLIDATION, MERGER, ETC.

                  4.1. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Purchase Price is provided in Section
3.2.1 or 3.2.2), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Purchase Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such Holder would actually have been entitled as a shareholder upon such consummation if such Holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 3 through 5.

                  4.2. Assumption of Obligations. Notwithstanding anything contained in the Warrants or in the Note and Warrant Purchase Agreement to the contrary, the Company shall not effect any of the transactions described in clauses (a) through (d) of Section 4.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), (b) the obligations of the Company under the Registration Rights Agreement and (c) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this
Section 4, the Holder may be entitled to receive. Nothing in this Section 4 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Note and Warrant Purchase Agreement.

                  5. Other Dilutive Events. In case any event shall occur as to which, in the sole opinion of the Board of Directors of the Company, the provisions of Section 3 or Section 4 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such Sections, then, in each such case, the Board of Directors of Company shall make an adjustment, which adjustment, if any, will be final, in the application of such provisions, in accordance with the essential intent and principles, as determined by the Board of Directors, so as to preserve, without dilution, the purchase rights represented by this Warrant.

                  6. No Dilution or Impairment. The Company shall not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) shall not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the exercise of the Warrants from time to time outstanding, (c) shall not take any action which results in any adjustment of the Purchase Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise, and (d) shall not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value or a sum determined by reference to a formula based on a published index of interest rates, an interest rate publicly announced by a financial institution or a similar indicator of interest rates in respect of participation in dividends and to a fixed sum or percentage of par value in any such distribution of assets.

                  7. CERTIFICATE as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate signed by the Chairman of the Board of Directors of the Company and the Chief Financial Officer or Treasurer of the Company setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Purchase Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 3) on account thereof. The Company shall forthwith mail a copy of each such certificate to each holder of a Warrant and shall, upon the written request at any time of any holder of a Warrant, furnish to such holder a like certificate. The Company shall also keep copies of all such certificate at its principal office and shall cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof.

                  8. NOTICES OF CORPORATE ACTION. In the event of:

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a regularly scheduled cash dividend payable out of consolidated earnings or earned surplus, determined in accordance with generally accepted accounting principles, in an amount not exceeding the amount in excess of 110% of the immediately preceding cash dividend for such period) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person, any transaction or series of transactions in which more than 50% of the voting securities of the Company are transferred to another Person, or any transfer, sale or other disposition of all or substantially all the assets of the Company to any other Person,

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

                  (d) any other transaction of the Company that would result in any adjustment to the Common Stock as provided in this
         Section 8.

the Company shall mail to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, sale, disposition, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date therein specified.

                  9. Registration of Common Stock. If any shares of Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company shall, at its expense and as expeditiously as possible, use commercially reasonable best efforts to cause such shares to be duly registered or approved, as the case may be. At any such time as Common Stock is listed on any national securities exchange, the Company shall, at its expense, obtain promptly and maintain the approval for listing on each such exchange, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance; and the Company shall also list on such national securities exchange, shall register under the Exchange Act and shall maintain such listing of, any Other Securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

                  10. RESTRICTIONS ON TRANSFER.

                  10.1. Restrictive Legends. Except as otherwise permitted by this Section 10, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

Except as otherwise permitted by this Section 10, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

                  10.2. Transfer to Comply With the Securities Act Restricted Securities may not be sold, assigned, pledged, hypothecated, encumbered or in any manner transferred or disposed of, in whole or in part, except in compliance with the provisions of the Securities Act and state securities or Blue Sky laws and the terms and conditions hereof.

                  10.3. Termination of Restrictions. The restrictions imposed by this Section 10 on the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) when such securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (c) when, in the opinion of both counsel for the Holder and counsel for the Company, such restrictions are no longer required or necessary in order to protect the Company against a violation of the Securities Act upon any sale or other disposition of such securities without registration thereunder. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the applicable legends required by Section 10.1.

                  11. Reservation of Stock, etc. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of all Warrants at the time outstanding. All shares of Common Stock (or Other Securities) issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof, and, in the case of all securities, shall be free from all taxes, liens, security interests, encumbrances, preemptive rights and charges. The transfer agent for the Common Stock, which may be the Company ("Transfer Agent"), and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the purchase rights represented by this Warrant, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company shall keep copies of this Warrant on file with the Transfer Agent for the Common Stock and with every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company shall supply such Transfer Agent with duly executed stock certificates for such purpose. All Warrant Certificates surrendered upon the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of shares of stock which have been issued upon the exercise of such Warrants. Subsequent to the Expiration Date, no shares of stock need be reserved in respect of any unexercised Warrant.

                  12. REGISTRATION AND TRANSFER OF WARRANTS, ETC.

                  12.1. Warrant Register; Ownership of Warrants. Each Warrant issued by the Company shall be numbered and shall be registered in a warrant register (the "Warrant Register") as it is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company's election and expense, by a Warrant Agent or the Company's transfer agent. The Company shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. Subject to Section 10, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

                  12.2. Transfer of Warrants. Subject to compliance with
Section 10, if applicable, this Warrant and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Warrant with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company. Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were not so transferred.

                  12.3. Replacement of Warrants. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender of such Warrant to the Company at its principal office and cancellation thereof, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

                  12.4. Adjustments To Purchase Price and Number of Shares. Notwithstanding any adjustment in the Purchase Price or in the number or kind of shares of Common Stock purchasable upon exercise of this Warrant, any Warrant theretofore or thereafter issued may continue to express the same number and kind of shares of Common Stock as are stated in this Warrant, as initially issued.

                  12.5. Fractional Shares. Notwithstanding any adjustment pursuant to Section 3 in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder, at the time of exercise of this Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the date of Warrant exercise.

                  13. Remedies; Specific Performance. The Company stipulates that there would be no adequate remedy at law to the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant and accordingly, the Company agrees that, in addition to any other remedy to which the Holder may be entitled at law or in equity, the Holder shall be entitled to seek to compel specific performance of the obligations of the Company under this Warrant, without the posting of any bond, in accordance with the terms and conditions of this Warrant in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Warrant, the Company shall not raise the defense that there is an adequate remedy at law. A delay or omission by the Holder hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

                  14. No Rights or Liabilities as Shareholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a shareholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

                  15. Notices. All notices and other communications (and deliveries) provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed (a) if to the Company, to the attention of its President at its principal office located at 161 Inverness Drive West, Englewood, Colorado 80112, or such other address as may hereafter be designated in writing by the Company to the Holder in accordance with the provisions of this Section, or (b) if to the Holder, at its address as it appears in the Warrant Register.

                  All such notices and communications (and deliveries) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next Business Day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid; provided, that the exercise of any Warrant shall be effective in the manner provided in Section 2.

                  16. Amendments. This Warrant and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be established, without the written consent of the Company and the individual holder of this Warrant. All Warrants may be amended by the written consent of the Company and the holders of Warrants representing at least a majority of the shares of Common Stock issuable upon exercise of all of the Warrants then outstanding; provided however, that with respect to any amendment, modification, supplement, termination or waiver of any provisions of this Warrant that would adversely affect the rights of any individual holder, as compared to the rights of any other holders, the Company shall seek from each holder adversely affected, a consent in writing to such amendment, modification, supplement, termination or waiver of such provisions of this Warrant, which consent may be withheld by the individual holder in its sole discretion. If the Company is unable to obtain a consent from each holder whose rights would be adversely affected by the proposed amendment, modification, supplement, termination or waiver of provisions of this Warrant, then such amendment, modification, supplement, termination or waiver of provisions of this Warrant shall not be adopted by the Company.

                  17. Descriptive Headings, Etc. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Warrant otherwise requires: (a) words of any gender shall be deemed to include each other gender; (b) words using the singular or plural number shall also include the plural or singular number, respectively; (c) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; (d) the word "including" and words of similar import when used in this Warrant shall mean "including, without limitation," unless otherwise specified; (e) "or" is not exclusive; and (f) provisions apply to successive events and transactions.

                  18. GOVERNING LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

                  19. Judicial Proceedings. Any legal action, suit or proceeding brought against the Company with respect to this Warrant may be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and by execution and delivery of this Warrant, the Company hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Warrant or the subject matter may not be enforced in or by such court. The Company hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at its address set forth or provided for in Section 16, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section.

                  20. Registration Rights Agreement. The shares of Common Stock (and Other Securities) issuable upon exercise of this Warrant (or upon conversion of any shares of Common Stock issued upon such exercise) shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Registration Rights Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of such Registrable Securities.

                  21. Expiration. The right to exercise this Warrant shall expire at 5:00 p.m., New York City time, on the later of July 25, 2007 and the date that a registration statement covering shares of Common Stock underlying this Warrant becomes effective (the "Expiration Date").

                          [Signature Page Follows]




                                           ICG COMMUNICATIONS, INC.




                                           By:
                                                    ---------------------------
                                                    Name:
                                                    Title:





                                                   EXHIBIT A to
                                                   Common Stock Purchase Warrant

                                 [FORM OF]
                        ELECTION TO PURCHASE SHARES

                  The undersigned hereby irrevocably elects to exercise the Warrant to purchase ____ shares of Common Stock, par value $______ per share ("Common Stock"), of ICG COMMUNICATIONS, INC. and hereby [makes payment of $_______ therefor] [or] [makes payment therefor by application pursuant to Section 2.1(b)(ii) of the Warrant of $_______ aggregate principal amount of Notes (as defined in the Warrant)] [or] [makes payment therefor by reduction pursuant to Section 2.1(b)(iii) of the Warrant of the number of shares of Common Stock otherwise issuable to the Holder upon Warrant exercise by ___ shares] [or] [makes payment therefor by delivery of the following Common Stock Certificates of the Company (properly endorsed for transfer in blank) for cancellation by the Company pursuant to Section 2.1(b)(iv) of the Warrant, certificates of which are attached hereto for cancellation [list certificates by number and amount]]. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:


ISSUE TO:______________________________________________________________________
                                   (NAME)
_______________________________________________________________________________
                       (ADDRESS, INCLUDING ZIP CODE)
_______________________________________________________________________________
               (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)
_______________________________________________________________________________

DELIVER TO:____________________________________________________________________
                                   (NAME)
_______________________________________________________________________________
                       (ADDRESS, INCLUDING ZIP CODE)

                  If the number of shares of Common Stock purchased (and/or reduced) hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not so purchased (or reduced) be issued and delivered as follows:


ISSUE TO:______________________________________________________________________
                                   (NAME OF HOLDER)
_______________________________________________________________________________
                       (ADDRESS, INCLUDING ZIP CODE)
DELIVER TO:____________________________________________________________________
                                   (NAME)
_______________________________________________________________________________
                       (ADDRESS, INCLUDING ZIP CODE)

Dated:  _____________, 200_                                   [NAME OF HOLDER]

                                                     By________________________
                                                       Name:
                                                       Title:




                                                  EXHIBIT B to
                                                  Common Stock Purchase Warrant


                            [FORM OF] ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Stock, par value $_____ per share ("Common Stock") of ICG COMMUNICATIONS, INC. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:



Name of Assignee              Address                           No. of Shares
----------------              -------                           -------------




and does hereby irrevocably constitute and appoint ________ Attorney to make such transfer on the books of ICG COMMUNICATIONS, INC. maintained for that purpose, with full power of substitution in the premises.



Dated:  _____________, 200_                                   [NAME OF HOLDER]

                                                     By________________________
                                                       Name:
                                                       Title:




                             TABLE OF CONTENTS
                                                                                                              Page

1.       Definitions..............................................................................................1

2.       EXERCISE OF WARRANT......................................................................................4
         2.1.    Manner of Exercise; Payment of the Purchase Price................................................4
         2.2.    When Exercise Effective..........................................................................5
         2.3.    Delivery of Stock Certificates, etc.; Charges, Taxes and Expenses................................5

3.       ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE........................................................6
         3.1.    Adjustment of Number of Shares...................................................................6
         3.2.    Adjustment of Purchase Price.....................................................................6
         3.3.    Treatment of Options and Convertible Securities..................................................7
         3.4.    Treatment of Stock Dividends, Stock Splits, etc..................................................9
         3.5.    Computation of Consideration.....................................................................9
         3.6.    Adjustments for Combinations, etc...............................................................10
         3.7.    Dilution in Case of Other Securities............................................................10
         3.8.    De Minimis Adjustments..........................................................................11
         3.9.    Abandoned Dividend or Distribution..............................................................11
         3.10.   Shareholder Rights Plan.........................................................................11

4.       CONSOLIDATION, MERGER, ETC..............................................................................11
         4.1.    Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc......................11
         4.2.    Assumption of Obligations.......................................................................12

5.       Other Dilutive Events...................................................................................12

6.       No Dilution or Impairment...............................................................................12

7.       CERTIFICATE as to Adjustments...........................................................................13

8.       NOTICES OF CORPORATE ACTION.............................................................................13

9.       Registration of Common Stock............................................................................14

10.      RESTRICTIONS ON TRANSFER................................................................................14
         10.1.   Restrictive Legends.............................................................................14
         10.2.   Transfer to Comply With the Securities Act......................................................15
         10.3.   Termination of Restrictions.....................................................................15

11.      Reservation of Stock, etc...............................................................................15

12.      REGISTRATION AND TRANSFER OF WARRANTS, ETC..............................................................16
         12.1.   Warrant Register; Ownership of Warrants.........................................................16
         12.2.   Transfer of Warrants............................................................................16
         12.3.   Replacement of Warrants.........................................................................16
         12.4.   Adjustments To Purchase Price and Number of Shares..............................................17
         12.5.   Fractional Shares...............................................................................17

13.      Remedies; Specific Performance..........................................................................17

14.      No Rights or Liabilities as Shareholder.................................................................17

15.      Notices.................................................................................................17

16.      Amendments..............................................................................................18

17.      Descriptive Headings, Etc...............................................................................18

18.      GOVERNING LAW...........................................................................................18

19.      Judicial Proceedings....................................................................................18

20.      Registration Rights Agreement...........................................................................19

21.      Expiration..............................................................................................19

                                                                    EXHIBIT B-2


                          FORM OF NOMINAL WARRANT

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT AND IN THE NOTE AND WARRANT PURCHASE AGREEMENT, DATED AS OF JULY 25, 2002, BY AND AMONG THE COMPANY AND CERTAIN LENDERS NAMED THEREIN, A COPY OF WHICH WILL BE MADE AVAILABLE BY THE ISSUER UPON REQUEST.

                          ICG COMMUNICATIONS, INC.

                       COMMON STOCK PURCHASE WARRANT

No. W-1                                      Dated: As of the Effective Date (as
                                             defined in the Purchase Agreement)


                          Void after July 25, 2007   Warrant to Purchase 426,316
                                                          Shares of Common Stock

                  ICG COMMUNICATIONS, INC., a Delaware corporation (the "Company"), for value received, hereby certifies that Madeleine L.L.C. or registered assigns (the "Holder"), is entitled to purchase from the Company 426,316 (the "Initial Warrant Quantity") duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), at a purchase price of $0.01 per share (the "Warrant"), at any time or from time to time after the Effective Date (as defined below) but prior to the Expiration Date (as defined below), all subject to the terms, conditions and adjustments set forth below in this Warrant. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned such terms in the Note and Warrant Purchase Agreement, dated as July 25, 2002, among the Company and certain lenders named therein, including the Holder (the "Note and Warrant Purchase Agreement").

                  1. Definitions. As used herein, the following terms shall have the meanings indicated:

                  "Additional Shares of Common Stock" shall mean all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section 3.3 or 3.4, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than:

                  (a) (i) shares issued upon the exercise of the Warrants and (ii) such number of additional shares as may become issuable upon the exercise of the Warrants by reason of adjustments required pursuant to the anti-dilution provisions applicable to such Warrants as in effect on the date hereof;

                  (b) (i) up to 768,137 shares issued upon the exercise of options granted or to be granted under the Company's stock option plans as in effect on the date hereof or under any other employee stock option or purchase plan or plans adopted or assumed after such date by the Company's Board of Directors (such number subject to adjustment to reflect any stock split, stock dividend, reclassification or other transaction having a similar effect pursuant to the terms of such stock options plans); provided in each such case that the exercise or purchase price for any such share shall not be less than 85% of the fair market value (determined in good faith by the Company's Board of Directors) of the Common Stock on the date of grant, and (ii) such additional number of shares as may become issuable pursuant to the terms of any such plans by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities in order to reflect any subdivision or combination of Common Stock, by reclassification or otherwise, or any dividend on Common Stock payable in Common Stock;

                  (c) (i) shares of Common Stock issued upon the exercise of the Holding Warrants and (ii) such additional number of shares as may become issuable upon the exercise of any such securities by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities as in effect on the date hereof; and

                  (d) (i) all other shares of Common Stock issued pursuant to the terms of the Plan and (ii) all other shares of Common Stock issued upon exercise of any of the warrants purchased pursuant to the Note and Warrant Purchase Agreement and such number of additional shares as may become issuable upon the exercise of such warrants by reason of adjustment required pursuant to the anti-dilution provisions applicable to such warrants.

                  "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

                  "Commission" shall mean the Securities and Exchange Commission or any successor agency having jurisdiction to enforce the Securities Act.

                  "Common Stock" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to a preference as to dividends or distributions upon liquidation.

                  "Company" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any corporation or other entity which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 4.

                  "Convertible Securities" shall mean any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

                  "Current Market Price" shall mean, on any date specified herein, the average of the daily Market Price during the 20 consecutive trading days commencing 30 trading days before such date, except that, if on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

                  "Effective Date" shall mean the date that the United States Bankruptcy Court for the District of Delaware confirms the Plan, as modified.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

                  "Expiration Date" shall have the meaning assigned to it in Section 21.

                  "Fair Value" shall mean, on any date specified herein (i) in the case of cash, the dollar amount thereof, (ii) in the case of a security, the Current Market Price, and (iii) in all other cases, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith by the Board of Directors of the Company.

                  "Holder" shall have the meaning assigned to it in the introduction to this Warrant.

                  "Holding Warrants" shall mean warrants to purchase 800,000 shares of Common Stock issued to creditors of the Company pursuant to the terms of the Plan.

                  "Initial Warrant Quantity" shall have the meaning assigned to it in the introduction to this Warrant.

                  "Market Price" shall mean, on any date specified herein, the amount per share of the Common Stock, equal to (i) the average weighted sale price of such Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted for trading, (ii) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the average weighted trading price of the Common Stock on such date, (iii) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (iv) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the Fair Value (as set forth in subsection (iii) of the definition of Fair Value).

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "Notes" shall mean the 14% Senior Subordinated Secured Notes, due on July 25, 2006, of the Company originally issued in the aggregate principal amount of $25 million pursuant to the Note and Warrant Purchase Agreement, such term to include any notes issued in exchange for such notes.

                  "Note and Warrant Purchase Agreement" shall have the meaning assigned to it in the introduction to this Warrant.

                  "Options" shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

                  "Other Securities" shall mean any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

                  "Person" shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

                  "Plan" means the Second Amended Joint Plan of
Reorganization filed by the Company with the Bankruptcy Court, dated as of April 3, 2002 as modified.

                  "Purchase Price" shall mean $0.01 per share.

                  "Registration Rights Agreement" shall mean that certain Registration Rights Agreement dated as of the date hereof.

                  "Restricted Securities" shall mean (i) any Warrants bearing the applicable legend set forth in Section 10.1, (ii) any shares of Common Stock (or Other Securities) issued or issuable upon the exercise of Warrants which are (or, upon issuance, will be) evidenced by a certificate or certificates bearing the applicable legend set forth in such Section, and (iii) any shares of Common Stock (or Other Securities) issued subsequent to the exercise of any of the Warrants as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section.

                  "Rights" shall have the meaning assigned to it in Section
3.10.

                  "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

                  "Warrant Quantity" shall mean initially the Initial Warrant Quantity (as defined in the first paragraph of this Warrant), which amount shall be subject to adjustment and readjustment from time to time as provided in Section 3, and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment is required by Section 3.

                  "Warrants" shall have the meaning assigned to it in the introduction to this Warrant.

                  2. EXERCISE OF WARRANT.

                  2.1. Manner of Exercise; Payment of the Purchase Price.
(a) This Warrant may be exercised by the Holder hereof, in whole or in part, at any time or from time to time prior to the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares attached hereto as Exhibit A (or a reasonable facsimile thereof) duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form.

                  (b) Payment of the Purchase Price may be made as follows (or by any combination of the following): (i) in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the Company, (ii) by cancellation of all or any part of the unpaid principal amount of Notes held by the Holder in an amount equal to the Purchase Price, (iii) by cancellation of such number of the shares of Common Stock otherwise issuable to the Holder upon such exercise as shall be specified in such Election to Purchase Shares, such that the excess of the aggregate Current Market Price of such specified number of shares on the date of exercise over the portion of the Purchase Price attributable to such shares shall equal the Purchase Price attributable to the shares of Common Stock to be issued upon such exercise, in which case such amount shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number, or (iv) by surrender to the Company for cancellation certificates representing shares of Common Stock of the Company owned by the Holder (properly endorsed for transfer in blank) having a Current Market Price on the date of Warrant exercise equal to the Purchase Price.

                  2.2. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to, and the Purchase Price shall have been received by, the Company as provided in Section 2.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 2.3 shall be deemed to have become the holder or holders of record thereof for all purposes.

                  2.3. Delivery of Stock Certificates, etc.; Charges, Taxes and Expenses. (a) As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within five Business Days thereafter, the Company shall cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 9 and the Note and Warrant Purchase Agreement, as the Holder may direct,

                           (i) a certificate or certificates for the number
                  of shares of Common Stock (or Other Securities) to which the Holder shall be entitled upon such exercise plus, in lieu of issuance of any fractional share to which the Holder would otherwise be entitled, if any, a check for the amount of cash equal to the same fraction multiplied by the Current Market Price per share on the date of Warrant exercise, and

                           (ii) in case such exercise is for less than all
                  of the shares of Common Stock purchasable under this Warrant, a new Warrant or Warrants of like tenor, for the balance of the shares of Common Stock purchasable hereunder.

                  (b) Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any transfer tax or other incidental expense in respect of the issuance of such certificates, all of which such taxes and expenses shall be paid by the Company.

                  3. ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE.

                  3.1. General; Warrant Quantity. This Warrant evidences the right to purchase a number of shares of Common Stock equal to the Warrant Quantity, subject to adjustment and readjustment as provided in this Section 3.

                  3.2. Adjustment of Warrant Quantity.

                  3.2.1. Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.3 or 3.4 but excluding Additional Shares of Common Stock purchaseable upon exercise of Rights referred to in Section 3.10) without consideration or for consideration per share less than the Fair Value of the Common Stock in effect immediately prior to such issue or sale, then, in each such case, subject to Section 3.8, the Warrant Quantity shall be increased, concurrently with such issue or sale, to an amount determined by multiplying such Warrant Quantity by a fraction.

                  (a) the numerator of which shall be the number of shares of Common Stock outstanding on a fully diluted basis (including shares of Common Stock issuable upon exercise of this Warrant) immediately after such issue or sale; provided, that for the purposes of this Section 3.2.1(a), (i) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 3.3 or 3.4, such Additional Shares shall be deemed to be outstanding, and (ii) treasury shares shall not be deemed to be outstanding, and

                  (b) the denominator of which shall be the sum of (i) the number of shares of Common Stock outstanding on a fully diluted basis (including shares of Common Stock issuable upon exercise of this Warrant) immediately prior to such issue or sale; (provided that for purposes of this Section 3.2.1(b) treasury shares shall not be deemed outstanding) and (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at an amount equal to Fair Value.

                  3.2.2. Extraordinary Dividends and Distributions. In case the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock other than a dividend payable in Additional Shares of Common Stock, then, in each such case, the Company shall pay to the Holder of this Warrant, at the time such dividend or distribution is paid to the holders of the Common Stock, an amount equal to the product of (i) the Warrant Quantity and (ii) the Fair Value at such time of such dividend or distribution applicable to one share of Common Stock.

                  3.3. Treatment of Options and Convertible Securities. In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities of the Company entitled to receive, any Options or Convertible Securities (whether or not the rights thereunder are immediately exercisable), then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading); provided, that such Additional Shares of Common Stock shall not be deemed to have been issued unless (i) the consideration per share (determined pursuant to Section 3.5) of such shares would be less than the Fair Value in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be; and (ii) such Additional Shares of Common Stock are not purchasable pursuant to Rights referred to in Section 3.10, and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                  (a) whether or not the Additional Shares of Common Stock underlying such Options or Convertible Securities are deemed to be issued, no further adjustment of the Warrant Quantity shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities, except in the case of any such Options or Convertible Securities which contain provisions requiring an adjustment, subsequent to the date of the issue or sale thereof, of the number of Additional Shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities by reason of
         (i) a change of control of the Company, (ii) the acquisition by any Person or group of Persons of any specified number or percentage of the voting securities of the Company or (iii) any other event or occurrence, such as a reset of pricing with respect to the conversion of convertible securities, each such case to be deemed hereunder to involve a separate issuance of Additional Shares of Common Stock, Options or Convertible Securities, as the case may be;

                  (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Warrant Quantity computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

                  (c) upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Warrant Quantity computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                           (i) in the case of Options for Common Stock or
                  Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                           (ii) in the case of Options for Convertible
                  Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue or sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 3.5) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

                  (d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of decreasing the Warrant Quantity by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

                  (e) in the case of any such Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Warrant Quantity shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision (c) above.

                  3.4. Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

                  3.5. Computation of Consideration. For the purposes of this Section 3,

                  (a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

                           (i) insofar as it consists of cash, be computed
                  at the net amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,

                           (ii) insofar as it consists of property
                  (including securities) other than cash, be computed at the Fair Value thereof at the time of such issue or sale, and

                           (iii) in case Additional Shares of Common Stock
                  are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, such allocation to be determined in the same manner that the Fair Value of property not consisting of cash or securities is to be determined as provided in the definition of "Fair Value" herein;

                  (b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing:

                           (i) the total amount, if any, received and
                  receivable by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision
                  (a),

         by

                           (ii) the maximum number of Additional Shares of
                  Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

                  (c) Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.4, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

                  3.6. Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Warrant Quantity in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased.

                  3.7. Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in Section 4) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this
Section 3, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 3 with respect to the Warrant Quantity shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of this Warrant, so as to protect the Holder of this Warrant against the effect of such dilution.

                  3.8. De Minimis Adjustments. If the amount of any adjustment of the Warrant Quantity required pursuant to this Section 3 would be less than one tenth (1/10) of one percent (1%) of the Warrant Quantity in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate a change in the Warrant Quantity of at least one tenth (1/10) of one percent (1%) of such Warrant Quantity. All calculations under this Warrant shall be made to the nearest one-tenth of a share.

                  3.9. Abandoned Dividend or Distribution. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution (which results in an adjustment to the Warrant Quantity under the terms of this Warrant) and shall, thereafter, and before such dividend or distribution is paid or delivered to shareholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then any adjustment made to the Warrant Quantity by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

                  3.10. Shareholder Rights Plan. Notwithstanding the foregoing, in the event that the Company shall distribute "poison pill" rights pursuant to a "poison pill" shareholder rights plan (the "Rights"), the Company shall, in lieu of making any adjustment pursuant to Section
3.2.1 or Section 3.2.2 hereof, make proper provision so that each Holder who exercises a Warrant after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, a number of Rights to be determined as follows: (i) if such exercise occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon such exercise at the time of such exercise would be entitled in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such exercise occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares into which the Warrant so exercised was exercisable immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

                  4. CONSOLIDATION, MERGER, ETC.

                  4.1. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Warrant Quantity is provided in Section
3.2.1 or 3.2.2), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Purchase Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such Holder would actually have been entitled as a shareholder upon such consummation if such Holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 3 through 5.

                  4.2. Assumption of Obligations. Notwithstanding anything contained in the Warrants or in the Note and Warrant Purchase Agreement to the contrary, the Company shall not effect any of the transactions described in clauses (a) through (d) of Section 4.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), (b) the obligations of the Company under the Registration Rights Agreement and (c) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this
Section 4, the Holder may be entitled to receive. Nothing in this Section 4 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Note and Warrant Purchase Agreement.

                  5. Other Dilutive Events. In case any event shall occur as to which, in the sole opinion of the Board of Directors of the Company, the provisions of Section 3 or Section 4 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such Sections, then, in each such case, the Board of Directors of Company shall make an adjustment, which adjustment, if any, will be final, in the application of such provisions, in accordance with the essential intent and principles, as determined by the Board of Directors, so as to preserve, without dilution, the purchase rights represented by this Warrant.

                  6. No Dilution or Impairment. The Company shall not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) shall not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the exercise of the Warrants from time to time outstanding, (c) shall not take any action which results in any adjustment of the Warrant Quantity if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise, and (d) shall not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value or a sum determined by reference to a formula based on a published index of interest rates, an interest rate publicly announced by a financial institution or a similar indicator of interest rates in respect of participation in dividends and to a fixed sum or percentage of par value in any such distribution of assets.

                  7. CERTIFICATE as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate signed by the Chief Financial Officer or Treasurer of the Company setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Warrant Quantity in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 3) on account thereof. The Company shall forthwith mail a copy of each such certificate to each holder of a Warrant and shall, upon the written request at any time of any holder of a Warrant, furnish to such holder a like certificate. The Company shall also keep copies of all such certificate at its principal office and shall cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof.

                  8. NOTICES OF CORPORATE ACTION. In the event of:

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a regularly scheduled cash dividend payable out of consolidated earnings or earned surplus, determined in accordance with generally accepted accounting principles, in an amount not exceeding the amount in excess of 110% of the immediately preceding cash dividend for such period) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person, any transaction or series of transactions in which more than 50% of the voting securities of the Company are transferred to another Person, or any transfer, sale or other disposition of all or substantially all the assets of the Company to any other Person,

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

                  (d) any other transaction of the Company that would result in any adjustment to the Common Stock as provided in this
         Section 8.

the Company shall mail to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, sale, disposition, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date therein specified.

                  9. Registration of Common Stock. If any shares of Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company shall, at its expense and as expeditiously as possible, use commercially reasonable best efforts to cause such shares to be duly registered or approved, as the case may be. At any such time as Common Stock is listed on any national securities exchange, the Company shall, at its expense, obtain promptly and maintain the approval for listing on each such exchange, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance; and the Company shall also list on such national securities exchange, shall register under the Exchange Act and shall maintain such listing of, any Other Securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

                  10. RESTRICTIONS ON TRANSFER.

                  10.1. Restrictive Legends. Except as otherwise permitted by this Section 10, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

Except as otherwise permitted by this Section 10, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

                  10.2. Transfer to Comply With the Securities Act Restricted Securities may not be sold, assigned, pledged, hypothecated, encumbered or in any manner transferred or disposed of, in whole or in part, except in compliance with the provisions of the Securities Act and state securities or Blue Sky laws and the terms and conditions hereof.

                  10.3. Termination of Restrictions. The restrictions imposed by this Section 10 on the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) when such securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (c) when, in the opinion of both counsel for the Holder and counsel for the Company, such restrictions are no longer required or necessary in order to protect the Company against a violation of the Securities Act upon any sale or other disposition of such securities without registration thereunder. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the applicable legends required by Section 10.1.

                  11. Reservation of Stock, etc. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of all Warrants at the time outstanding. All shares of Common Stock (or Other Securities) issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof, and, in the case of all securities, shall be free from all taxes, liens, security interests, encumbrances, preemptive rights and charges. The transfer agent for the Common Stock, which may be the Company ("Transfer Agent"), and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the purchase rights represented by this Warrant, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company shall keep copies of this Warrant on file with the Transfer Agent for the Common Stock and with every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company shall supply such Transfer Agent with duly executed stock certificates for such purpose. All Warrant Certificates surrendered upon the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of shares of stock which have been issued upon the exercise of such Warrants. Subsequent to the Expiration Date, no shares of stock need be reserved in respect of any unexercised Warrant.

                  12. REGISTRATION AND TRANSFER OF WARRANTS, ETC.

                  12.1. Warrant Register; Ownership of Warrants. Each Warrant issued by the Company shall be numbered and shall be registered in a warrant register (the "Warrant Register") as it is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company's election and expense, by a Warrant Agent or the Company's transfer agent. The Company shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. Subject to Section 10, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

                  12.2. Transfer of Warrants. Subject to compliance with
Section 10, if applicable, this Warrant and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Warrant with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company. Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were not so transferred.

                  12.3. Replacement of Warrants. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender of such Warrant to the Company at its principal office and cancellation thereof, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

                  12.4. Adjustments To Number of Shares. Notwithstanding any adjustment in the number or kind of shares of Common Stock purchasable upon exercise of this Warrant, any Warrant theretofore or thereafter issued may continue to express the same number and kind of shares of Common Stock as are stated in this Warrant, as initially issued.

                  12.5. Fractional Shares. Notwithstanding any adjustment pursuant to Section 3 in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder, at the time of exercise of this Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the date of Warrant exercise.

                  13. Remedies; Specific Performance. The Company stipulates that there would be no adequate remedy at law to the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant and accordingly, the Company agrees that, in addition to any other remedy to which the Holder may be entitled at law or in equity, the Holder shall be entitled to seek to compel specific performance of the obligations of the Company under this Warrant, without the posting of any bond, in accordance with the terms and conditions of this Warrant in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Warrant, the Company shall not raise the defense that there is an adequate remedy at law. A delay or omission by the Holder hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

                  14. No Rights or Liabilities as Shareholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a shareholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

                  15. Notices. All notices and other communications (and deliveries) provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed (a) if to the Company, to the attention of its President at its principal office located at 161 Inverness Drive West, Englewood, Colorado 80112, or such other address as may hereafter be designated in writing by the Company to the Holder in accordance with the provisions of this Section, or (b) if to the Holder, at its address as it appears in the Warrant Register.

                  All such notices and communications (and deliveries) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next Business Day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid; provided, that the exercise of any Warrant shall be effective in the manner provided in Section 2.

                  16. Amendments. This Warrant and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be established, without the written consent of the Company and the individual holder of this Warrant. All Warrants may be amended by the written consent of the Company and the holders of Warrants representing at least a majority of the shares of Common Stock issuable upon exercise of all of the Warrants then outstanding; provided however, that with respect to any amendment, modification, supplement, termination or waiver of any provisions of this Warrant that would adversely affect the rights of any individual holder, as compared to the rights of any other holders, the Company shall seek from each holder adversely affected, a consent in writing to such amendment, modification, supplement, termination or waiver of such provisions of this Warrant, which consent may be withheld by the individual holder in its sole discretion. If the Company is unable to obtain a consent from each holder whose rights would be adversely affected by the proposed amendment, modification, supplement, termination or waiver of provisions of this Warrant, then such amendment, modification, supplement, termination or waiver of provisions of this Warrant shall not be adopted by the Company.

                  17. Descriptive Headings, Etc. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Warrant otherwise requires: (a) words of any gender shall be deemed to include each other gender; (b) words using the singular or plural number shall also include the plural or singular number, respectively; (c) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; (d) the word "including" and words of similar import when used in this Warrant shall mean "including, without limitation," unless otherwise specified; (e) "or" is not exclusive; and (f) provisions apply to successive events and transactions.

                  18. GOVERNING LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

                  19. Judicial Proceedings. Any legal action, suit or proceeding brought with respect to this Warrant may be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and by execution and delivery of this Warrant, the Company and each Holder hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Warrant or the subject matter may not be enforced in or by such court. The Company hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at its address set forth or provided for in Section 16, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section.

                  20. Registration Rights Agreement. The shares of Common Stock (and Other Securities) issuable upon exercise of this Warrant (or upon conversion of any shares of Common Stock issued upon such exercise) shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Registration Rights Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of such Registrable Securities.

                  21. Expiration. The right to exercise this Warrant shall expire at 5:00 p.m., New York City time, on the later of July 25, 2007 and the date that a registration statement covering shares of Common Stock underlying this Warrant becomes effective (the "Expiration Date").

                          [Signature Page Follows]




                                            ICG COMMUNICATIONS, INC.




                                            By:
                                                     --------------------------
                                                     Name:
                                                     Title:





                                                  EXHIBIT A to
                                                  Common Stock Purchase Warrant

                                 [FORM OF]
                        ELECTION TO PURCHASE SHARES

                  The undersigned hereby irrevocably elects to exercise the Warrant to purchase ____ shares of Common Stock, par value $______ per share ("Common Stock"), of ICG COMMUNICATIONS, INC. and hereby [makes payment of $_______ therefor] [or] [makes payment therefor by application pursuant to Section 2.1(b)(ii) of the Warrant of $_______ aggregate principal amount of Notes (as defined in the Warrant)] [or] [makes payment therefor by reduction pursuant to Section 2.1(b)(iii) of the Warrant of the number of shares of Common Stock otherwise issuable to the Holder upon Warrant exercise by ___ shares] [or] [makes payment therefor by delivery of the following Common Stock Certificates of the Company (properly endorsed for transfer in blank) for cancellation by the Company pursuant to Section 2.1(b)(iv) of the Warrant, certificates of which are attached hereto for cancellation [list certificates by number and amount]]. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:______________________________________________________________________
                                   (NAME)
_______________________________________________________________________________
                       (ADDRESS, INCLUDING ZIP CODE)
_______________________________________________________________________________
               (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)
_______________________________________________________________________________

DELIVER TO:____________________________________________________________________
                                   (NAME)
_______________________________________________________________________________
                       (ADDRESS, INCLUDING ZIP CODE)

                  If the number of shares of Common Stock purchased (and/or reduced) hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not so purchased (or reduced) be issued and delivered as follows:


ISSUE TO:______________________________________________________________________
                                   (NAME OF HOLDER)
_______________________________________________________________________________
                       (ADDRESS, INCLUDING ZIP CODE)
DELIVER TO:____________________________________________________________________
                                   (NAME)
_______________________________________________________________________________
                       (ADDRESS, INCLUDING ZIP CODE)

Dated:  _____________, 200_                                   [NAME OF HOLDER]

                                                     By________________________
                                                       Name:
                                                       Title:




                                                   EXHIBIT B to
                                                   Common Stock Purchase Warrant


                            [FORM OF] ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Stock, par value $_____ per share ("Common Stock") of ICG COMMUNICATIONS, INC. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:



Name of Assignee               Address                      No. of Shares
----------------               -------                      -------------




and does hereby irrevocably constitute and appoint ________ Attorney to make such transfer on the books of ICG COMMUNICATIONS, INC. maintained for that purpose, with full power of substitution in the premises.


Dated:  _______________, 200_                          [NAME OF HOLDER]




                                              By:
                                                       ------------------------
                                                       Name:
                                                       Title:





                             TABLE OF CONTENTS
                                                                                                               Page

1.       Definitions..............................................................................................1

2.       EXERCISE OF WARRANT......................................................................................5
         2.1.    Manner of Exercise; Payment of the Purchase Price................................................5
         2.2.    When Exercise Effective..........................................................................5
         2.3.    Delivery of Stock Certificates, etc.; Charges, Taxes and Expenses................................5

3.       ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE........................................................6
         3.1.    General; Warrant Quantity........................................................................6
         3.2.    Adjustment of Warrant Quantity...................................................................6
         3.3.    Treatment of Options and Convertible Securities..................................................7
         3.4.    Treatment of Stock Dividends, Stock Splits, etc..................................................9
         3.5.    Computation of Consideration.....................................................................9
         3.6.    Adjustments for Combinations, etc...............................................................10
         3.7.    Dilution in Case of Other Securities............................................................10
         3.8.    De Minimis Adjustments..........................................................................10
         3.9.    Abandoned Dividend or Distribution..............................................................11
         3.10.   Shareholder Rights Plan.........................................................................11

4.       CONSOLIDATION, MERGER, ETC..............................................................................11
         4.1.    Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc......................11
         4.2.    Assumption of Obligations.......................................................................12

5.       Other Dilutive Events...................................................................................12

6.       No Dilution or Impairment...............................................................................12

7.       CERTIFICATE as to Adjustments...........................................................................13

8.       NOTICES OF CORPORATE ACTION.............................................................................13

9.       Registration of Common Stock............................................................................14

10.      RESTRICTIONS ON TRANSFER................................................................................14
         10.1.   Restrictive Legends.............................................................................14
         10.2.   Transfer to Comply With the Securities Act......................................................15
         10.3.   Termination of Restrictions.....................................................................15

11.      Reservation of Stock, etc...............................................................................15

12.      REGISTRATION AND TRANSFER OF WARRANTS, ETC..............................................................16
         12.1.   Warrant Register; Ownership of Warrants.........................................................16
         12.2.   Transfer of Warrants............................................................................16
         12.3.   Replacement of Warrants.........................................................................16
         12.4.   Adjustments To Number of Shares.................................................................16
         12.5.   Fractional Shares...............................................................................16

13.      Remedies; Specific Performance..........................................................................17

14.      No Rights or Liabilities as Shareholder.................................................................17

15.      Notices.................................................................................................17

16.      Amendments..............................................................................................17

17.      Descriptive Headings, Etc...............................................................................18

18.      GOVERNING LAW...........................................................................................18

19.      Judicial Proceedings....................................................................................18

20.      Registration Rights Agreement...........................................................................18

21.      Expiration..............................................................................................19

                                                                      EXHIBIT C


                         FORM OF SECURITY AGREEMENT


                             SECURITY AGREEMENT

                       Dated as of the Effective Date

                                    From

              THE PERSONS LISTED ON THE SIGNATURE PAGES HEREOF

                                as Grantors

                                     to

                              MADELINE L.L.C.

                            as Collateral Agent


                             Table of Contents


                                                                                                              Page

Section 1. Grant of Security.....................................................................................2

Section 2. Security for Obligations..............................................................................6

Section 3. Grantors Remain Liable................................................................................6

Section 4. Delivery and Control of Security Collateral and Account Collateral ...................................6

Section 5. Maintaining the Account Collateral. ..................................................................8

Section 6. Investing of Amounts in the Collateral Account........................................................9

Section 7. Release of Amounts. ..................................................................................9

Section 8. Maintaining Electronic Chattel Paper, Transferable Records and Letter-of-Credit Rights and Giving Notice of Commercial
                  Tort Claims...................................................................................10

Section 9. Representations and Warranties.......................................................................10

Section 10. Further Assurances..................................................................................14

Section 11. As to Equipment and Inventory.......................................................................15

Section 12. Insurance...........................................................................................15

Section 13. Post-Closing Changes; Bailees; Collection on Receivables and Related Contracts .....................16

Section 14. As to Intellectual Property Collateral..............................................................17

Section 15. Voting Rights; Dividends; Etc.......................................................................19

Section 16. As to Letter-of-Credit Rights.......................................................................20

Section 17. Transfers and Other Liens; Additional Shares........................................................20

Section 18. Collateral Agent Appointed Attorney-in-Fact.........................................................20

Section 19. Collateral Agent May Perform .......................................................................21

Section 20. The Collateral Agent's Duties.......................................................................21

Section 21. Remedies............................................................................................21

Section 22. Indemnity and Expenses..............................................................................22

Section 23. Amendments; Waivers; Etc............................................................................23

Section 24. Addresses for Notices...............................................................................23

Section 25. Continuing Security Interest; Assignments of the Notes..............................................23

Section 26. Release and Termination.............................................................................24

Section 27. Execution in Counterparts...........................................................................24

Section 28. The Mortgages.......................................................................................24

Section 29. Governing Law.......................................................................................24


Schedules

Schedule I           -     Location, Chief Executive Office, Place Where Agreements Are Maintained,
                           Type Of Organization, Jurisdiction
                           Of Organization And Organizational Identification Number
Schedule II          -     Pledged Equity and Pledged Debt
Schedule III         -     Locations of Equipment and Inventory
Schedule IV          -     Changes in Name, Location, Etc.
Schedule V           -     Patents, Trademarks and Trade Names, Copyrights and IP Agreements
Schedule VI          -     Account Collateral
Schedule VII         -     Account Collateral not Subject to Account Control Agreement
Schedule VIII        -     Commercial Tort Claims
Schedule IX          -     Letters of Credit

Exhibits

Exhibit A            -     Form of Security Agreement Supplement
Exhibit B            -     Form of Account Control Agreement (Deposit Account/Securities                                   Account)
Exhibit C            -     Form of Securities Account Control Agreement
Exhibit D            -     Form of Commodity Account Control Agreement
Exhibit E            -     Form of Intellectual Property Security Agreement
Exhibit F            -     Form of Intellectual Property Security Agreement Supplement
Exhibit G            -     Form of Consent to Assignment of Letter of Credit Rights

                  SECURITY AGREEMENT dated as of the Effective Date (as defined in the Note and Warrant Purchase Agreement referred to below) made by the Persons listed on the signature pages hereof and the Additional Grantors (as defined in Section 23(c)) (such Persons so listed and the Additional Grantors being, collectively, the "Grantors") to Madeleine L.L.C., as collateral agent (the "Collateral Agent") for the Secured Parties under the Note Purchase Agreement referred to below.

                  PRELIMINARY STATEMENTS.


                  (1) ICG Communications, Inc., a Delaware corporation (the "Company"), has entered into a Note and Warrant Purchase Agreement dated as of July [24], 2002 (such Agreement, as the same may be hereafter amended, supplemented or otherwise modified from time to time, collectively, the Note Purchase Agreement) with Madeleine L.L.C. and Morgan Stanley & Co., Incorporated (each a "Purchaser" and collectively, the "Purchasers"). Capitalized terms used and not otherwise defined herein have the respective meanings set forth in the Note Purchase Agreement.

                  (2) Pursuant to the Note Purchase Agreement, the Grantors are entering into this Agreement in order to grant to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Collateral (as hereinafter defined).

                  (3) The Company is party to the Subordination Agreement, dated as of the Effective Date, among the Purchasers (collectively, the "Subordinated Creditors"), Madeleine L.L.C., as agent for the Subordinated Creditors, and the "Administrative Agent" and the "Collateral Agent" (each as defined in the Senior Financing Agreement) on behalf of the Lenders (as defined in the Senior Financing Agreement). For so long as the Senior Financing Agreement and the Collateral Documents (as defined therein) remain in effect, to the extent this Agreement relates to any Collateral constituting "Specified Collateral" under (and as defined in) the Subordination Agreement, references herein to "Collateral Agent" shall mean and be a reference to Royal Bank of Canada as Collateral Agent (the "Senior Agent") for the Lenders referred to in the Senior Loan Documents, rather than Madeleine L.L.C., with respect to any and all Specified Collateral at any time under the Senior Agent's possession or control. Any requirement that a Grantor deliver any Collateral to the possession or control of the Collateral Agent hereunder may be satisfied by such Grantor's delivery of possession or control thereof to the Senior Agent; provided that, as more fully set forth in the Subordination Agreement, the Senior Agent shall be agent for the "Junior Agent" (as defined in the Subordination Agreement) solely for purposes of perfecting the Junior Agent's lien on such Specified Collateral and shall not have any duty or liability to protect or preserve any rights of the Junior Agent or the Junior Lenders (as defined in the Subordination Agreement) with respect to the Specified Collateral except as set forth in the Subordination Agreement. This Agreement is subject to the terms of the Subordination Agreement, as more fully described in Section 30 hereof.

                  (4) Each Grantor is the owner of the shares of stock or other Equity Interests (the "Initial Pledged Equity") set forth opposite such Grantor's name on and as otherwise described in Part I of Schedule II hereto and issued by the Persons named therein and of the indebtedness evidenced by promissory notes (the "Initial Pledged Debt") set forth opposite such Grantor's name on and as otherwise described in Part II of
Schedule II hereto and issued by the obligors named therein.

                  (5) The Company will open a collateral deposit account, entitled Royal Bank of Canada, as Collateral Agent - ICG Cash Collateral Account, (the "Collateral Account"), with Wachovia Bank N.A., or one of its Affiliates in the name of the Senior Agent and under the sole control and dominion of the Collateral Agent and subject to the terms of this Agreement.

                  (6) The Company and/or one or more of the other Grantors has opened or will open operating deposit accounts, (i) Account No. 101-806-8921, with Wells Fargo Bank, N.A., (ii) Account Nos. 014-7060 and 022-5277, with Mellon Bank, N.A. and (iii) an account with Wachovia Bank, N.A., or one of its Affiliates (the "Operating Accounts"), in each case, in the name of the Company and subject to the terms of this Agreement.

                  (7) The Company and the other Grantors have opened other deposit accounts (the "Other Deposit Accounts") with banks, in the name of the Company and the other Grantors and subject to the terms of this Agreement, as described in Schedule VI hereto.

                  (8) The Company is the beneficiary under certain letters of credit as described in Schedule IX.

                  (9) It is a condition precedent to the effectiveness of the Note Purchase Agreement that the Grantors shall have granted the security interest and made the pledge contemplated by this Agreement.

                  (10) Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Note Documents.

                  (11) Further, unless otherwise defined in this Agreement or in the Note Purchase Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) and/or in the Federal Book Entry Regulations (as defined below) are used in this Agreement as such terms are defined in such
Article 8 or 9 and/or the Federal Book Entry Regulations. "UCC" means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" means the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. The term "Federal Book Entry Regulations" means
(a) the federal regulations contained in Subpart B ("Treasury/Reserve Automated Debt Entry System (TRADES)") governing book-entry securities consisting of U.S. Treasury bonds, notes and bills and Subpart D ("Additional Provisions") of 31 C.F.R. Part 357, 31 C.F.R. ss. 357.2, ss.
357.10 through ss. 357.14 and ss. 357.41 through ss. 357.44 and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book-entry securities.

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Purchaser to enter into the Note Purchase Agreement and to induce the Hedge Banks to enter into Secured Hedge Agreements from time to time, each Grantor hereby agrees with the Collateral Agent for its benefit and the ratable benefit of the Secured Parties as follows:

                  Section 1. Grant of Security

                  Each Grantor hereby grants to Madeleine L.L.C., in its capacity as Collateral Agent hereunder, for the ratable benefit of the Secured Parties, a security interest in such Grantor's right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the "Collateral"):

                  (a) all equipment in all of its forms, including, without limitation, all machinery, tools, motor vehicles, vessels, aircraft, furniture and fixtures and all parts thereof and all accessions thereto and all software related thereto, including, without limitation, software that is embedded in and is part of the equipment (any and all such property being the "Equipment");

                  (b) all inventory (including but not limited to, all telecommunications equipment and goods and all ancillary equipment and goods) in all of its forms including (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor), and all accessions thereto and products thereof and documents therefor, and all software related thereto, including, without limitation, software that is embedded in and is part of the inventory (any and all such property being the "Inventory");

                  (c) all accounts (including, without limitation, health-care-insurance receivables), chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts, letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clause (d), (e) or
         (f) below, being the "Receivables", and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts to the extent not referred to in (d), (e) or (f) below being the "Related Contracts");

                  (d) the following (the "Security Collateral"):

                           (i) the Initial Pledged Equity and the
                  certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto;

                           (ii) the Initial Pledged Debt and the
                  instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

                           (iii) all additional shares of stock and other
                  Equity Interests from time to time acquired by such Grantor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the "Pledged Equity"), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto;

                           (iv) all additional indebtedness from time to
                  time owed to such Grantor evidenced by promissory notes (such indebtedness, together with the Initial Pledged Debt, being the "Pledged Debt") and the instruments, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

                           (v) all other investment property (including,
                  without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, distributions, value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all subscription warrants, rights or options issued thereon or with respect thereto;

                  (e) the following (collectively, the "Account
         Collateral"):


                           (i) the Collateral Account, the Operating
                  Accounts and the Other Deposit Accounts and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such funds and financial assets, and all certificates and instruments, if any, from time to time representing or evidencing the Collateral Account, the Operating Accounts and the Other Deposit Accounts;

                           (ii) all promissory notes, certificates of
                  deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor, including, without limitation, those delivered or possessed in substitution for or in addition to any or all of the then existing Account Collateral; and

                           (iii) all interest, dividends, distributions,
                  cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

                  (f) the following (collectively, the "Intellectual Property Collateral"):

                           (i) all patents, patent applications, utility
                  models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (the "Patents");

                           (ii) all trademarks, service marks, domain
                  names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby ("Trademarks");

                           (iii) all copyrights, including, without
                  limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered
                  ("Copyrights");

                           (iv) all computer software, programs and
                  databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing ("Computer Software");

                           (v) all confidential and proprietary
                  information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, "Trade Secrets"), and all other intellectual and intangible property of any type, including, without limitation, industrial designs and mask works;

                           (vi) all registrations and applications for
                  registration for any of the foregoing, including, without limitation, those registrations and applications for registration set forth in Schedule VI hereto (as such Schedule VI may be supplemented from time to time by any IP Security Agreement Supplements (as defined below)) together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

                           (vii) all rights in the foregoing provided by
                  international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

                           (viii) all agreements, permits, consents, orders
                  and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth in Schedule V hereto ("IP Agreements"); and

                           (ix) any and all claims for damages and
                  injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

                  (g) all commercial tort claims described in Schedule X hereto (collectively, the "Commercial Tort Claims Collateral");

                  (h) all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral; and

                  (i) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (i) of this Section 1 and this clause (j)) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, (B) tort claims, including, without limitation, all commercial tort claims and (C) cash.

                  Not withstanding anything herein to the contrary, in no event shall the security interest granted under Section 1 hereof attach to
(i) any of the outstanding capital stock of a CFC in excess of 65% of the voting power of all classes of capital stock of such CFC entitled to vote and (ii) the Grantor's rights under contracts and agreements (other than (a) Accounts and General Intangibles for money due or to become due thereunder and (b) any contract as to which consent for the Lien created hereby has been obtained) which by their terms prohibit the granting of a security interest or assignment thereof and are not, because of other applicable law, subject to the provisions of Article 9 rendering such prohibitions ineffective (the "Restricted Agreements"), and in each case the foregoing shall not be "Collateral" hereunder.

                  Section 2. Security for Obligations. This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under the Note Documents, whether direct or indirect, absolute or contingent, and including, without limitation, any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the "Secured Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to the Purchaser under the Note Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Grantor.

                  Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any of the Grantors from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) neither the Collateral Agent nor the Purchaser shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Note Document, nor shall the Collateral Agent or the Purchaser be obligated to perform any of the obligations or duties of any of the Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                  Section 4. Delivery and Control of Security Collateral and Account Collateral (a) Subject to Section 30 hereof, all certificates or instruments representing or evidencing Security Collateral or Account Collateral (other than checks deposited for collection and chattel paper) with a value greater than or equal to $5,000, individually, shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time in its discretion and without prior notice to the Grantors, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral and Account Collateral, subject only to the revocable rights specified in Section 15(a). In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Security Collateral or Account Collateral for certificates or instruments of smaller or larger denominations.

                  (b) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes a security and is not represented or evidenced by a certificate or an instrument, the applicable Grantor shall, subject to Section 30 hereof, cause the issuer thereof to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to the Collateral Agent. With respect to any Security Collateral in which any Grantor has any right, title or interest and that is not an uncertificated security, upon the request of the Collateral Agent, such Grantor will notify each such issuer of Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder.

                  (c) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes a security entitlement with a value greater than or equal to $5,000, individually, in which the Collateral Agent is not the entitlement holder, such Grantor shall (within 30 days of the Purchase Date for such entitlements in existence on the Purchase Date, subject to Section 30 hereof) cause the securities intermediary with respect to such security entitlement, either
(i) to identify in its records the Collateral Agent as having such security entitlement against such securities intermediary or (ii) to agree in an authenticated record with such Grantor and the Collateral Agent that such securities intermediary will comply with entitlement orders (that is, notifications communicated to such securities intermediary directing transfer or redemption of the financial asset to which such Grantor has a security entitlement) originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in substantially the form of Exhibit C or otherwise in form and substance satisfactory to the Collateral Agent (such agreement being a "Securities Account Control Agreement").

                  (d) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes a commodity contract, such Grantor shall, subject to Section 30 hereof, cause the commodity intermediary with respect to such commodity contract to agree in an authenticated record with such Grantor and the Collateral Agent that such commodity intermediary will apply any value distributed on account of such commodity contract as directed by the Collateral Agent without further consent of such Grantor, such authenticated record to be in substantially the form of Exhibit D hereto or otherwise in form and substance satisfactory to the Collateral Agent (such agreement being a "Commodity Account Control Agreement", and all such authenticated records, together with all Securities Account Control Agreements being, collectively, "Security Control Agreements").

                  (e) No Grantor will change or add any securities intermediary or commodity intermediary that maintains any securities account or commodity account in which any of the Collateral is credited or carried, or change or add any such securities account or commodity account, in each case without first complying with the above provisions of this
Section 4 in order to perfect the security interest granted hereunder in such Collateral.

                  (f) With respect to any Security Collateral that constitutes a securities account or a commodity account, the applicable Grantor will, in the case of a securities account, comply with subsection
(c) of this Section 4 with respect to all security entitlements carried in such securities account and, in the case of a commodity account, comply with subsection (d) of this Section 4 with respect to all commodity contracts carried in such commodity account.

                  (g) With respect to any Security Collateral in which any Grantor has any right, title or interest that constitutes Pledged Debt, upon the request of the Collateral Agent, such Grantor will notify each issuer of such Pledged Debt that such Pledged Debt is subject to the security interest granted hereunder.



                  Section 5. Maintaining the Account Collateral. Until the termination of the security interest granted hereunder:

                  (a) Subject to Section 30 hereof, on the Effective Date, each Grantor will maintain all Account Collateral only with the Senior Agent or with banks (the "Pledged Account Banks") that have agreed, in a record authenticated by the Grantor, the Collateral Agent and the Pledged Account Banks, to (i) comply with instructions originated by the Collateral Agent directing the disposition of funds in the Account Collateral without the further consent of the Grantor and (ii) waive or subordinate in favor of the Collateral Agent all claims of the Pledged Account Banks (including, without limitation, claims by way of a security interest, lien or right of setoff or right of recoupment but not including claims for fees or returned items) to the Account Collateral, which authenticated record shall be substantially in the form of Exhibit B hereto, or shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent (the "Account Control Agreement"); provided, however, this Section 5(a) shall not apply to Other Deposit Accounts listed in Schedule VII hereto so long as the amounts on deposit in such Other Deposit Accounts shall not, either individually or in the aggregate exceed the sum of (i) the amount necessary to cash collateralize Debt described in Section 7.2 (b)(iii)(H) of the Note Purchase Agreement, (ii) the amount necessary to cash collateralize Debt securing Liens of the type described in clause (iv) for the definition of "Permitted Liens" and (iii) $8,500,000 for any payroll account or other retail account.

                  (b) (i) After the occurrence and during the continuance of any Event of Default and at the written direction of the Collateral Agent, each Grantor shall, subject to Section 30 hereof, promptly instruct each Affiliate of such Grantor obligated at any time to make any payment to such Grantor for any reason (an "Obligor") to make such payment to an Other Deposit Account or to the Collateral Account and shall pay to the Collateral Agent for deposit in the Collateral Account, at the end of each Business Day, all proceeds of Collateral.

                  (ii) After the occurrence and during the continuance of any Event of Default and at the written direction of the Collateral Agent, each Grantor shall, subject to Section 30 hereof, promptly instruct each Person who is not an Affiliate of such Grantor obligated at any time to make any payment to such Grantor for any reason to make such payment to an Other Deposit Account or to the Collateral Account and shall pay to the Collateral Agent for deposit in the Collateral Account, at the end of each Business Day, all proceeds of Collateral.

                  (c) Each Grantor agrees that it will not add any bank that maintains a deposit account for such Grantor or open any new deposit account with any then existing Pledged Account Bank unless
         (i) the Collateral Agent shall have received at least 10 days' prior written notice of such additional bank or such new deposit account, and (ii) subject to Section 30 hereof, the Collateral Agent shall have received, in the case of a bank or Pledged Account Bank that is not the Collateral Agent, an Account Control Agreement authenticated by such new bank and such Grantor, or a supplement to an existing Account Control Agreement with such then existing Pledged Account Bank, covering such new deposit account (and, upon the receipt by the Collateral Agent of such Account Control Agreement or supplement, Schedule VI hereto shall be automatically amended to include such Other Deposit Account). Each Grantor agrees that it will not terminate any bank as a Pledged Account Bank or terminate any Account Collateral, except that, subject to Section 30 hereof, the Grantor may terminate an Other Deposit Account, and terminate a bank as a Pledged Account Bank with respect to such Other Deposit Account, if it gives the Collateral Agent at least 10 days' prior written notice of such termination (and, upon such termination, Schedule VI hereto shall be automatically amended to delete such Pledged Account Bank and Other Deposit Account).

                  (d) Upon any termination by a Grantor of any Other Deposit Account by any Grantor, or by any Pledged Account Bank with respect thereto, such Grantor will, subject to Section 30 hereof, immediately (i) transfer all funds and property held in such terminated Other Deposit Account to another Other Deposit Account listed in Schedule VI or to the Collateral Account and
         (ii) notify all Obligors that were making payments to such Other Deposit Account to make all future payments to another Other Deposit Account listed in Schedule VI hereto or to the Collateral Account, in each case so that the Collateral Agent shall have a continuously perfected security interest in such Account Collateral, funds and property. Each Grantor agrees to terminate any or all Account Collateral and Account Control Agreements upon request by the Collateral Agent.

                  (e) Subject to Section 30 hereof, the Collateral Agent shall have the sole right to direct the disposition of funds with respect to the Collateral Account; and it shall be a term and condition of the Collateral Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Collateral Account, that no amount (including, without limitation, interest on Cash Equivalents credited thereto) will be paid or released to or for the account of, or withdrawn by or for the account of, the Company or any other Person from the Collateral Account.

                  (f) If an Event of Default shall have occurred and be continuing, the Collateral Agent may, subject to Section 30 hereof, at any time and without notice to, or consent from, the Grantor, (i) transfer, or direct the transfer of, funds from the Account Collateral to satisfy the Grantor's obligations under the Note Documents and (ii) transfer, or direct the transfer of, funds from the Other Deposit Accounts to the Collateral Account.

                  Section 6. Investing of Amounts in the Collateral Account. Subject to Section 30 hereof, the Collateral Agent will, subject to the provisions of Sections 5 and 21, from time to time (a) invest, or direct the applicable Pledged Account Bank to invest, amounts received with respect to the Collateral Account in such Cash Equivalents credited to (A) the Collateral Account as the Company may select and the Collateral Agent may approve or (B) in the case of Cash Equivalents consisting of Securities Collateral, a securities account in which the Collateral Agent is the securities intermediary or a securities account subject to a Securities Account Control Agreement, and (b) invest interest paid on the Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents credited in the same manner. Interest and proceeds that are not invested or reinvested in Cash Equivalents as provided above shall be deposited and held in the relevant Collateral Account. In addition, the Collateral Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to exchange, or direct the applicable Pledged Account Bank to exchange, such Cash Equivalents for similar Cash Equivalents of smaller or larger determinations, or for other Cash Equivalents, credited to the Collateral Account, as the case may be.

                  Section 7. Release of Amounts. Subject to Section 5(e) and so long as no Event of Default shall have occurred and be continuing, the Collateral Agent will pay and release, or direct the applicable Pledged Account Bank to pay and release, to the Company or at its order or, at the request of the Company, to the Collateral Agent to be applied to the Obligations of the Company under the Note Documents, such amount, if any, as is then on deposit in the Collateral Account, as the case may be, in each case to the extent permitted to be released under the terms of the Note Purchase Agreement.

                  Section 8. Maintaining Electronic Chattel Paper, Transferable Records and Letter-of-Credit Rights and Giving Notice of Commercial Tort Claims. Until the termination of the security interest granted hereunder:

                  (a) Subject to Section 30 hereof, each Grantor will maintain (i) all electronic chattel paper so that the Collateral Agent has control of the electronic chattel paper in the manner specified in Section 9-105 of the UCC and (ii) all transferable records so that the Collateral Agent has control of the transferable records in the manner specified in Section 16 of the Uniform Electronic Transactions Act, as in effect in the jurisdiction governing such transferable record ("UETA" );

                  (b) Subject to Section 30 hereof, each Grantor will maintain all letter-of-credit rights assigned to the Collateral Agent, including, without limitation, all letter-of-credit rights associated with the letters of credit described in Schedule IX, so that the Collateral Agent has control of the letter-of-credit rights in the manner specified in Section 9-107 of the UCC; and

                  (c) Each Grantor will promptly give notice to the Collateral Agent of any commercial tort claim for which it intends to pursue a remedy that may arise in the future and will immediately execute or otherwise authenticate a supplement to this Agreement, and otherwise take all necessary action, to subject such commercial tort claim to the security interest created under this Agreement.

                  Section 9. Representations and Warranties. Each of the Grantors represents and warrants as follows as of the Effective Date:

                  (a) Such Grantor's exact legal name, as defined in
         Section 9-503(a) of the UCC, is correctly set forth in Schedule I hereto. Such Grantor has only the trade names, domain names and marks listed on Schedule V hereto. Such Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office in the state or jurisdiction set forth in
         Schedule I hereto. The information set forth in Schedule I hereto with respect to such Grantor is true and accurate in all respects. Such Grantor has not previously changed its name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number during the last five years from those set forth in Schedule I hereto except as disclosed in Schedule V hereto.

                  (b) All of the Equipment and Inventory of such Grantor are located at the places specified therefor in Schedule III hereto.

                  (c) Such Grantor is the legal and beneficial owner of the Collateral of such Grantor free and clear of any Lien, claim, option or right of others, except for the security interest created by this Agreement and other Liens permitted by the Note Purchase Agreement.

                  (d) Except for possessory interests of landlord and warehousemen, such Grantor has exclusive possession and control of the Equipment and Inventory other than Equipment and Inventory stored at any leased premises or warehouse for which the Company, in accordance with the terms of Section 7.1(s) of the Note Purchase Agreement, will use commercially reasonable efforts to obtain a landlord's or warehouseman's agreement, in form and substance satisfactory to the Collateral Agent, as so indicated by an asterisk on Schedule III hereto, as such Schedule III may be amended from time to time pursuant to Section 11(a). In the case of Equipment and Inventory located on leased premises or in warehouses, no lessor or warehouseman of any premises or warehouse upon or in which such Equipment or Inventory is located has (i) issued any warehouse receipt or other receipt in the nature of a warehouse receipt in respect of any Equipment or Inventory, (ii) issued any document for any of such Grantor's Equipment or Inventory or (iii) received notification of any secured party's interest (other than the security interest granted hereunder or under the Senior Loan Documents) in such Grantor's Equipment.

                  (e) The Pledged Equity of any Credit Party pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non-assessable. With respect to any Pledged Equity that is an uncertificated security, the Grantor in respect thereof has caused the issuer thereof either (i) subject to
         Section 30 hereof, to register the Collateral Agent as the registered owner of such security or (ii) to agree in an authenticated record with such Grantor and, subject to Section 30 hereof, the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor. If such Grantor is an issuer of Pledged Equity, such Grantor confirms that it has received notice of such security interest. To the best of the Grantor's knowledge, the Pledged Debt pledged by such Grantor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, is evidenced by one or more promissory notes (which notes have been delivered to the Collateral Agent) and is not in default.

                  (f) The Initial Pledged Equity issued by Subsidiaries of the Company constitutes the percentage of the issued and outstanding equity interests of the issuers thereof indicated on
         Schedule II. The Initial Pledged Debt is outstanding in the principal amount indicated on Schedule II.

                  (g) All of the investment property owned by such Grantor is listed on Schedule II hereto.

                  (h) Such Grantor has no deposit accounts, other than the Account Collateral listed on Schedule VI hereto, as such Schedule VI may be amended from time to time pursuant to Section 5(d), and Account Control Agreements are in effect for each deposit account that constitutes Account Collateral (other than Account Collateral consisting of deposit accounts maintained with the Collateral Agent), except to the extent such Account Control Agreements are not required by Section 5(a).

                  (i) Such Grantor is not a beneficiary or assignee under any letter of credit, other than the letters of credit described in Schedule IX hereto, as such Schedule IX may be amended from time to time, and legal, binding and enforceable Consents to Assignment of Letter of Credit Rights, in the form of the Consent to Assignment of Letter of Credit Rights attached hereto as Exhibit H, are in effect for each letter of credit that constitutes Collateral. Such Grantor has instructed all issuers and nominated persons under letters of credit in which the Grantor is the beneficiary or assignee to make all payments to either an Other Deposit Account or the Cash Concentration Account.

                  (j) All filings and other actions (including, without limitation, (A) actions necessary to obtain control of Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC and Section 16 of UETA and (B) actions necessary to perfect the Collateral Agent's security interest with respect to Collateral evidenced by a certificate of ownership) necessary to perfect the security interest in the Collateral of such Grantor created under this Agreement have been duly made or taken and are in full force and effect (other than with respect to motor vehicles, Accounts not subject to control agreements and FCC licenses), and this Agreement creates in favor of the Collateral Agent a valid and, together with such filings and other actions, perfected second priority (subject to the Liens permitted by the Note Documents) security interest in the Collateral of such Grantor, securing the payment of the Secured Obligations.

                  (k) Except as have been obtained as of the Effective Date, no consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required either (i) for the grant by such Grantor of the security interest granted by it hereby, for the pledge by such Grantor of the Security Collateral pursuant hereto or for the execution, delivery or performance of this Agreement by such Grantor, (ii) for the perfection or maintenance of the security interest created hereby (including the priority of such security interest), except for the filing of financing and continuation statements under the UCC, the recordation of the Intellectual Property Security Agreements referred to in Section 14(f) with the U.S. Patent and Trademark Office and the U.S. Copyright Office and the actions described in Section 4 with respect to Security Collateral and
         Section 5 with respect to the Account Collateral or (iii) for the exercise by the Collateral Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

                  (l) The Inventory has been produced by such Grantor in material compliance with all requirements of the Fair Labor Standards Act.

                  (m) As to itself and its Intellectual Property
         Collateral:

                           (i) The operation of such Grantor's business as
                  currently conducted or as contemplated to be conducted and the use of the Intellectual Property Collateral in connection therewith do not, to the Grantor's knowledge, conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party, except as could not reasonably be expected to have a Material Adverse Effect.

                           (ii) To the Grantor's knowledge, such Grantor is
                  the exclusive owner of all right, title and interest in and to the Intellectual Property Collateral owned by Grantor, and, to the Grantor's knowledge, such Grantor is entitled to use all Intellectual Property Collateral as used in the conduct of its business, subject only to the terms of the IP Agreements.

                           (iii) The Intellectual Property Collateral set
                  forth on Schedule V hereto includes all of the patents, patent applications, trademark registrations and applications, domain names, copyright registrations and applications and material IP Agreements owned by such Grantor.

                           (iv) The material Intellectual Property
                  Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to the best of such Grantor's knowledge, is valid and enforceable. Such Grantor is not aware of any uses of any material item of Intellectual Property Collateral that could be reasonably expected to lead to such item becoming invalid or unenforceable.

                           (v) Such Grantor has made or performed all
                  filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in each and every item of Intellectual Property Collateral set forth on Schedule V hereto in full force and effect, including, without limitation, recordations of any of its interests in the Patents and Trademarks set forth on Schedule V hereto with the U.S. Patent and Trademark Office and in corresponding national and international patent offices where any such Intellectual Property Collateral is registered or a registration is pending, and recordation of any of its interests in the Copyrights with the U.S. Copyright Office and in corresponding national and international copyright offices to the extent applicable. Such Grantor has used proper statutory notice in connection with its use of each patent, trademark and copyright in the Intellectual Property Collateral to the extent required to maintain or preserve all of such Grantor's rights therein.

                           (vi) No claim, action, suit, investigation,
                  litigation or proceeding has been asserted in writing or is pending or threatened against such Grantor (i) based upon or challenging or seeking to deny or restrict the Grantor's rights in or use of any of the Intellectual Property Collateral, (ii) alleging that the Grantor's rights in or use of the Intellectual Property Collateral or that any services provided by, processes used by, or products manufactured or sold by, such Grantor infringe, misappropriate, dilute, misuse or otherwise violate any patent, trademark, copyright or any other proprietary right of any third party, or (iii) alleging that the Intellectual Property Collateral is being licensed or sublicensed in violation or contravention of the terms of any license or other agreement except as could not reasonably be expected to have a Material Adverse Effect. To the Grantor's knowledge, no Person is engaging in any activity that infringes, misappropriates, dilutes, misuses or otherwise violates the Intellectual Property Collateral or the Grantor's rights therein, except as could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule VI hereto, such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any Person with respect to any material part of the Intellectual Property Collateral. The consummation of the transactions contemplated by the Note Documents will not result in the termination or impairment of any of the Intellectual Property Collateral, except as will not have a Material Adverse Effect.

                           (vii) With respect to each IP Agreement: (A)
                  such IP Agreement has been duly authorized, executed and delivered by Grantor, and is valid and binding and in full force and effect and, to the extent it contains an integration clause that is enforceable, represents the entire agreement between the respective parties thereto with respect to the subject matter thereof; (B) IP Agreements that are included in the Collateral will not cease to be valid and binding and in full force and effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such IP Agreement or otherwise give any party thereto a right to terminate such IP Agreement except as will not have a Material Adverse Effect; (C) such Grantor has not received any notice of termination or cancellation under any material IP Agreement; (D) neither Grantor nor, to any Grantor's knowledge, any other party to any material IP Agreement is in breach or default thereof in any material respect, and such Grantor has not received any notice of a breach or default under any material IP Agreement, which breach or default has not been cured and (E) such Grantor has not granted to any other third party any rights, adverse or otherwise under such IP Agreement other than Liens securing the holders of the Senior Indebtedness.

                           (viii) To the best of such Grantor's knowledge,
                  (A) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor's Intellectual Property Collateral in any material respect.

                           (ix) No Grantor or Intellectual Property
                  Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any material Intellectual Property Collateral, except as may be contained in an IP Agreement or that would impair the validity or enforceability of such Intellectual Property Collateral.

                  (n) The Grantor has no commercial tort claims for which it expects to pursue a remedy (as defined in Section 9-102(13) of the UCC) other than those listed in Schedule VIII hereto.

                  Section 10. Further Assurances (a) Subject to Section 30 hereof, each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request under U.S. law (including, without limitation, to the extent required under the Note Documents, procuring third party consents), in order to perfect and protect any pledge or security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, subject to Section 30 hereof, such Grantor will: (i) mark conspicuously each document included in the Inventory, each chattel paper included in the Receivables, each Related Contract, each Assigned Agreement and, at the request of the Collateral Agent, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such document, chattel paper, Related Contract, Assigned Agreement or Collateral is subject to the security interest granted hereby; (ii) if any Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Collateral Agent hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent; and (iii) execute, or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent may request, in order to perfect and preserve the pledge and security interest granted or purported to be granted by such Grantor hereunder; (iv) deliver and pledge to the Collateral Agent certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; (v) take all action necessary to the extent required under the Note Documents to ensure that the Collateral Agent has control of Collateral consisting of deposit accounts, electronic chattel paper, investment property, letter-of-credit rights and transferable records as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC and in Section 16 of UETA; (vi) cause the Collateral Agent to be the beneficiary under all letters of credit that constitute Collateral, with the exclusive right to make all draws under such letters of credit, and with all rights of a transferee under Section 5-114(e) of the UCC; and
(vii) deliver to the Collateral Agent evidence that all other action that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest created by such Grantor under this Agreement has been taken.

                  (b) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

                  (c) Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

                  Section 11. As to Equipment and Inventory. (a) Each Grantor shall cause its Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall forthwith, or in the case of any loss or damage to any of such Equipment as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Each Grantor shall promptly furnish to the Collateral Agent a statement respecting any loss or damage to any material portion of the Equipment or Inventory of such Grantor.

                  (b) In producing the Inventory, each Grantor shall comply in all material respects with all requirements of the Fair Labor Standards Act.

                  Section 12. Insurance. (a) Each Grantor shall, at its own expense, maintain insurance with respect to its Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as is required under the Note Purchase Agreement. Each policy for property insurance shall provide for all losses to be paid on behalf of the Collateral Agent and such Grantor as their interests may appear, and each policy for property damage insurance shall provide for all losses (except for losses of less than $5,000,000 per occurrence) to be paid directly to the Collateral Agent, subject to Section 30 hereof. Each such policy shall in addition (i) name such Grantor and the Collateral Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent notwithstanding any action, inaction or breach of representation or warranty by such Grantor, (iii) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto and (iv) provide that at least 10 days' prior written notice of cancellation or of lapse shall be given to the Collateral Agent by the insurer. Each Grantor shall, if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of such insurance and, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, each Grantor shall, at the request of the Collateral Agent, duly exercise and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 10 and cause the insurers to acknowledge notice of such assignment.

                  (b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 12 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 12 is not applicable, the applicable Grantor shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory as deemed desirable in the reasonable opinion of the Grantor, and any proceeds of insurance maintained by such Grantor pursuant to this Section 12 shall be paid to such Grantor as reimbursement for the costs of such repairs or replacements.

                  (c) Upon the occurrence and during the continuance of any Event of Default or the actual or constructive total loss (in excess of $5,000,000 per occurrence) of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall subject to Section 30 hereof, be paid to and applied by the Collateral Agent as specified in
Section 21(b).

                  Section 13. Post-Closing Changes; Bailees; Collection on Receivables and Related Contracts (a) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 9(a) of this Agreement without first giving at least 30 days' prior written notice to the Collateral Agent and taking all action reasonably required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement. No Grantor will become bound by a security agreement authenticated by another Person (determined as provided in Section 9-203(d) of the UCC) without giving the Collateral Agent 30 days' prior written notice thereof and taking all action required by the Collateral Agent to ensure that the perfection and priority of the Collateral Agent's security interest in the Collateral will be maintained. Each Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Related Contracts, and will permit representatives of the Collateral Agent at any time upon reasonable notice and during normal business hours to inspect and make abstracts from such records and other documents. If the Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.

                  (b) Subject to Section 30 hereof, if any Collateral with a replacement value in excess of $1,000,000 of any Grantor is at any time in the possession or control of a warehouseman, bailee and an agent, and if the Collateral Agent so requests such Grantor will (i) notify such warehouseman, bailee or agent of the security interest created hereunder,
(ii) instruct such warehouseman, bailee or agent to hold all such Collateral solely for the Collateral Agent's account subject only to the Collateral Agent's instructions (which shall permit such Collateral to be removed by such Grantor in the ordinary course of business until the Collateral Agent notifies such warehouseman, bailee or agent that an Event of Default has occurred and is continuing), (iii) use commercially reasonable efforts to cause such warehouseman, bailee or agent to authenticate a record acknowledging that it holds possession of such Collateral for the Collateral Agent's benefit and shall act solely on the instructions of the Collateral Agent without the further consent of the Grantor or any other Person, and (iv) make such authenticated record available to the Collateral Agent.

                  (c) Subject to Section 30 hereof, except as otherwise provided in this subsection (c), each Grantor shall continue to collect, at its own expense, all amounts due or to become due such Grantor under the Receivables and Related Contracts in the manner such Grantor currently collects such amounts. In connection with such collections made in respect of Related Contracts with, or Receivables owing from, a Person being an affiliate of such Grantor, such Grantor may take (and, subject to Section 30 hereof, at the Collateral Agent's direction, shall take) such action as such Grantor or the Collateral Agent may reasonably deem necessary or advisable to enforce or expedite collection of the Receivables or amounts due or to become due under the Receivables and Related Contracts; provided, however, that the Collateral Agent shall, subject to Section 30 hereof, have the right at any time that an Event of Default has occurred and is continuing, upon written notice to such Grantor of its intention to do so, to notify the Obligors in respect of any Receivables and under any Assigned Agreements and Related Contracts of the pledge of such Receivables and Related Contracts to the Collateral Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent or its designee and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables and Related Contracts directly against the relevant Obligor, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Receivables and Related Contracts, including, without limitation, those set forth set forth in Section 9-607 of the UCC. In connection with such collections made in respect of Receivables and Related Contracts owing from a Person not an affiliate of such Grantor, such Grantor may take (and, subject to Section 30 hereof, at the Collateral Agent's direction, shall take), after the occurrence and during the continuance of any Event of Default, such action as such Grantor or, subject to Section 30 hereof, the Collateral Agent may reasonably deem necessary or advisable to enforce or expedite collection of the Receivables and Related Contracts; provided, however, that, subject to
Section 30 hereof, the Collateral Agent shall have the right at any time after the occurrence and during the continuance of any Event of Default, upon written notice to such Grantor of its intention to do so, to notify the Obligors in respect of any Receivables and under any Related Contracts of the assignment of such Receivables and Related Contracts to the Collateral Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent or its designee and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables and Related Contracts directly against the relevant Obligor, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentences, subject to Section 30 hereof, for so long as an Event of Default is continuing, (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Receivable and Related Contracts shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable or any amount due or to become due or any payment in respect of any Related Contracts, release wholly or partly any Obligor thereof, or allow any credit or discount thereon.

                  (d) No Grantor will permit or consent to the subordination of its right to payment under any of the Receivables or the Related Contracts to any other indebtedness or obligations of the Obligor thereof.

                  Section 14. As to Intellectual Property Collateral. (a) With respect to each item of its Intellectual Property Collateral, each Grantor agrees to take, to the extent it believes the same to be appropriate in the exercise of its commercially reasonable judgment, and to the extent such steps are applicable to the particular type of Intellectual Property, at its expense, all necessary steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, as applicable, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. No Grantor shall, without the written consent of the Collateral Agent, abandon any Intellectual Property Collateral, or abandon any right to file an application for patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor's business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect, in which case, such Grantor will give prompt notice of any such abandonment to the Collateral Agent.

                  (b) Each Grantor agrees promptly to notify the Collateral Agent if such Grantor becomes aware (i) that any item of the Intellectual Property Collateral that is material may have become abandoned, placed in the public domain, invalid or unenforceable, or of any adverse determination or development regarding such Grantor's ownership of any of the Intellectual Property Collateral or to keep and maintain and enforce the same, or (ii) of any adverse determination other than in an office action or the institution of any proceeding (including, without limitation, the institution of any proceeding in the U.S. Patent and Trademark Office or any court) regarding any material item of the Intellectual Property Collateral.

                  (c) In the event that any Grantor becomes aware that any item of the Intellectual Property Collateral that is material to Grantor's business is being materially infringed or misappropriated by a third party, such Grantor shall promptly notify the Collateral Agent and shall take such commercially reasonable and appropriate actions, at its expense, to protect or enforce such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.

                  (d) Each Grantor shall use proper statutory notice in connection with its use of each item of its Intellectual Property Collateral to the extent necessary to maintain and preserve any of its rights therein. No Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain, except to the extent that it is commercially reasonable to do so.

                  (e) Each Grantor shall take all steps which it deems to be appropriate in the exercise of its commercially reasonable judgment to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services provided in connection with any of the Trademarks owned by Grantor, consistent with the quality of the products and services as of the date hereof, and taking all steps reasonably necessary to ensure that all licensed users of any of the Trademarks owned by Grantor use such consistent standards of quality.

                  (f) Each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit E hereto or otherwise in form and substance reasonably satisfactory to the Collateral Agent (an "Intellectual Property Security Agreement"), for recording the security interest granted hereunder to the Collateral Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities in the United States necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

                  (g) Each Grantor agrees that should it obtain an ownership interest in any item of the type set forth in Section 1(g) that is not on the date hereof a part of the Intellectual Property Collateral ("After-Acquired Intellectual Property") (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto. Each Grantor shall give prompt written notice to the Collateral Agent identifying the After-Acquired Intellectual Property that is the subject of a registration or application for registration in any jurisdiction, and such Grantor shall execute and deliver to the Collateral Agent with such written notice, or otherwise authenticate, an agreement substantially in the form of Exhibit F hereto or otherwise in form and substance reasonably satisfactory to the Collateral Agent (an "IP Security Agreement Supplement") covering such After-Acquired Intellectual Property which IP Security Agreement Supplement shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.

                  Section 15. Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing:

                           (i) Each Grantor shall be entitled to exercise
                  any and all voting and other consensual rights pertaining to its Security Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Note Documents; provided, however, that such Grantor shall not exercise or refrain from exercising any such right if, in the Collateral Agent's reasonable judgment, such action would have a material adverse effect on the value of the Security Collateral or any part thereof.

                           (ii) Each Grantor shall be entitled to receive
                  and retain any and all dividends, interest and other distributions paid in respect of its Security Collateral; provided, however, that subject to Section 30 hereof, any and all dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, such Security Collateral, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

                           (iii) The Collateral Agent shall execute and
                  deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

                  (b) Upon the occurrence and during the continuance of a Default or an Event of Default, subject to Section 30 hereof:

                            (i) All rights of each Grantor (x) upon notice
                  from the Collateral Agent to such effect to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 15(a)(i) shall, upon notice to such Grantor by the Purchaser, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to
                  Section 15(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

                            (ii) All dividends, interest and other
                  distributions that are received by each Grantor contrary to the provisions of paragraph (i) of this Section 15(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

                            (iii) The Collateral Agent shall be authorized
                  to send to each Securities Intermediary or Commodity Intermediary as defined in and under any Security Control Agreement a Notice of Exclusive Control as defined in and under such Security Control Agreement.

                  Section 16. As to Letter-of-Credit Rights. (a) Each Grantor, by granting a security interest in its Receivables consisting of letter-of-credit rights in an amount exceeding $1,000,000 to the Collateral Agent, intends to (and subject to Section 30 hereof, hereby does) collaterally assign to the Collateral Agent its rights (including its contingent rights) to the proceeds of all Related Contracts consisting of letters of credit of which it is or hereafter becomes a beneficiary or assignee. Each Grantor will promptly use its commercially reasonable efforts to cause the issuer of each letter of credit and each nominated person (if any) with respect thereto to consent to such assignment of the proceeds thereof in substantially the form of the Consent to Assignment of Letter of Credit Rights attached hereto as Exhibit G or otherwise in form and substance satisfactory to the Collateral Agent and deliver written evidence of such consent to the Collateral Agent.

                  (b) Upon the occurrence of an Event of Default (and subject to Section 30 hereof), each Grantor will, promptly upon request by the Collateral Agent, (i) notify (and such Grantor hereby authorizes the Collateral Agent to notify) the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Collateral Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Agent or its designee and (ii) arrange for the Collateral Agent to become the transferee beneficiary of letter of credit.

                  Section 17. Transfers and Other Liens; Additional Shares.
(a) Each Grantor agrees that it shall not (i) other than as permitted under the Note Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral.

                  (b) Each Grantor agrees that it shall (i) cause each issuer of the Pledged Equity not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities of each issuer of the Pledged Equity.

                  Section 18. Collateral Agent Appointed Attorney-in-Fact. Subject to Section 30 hereof, each Grantor hereby irrevocably appoints the Collateral Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent's discretion after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                  (a) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 10,

                  (b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

                  (c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

                  (d) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral.

                  Section 19. Collateral Agent May Perform If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, subject to Section 30 hereof, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 22(b).

                  Section 20. The Collateral Agent's Duties. (a) The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent's interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

                  (b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a "Subagent") for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Collateral Agent as security for the Secured Obligations of such Grantor,
(ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term "Collateral Agent," when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

                  Section 21. Remedies. Subject to Section 30 hereof, if any Event of Default shall have occurred and be continuing:

                  (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may (i) require any of the Grantors to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as are commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal of, all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section
         22) in whole or in part by the Collateral Agent against, all or any part of the Secured Obligations in such order as the Collateral Agent shall elect. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

                  (c) All payments received by each Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

                  (d) The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or any other deposit account.

                  (e) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Collateral Agent or its designee such Grantor's know-how and expertise, and records and documents relating to tangible embodiments of any Intellectual Property Collateral subject to such sale or other disposition, and to the manufacture, distribution, advertising and sale of products and services of such Grantor covered by such Intellectual Property Collateral.

                  Section 22. Indemnity and Expenses. (a) Each Grantor agrees to indemnify the Collateral Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Collateral Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

                  (b) Each Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

                  Section 23. Amendments; Waivers; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No failure on the part of the Collateral Agent to exercise, and no delay in exercising any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  (c) Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a "Security Agreement Supplement"), (i) such Person shall be referred to as an "Additional Grantor" and shall be and become a Grantor, and each reference in this Agreement to "Grantor" shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Note Documents to "Collateral" shall also mean and be a reference to the Collateral of such Additional Grantor, and
(ii) the supplemental Schedules I-IX attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I-IX, respectively, hereto, and the Collateral Agent may attach such Schedules as supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules, as supplemented pursuant hereto.

                  Section 24. Addresses for Notices. All notices and other communications provided for hereunder shall be either (i) in writing (including telecopy communication) and, mailed (by certified mail), telecopied, or otherwise delivered by hand or (ii) by electronic mail (if electronic mail addresses are designated as provided below) confirmed immediately in writing (including telecopy communication) to the Company or to the Collateral Agent, as the case may be, in each case addressed to such Person at its address specified in the Credit Agreement or, as to any other Grantor at its address set forth below the name of such Grantor on the signature pages hereto, or to the Security Agreement Supplement to which it is a party, as the case may be, or as to any party, either party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed (by certified mail), telecopied, sent by electronic mail or delivered shall be effective when received by the party being notified. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement, any Security Agreement Supplement hereto, or of any Schedule hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart hereto.

                  Section 25. Continuing Security Interest; Assignments of the Notes. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full in cash of the Secured Obligations, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any of the Purchasers may assign or otherwise transfer all or any portion of its rights and obligations under the Note Purchase Agreement (including, without limitation, all or any portion of its commitment, the Notes owing to it and the Note or Notes (if any) held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Purchaser herein or otherwise, in each case as provided in Section 9.2 of the Note Purchase Agreement.

                  Section 26. Release and Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral in accordance with the terms of the Note Documents (other than sales of Inventory in the ordinary course of business), the Collateral Agent will, at the applicable Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that the applicable Grantor shall have delivered to the Collateral Agent reasonable prior notice of the proposed release, together with a form of release for execution by the Collateral Agent and a certification by such Grantor to the effect that the transaction is in compliance with the Note Documents and as to such other matters as the Collateral Agent may reasonably request and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied in accordance with Section 6.2 of the Note Purchase Agreement shall be paid to, or in accordance with the instructions of, the Collateral Agent at the closing.

                  (b) Upon the payment in full in cash of the Secured Obligations that are then due and payable, the pledge and security interest granted hereby shall terminate and be released and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Collateral Agent will, at the applicable Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination and release, and the reassignment of all the Collateral Agent's right, title and interest to such Grantor.

                  Section 27. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

                  Section 28. The Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of fixtures and leases, letting and licenses of, and contracts and agreements relating to the lease of real property, and the terms of this Agreement shall be controlling in the case of all other Collateral.

                  Section 29. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

                  Section 30. Subordination. Notwithstanding any contrary the provision of this Agreement, but subject to this Section 30, the parties hereto covenant and agree that all rights of the Collateral Agent and the Purchasers to the Collateral hereunder shall be subordinated and subject in right of priority in accordance with the provisions of the Subordination Agreement. In furtherance thereof, for so long as the Senior Financing Agreement and the "Collateral Documents" (as defined therein) shall be in effect, in no event shall any Grantor be required to take any action hereunder or under any of the other Collateral Documents (as defined in the Note Purchase Agreement) nor shall the Collateral Agent take any action or be vested with any rights hereunder or under any of the other Collateral Documents (as defined in the Note Purchase Agreement), in either case, that would be inconsistent with, or that would cause such Grantor to be in breach of, any provision of any Senior Loan Documents or the Subordination Agreement, including, without limitation, the delivery of any Specified Collateral to the Collateral Agent for its possession or control or the procuring of any agreement or the taking of any other action that would vest possession or control in the Collateral Agent over any Specified Collateral.




                  IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                 ICG COMMUNICATIONS, INC.


                                 By:
                                     -------------------------------------------
                                     Title:
                                     Address:  161 Inverness Drive West
                                               Englewood, CO 80112



                                 ICG CANADIAN ACQUISITION, INC.


                                 By:
                                     -------------------------------------------
                                     Title:
                                     Address:  161 Inverness Drive West
                                                      Englewood, CO 80112



                                 ICG CHOICECOM, L.P.

                                 By: ICG ChoiceCom Management, LLC,
                                          its General Partner

                                      By: ICG Telecom Group, Inc.,
                                              its Managing Member

                                          By:
                                              ----------------------------------
                                              Title:
                                  Address:  161 Inverness Drive West
                                            Englewood, CO 80112



                                 ICG CHOICECOM MANAGEMENT, LLC

                                 By: ICG Telecom Group, Inc.,
                                       its Managing Member

                                          By:                                  ,
                                              ----------------------------------
                                              Title:

                                 Address: 161 Inverness Drive West
                                          Englewood, CO 80112



                                 ICG CONSOLIDATED, INC.


                                 By:
                                     -------------------------------------------
                                     Title:
                                     Address:  161 Inverness Drive West
                                               Englewood, CO 80112



                                 ICG EQUIPMENT, INC.


                                 By:
                                     -------------------------------------------
                                     Title:
                                     Address:  161 Inverness Drive West
                                               Englewood, CO 80112



                                 ICG HOLDINGS, INC.


                                 By:
                                     -------------------------------------------
                                     Title:
                                     Address:  161 Inverness Drive West
                                               Englewood, CO 80112



                                 ICG MOUNTAIN VIEW, INC.


                                 By:
                                     -------------------------------------------
                                     Title:
                                     Address:  161 Inverness Drive West
                                               Englewood, CO 80112



                                 ICG SERVICES, INC.


                                 By:
                                     -------------------------------------------
                                     Title:
                                     Address:  161 Inverness Drive West
                                               Englewood, CO 80112




                                 ICG TELECOM GROUP, INC.


                                 By:
                                     -------------------------------------------
                                     Title:
                                     Address:  161 Inverness Drive West
                                               Englewood, CO 80112



                                 ICG TELECOM GROUP OF VIRGINIA, INC.


                                 By:
                                     -------------------------------------------
                                     Title:
                                     Address: 161 Inverness Drive West
                                              Englewood, CO 80112



                                 NIKONET, LLC

                                 By: ICG Telecom Group, Inc.,
                                     its Managing Member


                                      By
                                        ----------------------------------------
                                     Title:
                                     Address:  161 Inverness Drive West
                                               Englewood, CO 80112

                                                                Exhibit A to the
                                                              Security Agreement



                   FORM OF SECURITY AGREEMENT SUPPLEMENT

                                        [Date of Security Agreement Supplement]


Madeleine L.L.C.,
   as the Collateral Agent referred to in the Note Purchase Agreement referred to below
[___________________________________]
Attn: ___________________


                          ICG Communications, Inc.

Ladies and Gentlemen:

                  Reference is made to (i) the Note Purchase Agreement dated as of July [24], 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Note Purchase Agreement"), among ICG Communications, Inc., a Delaware corporation, as the Company and Madeleine L.L.C. and Morgan Stanley & Co., Incorporated, as purchasers (the "Purchasers") and (ii) the Security Agreement dated as of the Effective Date (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement") made by the Grantors from time to time party thereto in favor of the Collateral Agent (as defined therein) for the Secured Parties. Terms defined in the Note Purchase Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Note Purchase Agreement or the Security Agreement.

                  SECTION 1. Grant of Security. The undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Collateral (as defined in the Security Agreement) of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.

                  SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Obligations of the undersigned now or hereafter existing under or in respect of the Note Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Security Agreement Supplement and the Security Agreement secures the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to the Purchaser under the Note Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Credit Party.

                  SECTION 3. Supplements to Security Agreement Schedules. The undersigned has attached hereto supplemental Schedules I through IX to Schedules I through IX, respectively, to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement and are complete and correct.

                  SECTION 4. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in
Section 9 of the Security Agreement (as supplemented by the attached supplemental schedules) to the same extent as each other Grantor.

                  SECTION 5. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an "Additional Grantor" or a "Grantor" shall also mean and be a reference to the undersigned.

                  SECTION 6. (1)Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                              Very truly yours,

                                              [NAME OF ADDITIONAL GRANTOR]

                                              By  _____________________________
                                                  Title:

                                                      Address for notices:
                                                      ____________________
                                                      ____________________
                                                      ____________________




-------------------
(1) If the Additional Grantor is not concurrently executing a Guaranty, add provisions relating to submission to jurisdiction and jury trial waiver.

                                                               Exhibit B to the
                                                             Security Agreement


                     FORM OF ACCOUNT CONTROL AGREEMENT
                    (Deposit Account/Securities Account)

                  ACCOUNT CONTROL AGREEMENT (this "Agreement") dated as of ________, ____, among____________, a ___________ (the "Grantor"), Madeleine
L.L.C., as Collateral Agent (the "Secured Party"), and _________, a _________ ("____________"), as securities intermediary and depository bank (the "Account Holder").


PRELIMINARY STATEMENTS:

                  (1) The Grantor has granted the Secured Party a security interest (the "Security Interest") in the following accounts maintained by the Account Holder for the Grantor (each, an "Account" and collectively, the "Accounts"):

                  [Insert account numbers and other identifying information.]

                  (2) Terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of New York ("N.Y. Uniform
Commercial Code") are used in this Agreement as such terms are defined in such Article 8 or 9.

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto hereby agree as follows:

                  SECTION 1. The Accounts. The Grantor and Account Holder represent and warrant to, and agrees with, the Secured Party that:

                  (a) The Account Holder maintains each Account for the Grantor, and all property (including, without limitation, all funds and financial assets) held by the Account Holder in the Accounts for the account of the Grantor are, and will continue to be, credited to an Account in accordance with instructions given by the Grantor (unless otherwise provided herein).

                  (b) To the extent that funds are credited to any Account, such Account is a deposit account; and to the extent that financial assets are credited to any Account, such Account is a securities account. The Account Holder is (i) the bank with which each Account that is a deposit account is maintained and (ii) the securities intermediary with respect to financial assets held in any Account that is a securities account. The Grantor is (x) the Account Holder's customer with respect to the Accounts and (y) the entitlement holder with respect to financial assets credited from time to time to any Account.

                  (c) Notwithstanding any other agreement to the contrary, the Account Holder's jurisdiction with respect to each Account for purposes of the N.Y. Uniform Commercial Code is, and will continue to be for so long as the Security Interest shall be in effect, the State of New York.

                  (d) Attached as Exhibit A hereto are statements of the respective Accounts as of the date hereof showing the property credited to each Account.

                  (e) The Grantor and Account Holder do not know of any claim to or interest in any Account or any property (including, without limitation, funds and financial assets) credited to any Account, except for claims and interests of the parties referred to in this Agreement and the holders of the Senior Indebtedness, which claim is superior to the claim of the Secured Party.

                  SECTION 2. Control by Secured Party. The Account Holder will comply with (i) all instructions directing disposition of the funds in any and all of the Accounts, (ii) all notifications and entitlement orders that the Account Holder receives directing it to transfer or redeem any financial asset in any and all of the Accounts, and (iii) all other directions concerning any and all of the Accounts, including, without limitation, directions to distribute to the Secured Party proceeds of any such transfer or redemption or interest or dividends on property in any and all of the Accounts (any such instruction, notification or direction referred to in clause (i), (ii) or (iii) above being an "Account Direction"), in each case of clauses (i), (ii) and (iii) above originated by the Secured Party without further consent by the Grantor or any other Person.

                  SECTION 3. Grantor's Rights in Accounts. (a) Upon the delivery of a Notice of Exclusive Control (as defined below) by the Secured Party, the Account Holder will comply with Account Directions and other directions concerning each Account originated by, and only by, the Secured Party.

                  (b) Until the Account Holder receives a notice from the Secured Party that the Secured Party will exercise exclusive control over any Account (a "Notice of Exclusive Control" with respect to such Account), the Account Holder will permit the Grantor full access to the Accounts and amounts and investments credited thereto and may distribute to the Grantor all interest and regular cash dividends on property (including, without limitation, funds and financial assets) in such Account.

                  (c) If the Account Holder receives from the Secured Party a Notice of Exclusive Control with respect to any Account, until such notice has been withdrawn, the Account Holder will cease distributing to the Grantor all interest and dividends on property (including, without limitation, funds and financial assets) in such Account.

                  SECTION 4. Priority of Secured Party's Security Interest.
(a) The Account Holder (i) subordinates to the Security Interest and in favor of the Secured Party any security interest, lien, or right of recoupment or setoff that the Account Holder may have, now or in the future, against any Account or property (including, without limitation, any funds and financial assets) credited to any Account, and (ii) agrees that it will not exercise any right in respect of any such security interest or lien or any such right of recoupment or setoff until the Security Interest is terminated, except that the Account Holder (A) will retain its prior security interest and lien on property credited to any Account, (B) may exercise any right in respect of such security interest or lien, and (C) may exercise any right of recoupment or setoff against any Account, in the case of clauses (A), (B) and (C) above, to secure or to satisfy, and only to secure or to satisfy, payment (x) for such property, (y) for its customary fees and expenses for the routine maintenance and operation of such Account, and (z) if such Account is a deposit account, for the face amount of any items that have been credited to such Account but are subsequently returned unpaid because of uncollected or insufficient funds.

                  (b) The Account Holder will not enter into any other agreement with any Person relating to Account Directions or other directions with respect to any Account other than with the Collateral Agent for the holders of the Senior Indebtedness; it being agreed that any rights of the Collateral Agent under any such agreement will not take effect until the termination of the account control agreement with the Collateral Agent for the holders of the Senior Indebtedness.

                  SECTION 5. Statements, Confirmations, and Notices of Adverse Claims. (a) The Account Holder will send copies of all statements and confirmations for each Account simultaneously to the Secured Party and the Grantor.

                  (b) When the Account Holder knows of any claim or interest in any Account or any property (including, without limitation, funds and financial assets) credited to any Account other than the claims and interests of the parties referred to in this Agreement, the Account Holder will promptly notify the Secured Party and the Grantor of such claim or interest.

                  SECTION 6. The Account Holder's Responsibility. (a) Except for permitting a withdrawal, delivery, or payment in violation of
Section 3, the Account Holder will not be liable to the Secured Party for complying with Account Directions or other directions concerning any Account from the Grantor that are received by the Account Holder before the Account Holder receives and has a reasonable opportunity to act on a Notice of Exclusive Control.

                  (b) The Account Holder will not be liable to the Grantor or the Secured Party for complying with a Notice of Exclusive Control or with an Account Direction or other direction concerning any Account originated by the Secured Party, even if the Grantor notifies the Account Holder that the Secured Party is not legally entitled to issue the Notice of Exclusive Control or Account Direction or such other direction unless the Account Holder takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

                  (c) This Agreement does not create any obligation of the Account Holder except for those expressly set forth in this Agreement and, in the case of any Account that is a securities account, in Part 5 of
Article 8 of the N.Y. Uniform Commercial Code and, in the case of any Account that is a deposit account, in Article 4 of the N.Y. Uniform Commercial Code. In particular, the Account Holder need not investigate whether the Secured Party is entitled under the Secured Party's agreements with the Grantor to give an Account Direction or other direction concerning any Account or a Notice of Exclusive Control. The Account Holder may rely on notices and communications it believes given by the appropriate party.

                  SECTION 7. Indemnity. The Grantor will indemnify the Account Holder, its officers, directors, employees and agents against claims, liabilities and expenses arising out of this Agreement (including, without limitation, reasonable attorney's fees and disbursements), except to the extent the claims, liabilities or expenses are caused by the Account Holder's gross negligence or willful misconduct as found by a court of competent jurisdiction in a final, non-appealable judgment.

                  SECTION 8. Termination; Survival. (a) The Secured Party may terminate this Agreement by notice to the Account Holder and the Grantor. If the Secured Party notifies the Account Holder that the Security Interest has terminated, this Agreement will immediately terminate.

                  (b) The Account Holder may terminate this Agreement on 60 days' prior notice to the Secured Party and the Grantor, provided that before such termination the Account Holder and the Grantor shall make arrangements to transfer the property (including, without limitation, all funds and financial assets) credited to each Account to another Account Holder that shall have executed, together with the Grantor, a control agreement in favor of the Secured Party in respect of such property in substantially the form of this Agreement or otherwise in form and substance satisfactory to the Secured Party.

                  (c) Sections 6 and 7 will survive termination of this Agreement.

                  SECTION 9. Governing Law. This Agreement and each Account will be governed by the law of the State of New York. The Account Holder and the Grantor may not change the law governing any Account without the Secured Party's express prior written agreement.

                  SECTION 10. Entire Agreement. This Agreement is the entire agreement, and supersedes any prior agreements, and contemporaneous oral agreements, of the parties concerning its subject matter.

                  SECTION 11. Amendments. No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.

                  SECTION 12. Financial Assets. The Account Holder agrees with the Secured Party and the Grantor that, to the fullest extent permitted by applicable law, all property (other than funds) credited from time to time to any Account will be treated as financial assets under
Article 8 of the N.Y. Uniform Commercial Code.

                  SECTION 13. Notices. A notice or other communication to a party under this Agreement will be in writing (except that Account Directions may be given orally), will be sent to the party's address set forth under its name below or to such other address as the party may notify the other parties and will be effective on receipt.

                  SECTION 14. Binding Effect. This Agreement shall become effective when it shall have been executed by the Grantor, the Secured Party and the Account Holder, and thereafter shall be binding upon and inure to the benefit of the Grantor, the Secured Party and the Account Holder and their respective successors and assigns.

                  SECTION 15. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.




                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        [NAME OF GRANTOR]


                                        By
                                           ------------------------------------
                                            Name:
                                            Title:

                                        Address:
                                        ---------------------------------------
                                        ---------------------------------------

                                        MADELEINE L.L.C., as
                                          Collateral Agent

                                        By
                                           ------------------------------------
                                            Name:
                                            Title:

                                        Address:
                                        ---------------------------------------
                                        ---------------------------------------


                                        [NAME OF ACCOUNT HOLDER]

                                        By
                                           ------------------------------------
                                            Name:
                                            Title:

                                        Address:
                                        ---------------------------------------
                                        ---------------------------------------




                                 EXHIBIT A


[Statements of the various Accounts showing the property credited to each Accounts




                                                              Exhibit C to the
                                                            Security Agreement

                FORM OF SECURITIES ACCOUNT CONTROL AGREEMENT


                  CONTROL AGREEMENT dated as of ________, ____, among____________, a ___________ (the "Grantor"), Madeleine L.L.C., as
Collateral Agent (the "Secured Party"), [___________, a ___________, as Control Agent (the "Control Agent")] and _________, a _________
("____________"), as securities intermediary (the "Securities
Intermediary").


PRELIMINARY STATEMENTS:

                  (1) The Grantor has granted the Secured Party a security interest (the "Security Interest") in account no. _______________ maintained by the Securities Intermediary for the Grantor (the "Account").

                  (2) Terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of New York ("N.Y. Uniform
Commercial Code") are used in this Agreement as such terms are defined in such Article 8 or 9.

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto hereby agree as follows:

                  SECTION 1. The Account. The Grantor and Securities Intermediary represent and warrant to, and agree with, the Grantor and the Secured Party that:

                  (a) The Securities Intermediary maintains the Account for the Grantor, and all property held by the Securities Intermediary for the account of the Grantor is, and will continue to be, credited to the Account.

                  (b) The Account is a securities account. The Securities Intermediary is the securities intermediary with respect to the property credited from time to time to the Account. The Grantor is the entitlement holder with respect to the property credited from time to time to the Account.

                  (c) The State of New York is, and will continue to be, the Securities Intermediary's jurisdiction of organization for purposes of Section 8-110(e) of the UCC so long as the Security Interest shall remain in effect.

                  (d) Exhibit A attached hereto is a statement of the property credited to the Account on the date hereof.

                  (e) The Grantor and Securities Intermediary do not know of any claim to or interest in the Account or any property credited to the Account, except for claims and interests of the parties referred to in this Agreement and the holders of the Senior Indebtedness, which claims are superior to the claim of the Secured Party.

                  SECTION 2. Control by [Secured Party][Control Agent]. [(a)] The Securities Intermediary will comply with all notifications it receives directing it to transfer or redeem any property in the Account (each an "Entitlement Order") or other directions concerning the Account (including, without limitation, directions to distribute to the Secured Party proceeds of any such transfer or redemption or interest or dividends on property in the Account) originated by the [Secured Party] [Control Agent] without further consent by the Grantor or any other person.

                  [(b) The Control Agent hereby acknowledges that is shall maintain and exercise control of the Account on behalf of the Secured Party.]

                  SECTION 3. Grantor's Rights in Account. (a) Except as otherwise provided herein, the Securities Intermediary will comply with Entitlement Orders and other directions concerning the Account originated by the Grantor.

                  (b) Until the Securities Intermediary receives a notice from the [Secured Party] [Control Agent] that the [Secured Party] [Control Agent] will exercise exclusive control over the Account (a "Notice of Exclusive Control"), the Securities Intermediary may distribute to the Grantor all interest and regular cash dividends on property in the Account.

                  (c) If the Securities Intermediary receives from the [Secured Party] [Control Agent] a Notice of Exclusive Control, until such notice shall have been withdrawn, the Securities Intermediary will cease distributing to the Grantor all interest and dividends on property in the Account and will cease complying with the Entitlement Orders from the Grantors with respect thereto.

                  SECTION 4. Priority of Secured Party's Security Interest.
(a) The Securities Intermediary subordinates in favor of the Secured Party any security interest, lien, or right of setoff it may have, now or in the future, against the Account or property in the Account, except that the Securities Intermediary will retain its prior lien on property in the Account to secure payment for property purchased for the Account and normal commissions and fees for the Account.

                  (b) The Securities Intermediary will not agree with any Person not party to this Agreement that the Securities Intermediary will comply with Entitlement Orders originated by such Person other than the Collateral Agent for the holders of the Senior Indebtedness; it being agreed that any rights of the Collateral Agent under any such agreement will not take effect until termination of the account control agreement with the Collateral Agent for the holders of the Senior Indebtedness.

                  SECTION 5. Statements, Confirmations, and Notices of Adverse Claims. (a) The Securities Intermediary will send copies of all statements and confirmations for the Account simultaneously to the Grantor[, the Control Agent] and the Secured Party.

                  (b) When the Securities Intermediary knows of any claim or interest in the Account or any property credited to the Account other than the claims and interests of the parties referred to in this Agreement, the Securities Intermediary will promptly notify [the Control Agent,] the Secured Party and the Grantor of such claim or interest.

                  SECTION 6. The Securities Intermediary's Responsibility.
(a) Except for permitting a withdrawal, delivery, or payment in violation of Section 3, the Securities Intermediary will not be liable to [the Control Agent or] the Secured Party for complying with Entitlement Orders or other directions concerning the Account from the Grantor that are received by the Securities Intermediary before the Securities Intermediary receives and has a reasonable opportunity to act on a Notice of Exclusive Control.

                  (b) The Securities Intermediary will not be liable to the Grantor or the Secured Party for complying with a Notice of Exclusive Control or with an Entitlement Order or other direction concerning the Account originated by the [Secured Party] [Control Agent], even if the Grantor notifies the Securities Intermediary that the [Secured Party] [Control Agent] is not legally entitled to issue the Notice of Exclusive Control or Entitlement Order or such other direction unless the Securities Intermediary takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

                  (c) This Agreement does not create any obligation of the Securities Intermediary except for those expressly set forth in this Agreement and in Part 5 of Article 8 of the N.Y. Uniform Commercial Code. In particular, the Securities Intermediary need not investigate whether the [Secured Party] [Control Agent] is entitled under the [Secured Party's] [Control Agent's] agreements with the Grantor [or Secured Party] to give an Entitlement Order or other direction concerning the Account or a Notice of Exclusive Control. The Securities Intermediary may rely on notices and communications it believes given by the appropriate party.

                  SECTION 7. Indemnity. The Grantor will indemnify the Securities Intermediary, its officers, directors, employees and agents against claims, liabilities and expenses arising out of this Agreement (including, without limitation, reasonable attorney's fees and disbursements), except to the extent the claims, liabilities or expenses are caused by the Securities Intermediary's gross negligence or willful misconduct as found by a court of competent jurisdiction in a final, non-appealable judgment.

                  SECTION 8. Termination; Survival. (a) The Secured Party may terminate this Agreement by notice to [the Control Agent,] the Securities Intermediary and the Grantor. If the Secured Party notifies the Securities Intermediary that the Security Interest has terminated, this Agreement will immediately terminate.

                  (b) The Securities Intermediary may terminate this Agreement on 60 days' prior notice to [the Control Agent,] the Secured Party and the Grantor, provided that before such termination the Securities Intermediary and the Grantor shall make arrangements to transfer the property in the Account to another securities intermediary that shall have executed, together with [the Control Agent and] the Grantor, a control agreement in favor of [the Control Agent and] the Secured Party in respect of such property in substantially the form of this Agreement or otherwise in form and substance satisfactory to the Secured Party.

                  [(c) The Control Agent may terminate this agreement on 60 days' prior notice to the Securities Intermediary, the Secured Party and the Grantor, provided that before such termination, the Securities Intermediary, the Secured Party and the Grantor shall make arrangements for another Person to assume the rights and obligations of the Control Agent hereunder, and such Person shall have executed, together with the Securities Intermediary, the Secured Party and the Grantor, a control agreement in favor of such Person and the Secured Party in substantially the form of this Agreement or otherwise in form and substance satisfactory to the Secured Party.]

                  [(c)] [(d)] Sections 6 and 7 will survive termination of this Agreement.

                  SECTION 9. Governing Law. This Agreement and the Account will be governed by the law of the State of New York. [The] [None of the] Securities Intermediary [, the Control Agent, nor] [and] the Grantor may [not] change the law governing the Account without the Secured Party's express prior written agreement.

                  SECTION 10. Entire Agreement. This Agreement is the entire agreement, and supersedes any prior agreements, and contemporaneous oral agreements, of the parties concerning its subject matter.

                  SECTION 11. Amendments. No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.

                  SECTION 12. Financial Assets. The Securities Intermediary agrees with [the Control Agent,] the Secured Party and the Grantor that, to the fullest extent permitted by applicable law, all property credited from time to time to the Account will be treated as financial assets under
Article 8 of the N.Y. Uniform Commercial Code.

                  SECTION 13. Notices. A notice or other communication to a party under this Agreement will be in writing (except that Entitlement Orders may be given orally), will be sent to the party's address set forth under its name below or to such other address as the party may notify the other parties and will be effective on receipt.

                  SECTION 14. Binding Effect. This Agreement shall become effective when it shall have been executed by the Grantor, the Secured Party[, the Control Agent] and the Securities Intermediary, and thereafter shall be binding upon and inure to the benefit of the Grantor, the Secured Party[, the Control Agent] and the Securities Intermediary and their respective successors and assigns.

                  SECTION 15. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.




                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        [NAME OF GRANTOR]


                                        By
                                           ------------------------------------
                                            Title:

                                        Address:
                                        ---------------------------------------
                                        ---------------------------------------


                                        Madeleine L.L.C., as
                                          Collateral Agent


                                        By
                                           ------------------------------------
                                            Title:

                                        Address:
                                        ---------------------------------------
                                        ---------------------------------------


                                        [[NAME OF CONTROL AGENT], as
                                          Control Agent


                                        By
                                           ------------------------------------
                                            Title:

                                        Address:
                                        ---------------------------------------
                                        ---------------------------------------



                                        [NAME OF SECURITIES
                                          INTERMEDIARY]


                                        By
                                           ------------------------------------
                                            Title:

                                        Address:
                                        ---------------------------------------
                                        ---------------------------------------




                                                             Exhibit D to the
                                                           Security Agreement

                FORM OF COMMODITY ACCOUNT CONTROL AGREEMENT


                  CONTROL AGREEMENT dated as of ________, ____, among____________, a ___________ (the "Grantor"), Madeleine L.L.C., as
Collateral Agent (the "Secured Party"), and _________, a _________ ("____________"), as commodity intermediary (the "Commodity Intermediary").


PRELIMINARY STATEMENTS:

                  (1) The Grantor has granted the Secured Party a security interest (the "Security Interest") in account no. _______________ maintained by the Commodity Intermediary for the Grantor (the "Account").

                  (2) Terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of New York ("N.Y. Uniform Commercial Code") are used in this Agreement as such terms are defined in such Article 8 or 9.

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto hereby agree as follows:

                  SECTION 1. The Account. The Grantor and the Commodity Intermediary represent and warrant to, and agree with, the Grantor and the Secured Party that:

                  (a) The Commodity Intermediary maintains the Account for the Grantor, and all commodity contracts held by the Commodity Intermediary for the account of the Grantor is, and will continue to be, carried in the Account.

                  (b) The Account is a commodity account. The Commodity Intermediary is the commodity intermediary with respect to the commodity contracts carried from time to time in the Account. The Grantor is the commodity customer with respect to the commodity contracts carried from time to time in the Account.

                  (c) The State of New York is, and will continue to be, the Commodity Intermediary's jurisdiction of organization for purposes of Section 9-305(b) of the UCC so long as the Security Interest shall remain in effect.

                  (d) Exhibit A attached hereto is a statement of the commodity contracts carried in the Account on the date hereof.

                  (e) The Grantor and Commodity Intermediary do not know of any claim to or interest in the Account or any commodity contract carried in the Account, except for claims and interests of the parties referred to in this Agreement and the holders of the Senior Indebtedness, which claims are superior to the claim of the Secured Party.

                  SECTION 2. Control by Secured Party. The Commodity Intermediary will comply with all notifications it receives directing it to apply any value distributed on account of any commodity contract or contracts carried in the Account (each an "Entitlement Order") or other directions concerning the Account originated by the Secured Party without further consent by the Grantor or any other person.

                  SECTION 3. Grantor's Rights in Account. (a) Except as otherwise provided herein, the Commodity Intermediary will comply with Entitlement Orders and other directions concerning the Account originated by, and only by the Grantor.

                  (b) Until the Commodity Intermediary receives a notice from the Secured Party that the Secured Party will exercise exclusive control over the Account (a "Notice of Exclusive Control"), the Commodity Intermediary may act on directions originated by the Grantor concerning the Account except directions consisting of any Entitlement Order.

                  (c) If the Commodity Intermediary receives from the Secured Party a Notice of Exclusive Control, until such notice shall have been withdrawn, the Commodity Intermediary will cease acting on any directions referred to in subsection (b) above and will cease complying with Entitlement Orders from the Granters with respect thereto.

                  SECTION 4. Priority of Secured Party's Security Interest.
(a) The Commodity Intermediary subordinates in favor of the Secured Party any security interest, lien, or right of setoff it may have, now or in the future, against the Account or commodity contracts carried in the Account, except that the Commodity Intermediary will retain its prior lien on commodity contracts in the Account to secure payment for commodity contracts purchased for the Account and normal commissions and fees for the Account.

                  (b) The Commodity Intermediary will not agree with any third party that the Commodity Intermediary will comply with Entitlement Orders originated by the third party other than the Collateral Agent for the holders of the Senior Indebtedness; it being agreed that any rights of the Collateral Agent under any such agreement will not take effect until termination of the account control agreement with the Collateral Agent for the holders of the Senior Indebtedness.

                  SECTION 5. Statements, Confirmations, and Notices of Adverse Claims. (a) The Commodity Intermediary will send copies of all statements and confirmations for the Account simultaneously to the Grantor and the Secured Party.

                  (b) When the Commodity Intermediary knows of any claim or interest in the Account or any commodity contracts carried in the Account other than the claims and interests of the parties referred to in this Agreement, the Commodity Intermediary will promptly notify the Secured Party and the Grantor of such claim or interest.

                  SECTION 6. The Commodity Intermediary's Responsibility.
(a) The Commodity Intermediary will not be liable to the Secured Party for complying with Entitlement Orders or other directions concerning the Account from the Grantor that are received by the Commodity Intermediary before the Commodity Intermediary receives and has a reasonable opportunity to act on a Notice of Exclusive Control.

                  (b) The Commodity Intermediary will not be liable to the Grantor for complying with a Notice of Exclusive Control or with an Entitlement Order or other direction concerning the Account originated by the Secured Party, even if the Grantor notifies the Commodity Intermediary that the Secured Party is not legally entitled to issue the Notice of Exclusive Control or Entitlement Order or such other direction unless the Commodity Intermediary takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

                  (c) This Agreement does not create any obligation of the Commodity Intermediary except for those expressly set forth in this Agreement. In particular, the Commodity Intermediary need not investigate whether the Secured Party is entitled under the Secured Party's agreements with the Grantor to give an Entitlement Order or other direction concerning the Account or a Notice of Exclusive Control. The Commodity Intermediary may rely on notices and communications it believes given by the appropriate party.

                  SECTION 7. Indemnity. The Grantor will indemnify the Commodity Intermediary, its officers, directors, employees and agents against claims, liabilities and expenses arising out of this Agreement (including, without limitation, reasonable attorney's fees and disbursements), except to the extent the claims, liabilities or expenses are caused by the Commodity Intermediary's gross negligence or willful misconduct as found by a court of competent jurisdiction in a final non-appealable judgment.

                  SECTION 8. Termination; Survival. (a) The Secured Party may terminate this Agreement by notice to the Commodity Intermediary and the Grantor. If the Secured Party notifies the Commodity Intermediary that the Security Interest has terminated, this Agreement will immediately terminate.

                  (b) The Commodity Intermediary may terminate this Agreement on 60 days' prior notice to the Secured Party and the Grantor, provided that before such termination the Commodity Intermediary and the Grantor shall make arrangements to transfer the commodity contracts carried in the Account to another commodity intermediary that shall have executed, together with the Grantor, a control agreement in favor of the Secured Party in respect of such commodity contracts in substantially the form of this Agreement or otherwise in form and substance satisfactory to the Secured Party.

                  (c) Sections 6 and 7 will survive termination of this Agreement.

                  SECTION 9. Governing Law. This Agreement and the Account will be governed by the law of the State of New York. The Commodity Intermediary and the Grantor may not change the law governing the Account without the Secured Party's express prior written agreement.

                  SECTION 10. Entire Agreement. This Agreement is the entire agreement, and supersedes any prior agreements, and contemporaneous oral agreements, of the parties concerning its subject matter.

                  SECTION 11. Amendments. No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.

                  SECTION 12. Commodity Contracts. The Commodity
Intermediary agrees with the Secured Party and the Grantor that, to the fullest extent permitted by applicable law, all property carried from time to time in the Account will be treated as commodity contracts under Article 8 of the N.Y. Uniform Commercial Code.

                  SECTION 13. Notices. A notice or other communication to a party under this Agreement will be in writing (except that Entitlement Orders may be given orally), will be sent to the party's address set forth under its name below or to such other address as the party may notify the other parties and will be effective on receipt.

                  SECTION 14. Binding Effect. This Agreement shall become effective when it shall have been executed by the Grantor, the Secured Party and the Commodity Intermediary, and thereafter shall be binding upon and inure to the benefit of the Grantor, the Secured Party and the Commodity Intermediary and their respective successors and assigns.

                  SECTION 15. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.




                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        [NAME OF GRANTOR]


                                        By
                                           ------------------------------------
                                            Title:

                                        Address:
                                        ---------------------------------------
                                        ---------------------------------------


                                        MADELEINE L.L.C. as
                                          Collateral Agent


                                        By
                                           ------------------------------------
                                            Title:

                                        Address:
                                        ---------------------------------------
                                        ---------------------------------------


                                        [NAME OF COMMODITY
                                          INTERMEDIARY]


                                        By
                                           ------------------------------------
                                            Title:

                                        Address:
                                        ---------------------------------------
                                        ---------------------------------------




                                                               Exhibit E to the
                                                             Security Agreement


              FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

                  This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the "IP Security Agreement") dated __, __, is made by the Persons listed on the signature pages hereof (collectively, the "Grantors") in favor of Madeleine L.L.C., as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Note Purchase Agreement referred to below).

                  WHEREAS, ICG Communications, Inc., a Delaware corporation, has entered into a Note and Warrant Purchase Agreement dated as of July [24], 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Note Purchase Agreement"), with Madeleine L.L.C. and Morgan Stanley & Co., Incorporated, as purchasers (the "Purchasers"). Terms defined in the Note Purchase Agreement and not otherwise defined herein are used herein as defined in the Note Purchase Agreement.

                  WHEREAS, as a condition precedent to the purchase of the Notes by the Purchasers under the Note Purchase Agreement, each Grantor has executed and delivered that certain Security Agreement dated as of the Effective Date made by the Grantors to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement").

                  WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent for the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

                  SECTION 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties, a security interest in all of such Grantor's right, title and interest in and to the following (the "Collateral"):

                  (i) the patents and patent applications set forth in Schedule A hereto (the "Patents");

                  (ii) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the "Trademarks");

                  (iii) all copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the "Copyrights");

                  (iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

                  (v) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

                  (vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.

                  SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by each Grantor under this IP Security Agreement secures the payment of all Obligations of such Grantor now or hereafter existing under or in respect of the Note Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this IP Security Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and that would be owed by such Grantor to Purchaser under the Note Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Credit Party.

                  SECTION 3. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.

                  SECTION 4. Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  SECTION 5. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

                  SECTION 6. Governing Law. This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.




                  IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        ICG COMMUNICATIONS, INC.


                                        By
                                           ------------------------------------
                                            Title:

                                        Address for Notices:
                                        161 Inverness Dr. West
                                        Englewood, CO 80112



                                        ICG CANADIAN ACQUISITION, INC.


                                        By
                                           ------------------------------------
                                            Title:

                                        Address for Notices:
                                        161 Inverness Dr. West
                                        Englewood, CO 80112



                                        ICG CHOICECOM, L.P.

                                        By: ICG ChoiceCom Management, LLC,
                                               its General Partner

                                            By: ICG Telecom Group, Inc.,
                                                  its Managing Member


                                                 By
                                                    ---------------------------
                                                 Title:

                                        Address for Notices:

                                        161 Inverness Dr. Wes
                                        161 Inverness Dr. West
                                        Englewood, CO 80112



                                        ICG CHOICECOM MANAGEMENT, LLC

                                        By:  ICG Telecom Group, Inc.,
                                               its Managing Member

                                              By:                              ,
                                                  ------------------------------
                                              Title:

                                        Address for Notices:
                                        161 Inverness Dr. West
                                        Englewood, CO 80112



                                        ICG CONSOLIDATED, INC.


                                        By:
                                           -------------------------------------
                                           Title:

                                        Address for Notices:
                                        161 Inverness Dr. West
                                        Englewood, CO 80112



                                        ICG EQUIPMENT, INC.


                                        By:
                                           -------------------------------------
                                           Title:



                                        ICG HOLDINGS, INC.

                                        By:
                                           -------------------------------------
                                           Title:

                                        Address for Notices:
                                        161 Inverness Dr. West
                                        Englewood, CO 80112

                                        ICG MOUNTAIN VIEW, INC.

                                        By:
                                           -------------------------------------
                                           Title:

                                        Address for Notices:
                                        161 Inverness Dr. West
                                        Englewood, CO 80112

                                        ICG SERVICES, INC.


                                        By:
                                           -------------------------------------
                                           Title:

                                        Address for Notices:
                                        161 Inverness Dr. West
                                        Englewood, CO 80112



                                        ICG TELECOM GROUP, INC.


                                        By:
                                           -------------------------------------
                                           Title:

                                        Address for Notices:
                                        161 Inverness Dr. West
                                        Englewood, CO 80112



                                        ICG TELECOM GROUP OF VIRGINIA, INC.


                                        By:
                                           -------------------------------------
                                           Title:

                                        Address for Notices:
                                        161 Inverness Dr. West
                                        Englewood, CO 80112



                                        NIKONET, LLC

                                        By: ICG Telecom Group, Inc.,
                                               its Managing Member


                                            By:
                                               ---------------------------------
                                            Title:

                                        Address for Notices:
                                        161 Inverness Dr. West
                                        Englewood, CO 80112




                                                               Exhibit F to the
                                                             Security Agreement


        FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT

                  This INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (this "IP Security Agreement Supplement") dated , ____, is made by the Person listed on the signature page hereof (the "Grantor") in favor of Madeleine L.L.C., as Collateral Agent (the "Collateral Agent") for the Secured Parties (as defined in the Note Purchase Agreement referred to below).

                  WHEREAS, ICG Communications, Inc., a Delaware corporation, has entered into a Note and Warrant Purchase Agreement dated as of July [24], 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Note Purchase Agreement"), with Madeleine L.L.C., and Morgan Stanley & Co., Incorporated, as purchasers (the Purchasers"). Terms defined in the Note Purchase Agreement and not otherwise defined herein are used herein as defined in the Note Purchase Agreement.

                  WHEREAS, pursuant to the Note Purchase Agreement, the Grantor and certain other Persons have executed and delivered that certain Security Agreement dated as of the Effective Date made by the Grantor and such other Persons to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement") and that certain Intellectual Property Security Agreement dated as of the Effective Date (as amended, amended and restated, supplemented or otherwise modified from time to time, the "IP Security Agreement").

                  WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Additional Collateral (as defined in Section 1 below) of the Grantor and has agreed as a condition thereof to execute this IP Security Agreement Supplement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

                  SECTION 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor's right, title and interest in and to the following (the "Collateral"):

                  (i) the patents and patent applications set forth in Schedule A hereto (the "Patents");

                  (ii) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the "Trademarks");

                  (iii) the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the "Copyrights");

                  (iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

                  (v) all any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

                  (vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing or arising from any of the foregoing.

                  SECTION 2. Supplement to Security Agreement. Schedule VI to the Security Agreement is, effective as of the date hereof, hereby supplemented to add to such Schedule the Additional Collateral.

                  SECTION 3. Security for Obligations. The grant of a security interest in the Additional Collateral by the Grantor under this IP Security Agreement Supplement secures the payment of all Obligations of the Grantor now or hereafter existing under or in respect of the Note Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

                  SECTION 4. Recordation. The Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer to record this IP Security Agreement Supplement.

                  SECTION 5. Grants, Rights and Remedies. This IP Security Agreement Supplement has been entered into in conjunction with the provisions of the Security Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Additional Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

                  SECTION 6. Governing Law. This IP Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.




                  IN WITNESS WHEREOF, the Grantor has caused this IP Security Agreement Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                              [NAME OF GRANTOR]


                                              By_______________________________
                                                  Title:

                                              Address for Notices:
                                              _________________________________
                                              _________________________________
                                              _________________________________




                                                              Exhibit G to the
                                                            Security Agreement


          FORM OF CONSENT TO ASSIGNMENT OF LETTER OF CREDIT RIGHTS


To:      Madeleine L.L.C., as Collateral Agent
         [__________________________________]
         Attn:  ____________________________



         [INSERT NAME OF BENEFICIARY], as Beneficiary
         [____________________]
         [____________________]
         [____________________



                  We refer to the [INSERT ALL IDENTIFYING INFORMATION WITH RESPECT TO RELEVANT LETTER OF CREDIT] (as it may be amended, supplemented or otherwise modified from time to time, the "Letter of Credit")[, a true copy of which is attached hereto]. The Letter of Credit has been established in favor of [INSERT NAME OF BENEFICIARY], as beneficiary (the "Beneficiary"), and we are the [issuing bank (the "Issuing Bank")][nominated person (the "Nominated Person")] required to give value thereunder pursuant to one [or more] drawing[s] upon the satisfaction of the conditions stated in the Letter of Credit. The liability of the [Issuing Bank][Nominated Person] for action or omissions under the Letter of Credit is governed by the laws of [INSERT RELEVANT JURISDICTION], as chosen by agreement in the Letter of Credit. [To the best knowledge of the undersigned,] the signatories to this consent letter are the only persons obligated to give value under the Letter of Credit.

                  We hereby confirm that there is no term in the Letter of Credit or other restriction which prohibits, restricts or requires any person's consent to the Beneficiary's assignment of or creation of a security interest in the rights to payment or performance under the Letter of Credit. We hereby consent to and acknowledge the assignment by the Beneficiary of all proceeds of and rights to payment and performance under the Letter of Credit in favor of [________], as collateral agent (the "Collateral Agent") pursuant to the Security Agreement dated as of [________], 200_ executed by the Beneficiary [and other parties thereto], as Grantor, in favor of the Collateral Agent, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time (the "Security Agreement").

                  We hereby agree to pay, irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off, all proceeds of the Letter of Credit that would otherwise be paid to the Beneficiary directly to the Collateral Agent to the following account:

                          [____________________]
                          [____________________]
                          [____________________]
                          [____________________]


                  We hereby confirm and agree that the Letter of Credit is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects and that the Collateral Agent shall have no liability or obligation under or with respect to the Letter of Credit or any document related thereto as a result of this consent letter, the Security Agreement or otherwise.

                  This consent letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same consent letter. Delivery of an executed counterpart of a signature page to this consent letter by telecopier shall be effective as delivery of an original executed counterpart of this consent letter.

                  This consent letter shall be governed by, and construed in accordance with, the laws of the State of New York.



                                              [NAME OF ISSUING BANK]


                                              By: ______________________
                                                  Name:
                                                  Title:





                                              [NAME OF NOMINATED PERSON]


                                              By: ______________________
                                                  Name:
                                                  Title:





The above is acknowledged and agreed to:

[NAME OF GRANTOR/BENEFICIARY]

By ___________________________________
Name:_________________________________
Title:________________________________


Address for Notices:
______________________________________
______________________________________
______________________________________

                                                                      EXHIBIT D

                          [INTENTIONALLY OMITTED]

                                                                    EXHIBIT E-1

                    FORM OF OPINION OF SKADDEN, ARPS, SLATE
                              MEAGHER & FLOM LLP



                                                      [Effective Date], 2002


The Addressees set forth on
     Schedule I hereto

                              Re:  ICG Communications, Inc. Senior Subordinated
                                     Note and Warrant Purchase Agreement
                                     ------------------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to ICG Communications, Inc., a Delaware corporation (the "Borrower"), the subsidiaries of the Borrower set forth on Schedule II attached hereto (each a "Delaware Subsidiary", and collectively, the "Delaware Subsidiaries", and the Borrower and the Delaware Subsidiaries are collectively, the "Subject Opinion Companies", and the subsidiaries of the Borrower set forth on
Schedule III attached hereto (each an "Other Subsidiary", and collectively, the "Other Subsidiaries", and each of the Other Subsidiaries and the Delaware Subsidiaries are referred to collectively herein as the "Borrower Subsidiaries"), in connection with the preparation, execution and delivery of (i) the Note and Warrant Purchase Agreement, dated as of July 25, 2002 (the "Note Purchase Agreement"), among the Borrower and the Purchasers identified as such on Schedule I hereto (the "Initial Purchasers"), (ii) the Security Agreement dated as of the Effective Date (the "Security Agreement"), among the Borrower, the Borrower Subsidiaries and Madeleine L.L.C., as collateral agent thereunder (in such capacity the "Collateral Agent") and (iii) certain other agreements, instruments and documents related to the Note Purchase Agreement. The Borrower and the Borrower Subsidiaries are referred to herein individually as an "Opinion Company" and collectively, as the "Opinion Companies". This opinion is being delivered pursuant to Section 3A.2 of the Note Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as set forth in the Note Purchase Agreement.

                  In our examination we have assumed the genuineness of all signatures including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Opinion Companies and their respective officers and other representatives and of public officials, including the facts and conclusions set forth therein.

                  In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

         (a)      the Note Purchase Agreement;

         (b)      the Notes identified on Schedule IV hereto (the "Notes");

         (c)      the Security Agreement;

         (d)      the Subsidiary Guaranty;

         (e)      the Registration Rights Agreement;

         (f)      the Warrants;

         (g)      the Nominal Warrants;

         (h)      the Subordination Agreement;

         (i) the Letter Agreement dated July 25, 2002, among the Collateral Agent and the Opinion Companies;

         (j) the certificate of Robert Albery, Assistant General Counsel of the Borrower, dated the date hereof, a copy of which is attached as Exhibit A hereto and the certificate of Robert Albery, Assistant Secretary of certain of the Opinion Companies, dated the date hereof, a copy of which is attached as Exhibit B hereto;

         (k) certificates, each dated as of a recent date, from the Secretary of State of the State of Delaware as to the filing of each Opinion Party's Certificate of Incorporation, Certificate of Formation or Certificate of Limited Partnership, as the case may be, and to the good standing of each such Opinion Party in such state on such date (the "Delaware Secretary of State Certificates");

         (l) copies of the By-laws, operating agreement or limited partnership agreement (as applicable) of each of the Subject Opinion Companies;

         (m) a copy of certain resolutions of the board of directors of the Borrower adopted on July 18, 2002;

         (n) copies of certain resolutions of the directors or other governing body of each of the Subject Opinion Companies (other than the Borrower) adopted on or about June 30, 2002;

         (o) unfiled copies of financing statements, identifying each of "ICG Communications, Inc.", "ICG Consolidated, Inc.", "ICG ChoiceCom Management, LLC" and "ICG ChoiceCom, L.P.", respectively, as debtor, and "Madeleine L.L.C., as Collateral Agent", as secured party, which we understand will be filed within ten (10) days of the transfer of the security interest in the office of the Secretary of State of the State of Delaware (such filing office, the "Filing Office" and such financing statements, collectively, the "Financing Statements");

         (p) the certificates evidencing the Initial Pledged Equity (as defined in the Security Agreement) constituting "Certificated Securities" as defined in Article 8 of the UCC and described on Schedule V hereto and delivered on or prior to the date hereof (the "Opinion Pledged
Certificates"); and

         (q) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

                  We express no opinion as to the laws of any jurisdiction other than (i) the Applicable Laws of the State of New York, (ii) the Applicable Laws of the United States of America, (iii) the UCC (as defined below) and (iv) for purposes of opinion paragraphs 1, 9 and 14, the General Corporation Law of the State of Delaware ("DGCL"), the Delaware Limited Liability Company Act (the "DLLCA") and the Delaware Revised Uniform Limited Partnership Act ("DRLPA"; and together with the DGCL and the DLLCA, the "Delaware Organizational Laws"), as applicable. We have relied with your consent as to matters of the laws of the State of New York and as to the Delaware UCC (defined below), the DLLCA and the DRLPA on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP dated the date hereof and addressed to us.

                  As used herein:

                  (i) "Applicable Laws" shall mean those laws, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Agreements (as defined below) without our having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws.

                  (ii) "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority pursuant to the Applicable Laws of the State of New York or the Applicable Laws of the United States of America.

                  (iii) "New York UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York (without regard to laws referenced in Section 9-201 thereof). "Delaware UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Delaware (without regard to laws referenced in Section 9-201 thereof).

                  (iv) "Transaction Agreements" means the Note Purchase Agreement, the Notes, the Subsidiary Guaranty, the Security Agreement, the Registration Rights Agreement, the Warrants, the Nominal Warrants, and the Subordination Agreement.

                  (v) "UCC" means (a) the New York UCC and (b) the Delaware UCC, as applicable.

                  (vi) "UCC Collateral" means the Collateral (as such term is defined in the Security Agreement) to the extent such collateral is of a type subject to Article 9 of the UCC.

                  Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

              1. Each of the Subject Opinion Companies is validly existing and in good standing under the relevant Delaware Organizational Laws. Each of the Subject Opinion Companies has the corporate, limited liability company or limited partnership power and authority, as the case may be, to execute, deliver and perform all of its obligations under each of the Transaction Agreements to which it is a party under the relevant Delaware Organizational Laws. The execution and delivery by each Subject Opinion Company of each of the Transaction Agreements to which it is a party, the consummation by each such Subject Opinion Company of the transactions contemplated thereby and the filing of the respective Financing Statement naming such Subject Opinion Company as debtor have been duly authorized by all requisite corporate action on the part of each such Subject Opinion Company under the Delaware Organizational Laws. Each of the Transaction Agreements has been duly executed and delivered by each of the Subject Opinion Companies party thereto under the relevant Delaware Organizational Laws.

              2. Each of the Transaction Agreements constitutes the valid and binding obligation of each Opinion Company which is a party thereto, enforceable against such Opinion Company in accordance with its terms under the Applicable Laws of the State of New York.

              3. (a) Neither the execution, delivery or performance by any Subject Opinion Company of the Transaction Agreements to which such Subject Opinion Company is a party nor the compliance by such Subject Opinion Company with the terms and provisions thereof will conflict with the Certificate of Incorporation, Certificate of Formation, Certificate of Limited Partnership, By-laws, limited liability company agreement, operating agreement or partnership agreement, as applicable, of such Subject Opinion Company.

                 (b) Neither the execution, delivery or performance by each Opinion Company of the Transaction Agreements to which such Opinion Company is a party nor the compliance by such Opinion Company with the terms and provisions thereof will contravene any provision of any Applicable Law of the State of New York or any Applicable Law of the United States of America.

              4. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of any of the Transaction Agreements by any Opinion Company which is a party thereto or the enforceability of any of the Transaction Agreements against any Opinion Company which is a party thereto.

              5. Under the New York UCC, the provisions of the Security Agreement are effective to create a valid security interest in each Opinion Company's rights in the UCC Collateral in favor of the Collateral Agent for the ratable benefit of the Secured Parties (as defined in the Security Agreement) to secure the Obligations (as defined in the Security Agreement).

              6. Pursuant to the provisions of the Security Agreement, each Subject Opinion Company has authorized the filing of its respective Financing Statement identifying the UCC Collateral for purposes of Section 9-509 of the Delaware UCC.

              7. Each Financing Statement includes not only all of the types of information required by Section 9-502(a) of the Delaware UCC but also the types of information without which the Filing Office may refuse to accept such Financing Statement pursuant to Section 9-516 of the Delaware UCC.

              8. Under the Delaware UCC, the security interest of the Collateral Agent for the ratable benefit of the Secured Parties will be perfected in each Subject Opinion Company's rights in all UCC Collateral upon the later of the attachment of the security interest and the filing of the Financing Statements in the Filing Office; provided, however, we express no opinion with respect to (i) money, (ii) deposit accounts, (iii) letter of credit rights, (iv) goods covered by a certificate of title statute, (v) as-extracted collateral and timber to be cut, (vi) any property subject to a statute, regulation or treaty of the United States whose requirements for a security interest's obtaining priority over the rights of a lien creditor with respect to the property preempt Section 9-310(a) of the Delaware UCC or (vii) any goods subject to a negotiable document of title.

                  9. You have asked whether each of the Subject Opinion Companies is a "registered organization" as such term is defined in Section 9-102(a)(70) of the Delaware UCC. Pursuant to the DGCL, 8 Del. C. Sections 101(a) and 103(c)(6), 6 Del. C. Section 11-201(a) and 6 Del. C. 17-201(a), the
Secretary of State of Delaware is required to maintain a public record showing that each of the Subject Opinion Companies has been organized under the laws of the State of Delaware. Based on our review of the Delaware Secretary of State Certificates, we are of the opinion that under the Delaware UCC and the Delaware Organizational Laws, each of the Subject Opinion Companies is a "registered organization."

                  10. Under the New York UCC, the provisions of the Security Agreement are effective to create a valid security interest in the rights of each Opinion Company identified on Schedule V as the owner of any Opinion Pledged Certificates in such Opinion Pledged Certificates in favor of the Collateral Agent for the ratable benefit of the Secured Parties to secure the Obligations (as defined in the Security Agreement).

                  11. Under the New York UCC and pursuant to [Section 3(e)(ii) of the Subordination Agreement](1), the security interest of the Collateral Agent for the ratable benefit of the Secured Parties in the Opinion Pledged Certificates will be perfected upon the later of the attachment of the security interest or the Collateral Agent (as defined in the Subordination Agreement) obtaining possession in the State of New York of the Opinion Pledged Certificates.

--------------------------
(1) We will need to revise this Section to provide for a bailment-type relationship rather than an agency, or we will need to qualify this opinion accordingly (that we are giving the opinion based solely on agency rather than delivery

                  Our opinions in paragraphs 5 through 9 with respect to the security interest of the Collateral Agent in the UCC Collateral are subject to the following qualifications:

                  (a) We have assumed that each Opinion Company owns, or with respect to after-acquired property will own, the UCC Collateral, and we express no opinion as to the nature or extent of such Opinion
Company's rights in any of the UCC Collateral and we note that with respect to any after-acquired property, the security interest will not attach until such Opinion Company acquires ownership thereof.

                  (b) Our opinion with respect to proceeds is subject to the limitations set forth in Section 9-315 of the UCC and, in addition, we call to your attention that in the case of certain types of proceeds, other parties such as holders in due course, protected purchasers of securities, persons who obtain control over securities entitlements and buyers in the ordinary course of business may acquire a superior interest or may take their interest free of the security interest of a secured party.

                  (c) We express no opinion with respect to commercial tort claims.

                  (d) We express no opinion with respect to any goods which are accessions to, or commingled or processed with, other goods to the extent that the security interest is limited by Section 9-335 or 9-336 of the UCC.

                  (e) We note that paragraph 9 hereof contains our opinion with respect to each Subject Opinion Company's status as a "registered organization." Except to the extent that this determination is an element of your choice of law analysis, we express no opinion with respect to the choice of law governing perfection, the effect of perfection and non-perfection or priority of the security interest.

                  (f) For purposes of our opinion paragraph 9, we have assumed that each Subject Opinion Company is and will remain "organized solely" (within the meaning of Section 9-102(a)(70) of the Delaware UCC) under the laws of the State of Delaware.

                  (g) We advise you that with respect to that portion of the UCC Collateral in which the Collateral Agent has been granted a security interest by more than one agreement, a court may limit the Collateral Agent's right to choose among the remedies otherwise given to it by such agreements with respect to such UCC Collateral.

                  (h) We call to your attention that the right of the Collateral Agent to become a partner or member may be limited by applicable law and the terms of the partnership agreement or limited liability company agreement pursuant to which the partnership or limited liability company was formed, as amended from time to time, and that the only remedy may be the right to receive distributions to which the relevant Opinion Company is otherwise entitled pursuant to the partnership agreement or limited liability company agreement.

                  (i) We express no opinion with respect to any security interest of the Collateral Agent for the benefit of any person other than the Purchasers.

                  (j) We call to your attention that in the case of licenses or permits issued by governmental authorities, the Opinion Companies may not have sufficient rights therein for the security interest of the Collateral Agent to attach and even if any Opinion Company has sufficient rights for the security interest to attach, exercise of remedies may be limited by the terms of the license or permit or require the consent of the governmental authority issuing such license or permit.

                  (k) We express no opinion regarding any security interest in any copyrights, patents, trademarks, service marks or other intellectual property, the proceeds thereof or money due with respect to the lease, license or use thereof except to the extent Article 9 of the UCC may be applicable to the foregoing and, without limiting the generality of the foregoing, we express no opinion as to the effect of any federal laws relating to copyrights, patents, trademarks, service marks or other intellectual property on the opinions expressed herein.

                  Our opinions in paragraphs 10 and 11 with respect to the security interest of the Collateral Agent in the Opinion Pledged
Certificates are subject to the following qualifications:

                  (a) We have assumed that each Opinion Company owns, or with respect to after-acquired property will own, the Opinion Pledged Certificates, and we express no opinion as to the nature or extent of such Opinion Company's rights in any of the Opinion Pledged Certificates.

                  (b) Our opinion with respect to proceeds is subject to the limitations set forth in Section 9-315 of the New York UCC and, in addition, we call to your attention that in the case of certain types of proceeds, other parties such as holders in due course, protected purchasers of securities, persons who obtain control over securities entitlements and buyers in the ordinary course of business may acquire a superior interest or may take their interest free of the security interest of a secured party.

                  (c) We express no opinion with respect to the choice of law governing perfection, the effect of perfection and non-perfection or priority of the security interest.

                  (d) We call to your attention that the right of the Collateral Agent to become a partner or member may be limited by applicable law and the terms of the partnership agreement or limited liability company agreement pursuant to which the partnership or limited liability company was formed, as amended from time to time, and that the only remedy may be the right to receive distributions to which the relevant Opinion Company is otherwise entitled pursuant to the partnership agreement or limited liability company agreement.

                  (e) We express no opinion with respect to any security interest of the Collateral Agent for the benefit of any person other than the Purchasers.

                  12. No Opinion Company is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  13. Neither the execution, delivery or performance by each Opinion Company of the Transaction Agreements to which such Opinion Company is a party nor the compliance by such Opinion Company with the terms and provisions thereof will violate any provision of the Public Utility Holding Company Act of 1935, as amended.

                  14. On the Effective Date, after giving effect to the Plan and the Restructuring Transactions, the authorized capital stock of the Borrower will consist of (i) 100,000,000 shares of common stock, 8,000,000 shares of which, when distributed pursuant to the terms of the Plan, will be validly issued, fully paid and nonassessable, and 800,000 shares of which will have been reserved for issuance upon exercise of the New Holdings Creditors Warrants (as defined in the Plan), 200,000 shares of which will have been reserved for issuance upon exercise of the Warrants issued to holders of the Notes, and 473,684 shares of which will have been reserved for issuance upon exercise of the Nominal Warrants, and when so issued pursuant to the terms of the Plan and the terms of the instruments referenced above, all such shares will be validly issued, fully paid and nonassessable.

                  15. The United States Bankruptcy Court for the District of Delaware (the "Court") in the matter of ICG Communications, Inc., et al, Case No. 00-4238 (PJW), after a hearing held on [ ], 2002, issued an order confirming the plan of reorganization of the Borrower and the other debtors (the "Confirmation Order"), which was entered on the official docket of the Court on [ ], 2002. Based on our review of the official docket maintained by the clerk of the Court as of _____ a.m. on [ ], 2002, the Confirmation Order has not been reversed, modified or amended, either in whole or in part, and no notice of appeal or motion to reverse, modify or amend has been filed with the Court.

                  Our opinions are subject to the following further assumptions and qualifications:

                  (a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

                  (b) we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement (other than the Opinion Companies party thereto) enforceable against such other party in accordance with its terms;

                  (c) we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to any Transaction Agreement (other than the Opinion Companies party thereto to the extent expressly set forth herein) with any state, federal or other laws or regulations applicable to them or (ii) the legal or regulatory status or the nature of the business of any such party;

                  (d) we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Transaction Agreements which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

                  (e) we express no opinion as to the applicability or effect of any fraudulent transfer or similar law on the Transaction Agreements or any transaction contemplated thereby;

                  (f) we express no opinion as to the applicability or effect of any preference or similar law on the Transaction Agreements or any transaction contemplated thereby;

                  (g) we express no opinion on the enforceability of any provision in any Transaction Agreement purporting to prohibit, restrict or condition the assignment of rights under such Transaction Agreement to the extent such restriction on assignability is governed by the UCC;

                  (h) in the case of the Subsidiary Guaranty certain of the remedial provisions, including waivers, with respect to the Subsidiary Guaranty are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Subsidiary Guaranty, taken as a whole;

                  (i) our opinion with respect to the enforceability of the choice of New York law and choice of New York forum provisions of the Transaction Agreements is rendered in reliance upon the Act of July 19, 1984, ch. 421, 1984 McKinney's Sess. Laws of N.Y. 1406 (codified at N.Y. Gen. Oblig. Lawss.ss.5- 1401, 5-1402 (McKinney 1989) and N.Y. CPLR 327(b) (McKinney 1990)) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought;

                  (j) we express no opinion with respect to any provision of the Transaction Agreements to the extent it authorizes or permits any purchaser of a participation interest to set-off or apply any deposit, property or indebtedness with respect to any participation interest;

                  (k) we express no opinion regarding any matter subject to the Federal Communications Act of 1934, as amended, the rules and regulations of the Federal Communications Commission, state utility or telecommunications regulatory statutes, and the rules and regulations of any state public utilities commissions, or any other federal, state or local laws and regulations related to the provision of communications services or operations of telecommunications systems, and we express no opinion on the effect of such laws, rules or regulations on the opinions herein contained, including, without limitation, the effect of any such laws, rules or regulations on the Collateral Agent's or any Purchaser's ability to exercise any remedies set forth in any of the Transaction Agreements;

                  (l) certain of the remedial provisions with respect to the security contained in the Security Agreement may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Security Agreement, taken as a whole, and the Security Agreement, each taken as a whole, together with applicable law (subject to the qualification contained in clause (k), above), contains adequate provisions for the practical realization of the benefits of the security;

                  (m) we call to your attention that certain of the rights and remedies of the Collateral Agent and the Purchasers under the Security Agreement and the Note Purchase Agreement relating to the Collateral may be affected by the provisions of the Subordination Agreement and other contractual arrangements between the Collateral Agent and the Purchasers, on the one hand, and the Collateral Agent (as defined in the Senior Financing Agreement) and the Lenders, on the other; and

                  (n) except as set forth in opinion paragraphs 10 and 11 hereof, we express no opinion with respect to the validity, perfection or priority of any security interest.

                  In rendering the foregoing opinions, we have assumed, with your consent, that:

                  (a) each Other Subsidiary is validly existing and in good standing under the laws of its jurisdiction of organization;

                  (b) each Other Subsidiary has the power and authority to execute, deliver and perform all of its obligations under each of the Transaction Agreements to which it is a party and the execution and delivery of each of the Transaction Agreements to which each such Other Subsidiary is a party and the consummation by each such Other Subsidiary of the transactions contemplated thereby and the filing of the Financing Statements naming each such Other Subsidiary as debtor have been duly authorized by all requisite action on the part of each such Other Subsidiary. Each of the Transaction Agreements to which each such Other Subsidiary is a party has been duly authorized, executed and delivered by each such Other Subsidiary;

                  (c) the execution, delivery and performance of any Opinion Company's obligations under the Transaction Agreements to which such Opinion Company is a party does not and will not conflict with, contravene, violate or constitute a default under (i) the Certificate of Incorporation, Certificate of Formation, Certificate of Limited Partnership, By-laws, limited liability company agreement, operating agreement, partnership agreement or other organizational documents of such Opinion Company (except that we do not make such assumption with respect to the Subject Opinion Companies), (ii) any lease, indenture, instrument or other agreement to which such Opinion Company or its property is subject,
(iii) any rule, law or regulation to which such Opinion Company is subject (other than Applicable Laws of the State of New York and the Applicable Laws of the United States of America as to which we express our opinion in paragraph 3 herein) or (iv) any judicial or administrative order or decree of any governmental authority; and

                  (d) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which we express our opinion in opinion paragraph 4 herein) is required to authorize or is required in connection with the execution, delivery or performance by any Opinion Company of any Transaction Agreement to which such Opinion Company is a party or the transactions contemplated thereby.

                  We understand that you are separately receiving opinions with respect to certain of the foregoing assumptions from Robert Albery, Assistant General Counsel to the Borrower, and we are advised that such opinions contain qualifications. Our opinions herein stated are based on the assumptions specified above and we express no opinion as to the effect on the opinions herein stated of the qualifications contained in such other opinions.

                  This opinion is being furnished only to you in connection with the Transaction Agreements and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity for any purpose without our prior written consent.

                                                     Very truly yours,

                          Exhibit A to Opinion of
                Special Counsel to ICG Communications, Inc.
                -------------------------------------------

                           Officer's Certificate


                  I, Robert Albery, am the duly elected, qualified and acting Assistant General Counsel of ICG Communications, Inc. a Delaware corporation. I understand that pursuant to Section 3A.2 of the Note and Warrant Purchase Agreement (the "Agreement") dated as of July [ ], 2002, among the Borrower and the "Purchasers" party thereto, each of Skadden, Arps, Slate, Meagher & Flom (Illinois) ("SASM&F Illinois") and Skadden, Arps, Slate, Meagher & Flom LLP ("SASM&F LLP, and together with SASM&F Illinois, "SASM&F") is rendering an opinion (together, the "Opinion") to each of the Addressees listed on Schedule I to the opinion of SASM&F Illinois. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms as set forth in the Opinion. I further understand that SASM&F is relying on this officer's certificate and the statements made herein in rendering such Opinion.

                  With regard to the foregoing, on behalf of the Borrower, I hereby certify that:

                  1. I am familiar with the business of the Borrower, each of the other Opinion Parties and each of the Borrower's other subsidiaries, and due inquiry has been made of all persons deemed necessary or appropriate to verify or confirm the statements contained herein.

                  2. SASM&F may rely on the respective representations and warranties that the Borrower and the other Opinion Parties have made in each of the Transaction Agreements and each of the certificates delivered pursuant thereto. I have made a careful review of each of such representations and warranties and hereby confirm, to the best of my knowledge and belief, that such representations and warranties are true, correct and complete on and as of the date of this certificate.

                  3. Less than twenty-five percent (25%) of the assets of the Borrower and its subsidiaries on a consolidated basis and on an unconsolidated basis consist of Margin Stock.

                  4. The Borrower and each of the other Opinion Parties is primarily engaged directly, or indirectly through Majority-Owned Subsidiaries, in the telecommunications business; and the Borrower and each other Opinion Party (i) is not and does not hold itself out as being engaged primarily, nor does it propose to engage primarily, in the business of investing, reinvesting or trading in Securities, (ii) has not and is not engaged in, and does not propose to engage in, the business of issuing Face-Amount Certificates of the Installment Type and has no such certificate outstanding and (iii) does not own or propose to acquire Investment Securities having a Value exceeding forty percent (40%) of the Value of the total assets of the Borrower or any other Opinion Company (exclusive of Government Securities and cash items) on an unconsolidated basis.

                  5. Neither the Borrower nor any other Opinion Company owns or operates facilities used for the generation, transmission, or distribution of electric energy for sale ("Electric Utility Facilities").

                  6. Neither the Borrower nor any other Opinion Company owns or operates facilities used for the distribution of natural or manufactured gas for heat, light, or power ("Gas Utility Facilities").

                  7. Neither the Borrower nor any of its subsidiaries, directly or indirectly, or through one or more intermediary Companies, owns, controls, or holds with power to vote (a) ten percent (10%) or more of the outstanding Voting Securities of any Company that owns or operates any Electric Utility Facilities or Gas Utility Facilities, or (b) any other interest, directly or indirectly, or through one or more intermediary entities, in (i) any Company that owns or operates any Electric Utility Facilities or Gas Utility Facilities, or (ii) any of the foregoing types of entities that have received notice of the sort described in paragraph 8 below.

                  8. Neither the Borrower nor any of its subsidiaries has received notice that the Securities and Exchange Commission has determined, or may determine, that the Borrower or any of its subsidiaries exercises a controlling influence over the management or direction of the policies of a gas utility company or an electric utility company as to make it subject to the obligations, duties and liabilities imposed on holding companies by the Public Utility Holding Company Act of 1935, as amended ("PUHCA").

                  9. To the best of my knowledge, no Company that has registered with the Securities and Exchange Commission as a public utility holding company under PUHCA owns, directly or indirectly, through one or more intermediary entities, ten percent (10%) or more of the outstanding Voting Securities (as defined below) of the Borrower or any of its Subsidiaries.

                  10. As used in paragraph 3 of this certificate, the following term shall have the following meaning:

                  "Margin Stock" means: (i) any equity security registered or having unlisted trading privileges on a national securities exchange;
(ii) any OTC security designated as qualified for trading in the National Market System under a designation plan approved by the Securities and Exchange Commission; (iii) any debt security convertible into a margin stock or carrying a warrant or right to subscribe to or purchase a margin stock; (iv) any warrant or right to subscribe to or purchase a margin stock; or (v) any security issued by an investment company registered under
Section 8 of the Investment Company Act of 1940.

                  11. As used in paragraphs 4 and 11 of this certificate, the following terms shall have the following meanings:

                  "Exempt Fund" means a company that is excluded from treatment as an investment company solely by section 3(c)(1) or 3(c)(7) of the Investment Company Act of 1940 (applicable to certain privately offered investment funds).

                  "Face-Amount Certificate of the Installment Type" means any certificate, investment contract, or other Security that represents an obligation on the part of its issuer to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than 24 months after the date of issuance, in consideration of the payment of periodic installments of a stated or determinable amount.

                  "Government Securities" means all Securities issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

                  "Investment Securities" includes all Securities except
(A) Government Securities, (B) Securities issued by companies the only shareholders in which are employees and former employees of a company and its subsidiaries, members of the families of such persons and the company and its subsidiaries and (C) Securities issued by Majority-Owned Subsidiaries of the Borrower or any of the other Opinion Companies which are not engaged and do not propose to be engaged in activities within the scope of clause (i), (ii) or (iii) of paragraph 4 of this Certificate or which are exempted or excepted from treatment as an investment company by statute, rule or governmental order (other than Exempt Funds).

                  "Majority-Owned Subsidiary" of a person means a company fifty percent (50%) or more of the outstanding Voting Securities of which are owned by such person, or by a company which, within the meaning of this paragraph, is a Majority-Owned Subsidiary of such person.

                  "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

                  "Value" means (i) with respect to Securities owned at the end of the last preceding fiscal quarter for which market quotations are readily available, the market value at the end of such quarter; (ii) with respect to other Securities and assets owned at the end of the last preceding fiscal quarter, fair value at the end of such quarter, as determined in good faith by or under the direction of the board of directors; and (iii) with respect to securities and other assets acquired after the end of the last preceding fiscal quarter, the cost thereof.

                  "Voting Security" means any security presently entitling the owner or holder thereof to vote for the election of directors of a company (or its equivalent, e.g., general partner or manager of a limited liability company).

                  12. As used in paragraphs 7, 9 and 12 of this certificate, the following terms shall have the following meanings:

                  "Company" means a corporation, limited liability company, partnership, association, joint-stock company, joint venture, trust, or any receiver, trustee, or other liquidating agent of any of the foregoing in its capacity as such.

                  "Security" or "Securities" means any note, draft, stock, treasury stock, bond, debenture, limited liability company interest, certificate of interest or participation in any profit-sharing agreement or in any oil, gas, other mineral royalty or lease, any collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, receiver's or trustee's certificate, or, in general, any instrument commonly known as a "security"; or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, assumption of liability on, or warrant or right to subscribe to or purchase, any of the foregoing.

                  "Voting Security" or "Voting Securities" means any Security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a Company, or any Security issued under or pursuant to any trust, agreement, or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such Security are presently entitled to vote in the direction or management of the affairs of a Company; and a specified per centum of the outstanding Voting Securities of a Company means such amount of the outstanding Voting Securities of such Company as entitles the holder or holders thereof to cast said specified per centum of the aggregate votes which the holders of all the outstanding Voting Securities of such Company are entitled to cast in the direction or management of the affairs of such Company.

                  13. The Company has reserved for issuance 800,000 shares of Common Stock to be issued upon exercise of the New Holdings Creditors Warrants (as defined in the Plan), 200,000 shares of Common Stock to be issued upon exercise of the Warrants issued to holders of the Notes and 473,684 shares of Common Stock to be issued upon exercise of the Nominal Warrants.





                          [Signature Page Follows]





                  IN WITNESS WHEREOF, I have executed this certificate this ______ day of [ ], 2002.

                                               ICG COMMUNICATIONS, INC.



                                               By:_____________________________




                          Exhibit B to Opinion of
                Special Counsel to ICG Communications, Inc.

                           Officer's Certificate

                  I, Robert Albery, am the duly elected, qualified and acting Assistant General Counsel and/or Assistant Secretary of ICG Communications, Inc., a Delaware corporation (the "Borrower"), and those subsidiaries of the Borrower identified as a signatory hereto (collectively, the "Subsidiaries"). I understand that pursuant to Section
3.2 of the Note and Warrant Purchase Agreement (the "Agreement") dated as of July [ ], 2002, among the Borrower and the " Purchasers" party thereto, each of Skadden, Arps, Slate, Meagher & Flom (Illinois) ("SASM&F Illinois") and Skadden, Arps, Slate, Meagher & Flom LLP ("SASM&F LLP, and together with SASM&F Illinois, "SASM&F") is rendering an opinion (together, the "Opinion") to each of the Addressees listed on Schedule I to the opinion of SASM&F Illinois. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms as set forth in the Opinion. I also understand that SASM&F is rendering opinions as to the perfection of Liens on the capital sock and other equity interests of the Subsidiaries pledged to the Collateral Agent under the Security Agreement that are subject to restrictive legends. In connection with such opinions, SASM&F has requested confirmation that such Subsidiaries are satisfied with evidence presented to them that the pledge of the capital sock and other equity interests of the Subsidiaries to the Collateral Agent will not violate the Securities Act of 1933, as amended, or any rule or regulation promulgated thereunder. I further understand that SASM&F is relying on this officer's certificate and the statements made herein in rendering such Opinion.

                  With regard to the foregoing, on behalf of each of the Subsidiaries, I hereby certify that each of the Subsidiaries has been presented with evidence satisfactory to it that the pledge of the capital stock, limited liability company membership interests and/or partnership interests, as applicable, of the Subsidiaries to the Collateral Agent pursuant to the Security Agreement is not in violation of the Securities Act of 1933, as amended, or any rule or regulation promulgated thereunder.

                  I hereby further certify, on behalf of ICG ChoiceCom Management, LLC ("CCM"), that CCM, in its capacity as general partner of ICG Telecom of San Diego, L.P. ("LP"), has been presented with evidence satisfactory to it that neither the pledge by CCM of its general partnership interests in the LP nor the pledge by the LP's limited partners of their respective limited partnership interests in the LP to the Collateral Agent pursuant to the Security Agreement are in violation of the Securities Act of 1933, as amended, or any rule or regulation promulgated thereunder.



                  IN WITNESS WHEREOF, I have executed this certificate this ______ day of [ ], 2002.


                                    ICG SERVICES, INC.
                                    ICG CANADIAN ACQUISITION,  INC.
                                    ICG HOLDINGS, INC.
                                    ICG TELECOM GROUP, INC.
                                    ICG EQUIPMENT, INC.
                                    ICG MOUNTAIN VIEW, INC.
                                    ICG CONSOLIDATED, INC.
                                    ICG TELECOM GROUP OF  VIRGINIA, INC.
                                    ICG FUNDING LLC
                                          By: ICG Communications, Inc., its
                                              Managing Member
                                    NIKONET, LLC
                                          By: ICG Telecom Group, Inc., its
                                              Managing Member
                                    ICG CHOICECOM MANAGEMENT, LLC
                                          By: ICG Telecom Group, Inc., its
                                              Managing Member
                                    ICG CHOICECOM, L.P.
                                          By: ICG ChoiceCom Management, LLC
                                          By: ICG Telecom Group, Inc., its
                                              Managing Member


                                    By:______________________________________

                                                                    EXHIBIT E-2

                 FORM OF OPINION OF HOGAN & HARTSON L.L.P.




                           [Effective Date], 2002

Madeleine L.L.C.
Morgan Stanley & Co., Incorporated


                  Re:      ICG Communications, Inc.

Ladies and Gentlemen:

                  This firm has acted as local counsel to ICG
Communications, Inc., a Delaware corporation as reorganized under Chapter 11 of the United States Bankruptcy Code (the "Company"), ICG Telecom Group, Inc. a Colorado corporation ("Telecom"), ICG Equipment, Inc., a Colorado corporation ("Equipment"), ICG Mountain View, Inc., a Colorado corporation ("Mountain View"), and ICG Holdings, Inc., a Colorado corporation ("Holdings," and, together with Telecom, Equipment and Mountain View, the "Colorado Subsidiaries") in connection with the Note and Warrant Purchase Agreement dated as of July [__], 2002 (the "Purchase Agreement") between the Company, Madeleine L.L.C., Morgan Stanley & Co., Incorporated and the Purchasers party thereto. This opinion letter is furnished to you pursuant to the requirements set forth in Section 3A.2 of the Purchase Agreement in connection with the closing thereunder on the date hereof. Capitalized terms used herein which are defined in the Purchase Agreement and not otherwise defined in this opinion letter have the meanings set forth in the Purchase Agreement. As used in this opinion letter the term "Colorado UCC" means Revised Article 9 of the Uniform Commercial Code as in effect in the State of Colorado on the date hereof.

                  For purposes of this opinion letter, we have examined photocopies of the following documents (the "Documents"):

                  1.       Executed copy of the Purchase Agreement.

                  2. Executed copy of the Security Agreement, dated as of [Effective Date], 2002 (the "Security Agreement") entered into by the Company, the Colorado Subsidiaries and other affiliates of the Company for the benefit of the Collateral Agent.

                  3. Executed copy of the Subsidiary Guaranty, dated as of [Effective Date], 2002 (the "Guaranty") entered into by the Colorado Subsidiaries and the other Guarantors party thereto in favor of the Secured Parties.

                  4.       Copies of completed UCC-1 financing statements
                           (a) naming Telecom as debtor and the Collateral Agent as secured party, (b) naming Equipment as debtor and the Collateral Agent as secured party, (c) naming Mountain View as debtor and the Collateral Agent as secured party, and (d) naming Holdings as debtor and the Collateral Agent as secured party, which UCC-1 financing statements have been prepared in connection with the Security Agreement for filing in the UCC records of the Colorado Secretary of State (the "Colorado Filing Office"). Copies of such financing statements (the "Colorado Financing Statements") are attached hereto as Exhibit A.

                  5. The Articles of Incorporation of Telecom, as certified by the Colorado Secretary of State on [_______ __], 2002, and as certified by the Secretary of Telecom on the date hereof as being complete, accurate and in effect.

                  6. A certificate of good standing of Telecom issued by the Secretary of State of the State of Colorado dated [_______ __], 2002.

                  7. The Articles of Incorporation of Equipment, as certified by the Colorado Secretary of State on [_______ __], 2002, and as certified by the Secretary of Equipment on the date hereof as being complete, accurate and in effect.

                  8. A certificate of good standing of Equipment issued by the Secretary of State of the State of Colorado dated [_______ __], 2002.

                  9. The Articles of Incorporation of Mountain View, as certified by the Colorado Secretary of State on [_______ __], 2002, and as certified by the Secretary of Mountain View on the date hereof as being complete, accurate and in effect.

                  10. A certificate of good standing of Mountain View issued by the Secretary of State of the State of Colorado dated [_______ __], 2002.

                  11. The Articles of Incorporation of Holdings, as certified by the Colorado Secretary of State on [_______ __], 2002, and as certified by the Secretary of Holdings on the date hereof as being complete, accurate and in effect.

                  12. A certificate of good standing of Holdings issued by the Secretary of State of the State of Colorado dated [_______ __], 2002.

                  13. Certificates of certain officers of the Colorado Subsidiaries, dated [Effective Date], 2002, as to certain facts relating to the Colorado Subsidiaries.

                  14. A certificate of the Secretary of each Colorado Subsidiary, dated [Effective Date], 2002, as to the incumbency and signatures of certain officers of such Colorado Subsidiary.

                  The Purchase Agreement, the Security Agreement and the Guaranty are sometimes hereinafter referred to collectively as the "Loan Documents."

                  In our examination of the Loan Documents and other Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies). As to matters of fact relevant to the opinions expressed herein, we have relied on the representations and statements of fact made in the Documents, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the Documents. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  We have made the following further assumptions: (i) that the execution, delivery and performance of the Security Agreement have been validly authorized, and the Security Agreement has been duly and validly executed and delivered, by each Colorado Subsidiary; (ii) that the Security Agreement creates in favor of the Collateral Agent a valid security interest in the respective right, title and interest of each Colorado Subsidiary in and to "Collateral" specified in Section 1 of the Security Agreement ("Colorado UCC Collateral"); (iii) that pending the completion (which, we are advised, is expected to occur within ten days) of the filing of the Colorado Financing Statements (including payment of all applicable fees and charges), operative facts (and applicable law) will remain unchanged from those in existence on the date hereof; (iv) that each Colorado Subsidiary is and will continue to be "organized solely" in Colorado, within the meaning of Section 9-102(73) of the Colorado UCC; and
(v) that (consistent with the officers' certificates referred to in paragraph 13 above) (A) neither Equipment nor Mountain View is a "transmitting utility" as such term is defined in Section 9-102(83) of the Colorado UCC, and (B) each of Telecom and Holdings is a "transmitting utility" as such term is defined in Section 9-102(83) of the Colorado UCC. Insofar as it relates to Colorado UCC Collateral constituting "proceeds," as defined in the Colorado UCC, our opinion below is subject to the limitations set forth in Section 9-315 of the Colorado UCC.

                  This opinion letter is based as to matters of law solely on applicable provisions of the Colorado UCC and the Colorado Business Corporation Act, as in effect on the date hereof (the "CBCA"), and we express no opinion as to any other laws, statutes, rules or regulations.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that to the extent that the security interest granted to the Collateral Agent under the Security Agreement in the respective right, title and interest of each Colorado Subsidiary in and to Colorado UCC Collateral (excepting, however, any "fixtures," "as-extracted collateral" or "timber to be cut," each as defined in the Colorado UCC) is subject to perfection currently by the filing of financing statements in Colorado, such security interest will be perfected upon the later of (i) the filing of the Colorado Financing Statements in the Colorado Filing Office and (ii) the attachment of such security interest.

                                 * * * * *

                  You have asked whether the Colorado Subsidiaries are "registered organizations" as that term is defined in Section 9-102(73) of the Colorado UCC. Although the Colorado Legislature, in enacting Revised
Article 9, presumably intended that Colorado corporations would qualify as "registered organizations," there is a possibility that Colorado corporations may not qualify, because the CBCA does not clearly mandate that Colorado "maintain a public record showing" Colorado corporations "to have been organized," as contemplated by Section 9-102(73). If Colorado corporations nevertheless are treated as "registered organizations" under
Section 9-102(73) of the Colorado UCC, then pursuant to Section 9-307(e) of the Colorado UCC each Colorado Subsidiary, as a corporation organized solely under the law of Colorado, is located in Colorado. If Colorado corporations are not treated as "registered organizations" under Section 9-102(73) of the Colorado UCC, then pursuant to Section 9-307(b)(3) of the Colorado UCC each Colorado Subsidiary, as an organization that (i) has more than one place of business, and (ii) has its chief executive office in Englewood, Colorado, is located in Colorado.

                  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the closing under the Purchase Agreement on the date hereof, and should not be quoted in whole or in part or otherwise be referred to, and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                                               Very truly yours,



                                                HOGAN & HARTSON L.L.P.

                                                                      EXHIBIT F


                              FORM OF MORTGAGE
                              ----------------

           DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
       AND LEASES AND FIXTURE FILING [(LEASEHOLD ESTATE)] (COLORADO)


                                by and from


                 [                                  ], "Grantor"


                                     to


                        [________________], "Trustee"


                             for the benefit of


   Madeleine L.L.C. , in its capacity as collateral agent, "Beneficiary"


                         Dated as of ________, 2002

                           Location:
                           Municipality:
                           County:
                           State:  Colorado


        THE SECURED PARTY (BENEFICIARY) DESIRES THIS FIXTURE FILING
         TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE
                             DESCRIBED HEREIN.

                    PREPARED BY, RECORDING REQUESTED BY,
                         AND WHEN RECORDED MAIL TO:

                          Schulte Roth & Zabel LLP
                              919 Third Avenue
                          New York, New York 10022
                       Attention: Ross A. Honig, Esq.
                             File # 014951-0273




           DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
        AND LEASES AND FIXTURE FILING (LEASEHOLD ESTATE) (COLORADO)

                  THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING [(LEASEHOLD ESTATE)] (Colorado) (this "Deed of Trust") is dated as of [________, 2002] by and from [ ], a [ ] ("Grantor"), whose address is 161 Inverness Drive West, Englewood, CO 80112 to ,a ("Trustee"), for the benefit of MADELEINE L.L.C., as agent (in such capacity, "Agent") for the holders of the Subordinated Cerberus Notes (as defined below) (such holders, together with their respective successors and assigns, collectively, the "Lenders"), having an address at 450 Park Avenue, 28th Floor, New York, New York 10022 (Agent, together with its successors and assigns, "Beneficiary").

                                 ARTICLE 1
                                DEFINITIONS
                                -----------

                  Section 1.1 Definitions. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in that certain Note And Warrant Purchase Agreement, dated as of July [24], 2002, among ICG Communications, Inc., a Delaware corporation (the "Company") and Madeleine L.L.C. and Morgan Stanley & Co., Incorporated, as purchasers (as amended, supplemented or otherwise modified from time to time, the "Note and Warrant Purchase Agreement") pursuant to which the Company has become indebted to the Lender in the initial principal amount of $25,000,000 which is evidenced by certain Senior Subordinated Notes dated as of the Effective Date (collectively, the "Subordinated Cerberus Notes"). As used herein, the following terms shall have the following meanings:

                  (a) "Event of Default": (1) The occurrence of an Event of Default under and as defined in the Note and Warrant Purchase Agreement, or
(2) the default by Grantor in the observance or performance of any covenant, condition or agreement expressly set forth in this Deed of Trust and the continuance of such default unremedied for a period of: (x) in the case of a default that is susceptible to cure by the payment of money, 2 Business Days after same becomes due and payable, or (y) in the case of all other such defaults, 30 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) receipt of written notice thereof from Beneficiary, any Agent or any Lender.

                  (b) "Indebtedness": (1) All indebtedness created by the Note Documents, including, without limitation, the sum of all (a) principal, interest and other amounts owing under the Subordinated Cerberus Notes or evidenced or secured by any of the other Note Documents, and (b) principal, interest and other amounts which may hereafter be lent by Beneficiary or any of the Lenders under or in connection with the Note and Warrant Purchase Agreement or any of the other Note Documents, whether evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and (2) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Grantor to Beneficiary or any of the Lenders under documents which recite that they are intended to be secured by this Deed of Trust. The final maturity date of the Indebtedness is [_________].

                  (c) "Mortgaged Property": All of Grantor's right, title and interest in and to (1) the fee [leasehold] interest in the real property described in Exhibit A [created by the Subject Lease (defined below), together with all rights and interests of Grantor in and to the Subject Lease] and any greater estate therein [in such real property] as hereafter may be acquired by Grantor (the "Land"), (2) all improvements now owned or hereafter acquired by Grantor, now or at any time situated, placed or constructed upon the Land (the "Improvements"; the Land and Improvements are collectively referred to as the "Premises"), (3) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the "Fixtures"), (4) all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Grantor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the "Personalty"), (5) all reserves, escrows or impounds required under the Note and Warrant Purchase Agreement and all deposit accounts maintained by Grantor with respect to the Mortgaged Property (the "Deposit Accounts"), (6) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person, [other than Grantor], a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the "Leases"), (7) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the "Rents"), (8) all other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the "Property Agreements"), (9) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (10) all property tax refunds payable with respect to the Mortgaged Property (the "Tax Refunds"), (11) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the "Proceeds"), (12) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor (the "Insurance"), and (13) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to any condemnation or other taking (or any purchase in lieu thereof) of all or any portion of the Land, Improvements, Fixtures or Personalty (the "Condemnation Awards"). As used in this Deed of Trust, the term "Mortgaged Property" shall mean all or, where the context permits or requires, any portion of the above or any interest therein. Notwithstanding anything herein to the contrary, in no event shall Mortgaged Property include Grantor's rights under contracts and agreements (other than (a) Accounts and General Intangibles (as defined in Security Agreement) for money due or to become due thereunder and (b) any contract as to which consent for the Lien created hereby has been obtained) which by their terms prohibit the granting of a security interest or assignment thereof and are not, because of other applicable law, subject to the provisions of the UCC rendering such prohibitions ineffective.

                  (d) "Obligations": All of the agreements, covenants, conditions, warranties, representations and other obligations of Grantor (including, without limitation, the obligation to repay the Indebtedness) under the Note and Warrant Purchase Agreement and the Subordinated Cerberus Notes.

                  (e) "Security Agreement": That certain Security Agreement by and from Grantor and the other grantors referred to therein to Agent dated as of the Effective Date, as the same may hereafter be amended, supplemented or otherwise modified from time to time.

                  (f) ["Subject Lease": Shall have the meaning set forth in Exhibit B attached hereto.]

                  (g) "UCC": The Uniform Commercial Code of Colorado or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than Colorado, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

                                 ARTICLE 2
                                   GRANT
                                   -----

                  Section 2.1 Grant. To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Grantor GRANTS, BARGAINS, ASSIGNS, SELLS, CONVEYS and CONFIRMS, to Trustee the Mortgaged Property, subject, however, only to the Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property, IN TRUST, WITH POWER OF SALE, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Trustee.

                                 ARTICLE 3
                 WARRANTIES, REPRESENTATIONS AND COVENANTS
                 -----------------------------------------

                  Grantor warrants, represents and covenants to Beneficiary as follows:

                  Section 3.1 Title to Mortgaged Property and Lien of this Instrument. Grantor owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Liens. This Deed of Trust creates valid, enforceable [second] priority liens and security interests against the Mortgaged Property subject only to a first priority lien in favor of Royal Bank of Canada, as Administrative Agent and Collateral Agent (the "First Deed of Trust").

                  Section 3.2 [Second] Lien Status. Grantor shall preserve and protect the [second] lien and security interest status of this Deed of Trust and the other Note Documents. If any lien or security interest other than a Permitted Lien or the First Deed of Trust is asserted against the Mortgaged Property, Grantor shall promptly upon obtaining knowledge of such lien or security interest, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Note and Warrant Purchase Agreement (including the requirement of providing a bond or other security satisfactory to Beneficiary).

                  Section 3.3 Payment and Performance. Grantor shall pay the Indebtedness when due under the Note Documents and shall perform the Obligations in full when they are required to be performed.

                  Section 3.4 Replacement of Fixtures and Personalty. Grantor shall not, without the prior written consent of Beneficiary, permit any of the Fixtures or Personalty owned or leased by Grantor to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is permitted to be removed by the Note and Warrant Purchase Agreement.

                  Section 3.5 Inspection. Grantor shall permit Beneficiary and the Lenders and their respective agents, representatives and employees, upon reasonable prior notice to Grantor, [and in compliance with the Subject Lease,] to inspect the Mortgaged Property and all books and records of Grantor located thereon, and to conduct such environmental and engineering studies as Beneficiary or the Lenders may reasonably require, provided that such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property.

                  Section 3.6 Other Covenants. To the extent permitted by applicable law, all of the covenants in the Note and Warrant Purchase Agreement are incorporated herein by reference and, together with covenants in this Article 3, shall be covenants running with the Land.

                  Section 3.7 Insurance; Condemnation Awards and Insurance Proceeds

                  (a) Insurance. Grantor shall maintain or cause to be maintained, with responsible and reputable insurers, insurance with respect to the Mortgaged Property against loss or damage of the kinds customarily carried or maintained under similar circumstances by corporations engaged in similar businesses and owning similar properties in the same general areas as the Mortgaged Property. Each such policy of insurance shall name Beneficiary as the loss payee (or, in the case of liability insurance, an additional insured) thereunder for the ratable benefit of the Lenders, and shall provide for at least 30 days' prior written notice of any material modification or cancellation of such policy. In addition to the foregoing, if any portion of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any amendment or successor act thereto), then Grantor shall maintain, or cause to be maintained, with a responsible and reputable insurer, flood insurance to the extent available, in an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to such Act.

                  (b) Condemnation Awards. [Subject to the terms of the Subject Lease,] Grantor assigns all Condemnation Awards to Beneficiary and authorizes Beneficiary to collect and receive such Condemnation Awards [(to the extent Grantor is entitled thereto under the Subject Lease)] and to give proper receipts and acquittances therefor, subject to the terms of the Note and Warrant Purchase Agreement.

                  (c) Insurance Proceeds. [Subject to the terms of the Subject Lease,] Grantor assigns to Beneficiary all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property. Grantor authorizes Beneficiary to collect and receive such proceeds [(to the extent Grantor is entitled thereto under the Subject Lease)] and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses (to the extent Grantor is entitled thereto under the Subject Lease) directly to Beneficiary, instead of to Grantor and Beneficiary jointly.

                                 [ARTICLE 4
                     LEASEHOLD DEED OF TRUST PROVISIONS
                     ----------------------------------

                  Section 4.1 Representations; Warranties; Covenants. Grantor hereby represents, warrants and covenants that:

                  (a) (1) Except as set forth in Exhibit B hereof, the Subject Lease is unmodified and in full force and effect, (2) all rent and other charges therein have been paid to the extent they are payable to the date hereof, (3) Grantor enjoys the quiet and peaceful possession of the Premises, (4) to the best of its knowledge, Grantor is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder, (5) to the best of Grantor's knowledge, the lessor thereunder is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed;

                  (b) Grantor shall promptly pay, when due and payable, the rent and other charges payable pursuant to the Subject Lease, and will timely perform and observe all of the other terms, covenants and conditions required to be performed and observed by Grantor as lessee under the Subject Lease;

                  (c) Grantor shall notify Beneficiary in writing of any default by Grantor in the performance or observance of any terms, covenants or conditions on the part of Grantor to be performed or observed under the Subject Lease within three (3) days after Grantor obtains knowledge of such default;

                  (d) Grantor shall, immediately upon receipt thereof, deliver a copy of each notice given to Grantor by the lessor pursuant to the Subject Lease and promptly notify Beneficiary in writing of any default by the lessor in the performance or observance of any of the terms, covenants or conditions on the part of the lessor to be performed or observed thereunder;

                  (e) Unless required under the terms of the Subject Lease, Grantor shall not, without the prior written consent of Beneficiary (which may be granted or withheld in Beneficiary's sole and absolute discretion) terminate, modify or surrender the Subject Lease, and any such attempted termination, modification or surrender without Beneficiary's written consent shall be void; and

                  (f) Grantor shall, within twenty (20) days after written request from Beneficiary, use its best efforts to obtain from the lessor and deliver to Beneficiary a certificate setting forth the name of the tenant under the Subject Lease and stating that the Subject Lease is in full force and effect, is unmodified or, if the Subject Lease has been modified, the date of each modification (together with copies of each such modification), that no notice of termination thereof has been served on Grantor, stating that no default or event which with notice or lapse of time (or both) would become a default is existing under the Subject Lease (or if any such default or event is existing, specifying the nature of such default or event), stating the date to which rent has been paid, and containing such other statements and representations as may be requested by Beneficiary.

                  Section 4.2 No Merger. So long as any of the Indebtedness or the Obligations remain unpaid or unperformed, the fee title to and the leasehold estate in the Premises subject to the Subject Lease shall not merge but shall always be kept separate and distinct notwithstanding the union of such estates in the lessor or Grantor, or in a third party, by purchase or otherwise. If Grantor acquires the fee title or any other estate, title or interest in the Premises, or any part thereof, the lien of this Deed of Trust shall attach to, cover and be a lien upon such acquired estate, title or interest and the same shall thereupon be and become a part of the Mortgaged Property with the same force and effect as if specifically encumbered herein. Grantor agrees to execute all instruments and documents that Beneficiary or Trustee may reasonably require to ratify, confirm and further evidence the lien of this Deed of Trust on the acquired estate, title or interest. Furthermore, Grantor hereby appoints Beneficiary as its true and lawful attorney-in-fact to execute and deliver, following an Event of Default, all such instruments and documents in the name and on behalf of Grantor. This power, being coupled with an interest, shall be irrevocable as long as any portion of the Indebtedness remains unpaid.

                  Section 4.3 Beneficiary as Lessee. If the Subject Lease shall be terminated prior to the natural expiration of its term due to default by Grantor or any tenant thereunder, and if, pursuant to the provisions of the Subject Lease, Beneficiary or its designee shall acquire from the lessor a new lease of the Premises, Grantor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.

                  Section 4.4 No Assignment. Notwithstanding anything to the contrary contained herein, this Deed of Trust shall not constitute an assignment of the Subject Lease within the meaning of any provision thereof prohibiting its assignment and Beneficiary shall have no liability or obligation thereunder by reason of its acceptance of this Deed of Trust. Beneficiary shall be liable for the obligations of the tenant arising out of the Subject Lease for only that period of time for which Beneficiary is in possession of the Premises or has acquired, by foreclosure or otherwise, and is holding all of Grantor's right, title and interest therein.]

                                 ARTICLE 5
                          DEFAULT AND FORECLOSURE
                          -----------------------

                  Section 5.1 Remedies. Upon the occurrence and continuance of an Event of Default, Beneficiary may, at Beneficiary's election and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

                  (a) Acceleration. Subject to any provisions of the Note Documents providing for the automatic acceleration of the Indebtedness upon the occurrence of certain Events of Default, declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

                  (b) Entry on Mortgaged Property. Subject to [the terms of the Subject Lease and] applicable law, enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Grantor remains in possession of the Mortgaged Property after an Event of Default and without Beneficiary's prior written consent, subject to the terms of the Subject Lease and applicable law, Beneficiary may invoke any legal remedies to dispossess Grantor.

                  (c) Operation of Mortgaged Property. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), all in a manner consistent with the terms of the Subject Lease, and apply all Rents and other amounts collected by Trustee in connection therewith in accordance with the provisions of Section 5.7.

                  (d) Foreclosure and Sale. Institute proceedings for the complete foreclosure of this Deed of Trust, either by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels as Trustee may deem best or as Beneficiary may direct [subject to terms of the Subject Lease]. Foreclosure through Trustee will be initiated by Beneficiary's filing of its notice of election and demand for sale with Trustee. If the Beneficiary invokes the power of sale, the Public Trustee shall give notice of sale and shall sell the Mortgaged Property according to the laws of the State of Colorado. With respect to any notices required or permitted under the UCC, Grantor agrees that ten (10) days' prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. To the extent permitted by applicable law, Beneficiary, Beneficiary's designee or any of the Lenders may be a purchaser at such sale and if Beneficiary is the highest bidder, Beneficiary may credit the portion of the purchase price that would be distributed to Beneficiary against the Indebtedness in lieu of paying cash. In the event this Deed of Trust is foreclosed by judicial action, appraisement of the Mortgaged Property is waived. Beneficiary shall be entitled to collect all costs and expenses incurred in pursuing the remedies provided herein, including, without limitation, reasonable attorneys' fees and costs of appraisals and title evidence. Except as otherwise provided by applicable law or in Section 5.7 below, the Public Trustee shall apply the proceeds of sale in the following order: (a) to all costs and expenses of the sale, including, without limitation, the Public Trustee's fees, attorneys' fees and costs of appraisals and title evidence;
(b) to all sums secured by this Deed of Trust (in such priority and proportions as Beneficiary in its discretion shall deem proper); and (c) the excess, if any, to the person or persons legally entitled thereto. Nothing in this Section 5.1(d) shall be deemed to contradict or add to the requirements and procedures now or hereafter specified by Colorado law, and any such inconsistency shall be resolved in favor of Colorado law applicable at the time of foreclosure.

                  (e) Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and, to the extent permitted by applicable law, without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, [and in a manner consistent with the terms of the Subject Lease,] and shall apply such Rents in accordance with the provisions of Section 5.7.

                  (f) Other. [Subject to the terms of the Subject Lease,] exercise all other rights, remedies and recourses granted under the Note Documents or otherwise available at law or in equity.

                  Section 5.2 Separate Sales. To the extent not prohibited under the Subject Lease, the Mortgaged Property may be sold in one or more parcels and in such manner and order as Trustee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

                  Section 5.3 Remedies Cumulative, Concurrent and Nonexclusive. Beneficiary, the Lenders and Trustee shall have all rights, remedies and recourses granted in the Note Documents and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Note Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Beneficiary, the Lenders or Trustee, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and
(d) are intended to be, and shall be, nonexclusive. No action by Beneficiary, Trustee or the Lenders in the enforcement of any rights, remedies or recourses under the Note Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

                  Section 5.4 Release of and Resort to Collateral. To the extent permitted by applicable law, Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Note Documents or their status as a [second] lien and security interest in and to the Mortgaged Property, subject only to the First Deed of Trust. For payment of the Indebtedness, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

                  Section 5.5 Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of any election by Trustee or Beneficiary to exercise or the actual exercise of any right, remedy or recourse provided for under the Note Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

                  Section 5.6 Discontinuance of Proceedings. If Beneficiary, the Lenders or Trustee shall have proceeded to invoke any right, remedy or recourse permitted under the Note Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary, the Lenders or Trustee, as the case may be, shall have the unqualified right to do so and, in such an event, Grantor, Beneficiary, the Lenders and Trustee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Note Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary, the Lenders and Trustee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary, the Lenders or Trustee thereafter to exercise any right, remedy or recourse under the Note Documents for such Event of Default.

                  Section 5.7 Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, pursuant to the provision of this Deed of Trust, shall, subject to the Note and Warrant Purchase Agreement be applied by Beneficiary or Trustee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

                  (a) to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation
(1) trustee's and receiver's fees and expenses, including the repayment of the amounts evidenced by any receiver's certificates, (2) court costs, (3) attorneys' and accountants' fees and expenses, (4) costs of advertisement[, and (5) the payment of all rent and other charges under the Subject Lease];

                  (b) to the payment of the Indebtedness and performance of the Obligations in such manner and order of preference as Beneficiary in its sole discretion may determine; and

                  (c) the balance, if any, to the Persons legally entitled thereto.

                  Section 5.8 Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof in accordance with Section 5.1(d) will divest all right, title and interest of Grantor in and to the property sold. Subject to applicable law [and the Subject Lease,] any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Grantor retains possession of such property or any part thereof subsequent to such sale, subject to applicable law, Grantor will be considered a tenant at sufferance of the purchaser, and will, if Grantor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

                  Section 5.9 Additional Advances and Disbursements; Costs of Enforcement.

                  (a) Upon the occurrence and continuance of an Event of Default, Beneficiary and each of the Lenders shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor. All sums advanced and expenses incurred at any time by Beneficiary or any Lender under this Section 5.9, or otherwise under this Deed of Trust or any of the other Note Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the highest rate at which interest is then computed on any portion of the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Deed of Trust.

                  (b) Grantor shall pay all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust and the other Note Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Deed of Trust and the other Note Documents, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise. Any costs incurred by Beneficiary or its attorney as a part of the cost of foreclosure in conjunction with Grantor's default hereunder shall be deemed allowable by Trustee in a foreclosure action. Such allowable costs shall include, but not be limited to, appraisal fees, attorneys' fees and all costs incurred by Beneficiary or its attorney in conjunction with securing, preserving and maintaining the Mortgaged Property and any improvements contained thereon, such as, by way of example and not by way of limitation, costs incurred in conjunction with the appointment and/or institution of a receivership (whether or not a receiver be appointed).

                  Section 5.10 No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article 5, the assignment of the Rents and Leases under Article 6, the security interests under Article 7, nor any other remedies afforded to Beneficiary, any Lender under the Note Documents, at law or in equity shall cause Beneficiary or Trustee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Beneficiary, any Lender or Trustee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

                                 ARTICLE 6
                       ASSIGNMENT OF RENTS AND LEASES
                       ------------------------------

                  Section 6.1 Assignment. In furtherance of and in addition to the assignment made by Grantor in Section 2.1 of this Deed of Trust, Grantor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Trustee (for the benefit of Beneficiary) and to Beneficiary all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Grantor shall have a revocable license from Trustee and Beneficiary to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Grantor, the license herein granted shall automatically expire and terminate, without notice to Grantor by Trustee or Beneficiary (any such notice being hereby expressly waived by Grantor to the extent permitted by applicable law).

                  Section 6.2 Perfection Upon Recordation. Grantor acknowledges that Beneficiary and Trustee have taken all actions necessary to obtain, and that upon recordation of this Deed of Trust Beneficiary and Trustee shall have, to the extent permitted under applicable law, a valid and fully perfected, [second] priority, present assignment of the Rents arising out of the Leases and all security for such Leases, subject only to the First Deed of Trust. Grantor acknowledges and agrees that upon recordation of this Deed of Trust Trustee's and Beneficiary's interest in the Rents shall, to the extent permitted by applicable law, be deemed to be fully perfected, "choate" and enforced as to Grantor, and to the extent permitted under applicable law, all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the "Bankruptcy Code"), without the necessity of commencing a foreclosure action with respect to this Deed of Trust, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

                  Section 6.3 Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Grantor, Trustee and Beneficiary agree that (a) this Deed of Trust shall constitute a "security agreement" for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Deed of Trust extends to property of Grantor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

                                 ARTICLE 7
                             SECURITY AGREEMENT
                             ------------------

                  Section 7.1 Security Interest. This Deed of Trust constitutes a "security agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards. To this end, Grantor grants to Beneficiary a [second] and prior security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, subject only to the First Deed of Trust, and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Grantor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Grantor. In the event of any inconsistency between the terms of this Deed of Trust and the terms of the Security Agreement with respect to the collateral covered both therein and herein, the Security Agreement shall control and govern to the extent of any such inconsistency.

                  Section 7.2 Financing Statements. Grantor shall prepare and deliver to Mortgagee such financing statements, and shall execute and deliver to Beneficiary, such documents, instruments and further assurances, in each case in form and substance satisfactory to Beneficiary, as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary's security interest hereunder. Grantor hereby irrevocably authorizes Beneficiary to cause financing statements and any such other documents, instruments and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Grantor's jurisdiction of organization is the State of Delaware. After the date of this Deed of Trust, Grantor shall not change its name, type of organization, organizational identification number (if any), jurisdiction of organization or location (within the meaning of the UCC) without giving at least 20 days' prior written notice to Beneficiary.

                  Section 7.3 Fixture Filing. This Deed of Trust shall also constitute a "fixture filing" for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. The information provided in this Section 7.3 is provided so that this Deed of Trust shall comply with the requirements of the UCC for a mortgage instrument to be filed as a financing statement. Grantor is the "Debtor" and its name and mailing address are set forth in the preamble of this Deed of Trust immediately preceding Article 1. Beneficiary is the "Secured Party" and its name and mailing address from which information concerning the security interest granted herein may be obtained are also set forth in the preamble of this Deed of Trust immediately preceding Article 1. A statement describing the portion of the Mortgaged Property comprising the fixtures hereby secured is set forth in Section 1.1(c) of this Deed of Trust. The record owner of the Mortgaged Property is Grantor. The employer identification number of Debtor (Grantor) is [__________]. The organizational identification number of Debtor (Grantor) is [___________].

                                 ARTICLE 8
                           CONCERNING THE TRUSTEE
                           ----------------------

                  Section 8.1 Certain Rights. With the approval of Beneficiary, Trustee shall have the right to select, employ and consult with counsel. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. Trustee shall be entitled to reimbursement for actual, reasonable expenses incurred by it in the performance of its duties and to reasonable compensation for Trustee's services hereunder as shall be rendered. Grantor shall, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and indemnify, defend and save Trustee harmless against, all liability and reasonable expenses which may be incurred by it in the performance of its duties, including those arising from joint, concurrent, or comparative negligence of Trustee; however, Grantor shall not be liable under such indemnification to the extent such liability or expenses result solely from Trustee's gross negligence or willful misconduct. Grantor's obligations under this Section 8.1 shall not be reduced or impaired by principles of comparative or contributory negligence.

                  Section 8.2 Retention of Money. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

                  Section 8.3 Successor Trustees. If Trustee or any successor Trustee shall die, resign or become disqualified from acting in the execution of this trust, or Beneficiary shall desire to appoint a substitute Trustee, Beneficiary shall have full power to appoint one or more substitute Trustees and, if preferred, several substitute Trustees in succession who shall succeed to all the estates, rights, powers and duties of Trustee. Such appointment may be executed by any authorized agent of Beneficiary and as so executed, such appointment shall be conclusively presumed to be executed with authority, valid and sufficient, without further proof of any action.

                  Section 8.4 Perfection of Appointment. Should any deed, conveyance or instrument of any nature be required from Grantor by any successor Trustee to more fully and certainly vest in and confirm to such successor Trustee such estates, rights, powers and duties, then, upon request by such Trustee, all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor.

                  Section 8.5 Trustee Liability. In no event or circumstance shall Trustee or any substitute Trustee hereunder be personally liable under or as a result of this Deed of Trust, either as a result of any action by Trustee (or any substitute Trustee) in the exercise of the powers hereby granted or otherwise.

                                 ARTICLE 9
                               MISCELLANEOUS
                               -------------

                  Section 9.1 Notices. Any notice required or permitted to be given under this Deed of Trust shall be given in accordance with Section 15 of the Note and Warrant Purchase Agreement.

                  Section 9.2 Covenants Running with the Land. All Obligations contained in this Deed of Trust are intended by Grantor, Beneficiary and Trustee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Grantor" shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Note and Warrant Purchase Agreement and the other Note Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

                  Section 9.3 Attorney-in-Fact. Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Beneficiary deems appropriate to protect Beneficiary's interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare and file or record financing statements and continuation statements, and to prepare, execute and file or record applications for registration and like papers necessary to create, perfect or preserve Beneficiary's security interests and rights in or to any of the Mortgaged Property, and (d) upon the occurrence and continuation of an Event of Default, to perform any obligation of Grantor hereunder, however: (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by Beneficiary in such performance shall be added to and included in the Indebtedness and shall bear interest at the highest rate at which interest is then computed on any portion of the Indebtedness; (3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section 9.3.

                  Section 9.4 Successors and Assigns. This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary, the Lenders, Trustee and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder.

                  Section 9.5 No Waiver. Any failure by Beneficiary, the Lenders or Trustee to insist upon strict performance of any of the terms, provisions or conditions of the Note Documents shall not be deemed to be a waiver of same, and Beneficiary, the Lenders or Trustee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

                  Section 9.6 Note and Warrant Purchase Agreement. If any conflict or inconsistency exists between this Deed of Trust and the Note and Warrant Purchase Agreement, the Note and Warrant Purchase Agreement shall govern.

                  Section 9.7 Release or Reconveyance. Upon payment in full of the Indebtedness and performance in full of the Obligations or upon a sale or other disposition of the Mortgaged Property permitted by the Note and Warrant Purchase Agreement, Beneficiary, at Grantor's request and expense, shall release the liens and security interests created by this Deed of Trust or reconvey the Mortgaged Property to Grantor.

                  Section 9.8 Waiver of Stay, Moratorium and Similar Rights. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the Indebtedness or Obligations secured hereby, or any agreement between Grantor and Beneficiary, the Lenders or any rights or remedies of Beneficiary or Trustee.

                  Section 9.9 Applicable Law. This Deed of Trust was negotiated in the State of New York, and the proceeds of the Term Advance have been disbursed from the State of New York, which state the parties hereto agree has a substantial relationship to the parties and the underlying transaction embodied hereby. The parties hereto agree that the provisions of this Deed of Trust regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Mortgaged Property is located; and all other provisions of this Deed of Trust shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York).

                  Section 9.10 Headings. The Article, Section and
Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

                  Section 9.11 Entire Agreement. This Deed of Trust and the other Note Documents embody the entire agreement and understanding between Grantor and Beneficiary and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Note Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

                  Section 9.13 Severability. If all or any portion of any provision of this Deed of Trust shall be held to be invalid, illegal or unenforceable in any respect or in any jurisdiction, then such invalidity, illegality or unenforceability shall be limited and construed in such jurisdiction as if such invalid, illegal or unenforceable provision or portion thereof were not contained herein or therein.

                  Section 9.13  Beneficiary as Agents; Successor Agents.

                  (a) Agent has been appointed to act as Agent hereunder by the Lenders. Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Note and Warrant Purchase Agreement, any related agency agreement among Agent and the Lenders (collectively, as amended, supplemented or otherwise modified or replaced from time to time, the "Agency Documents") and this Deed of Trust. Grantor and all other persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Agent, without inquiry into the existence of required consents or approvals of the Lenders therefor.

                  (c) Beneficiary shall at all times be the same Person that is Agent under the Agency Documents. Written notice of resignation by Agent pursuant to the Agency Documents shall also constitute notice of resignation as Agent under this Deed of Trust. Removal of Agent pursuant to any provision of the Agency Documents shall also constitute removal as Agent under this Deed of Trust. Appointment of a successor Agent pursuant to the Agency Documents shall also constitute appointment of a successor Agent under this Deed of Trust. Upon the acceptance of any appointment as Agent by a successor Agent under the Agency Documents, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent as the Beneficiary under this Deed of Trust, and the retiring or removed Agent shall promptly
(i) assign and transfer to such successor Agent all of its right, title and interest in and to this Deed of Trust and the Mortgaged Property, and (ii) execute and deliver to such successor Agent such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the liens and security interests created hereunder, whereupon such retiring or removed Agent shall be discharged from its duties and obligations under this Deed of Trust. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Deed of Trust and the Agency Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Deed of Trust while it was the Agent hereunder.

                                 ARTICLE 10
                            LOCAL LAW PROVISIONS
                            --------------------

                  Section 10.1. Inconsistencies. In the event of any inconsistencies between the terms and conditions of this Article 10 and the other provisions of this Deed of Trust, the terms and conditions of this
Article 10 shall control and be binding.

                  Section 10.2. Evidence of Indebtedness. For purposes of this Deed of Trust, the evidence of the Indebtedness secured hereby shall be a fully executed original of the Note and Warrant Purchase Agreement, such that, for example, the Note and Warrant Purchase Agreement may be presented to the Trustee as evidence of the Indebtedness when seeking to foreclose on this Deed of Trust or securing any partial or complete release of this Deed of Trust, and the Trustee shall accept a signed original of the Note and Warrant Purchase Agreement as the original evidence of indebtedness or "promissory note" for such purposes.

       [The remainder of this page has been intentionally left blank]




                  IN WITNESS WHEREOF, Grantor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.



         GRANTOR:

                                    [                       ], a [             ]
                                    corporation



                                    By:  __________________________________
                                           Name:
                                           Title:




STATE OF __________                 )
                                    ) ss.:
COUNTY OF ______________            )


                  The foregoing instrument was acknowledged before me this _____ day of _______, 2002, by ________________, as ________ President of [
], a [ ] corporation.

                  WITNESS MY HAND AND OFFICIAL SEAL.


                                           ---------------------------------
                                           Notary Public
My Commission Expires:

----------------------------

[Seal]





                                 EXHIBIT A

                             LEGAL DESCRIPTION

Legal Description of premises located at [_______________________]:

                [See Attached Page(s) For Legal Description]





                                 EXHIBIT B

                               SUBJECT LEASE

The term "Subject Lease" shall mean the agreement of lease described in this Exhibit B. If more than one agreement of lease is described, the "Subject Lease" shall mean (a) each lease individually and (b) all such leases collectively.

                                                                      EXHIBIT G

                 FORM OF ESTOPPEL CERTIFICATE AND CONSENT

                      ESTOPPEL CERTIFICATE AND CONSENT


                                                             _________, 2002



To: Madeleine L.L.C., as Collateral Agent

         Re: Lease Agreement dated ______________between [Name of Landlord] ("Landlord") and [Name of Tenant] ("Tenant") (together with all amendments, modifications and supplements thereto, the "Lease Agreement")


Ladies and Gentlemen:

                  Reference is made to the Lease Agreement pursuant to which, among other things, Tenant is leasing space at the real property described on Exhibit A annexed hereto (referred to herein as the "Premises").

                  Landlord acknowledges that the Tenant has entered into a Note Purchase Agreement, dated as of July [24], 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Note Purchase Agreement") with Madeleine L.L.C. and Morgan Stanley & Co., Incorporated, as purchasers (the "Purchasers"). Capitalized terms used and not otherwise defined herein have the respective meanings set forth in the Note Purchase Agreement. Pursuant to certain agreements to be entered into in connection with the Note Purchase Agreement (as they may be amended, restated, supplemented or otherwise modified from time to time, together with the Note Purchase Agreement, the "Note Documents"), the Tenant's obligations to the Collateral Agent and the Purchasers under the Note Purchase Agreement are to be secured by, among other things, [a deed of trust or similar instrument encumbering the leasehold estate created under the Lease Agreement (the "Deed of Trust") and] a security interest in Tenant's equipment and trade fixtures now or hereafter located in, on or about the Premises (the "Equipment and Trade Fixtures"). The Collateral Agent and the Purchasers have requested that you agree to the terms of this letter as a condition to the Purchasers' purchase of notes from the Tenant under the Note Purchase Agreement.

                  By their signatures below, Collateral Agent and Landlord, notwithstanding anything to the contrary in the Lease Agreement, agree as follows:

                  1. Landlord certifies that (a) Landlord is the landlord under the Lease Agreement, (b) the Lease Agreement is in full force and effect and has not been amended, modified, or supplemented except as set forth on Exhibit B annexed hereto, (c) Landlord has no knowledge of any defense, offset, claim or counterclaim by or in favor of Landlord against Tenant under the Lease Agreement or against the obligations of Landlord under the Lease Agreement, and (d) no notice of default has been given under or in connection with the Lease Agreement which has not been cured, and Landlord has no knowledge of the occurrence of any other default under or in connection with the Lease Agreement.

                  2. Landlord hereby acknowledges that it shall not unreasonably withhold its consent to the assignment or transfer of the Lease Agreement to any nominee of Collateral Agent and the Purchasers pursuant to Collateral Agent's exercise of rights under the Note Documents; provided, however, that (a) Landlord is notified of such assignment or transfer within 5 days thereof, (b) upon any such transfer, Collateral Agent or its nominee assumes all of Tenant's obligations under the Lease Agreement (Tenant shall remain liable for all such obligations) and (c) Collateral Agent or its nominee shall be required to cure any defaults within the applicable time periods set forth in the Lease Agreement, provided, and to the extent that, such defaults are capable of cure by Administrative Agent. Landlord further acknowledges that any change of control of Tenant through exercise of Collateral Agent's rights under the Note Documents, including without limitation by foreclosure on the equity interests of Tenant, shall be permitted without any requirement that Landlord consent thereto. Subject to the foregoing provisions of this paragraph, the exercise of remedies by Collateral Agent under the Note Documents[, including a foreclosure of the Deed of Trust,] shall not constitute a default under the Lease Agreement and shall be permitted without Landlord's consent.

                  3. Collateral Agent and Tenant may amend, modify, supplement, renew or substitute the Note Documents without the consent of Landlord.

                  4. Landlord shall send to Collateral Agent a concurrent copy of any notice of default under the Lease Agreement sent to Tenant. Landlord shall not terminate the Lease Agreement if Collateral Agent cures the default within 40 days after receiving such notice from Landlord or within any longer cure period set forth in the Lease Agreement. Landlord shall also send to Collateral Agent notice promptly upon termination of the Lease Agreement. [For any default that cannot be cured without possession of the Premises, Landlord shall allow such additional time as Collateral Agent shall reasonably require to prosecute and complete a foreclosure or equivalent proceeding and obtain such possession. If Collateral Agent completes a foreclosure on Tenant's interest under the Lease Agreement, then Landlord shall waive any noncurable defaults.]

                  5. No surrender or termination (except a surrender upon the expiration of the term of the Lease Agreement or upon a termination by Landlord pursuant and subject to the provisions of the Lease Agreement) or amendment of the Lease Agreement that would have a material adverse effect on the rights of the Collateral Agent or the Purchasers or the value of the leasehold estate that constitutes collateral for the Deed of Trust shall be valid or effective without the prior written consent of the Collateral Agent.

                  6. If the Lease Agreement is terminated prior to its expiration date by reason of Tenant's default or rejection of the Lease Agreement by Tenant in a bankruptcy or insolvency proceeding or for any other reason, Landlord will enter into a new lease of the Premises (a "New Lease") with the nominee of Collateral Agent for the remainder of the term of the Lease Agreement, at the rent and additional rent and upon all of the covenants, agreements, terms, provisions and limitations contained in the Lease Agreement, if Collateral Agent requests such a New Lease within 40 days after the date of termination of the Lease Agreement and if all sums then due to Landlord under the Lease Agreement are paid to Landlord.

                  7. Landlord acknowledges that the Equipment and Trade Fixtures are and will remain personal property and not fixtures even though the Equipment and Trade Fixtures may be affixed to or placed in, on or about the Premises, and that any rights Landlord may have in or to the Equipment and Trade Fixtures are hereby waived in favor of the rights of Collateral Agent and the Purchasers therein.

                  8. During the term of the Lease Agreement, Landlord grants to Collateral Agent a license to enter upon and into the Premises upon reasonable prior written notice to Landlord at reasonable times during regular business hours to take possession of, sell or otherwise enforce its security interest in the Equipment and Trade Fixtures. Collateral Agent will comply with any security or escort requirements or other reasonable requirements imposed by Landlord in accordance with the Lease Agreement. Collateral Agent shall promptly repair, at Collateral Agent's expense, or reimburse Landlord for any physical damage to the Premises caused by the conduct of such sale and any removal of Equipment and Trade Fixtures by or through Collateral Agent (normal wear and tear excluded).

                  9. Within the 40-day period after receipt by Collateral Agent of a notice that the Lease Agreement has been terminated, Collateral Agent shall have the right, but not the obligation, to cause the Equipment and Trade Fixtures to be removed from the Premises provided Collateral Agent pays Landlord all rent and other charges that would have accrued under the Lease Agreement and would have been payable by Tenant for the period beginning on the date on which the Lease Agreement terminated and ending on the last day of such 40-day period.

                  10. Notwithstanding anything to the contrary set forth in this letter or the Lease Agreement, no Lender Party (defined below) shall have any obligation or liability under this letter, the Lease Agreement or any New Lease beyond such Lender Party's then interest, if any, in the Premises, and Landlord shall look exclusively to such interest of such Lender Party, if any, in the Premises for the payment and discharge of any obligation or liability imposed upon such Lender Party; provided, however that to the extent a Lender Party becomes the tenant under the Lease Agreement or any New Lease, such Lender Party will have obligations and liabilities thereunder without reference to the foregoing. The term "Lender Party" means Collateral Agent, the Purchasers and their respective affiliates, nominees or designees.

                  11. If the Lease Agreement contains a renewal option and Tenant does not timely exercise it, then Landlord shall promptly notify Collateral Agent. Collateral Agent shall then have 30 days to exercise the option on Tenant's behalf.

                  All notices hereunder to Landlord or to Collateral Agent shall be in writing and sent to Landlord or to Collateral Agent at its address set forth on the signature page hereof by telefacsimile, by United States mail, or by overnight delivery service.

                  The agreements contained herein shall supplement the terms of the Lease Agreement and shall continue in effect until Landlord shall have received Collateral Agent's written certification that all amounts advanced under the Note Purchase Agreement have been paid in full.

                  This letter and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the state in which the Lease Agreement is effective, without regard to conflicts of laws principles.

                  This letter may be executed in any number of several counterparts. The agreements contained herein may not be modified except by an agreement in writing signed by Landlord, Collateral Agent and Tenant, or their respective successors in interest. The agreements contained herein shall inure to the benefit of and shall be binding upon Collateral Agent and its successors and assigns and Landlord and its successors and assigns (including any transferees of the property in which the Premises is located).

                                            Sincerely yours,

                                            [NAME OF LANDLORD]



                                            By: ________________________________
                                                Name:
                                                Title:





Landlord's Address For Notices:

_______________________________
_______________________________
_______________________________
_______________________________
Fax: (___) ____________________



AGREED AND ACCEPTED

AS OF ________________:

[TENANT]


By: ________________________________
      Name:
      Title:


MADELEINE L.L.C.
as Collateral Agent



By: ________________________________
      Name:
      Title:

Collateral Agent's Address For Notices:

450 Park Avenue
28th Floor
New York, New York 10022
Fax: (212) 891-1540
Attention: Seth P. Plattus

                                                                      EXHIBIT H


                         FORM OF ESCROW AGREEMENT

                               ESCROW AGREEMENT

         ESCROW AGREEMENT, dated as of July 25, 2002 (the "Agreement"), between ICG Communications, Inc., a Delaware corporation (the "Company"), Madeleine L.L.C., a Delaware limited liability company ("Madeleine"), Morgan Stanley & Co., Incorporated, a Delaware corporation ("Morgan Stanley", and together with Madeleine, the "Purchasers") and JPMorgan Chase Bank (the "Escrow Agent").

         WHEREAS, this Agreement is being entered into in connection with
(i) the Second Amended Joint Plan of Reorganization of ICG Communications, Inc. and its Affiliated Debtors and Debtors in Possession, as modified (the "Plan"; capitalized terms used but not defined herein have the respective meanings specified in the Plan), (ii) the Credit Agreement, dated the date hereof (the "Credit Agreement"), among the Company and the banks, financial institutions and other institutional lenders listed on the signature pages thereof as the Initial Lenders (the "Initial Lenders"), Royal Bank of Canada as collateral agent (the "Collateral Agent") and as administrative agent (the "Administrative Agent"), and Wachovia Bank, National Association as documentation agent (the "Documentation Agent"), and (iii) the Note and Warrant Purchase Agreement, dated the date hereof (the "Note and Warrant Purchase Agreement"), between the Company, Madeleine and Morgan Stanley; and

         WHEREAS, pursuant to the terms of the Note and Warrant Purchase Agreement, the Company is selling $25,000,000 aggregate principal amount of its 14% Senior Subordinated Notes Due July, 2006 (the "Notes") and the Purchasers are receiving Warrants (the "Warrants"), Nominal Warrants (the "Nominal Warrants") and the Notes. Concurrently with the closing of such sale, (i) the Purchasers will deposit with the Escrow Agent, as hereinafter provided, $25,000,000 in cash and (ii) the Company will deposit with the Escrow Agent, as hereinafter provided, the Notes, the Warrants and the Nominal Warrants. Pursuant to the Credit Agreement and in accordance with the Plan, $25,000,000 (the "Required Amount") of the Escrowed Funds (as hereinafter defined) will be used to fund certain of the obligations outstanding to the Initial Lenders on the date that the Plan becomes effective (the "Effective Date"); and

         WHEREAS, the Escrow Agent will hold the Escrowed Property (as hereinafter defined) in escrow and release such Escrowed Property pursuant to the terms hereof on or prior to October 31, 2002 or such later date as
(i) the Company, (ii) the Purchasers, (iii) the agent for the Lenders under the Pre-Petition Credit Agreement and (iv) the Creditors' Committee shall agree to in writing (the "Deadline Date" and such written agreement, the "Deadline Extension").

         Accordingly, the Company, the Purchasers and the Escrow Agent agree as follows:

         1. Delivery and Acceptance of Escrowed Property. (a) Concurrently with the execution and delivery hereof, the Purchasers shall deposit $25,000,000 with the Escrow Agent (the "Escrowed Funds") and the Company shall deposit the Notes, Warrants and Nominal Warrants with the Escrow Agent (the "Escrowed Notes and Warrants").

         (b) The Escrow Agent shall accept the Escrowed Funds and the Escrowed Notes and Warrants and shall hold such funds and the proceeds thereof and such Notes, Warrants and Nominal Warrants in separate identifiable accounts for disbursement in accordance with the provisions hereof (the "Escrow Accounts"). The Escrowed Funds, the proceeds of such Escrowed Funds and the Escrowed Notes and Warrants shall constitute the "Escrowed Property." The Escrow Agent further agrees to invest any portion of the Escrowed Property that is comprised of cash in an account at JPMorgan Chase Bank yielding LIBOR minus 50 basis points (the "Trust Account"). Such investments in the Trust Account must, when added to the balance of the Escrowed Property without the reinvestment thereof or sale prior to maturity, provide cash to the Escrow Agent in an amount at least equal to the Required Amount on the Effective Date. Temporarily uninvested funds shall not earn or accrue interest.

         (c) The obligation of the Escrow Agent to make the payments and transfers required by this Escrow Agreement shall be limited to the Escrowed Property and any other moneys on deposit in the Escrow Account pursuant to this Escrow Agreement. The Escrow Agent shall not be liable for any loss resulting from any investment made pursuant to this Agreement in compliance with the provisions hereof.

         2. Disbursement of Escrowed Property. (a) Prior to the hearing (the "Confirmation Hearing") before the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") at which the Company will seek entry of an order confirming the Plan (as defined in the Note and Warrant Purchase Agreement) (the "Confirmation Order"), such order to be substantially in the form attached hereto as Exhibit A, the Company shall make available to Purchasers the documents to be delivered pursuant to
Section 3A of the Note and Warrant Purchase Agreement and the Purchasers shall have a reasonable opportunity to review such documents. At least three hours prior to the time the Confirmation Hearing is scheduled to commence, the Company shall deliver to the Purchasers the deliveries referenced in Section 3A of the Note and Warrant Purchase Agreement, including a release notice to the Escrow Agent in the form attached hereto as Exhibit B (the "Joint Escrow Release Notice") executed by the Company. Provided that the documents referred to in Section 3A of the Note and Warrant Purchase Agreement have been made available to the Purchasers as set forth in the first sentence of this Section 2(a), the Purchasers shall then promptly deliver to the Company a Joint Escrow Release Notice executed by the Purchasers. Upon entry of the Confirmation Order and subsequent receipt by the Escrow Agent of a copy of the Confirmation Order and the Joint Escrow Release Notice executed by the Purchasers and the Company, the Escrow Agent will deliver (i) the Escrowed Funds to the Collateral Agent,
(ii) the Notes, Warrants and Nominal Warrants to the Purchasers and (iii) the proceeds from the Escrowed Funds to the Company. If the Purchasers fail to deliver the Joint Escrow Release Notice as provided herein, then upon the execution of an order by the Bankruptcy Court (an "Escrow Release Order") directing the Escrow Agent to so release the Escrowed Property, the Escrow Agent will deliver (i) the Escrowed Funds to the Collateral Agent,
(ii) the Notes, Warrants and Nominal Warrants to the Purchasers and (iii) the proceeds from the Escrowed Funds to the Company. Nothing herein shall obligate the Escrow Agent to solicit any of the documents referenced in this Section 2(a).

         (b) Notwithstanding the foregoing, in the event that, on or before the Deadline Date, the Confirmation Order shall not have been entered by the Bankruptcy Court, nor shall the Joint Escrow Release Notice have been executed by the Purchasers and the Company, nor shall an Escrow Release Order have been entered, the Escrow Agent will return as promptly as practicable, but in no event later than two Business Days, (i) 90% of all of the Escrowed Funds and the proceeds of such Escrowed Funds to Madeleine,
(ii) 10% of all of the Escrowed Funds and the proceeds of such Escrowed Funds to Morgan Stanley and (iii) the Notes, Warrants and Nominal Warrants to the Company; provided, however, that in the event there shall be pending as of the Deadline Date any dispute regarding the Escrowed Property, including, without limitation, a dispute regarding the satisfaction of any of the conditions to release of the Escrowed Property set forth in the foregoing Section 2(a), the Escrowed Property shall not be released by the Escrow Agent unless and until directed to do so by order of the Bankruptcy Court.

         (c) The Company shall promptly deliver any Deadline Extension to the Escrow Agent.

         3. Termination. Upon the release of all Escrowed Property in accordance with Section 2 hereof, this Agreement shall terminate.

         4. Indemnity. The Company agrees to indemnify the Escrow Agent, and its officers, directors, employees and agents, for, and to hold it and each of them harmless against, any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the cost and expenses of defending itself against any claim of liability; provided, however, that the Company will not be liable for indemnification or otherwise for any loss, liability or expense to the extent arising out of the gross negligence, willful misconduct or bad faith of the Escrow Agent.

         5. Modifications, Waivers and Amendments. The Escrow Agent shall not be bound by any modification, amendment, termination (except as provided in Section 3), cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by the parties hereto, and, if its rights, duties, immunities or indemnities as Escrow Agent are affected thereby, unless it shall have given its prior written consent thereto. This Agreement may not be modified, amended or terminated (except as provided in Section 3) without the written consent of the Initial Lenders.

         6. Settlement of Disputes Regarding Ownership. Any dispute which may arise under this Agreement with respect to the delivery and/or ownership or right of possession of the Escrowed Property shall be settled either by mutual agreement of the parties (evidenced in writing and signed by the parties hereto) or by a final order, decree or judgment of the United States Bankruptcy Court for the District of Delaware.

         7. Concerning the Escrow Agent. (a) The fee of the Escrow Agent hereunder is as set forth on Schedule I attached hereto, which fee shall be nonrefundable and paid in advance by the Company. The Company also agrees to pay on demand the costs and expenses of the Escrow Agent, including the reasonable fees and expenses of counsel selected by the Escrow Agent, other than the costs and expenses reimbursed pursuant to Section 4, incurred in connection with its duties hereunder.

         (b) The Escrow Agent shall exercise the same degree of care toward the Escrowed Property as it exercises toward its own similar property and shall not be held to any higher standard of care under this Agreement, nor be deemed to owe any fiduciary duty to the Company.

         (c) The Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to have been signed or presented by the proper person, and shall not be liable to any party hereto in connection with the performance of its duties hereunder, except for its own negligence, willful misconduct or bad faith. The duties of the Escrow Agent shall be determined only with reference to this Agreement and applicable laws and the Escrow Agent is not charged with any knowledge of, or any duties or responsibilities in connection with, any other document or agreement. If in doubt as to its duties and responsibilities hereunder, the Escrow Agent may consult with counsel and shall be protected in any action taken or omitted in good faith in reliance on the advice or opinion of such counsel.

         (d) The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys.

         (e) Nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as agent or otherwise in any jurisdiction other than the State of New York.

         (f) The Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Agreement, any agreement amendatory or supplemental hereto or of any certificates delivered to it hereunder.

         (g) The Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

         (h) The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

         (i) The Escrow Agent shall have the right at any time to resign hereunder by giving written notice of its resignation to the Company at the address set forth herein or at such other address as the Company shall provide, at least 30 days prior to the date specified for such resignation to take effect. Upon the effective date of such resignation, all cash and other payments and all other property then held by the Escrow Agent hereunder shall be delivered by it to a successor escrow agent. If no successor escrow agent is appointed, the Escrow Agent may apply to a court of competent jurisdiction for such appointment.

         (j) If the Escrow Agent should at any time be confronted with inconsistent claims or demands to the Escrowed Property, the Escrow Agent shall have the right, but not the duty, to interplead the parties in the United States Bankruptcy Court for the District of Delaware and request that such court determine the respective rights of the parties with respect to the Escrowed Property. In the event the Escrow Agent no longer holds any Escrowed Property, it shall be released from any obligation or liability as a consequence of any such claims or demands.

         (k) In the event fund transfer instructions are given (other than in writing at the time of the execution of the Agreement), whether in writing, by telecopier or otherwise the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on the call-back schedule attached hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in the Call-Back Schedule, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of a party's executive officers, ("Executive Officers"), which shall include the titles of Chief Executive Officer and Executive Vice President, General Counsel and Secretary, as the Escrow Agent may select. Such "Executive Officer" shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Purchaser or the Seller to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

         (l) Upon execution of this agreement, each party shall provide the Escrow Agent with a fully executed W-8 or W-9 Internal Revenue Service form, which shall include their Tax Identification Number (TIN) as assigned by the Internal Revenue Service. All interest or other income earned under the Escrow Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

         (m) Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

         (n) Anything in this agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised for the likelihood for such loss or damage and regardless of the form of action. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this agreement.

         8. Notices. All notices required to be given hereunder shall be in writing and shall be deemed given when received at the following addresses until such time as the parties hereto designate a different or additional address or addresses:

           To the Company:

                             ICG Communications, Inc.
                             161 Inverness Drive West
                             Englewood, CO  80112
                             Attn:  Bernard L. Zuroff
                             Facsimile:  (303) 414-8869

                    With a copy to:

                             Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                             Chicago, IL  60606
                             Attn: William R. Kunkel
                                   Timothy R. Pohl
                             Facsimile:  (312) 407-0411

           To the Purchasers:


                             Madeleine L.L.C.
                             450 Park Avenue
                             New York, NY 10022
                             Attn:  Seth Plattus
                             Facsimile:  (212) 891-1541

                             Morgan Stanley & Co., Incorporated
                             1585 Broadway
                             New York, NY  10010
                             Attn:  Michael Petrick
                             Facsimile:  (212) 761-0203

                    In each case with a copy to:

                             Schulte Roth & Zabel LLP
                             919 Third Avenue
                             New York, NY  10022
                             Attn:  Stuart Freedman
                             Facsimile:  (212) 593-5955

           To the Escrow Agent:

                             JPMorgan Chase Bank
                             450 West 33rd Street - 15th Floor
                             New York, NY 10001
                             Attn:  Rola Tseng
                             Facsimile:  (212) 946-3935/8156

         9. Miscellaneous. (a) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.

         (b) This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which when taken together shall constitute one agreement.

         (c) This Agreement shall be governed by the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day first written above.


                       ICG COMMUNICATIONS, INC.



                       By:
                                --------------------------------------------
                                Name:
                                Title:


                       MADELEINE L.L.C.



                       By:
                                --------------------------------------------
                                Name:
                                Title:


                       MORGAN STANLEY & CO., INCORPORATED



                       By:
                                --------------------------------------------
                                Name:
                                Title:


                       JPMORGAN CHASE BANK
                                as Escrow Agent



                       By:
                                --------------------------------------------
                                Name:
                                Title:

                        Exhibit A to Escrow Agreement

                          Form of Confirmation Order
                               (to be attached)

                        Exhibit B to Escrow Agreement

                     Form of Joint Escrow Release Notice

JPMorgan Chase Bank
450 West 33rd Street - 15th Floor
New York, NY  10001

Attention:     Rola Tseng


                                                          [     ], 2002

Ladies and Gentlemen:

         The undersigned refer to the Escrow Agreement dated as of July [ ], 2002 (the "Agreement", the terms defined therein being used herein as therein defined), by and among the Company and the Purchasers, and hereby give you joint notice that the Bankruptcy Court has entered the Confirmation Order which is attached hereto as Exhibit I and that the Escrowed Property is to be immediately released pursuant to the terms of the Agreement.


                       Very truly yours,

                       ICG COMMUNICATIONS, INC.

                       By:_________________________________
                          Name:     Randall E. Curran
                          Title:    Chief Executive Officer



                       MADELEINE L.L.C.

                       By:_________________________________
                           Name:
                           Title:


                       MORGAN STANLEY & CO., INCORPORATED


                       By:_________________________________
                           Name:
                           Title:



CC:  Timothy R. Pohl, Esq., Skadden, Arps, Slate, Meagher & Flom
     Stuart Freedman, Esq., Schulte Roth & Zabel LLP
     Maura O'Sullivan, Esq., Shearman & Sterling
     Richard Mason, Esq., Wachtell, Lipton, Rosen & Katz
     Andrew Rosenberg, Esq., Paul, Weiss, Rifkind, Wharton & Garrison

                                                                      EXHIBIT I

                           FORM OF PLAN MODIFICATION



                   IN THE UNITED STATES BANKRUPTCY COURT

                        FOR THE DISTRICT OF DELAWARE


- - - - - - - - - - - - - - - - - - - - - -x
                                            :     Chapter 11
In re                                       :
                                            :     Case No. 00-4238 (PJW)
ICG COMMUNICATIONS, INC.                    :
      et al.,                               :     Jointly Administered
      -- --                                 :
                                            :
                    Debtors.                :
                                            :
- - - - - - - - - - - - - - - - - - - - - --x

       MODIFICATION TO SECOND AMENDED JOINT PLAN OF REORGANIZATION OF
                      ICG COMMUNICATIONS, INC., ET AL.

Dated as of July 26, 2002

         The Second Amended Joint Plan of Reorganization of ICG
Communications, Inc., et. al. dated as of April 3, 2002, is hereby modified by this Modification dated as of July 26, 2002 (this "Plan Modification") by ICG Communications, Inc. ("ICG") and certain of its affiliates
(collectively, the "Affiliate Debtors"), debtors and debtors-in-possession in the above-captioned cases (collectively, the "Debtors," or the "Company"), pursuant to 11 U.S.C.ss.1127(a), as follows:

         1. Section 1.4 is amended and restated in its entirety as follows:

         "Ballots" means each of the ballot forms distributed with the Supplement to holders of Impaired Claims entitled to vote as specified in Section 4.1 of this Plan, in connection with the solicitation of acceptances of the Plan.

         2. Section 1.31 is amended and restated in its entirety as follows:

         "Dilution" means dilution subsequent to the Effective Date (a) from exercise of the New Holdings Creditor Warrants, (b) to the extent necessary to give effect to the exercise of the Management Options, (c) from the exercise of the Fee Warrants (d) from the exercise of the New Nominal Warrants, or (e) otherwise as a result of the issuance of common shares, implementation of other management incentive programs or other action taken by the board of directors of Reorganized ICG.

         3. Section 1.40 is amended and restated in its entirety as follows:

         "Exit Financing" means the financing obtained by Reorganized ICG on the Effective Date pursuant to the New Senior Subordinated Term Loan.

         4. A new Section 1.41(a) is added as follows:

         "Fee Warrants" means the warrants to purchase 200,000 New Common Shares with the terms and conditions set forth in Plan Exhibits H-2 and H-3, to be issued on the Effective Date by Reorganized ICG to the lenders under the New Senior Subordinated Term Loan in connection with the Exit Financing.

         5. Section 1.54 is amended and restated in its entirety as follows:

         "Management Option Plan" means the option plan to be adopted by Reorganized ICG pursuant to Section 5.6 of this Plan, in substantially the form of Plan Exhibit C-1.

         6. Section 1.58 ("New Convertible Notes") is deleted in its entirety and replaced with "Intentionally Omitted" and all references to the New Convertible Notes are deemed removed from the Plan.

         7. Section 1.59 is amended and restated in its entirety as follows:

         "New Holdings Creditor Warrants" means the warrants to purchase 800,000 New Common Shares with terms and conditions set forth on Plan Exhibit D-1, to be issued on the Effective Date by Reorganized ICG pursuant to Section 5.5 of this Plan for distribution to holders of Allowed Claims in Class H-4, if Class H-4 accepts the Plan pursuant to Section 3.3(b) of this Plan.

         8. A new Section 1.59(a) is added as follows:

         "New Nominal Warrants" means the warrants to purchase five percent (5%) of the New Common Shares with terms and conditions set forth on Plan Exhibit H-4, to be issued on the Effective Date by Reorganized ICG to the lenders under the New Senior Subordinated Term Loan in connection with the Exit Financing.

         9. Section 1.60 is amended and restated in its entirety as follows:

         "New Secured Notes" means the secured promissory notes to be issued on the Effective Date by Reorganized ICG pursuant to
         Section 5.5 of this Plan for distribution to holders of Allowed Claims in Class S-5, with the terms and conditions set forth on Plan Exhibit E-1.

         10. Section 1.61 is amended and restated in its entirety as follows:

         "New Securities" means, collectively, the Management Options, the New Common Shares, New Holdings Creditor Warrants, and New Secured Notes.

         11. Section 1.62 is amended and restated in its entirety as follows:


         "New Senior Subordinated Term Loan" means the new senior subordinated term loan made on the Effective Date to Reorganized ICG in the principal amount of $25 million, to be arranged by Cerberus Capital Management L.P., as contemplated by Section 5.15 of this Plan, with the terms and conditions set forth in Plan Exhibit H-1.

         12. Section 1.81 is amended and restated in its entirety as follows:

         "Plan" means this Chapter 11 reorganization plan and all exhibits annexed hereto or referenced herein, as modified by the Plan Modification, as the same may be amended, modified or supplemented from time to time.

         13. A new Section 1.81(a) is added as follows:

         "Plan Modification" means the Modification to the Plan, dated as of July 26, 2002.

         14. Section 1.82 is amended and restated in its entirety as follows:

         "Plan Exhibit" means any exhibit or schedule attached to the Plan or the Plan Modification.

         15. Section 1.91 is amended and restated in its entirety as follows:

         "Registration Rights Agreement" means the agreement to be entered into between Reorganized ICG and certain holders of General Unsecured Claims with respect to rights of registration as to the New Common Shares, in substantially the form set forth in Plan Exhibit F-1.

         16. A new Section 1.108(a) is added as follows:

         "Supplement" means that certain Supplement to Disclosure Statement With Respect to Second Amended Joint Plan of Reorganization of ICG Communications, Inc., et al., Regarding Modification, dated as of August __, 2002, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Fed. R. Bankr. P. 3018.

         17. Section 5.3 is amended and restated in its entirety as follows:

         Certificates of Incorporation and By-laws

         The certificate or articles of incorporation and by-laws of each Debtor shall be amended as necessary to satisfy the conditions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code. The amended Certificate of Incorporation and By-laws of Reorganized ICG shall be in substantially the form attached to the Plan as Plan Exhibits A-1 and B-1, respectively.

         18. Section 5.5 is amended and restated in its entirety as follows:

         Issuance of New Securities

         On the Effective Date, Reorganized ICG shall issue for distribution in accordance with the terms of the Plan: (a) $59,573,934.83 in principal amount of New Secured Notes to holders of Allowed Claims in Class S-5; (b) eight (8) million shares of New Common Shares to the holders of Allowed Claims in Classes H-4 and S-4; and (c) the New Holdings Creditor Warrants to holders of Allowed Claims in Class H-4 if Class H-4 accepts the Plan. The issuance of all of the New Securities, and the distribution thereof shall be exempt from registration under applicable securities laws pursuant to section 1145 of the Bankruptcy Code. Without limiting the effect of section 1145 of the Bankruptcy Code, on the Effective Date, Reorganized ICG will enter into a Registration Rights Agreement with each Allowed Class H-4 or S-4 Claim holder (a) who by virtue of holding New Common Shares and/or its relationship with Reorganized ICG could reasonably be deemed to be an "underwriter" or "affiliate" (as such terms are used within the meaning of applicable securities laws) of Reorganized ICG, and (b) who requests in writing that Reorganized ICG execute such agreement. The Registration Rights Agreements may contain certain demand and piggyback registration rights for the benefit of the signatories thereto. The Registration Rights Agreement shall be in substantially the form set forth in Plan Exhibit F-1. After the Effective Date, Reorganized ICG shall use reasonable efforts to have the New Common Shares listed for trading on a national securities exchange.

         19. Section 5.7 is amended and restated in its entirety as follows:

               (a) Appointment. The existing senior officers of ICG shall serve initially in the same capacities after the Effective Date for Reorganized ICG. The initial board of directors of Reorganized ICG shall consist of five (5) directors. Cerberus Capital Management, L.P. ("CCM") shall be entitled to appoint two (2) directors; W.R. Huff Asset Management Co., L.L.C. ("Huff") shall be entitled to appoint two (2) directors, and the Chief Executive Officer shall be a director. All of the selected directors shall be reasonably acceptable to the Chief Executive Officer and the Creditors' Committee. The Chief Executive Officer shall be Chairman of the board of directors. The Persons designating the board members shall file with the Bankruptcy Court and give to ICG written notice of the identities of such members no later than three (3) Business Days before the date of the Confirmation Hearing.

               (b) Terms. Reorganized ICG board members shall have staggered terms, with the Chief Executive Officer's initial term being for one
         (1) year; one director selected by Huff and one selected by CCM each having an initial term of two (2) years; and one director selected by Huff and one selected by CCM each having an initial term of three
         (3) years.

               (c) Vacancies. Until the first annual meeting of shareholders of Reorganized ICG after the Effective Date, any vacancy in the directorship shall be filled by a person designated by such director (or the entity that originally designated such director) as a replacement to serve out the remainder of the applicable term.

         20. Section 5.15 is amended and restated in its entirety as follows:

         Exit Financing

              On the Effective Date, Reorganized ICG shall enter into all necessary and appropriate documentation to obtain the Exit Financing. Specifically, on the Effective Date, Reorganized ICG shall enter into the $25 million New Senior Subordinated Term Loan, and in connection therewith shall issue the Fee Warrants. The proceeds of the Senior Subordinated Term Loan shall be utilized to repay $25 million of the Secured Lender Claims. In connection therewith, Reorganized ICG shall also issue to the lenders under the New Senior Subordinated Term Loan the New Nominal Warrants. The issuance of the New Senior Subordinated Term Loan and the notes distributed on account thereof, as well as the New Nominal Warrants and the Fee Warrants, shall not be exempt from registration under applicable securities laws pursuant to section 1145 of the Bankruptcy Code, and, accordingly, such securities will either have to be registered under the Securities Act or be issued and distributed pursuant to an exemption from registration other than under section 1145 of the Bankruptcy Code.

         21. Section 10.1 is amended and restated in its entirety as follows:

         Conditions to Confirmation

              The following are conditions precedent to the occurrence of the Confirmation Date: (a) the entry of an order finding that the Disclosure Statement and the Supplement together contain adequate information pursuant to section 1125 of the Bankruptcy Code and (b) the proposed Confirmation Order shall be in form and substance reasonably acceptable to the Debtors and majority of the members of the Creditors' Committee that vote in favor of the Plan.

         22. Section 10.2 is amended and restated in its entirety as follows:

         Conditions to Effective Date

              The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Section 10.3 of this Plan:

                     (a) The Confirmation Order shall have been entered and
              there shall not be in effect any stay of its effectiveness; the Confirmation Order shall be in form and substance reasonably satisfactory to the Debtors and the majority of the members of the Creditors' Committee that vote in favor of the Plan; and the Confirmation Order shall:

                            (i) provide that the Debtors and Reorganized
                    Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan or the Restructuring Transactions;

                            (ii) authorize the issuance of New Securities;

                            (iii) provide that the New Securities issued
                    under the Plan in exchange for Claims against the Debtors are exempt from registration under the Securities Act of 1933 pursuant to section 1145 of the Bankruptcy Code, except to the extent that holders of the New Securities are "issuers" or "underwriters," as those terms are defined in section 1145 of the Bankruptcy Code; and

                            (iv) find that upon consummation of the
                    transactions contemplated by the Plan, the Reorganized Debtors will be able to pay their obligations as they become due in the ordinary course of business and that the Reorganized Debtors' assets exceed their liabilities.

                     (b) The Debtors shall have delivered to Royal Bank of
              Canada as agent for the lenders under the Pre-Petition Credit Agreement and to the agent under the New Senior Subordinated Term Loan an officer's certificate certifying as to the truth of certain representations and warranties contained in, and the Debtors' compliance with certain covenants in, the New Secured Notes and the Senior Subordinated Term Loan, from July 25, 2002 through the Effective Date.


         23. Plan Exhibit A ("Form of Articles of Incorporation of Reorganized ICG") is deleted in its entirety and replace with Plan Exhibit A-1 attached hereto.

         24. Plan Exhibit B ("Form of By-laws of Reorganized ICG") is deleted in its entirety and replace with Plan Exhibit B-1 attached hereto.

         25. Plan Exhibit C ("Form of Management Option Plan") is deleted in its entirety and replaced with Plan Exhibit C-1 attached hereto, which is the "ICG Communications, Inc. Year 2002 Stock Option Plan."

         26. Plan Exhibit D ("Termsheet for New Holdings Creditor Warrants") is deleted in its entirety and replaced with Plan Exhibit D-1 attached hereto, which is the "Warrant Agreement".

         27. Plan Exhibit E ("Term Sheet for New Secured Notes") is deleted in its entirety and replaced with Plan Exhibit E-1 attached hereto, which is the "Credit Agreement for New Secured Notes."

         28. Plan Exhibit F ("Form of Registration Rights Agreement") is deleted in its entirety and replaced with Plan Exhibit F-1 attached hereto, which is the "Registration Rights Agreement."

         29. Plan Exhibit G ("Commitment Letter and Termsheet for New Convertible Notes") is deleted in its entirety and replaced with "Intentionally Omitted" and all references to such exhibit are deemed removed from the Plan.

         30. Plan Exhibit H ("Commitment Letter and Termsheet for New Senior Subordinated Term Loan") is deleted in its entirety and replaced with Plan Exhibit H-1 attached hereto, which is the "Note and Warrant Purchase Agreement."

         31. A new Plan Exhibit H-2 ("Madeleine Fee Warrant") is added (attached hereto as Plan Exhibit H-2).

         32. A new Plan Exhibit H-3 ("Morgan Stanley Fee Warrant") is added (attached hereto as Plan Exhibit H-3).

         33. A new Plan Exhibit H-4 ("New Nominal Warrants") is added (attached hereto as Plan Exhibit H-4).

         34. A new Plan Exhibit I ("Escrow Agreement") is added (attached hereto as Plan Exhibit I).

         35. A new Plan Exhibit J ("Huff Side Letter") is added (attached hereto as Plan Exhibit J).

         36. A new Plan Exhibit K ("Subsidiary Guarantee") is added (attached hereto as Plan Exhibit K).


Dated:   Wilmington, Delaware
         July 26, 2002



                                            Timothy R. Pohl
                                            Rena M. Samole
                                            SKADDEN, ARPS, SLATE,
                                                 MEAGHER & FLOM (ILLINOIS)
                                            333 West Wacker Drive
                                            Chicago, Illinois 60606

                                                     - and -

                                            -----------------------------------
                                            Gregg M. Galardi
                                            SKADDEN, ARPS, SLATE,
                                                 MEAGHER & FLOM LLP
                                            One Rodney Square
                                            P.O. Box 636
                                            Wilmington, Delaware 19899

                                            Attorneys for Debtors-in-Possession

                                                               PLAN EXHIBIT A-1

             FORM OF ARTICLES OF INCORPORATION OF REORGANIZED ICG
             ----------------------------------------------------

                                                               PLAN EXHIBIT B-1

                      FORM OF BY-LAWS OF REORGANIZED ICG
                      ----------------------------------

                                                               PLAN EXHIBIT C-1

                      ICG COMMUNICATIONS, INC. YEAR 2002
                      ----------------------------------
                              STOCK OPTION PLAN
                              -----------------

                                                               PLAN EXHIBIT D-1

                              WARRANT AGREEMENT
                              -----------------

                                                               PLAN EXHIBIT E-1

                    CREDIT AGREEMENT FOR NEW SECURED NOTES
                    --------------------------------------

                                                               PLAN EXHIBIT F-1

                        REGISTRATION RIGHTS AGREEMENT
                        -----------------------------

                                                               PLAN EXHIBIT H-1

                               NOTE AND WARRANT
                              PURCHASE AGREEMENT

                                                               PLAN EXHIBIT H-2

                            MADELEINE FEE WARRANT
                            ---------------------

                                                               PLAN EXHIBIT H-3

                          MORGAN STANLEY FEE WARRANT
                          --------------------------

                                                               PLAN EXHIBIT H-4

                             NEW NOMINAL WARRANTS
                             --------------------

                                                                PLAN EXHIBIT I

                               ESCROW AGREEMENT
                               ----------------

                                                                 PLAN EXHIBIT J

                               HUFF SIDE LETTER
                               ----------------

                                                                PLAN EXHIBIT K

                             SUBSIDIARY GUARANTEE
                             --------------------

                                                                      EXHIBIT J

                   FORM OF CERTIFICATE OF INCORPORATION


                            AMENDED AND RESTATED

                        CERTIFICATE OF INCORPORATION

                                     OF

                          ICG COMMUNICATIONS, INC.



                  ICG Communications, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  1. The name of the corporation is ICG Communications, Inc.

                  2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 11, 1996.

                  3. This Restated Certificate of Incorporation, which amends and restates the Certificate of Incorporation, as amended, is being filed in connection with the Corporation's reorganization plan, dated as of April 3, 2002, (as such plan may be amended, supplemented, or modified from time to time (the "Reorganization Plan")), and was duly adopted in accordance with the provisions of sections 242, 245, and 303 of the General Corporation Law of the State of Delaware ("Delaware General Corporation Law"). The Reorganization Plan, as modified, was confirmed on [ ], 2002, by the United States Bankruptcy Court for the District of Delaware.

                  4. The text of the Certificate of Incorporation of the corporation is hereby amended and restated so as to read in its entirety as follows:

                  FIRST: The name of the corporation is ICG Communications, Inc. (hereinafter called the "Corporation").

                  SECOND: The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of its registered agent is the Corporation Service Company.

                  THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Hundred and Ten Million (110,000,000) shares, of which one hundred million (100,000,000) shares shall be Common Stock of the par value of one cent ($.01) per share (hereinafter called "Common Stock"), and ten million (10,000,000) shares shall be Preferred Stock of the par value of one tenth of one cent ($.001) per share (hereinafter called "Preferred Stock").

A.       Provisions relating to Preferred Stock.
         --------------------------------------

                  Shares of Preferred Stock may be issued from time to time in series, and the Board of Directors of the Corporation is hereby authorized, subject to the limitations provided by law, to establish and designate one or more series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of each series and the variations and the relative rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series. The authority of the Board of Directors of the Corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

                  (i) The designation of such series;

                  (ii) The number of shares initially constituting such series;

                  (iii) The increase, and the decrease to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series theretofore fixed;

                  (iv) The rate or rates, and the conditions upon and the times at which dividends on the shares of such series shall be paid, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of stock of the Corporation, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate;

                  (v) Whether or not the shares of such series shall be redeemable and, if such shares shall be redeemable, the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates;

                  (vi) The rights to which the holders of the shares of such series shall be entitled upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation, which rights may be different in the case of a voluntary liquidation, dissolution or winding up than in the case of such an involuntary event;

                  (vii) Whether or not a sinking fund or a purchase fund shall be provided for the redemption or purchase of the shares of such series and, if such a sinking fund or purchase fund shall be provided, the terms and conditions thereof;

                  (viii) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if provision be made for conversion or exchange, the terms and conditions of conversion or exchange, including, but not limited to, any provision for the adjustment of the conversion or exchange rate or the conversion or exchange price; and

                  (ix) Any other relative rights, preferences and limitations.

                  B. Provisions relating to Common Stock.

                  (i) Subject to the preferential dividend rights applicable to shares of the Preferred Stock, as determined by the Board of Directors of the Corporation pursuant to the provisions of part A of this Article FOURTH, the holders of shares of the Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation.

                  (ii) Subject to the preferential liquidation rights and except as determined by the Board of Directors of the Corporation pursuant to the provisions of part A of this Article FOURTH, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the holders of shares of the Common Stock shall be entitled to receive all of the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of the Common Stock held by them.

                  (iii) Except as otherwise determined by the Board of Directors of the Corporation pursuant to the provisions of part A of this Article FOURTH subject to the provisions of Article FIFTH, the holders of shares of the Common Stock shall be entitled to vote on all matters at all meetings of the stockholders of the Corporation, and shall be entitled to one vote for each share of the Common Stock entitled to vote at such meeting, voting together with the holders of the Preferred Stock who are entitled to vote, and not as a separate class.

                  FIFTH: The Corporation shall not issue any nonvoting equity securities to the extent prohibited by section 1123 of title 11 of the United States Code (the "Bankruptcy Code") as in effect on the effective date of the Reorganization Plan; provided, however, that this Article FIFTH (a) will have no further force and effect beyond that required under section 1123 of the Bankruptcy Code, (b) will have such force and effect, if any, only for so long as such section of the Bankruptcy Code is in effect and applicable to the Corporation, and (c) in all events may be amended or eliminated in accordance with such applicable law as from time to time may be in effect.

                  SIXTH: The number of directors which shall constitute the whole Board of Directors shall not be less than three (3) nor more than ten
(10). The initial Board of Directors shall consist of five (5) persons. The directors shall be divided into three classes designated Class I, Class II, and Class III and the term of office of directors of one class shall expire at each annual meeting of stockholders and in all cases as to each director until his successor shall be elected and shall qualify or until his earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in the number of directors shall be apportioned among the classes as equally as possible. The initial term of office of the Class I directors shall expire at the 2003 Annual Meeting of Stockholders, the initial term of office of the Class II directors shall expire at the 2004 Annual Meeting of Stockholders, and the initial term of office of the Class III directors shall expire at the 2005 Annual Meeting of Stockholders. At each annual meeting of stockholders, the number of directors equal to the number of directors of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of stockholders after their election. The election of directors need not occur by written ballot.

                  SEVENTH: All corporate powers shall be exercised by the Board of Directors, except as otherwise provided by statute or by this Certificate of Incorporation, or any amendment thereof, or by the Restated By-Laws of the Corporation (the "By-Laws"). The Board of Directors shall have the power to make, alter, amend or repeal the By-Laws, except to the extent that the By-Laws otherwise provide.

                  EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                  Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                  TENTH: The Corporation, shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or by or in the right of the Corporation to procure judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner be reasonably believed to be in or not opposed to the best interests of the Corporation, in accordance with and to the full extent permitted by applicable law. Expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles or any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  ELEVENTH: Except as otherwise provided in this Certificate of Incorporation, the Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the law of the State of Delaware, and all rights herein conferred upon stockholders, directors and officers are subject to this reserved power.




                  IN WITNESS WHEREOF, ICG Communications, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by [ ], this [ ], 2002.



                                         ICG COMMUNICATIONS, INC.


                                         By:___________________________________
                                              Name:
                                              Title:

                                                                      EXHIBIT K

                              FORM OF BY-LAWS


                              RESTATED BY-LAWS

                                     OF

                          ICG COMMUNICATIONS, INC.

                          (a Delaware corporation)

                                 ARTICLE I

                       Stockholders' Meetings; Voting

                  Section 1.1 Annual Meetings. Annual meetings of stockholders shall be held on the date and at such time and place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of meeting. The first annual meetings of stockholders shall occur not later than June 15, 2003. At the annual meetings, the stockholders shall elect the number of directors equal to the number of directors whose term expires at such meetings to hold office until the next annual meeting of stockholders after their election. Any other proper business may be transacted at the annual meeting.

                  Section 1.2 Special Meetings. Special meetings of stockholders may be called at any time by the Chairman of the Board, the Chief Executive Officer or a majority of the directors, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting.

                  Section 1.3 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. The Corporation shall, at the written request of any stockholder, cause such notice to such stockholder to be confirmed to such other address and/or by such other means as such stockholder may reasonably request, provided that if such written request is received after the date any such notice is mailed, such request shall be effective for subsequent notices only. Unless the Delaware General Corporation Law or the Certificate of Incorporation require otherwise, the Corporation is required to give notice only to stockholders entitled to vote at the meeting.

                  Section 1.4 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 1.5 Quorum. At each meeting of stockholders, except where otherwise provided by law or the Certificate of Incorporation or these By-Laws, the holders of one-third of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. With respect to any matter on which stockholders vote separately as a class, the holders of one-third of the outstanding shares of such class shall constitute a quorum for a meeting with respect to such matter. Two or more classes or series of stock shall be considered a single class for purposes of determining existence of a quorum for any matter to be acted on if the holders thereof are entitled or required to vote together as a single class at the meeting on such matter. In the absence of a quorum the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.4 of these By-Laws until a quorum shall attend.

                  Section 1.6 Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, or in his absence by the Chief Executive Officer, or in his absence by the President, or in his absence by an Executive Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

                  Section 1.7 Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of any class of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors, such election and all other elections and questions shall, unless otherwise provided by law or by the Certificate of Incorporation or these By-Laws, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting, voting as a single class.

                  Section 1.8 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;
(2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                  Section 1.9 List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

                  Section 1.10 Consent of Stockholders in Lieu of Meeting. To the extent provided by any statute at the time in force, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any statute, by the Certificate of Incorporation or by these By-Laws, the meeting and prior notice thereof and vote of stockholders may be dispensed with if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to such corporate action without a meeting by less than unanimous written consent and notice thereof shall be given to those stockholders who have not consented in writing.

                  Section 1.11 Shares Held by Nominees. The Corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as a stockholder. The extent of this recognition may be determined in the procedure thus established.

                                ARTICLE II

                             Board of Directors

                  Section 2.1 Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation. The initial Board of Directors shall consist of five (5) persons. The number of directors which shall constitute the whole Board of Directors shall not be less than three (3) nor more than ten (10). Within such limits, the number of directors may be fixed from time to time by vote of the stockholders or of the Board of Directors, at any regular or special meeting, subject to the provisions hereof, provided, however, that the number of directors shall not be decreased to a number, in the aggregate, less than the number of directors that the stockholders have the right to appoint, from time to time, pursuant to the terms hereof and provided, further that any increase in the number of directors to more than five requires the affirmative vote of all but one of the members of the Board of Directors then in office (any member of the Board of Directors elected pursuant to this proviso an "Additional Director"). Notwithstanding the foregoing, in the event that (i) the Company issues additional shares of capital stock, or any instrument convertible into or exchangeable for capital stock, of the Company for aggregate consideration of at least $25,000,000 to any person or entity or two or more persons or entities other than W.R. Huff Asset Management Co., L.L.C. or any of its affiliates ("WRH") or Cerberus Capital Management, L.P. or any of its affiliates ("Cerberus") or (ii) the Company acquires stock or assets, the consideration for which is capital stock, or any instrument convertible into or exchangeable for capital stock, of the Company valued at an amount equal to at least $25,000,000, the number of directors may be increased by up to an additional two members by the affirmative vote of the majority of the Board of Directors then in office (any event referenced in this subsection (ii) a "New Investment Event"). No increase in the size of the Board or Directors shall take place in the event that a vacancy created by a WRH Designee (as defined in Section 2.2(b)) or a Cerberus Designee (as defined in Section 2.2(b)) has not been filled pursuant to Section 2.3(b).

                  Section 2.2 Election; Term of Office. (a) The directors shall be divided into three classes designated Class I, Class II and Class III and the term of office of directors of one class shall expire at each annual meeting of stockholders and in all cases, as to each director, until his successor shall be elected and shall qualify or until his earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in the number of directors shall be apportioned among the classes as equally as possible. The initial term of office of the Class I directors shall expire at the 2003 Annual Meeting of Stockholders, the initial term of office of the Class II directors shall expire at the 2004 Annual Meeting of Stockholders, and the initial term of office of the Class III directors shall expire at the 2005 Annual Meeting of Stockholders. At each annual meeting of stockholders, the number of directors equal to the number of directors of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of stockholders after their election and until his successor is elected and qualified or until his earlier resignation or removal, except as provided in the Certificate of Incorporation. The election of directors need not occur by written ballot.


                  (b) The Company shall, at any meeting of the stockholders of the Company for the purpose (inter alia) of electing directors to the Board of Directors, however called, and in any action by written consent of the stockholders of the Company for the purpose (inter alia) of electing directors to the Board of Directors, nominate directors as follows:

                           (i) (a) so long as Cerberus beneficially owns
(x) a number of shares of Common Stock of the reorganized Company ("Common Stock"), including through ownership of the warrants exercisable for Common Stock, equal to at least 5% of the shares of Common Stock to be issued and outstanding pursuant to the terms of the Second Amended Joint Plan of Reorganization of ICG Communications, Inc. and its Affiliated Debtors and Debtors in Possession, filed April 3, 2002, as modified, excluding any management stock option grants (the "Initial Common Stock") or (y) any of the 14% Senior Subordinated Notes due July __, 2006, two individuals designated by Cerberus and (b) so long as Cerberus beneficially owns less than an amount equal to 5%, but at least an amount equal to 1%, of the shares of Initial Common Stock, including through ownership of the warrants exercisable for Common Stock, one individual designated by Cerberus (the individuals referred to herein, each a "Cerberus Designee"); and

                           (ii) (a) so long as WRH, as investment manager
on behalf of the beneficial owners of the Common Stock, beneficially owns a number of shares of Common Stock equal to at least 5% of the Initial Common Stock, including through ownership of warrants exercisable for Common Stock, two individuals designated by WRH and (b) so long as WRH beneficially owns less than an amount equal to 5%, but at least an amount equal to 1%, of the shares of Initial Common Stock, including through ownership of warrants exercisable for Common Stock, one individual designated by WRH (the individuals referred to herein, each a "WRH Designee"); and

                           (iii) one individual who shall be the Chief
Executive Officer of the Company.


                  (c) The Chief Executive Officer of the Company shall be a Class I director. One individual designated by Cerberus and one individual designated by WRH shall each be an initial Class II director. One individual designated by Cerberus and one individual designated by WRH shall each be an initial Class III director.

                  Section 2.3 Resignation; Removal; Vacancies; Special Elections. (a) Any director may resign at any time upon written notice to the Board of Directors or to the Chairman of the Board or to the Chief Executive Officer of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any director may be removed with or without cause at any time upon the affirmative vote of a majority of the total number of directors. If any vacancies shall occur in the Board of Directors by reason of death, resignation, removal or otherwise, or if the authorized number of directors shall be increased, the directors then in office shall continue to act, and such vacancies may be filled by a majority of the directors then in office (subject to Section 2.3(b)), though less than a quorum; provided, however, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series shall be filled by a majority of the directors elected by such class or classes or series thereof then in office though less than a quorum or by a sole remaining director so elected. Any such vacancies (subject to Section 2.3(b)) or newly created directorships may also be filled upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of directors, given at a special meeting of the stockholders called for the purpose. Each director chosen to fill a vacancy shall hold office until the next annual election at which directors of the class of his predecessor are to be elected and until his successor shall be duly elected and shall qualify, or until his earlier death, resignation or removal.

                  (b) In the event that a WRH Designee or a Cerberus Designee creates a vacancy in the Board for any reason, such vacancy shall be filled only by a director nominated by WRH, in the case the vacancy was created by a WRH Designee, or Cerberus, in the case the vacancy was created by a Cerberus Designee, so long as either WRH or Cerberus, at such time, are entitled to a Director nominee as provided in Section 2.2(b). In the event a vacancy is created by an Additional Director, such vacancy shall only be filled by the affirmative vote of all but one of the members of the Board of Directors then in office; provided, however, that if the size of the Board of Directors is increased in a New Investment Event, any vacancy created by an Additional Director thereafter shall be filled as set forth in Section 2.3.

                  Section 2.4 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

                  Section 2.5 Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, by the Chief Executive Officer or by any two directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

                  Section 2.6 Notice of Meetings. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Written, or oral, notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not describe the purpose of the meeting. A director may waive any notice before or after the date and time of the meeting stated in the notice. A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless: the director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting. Except as hereinbefore provided, a waiver shall be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records.

                  Section 2.7 Telephonic Meetings Permitted. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any member of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-Law shall constitute presence in person at such meeting.

                  Section 2.8 Quorum; Vote Required for Action. At all meetings of the Board of Directors the presence of a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of at least a majority of the directors present at any meeting at which a quorum is present shall be necessary to constitute and shall be the act of the Board unless the Certificate of Incorporation or these By-Laws shall otherwise provide. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall attend.

                  Section 2.9 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence by the Chief Executive Officer, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

                  Section 2.10 Action by Directors Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consents thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                  Section 2.11 Compensation. Directors shall be entitled to such compensation for their services as directors and to such reimbursement for any reasonable expenses incurred in attending directors' meetings as may from time to time be fixed by the Board of Directors. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.

                                ARTICLE III

                                 Committees

                  Section 3.1 Committees. The Board of Directors may, by resolution passed by a majority of the total number of directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board, and unless otherwise restricted by the Certificate of Incorporation or these By-Laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, to the full extent permitted by law.

                  Section 3.2 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of such members present at a meeting shall be the act of such committee, and in other respects each committee shall conduct its business pursuant to Article II of these By-Laws.

                                ARTICLE IV

                                  Officers

                  Section 4.1 Officers; Election. As soon as practicable after the annual meeting of stockholders in each year, the Board shall elect a Chief Executive Officer and a Secretary. The Board may also elect a Chairman of the Board, a Treasurer and one or more Executive Vice Presidents. The Chief Executive Officer may select one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers and may give any of them such further designations or alternate titles as he considers desirable. Any number of offices may be held by the same person.

                  Section 4.2 Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Board or to the Chief Executive Officer of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time, provided that such action by the Board shall require the vote of a majority of the whole Board. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or selection of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall or may be filled for the unexpired portion of the term by the Board at any regular or special meeting in the manner provided in
Section 4.1 for election of officers following the annual meeting of stockholders.

                  Section 4.3 Chairman of the Board. The Chairman of the Board or, if there is not a Chairman of the Board, the Chief Executive Officer shall have general charge and supervision of the business of the Corporation. In addition, he shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers and perform such other duties as are, from time to time, assigned to him by the Board and as may be provided by law.

                  Section 4.4 Chief Executive Officer. The Chief Executive Officer shall perform all duties incident to such office, and such other duties as, from time to time, may be assigned to him by the Board or as may be provided by law.

                  Section 4.5 Vice Presidents. The Executive Vice President or Vice Presidents, at the request of the Chief Executive Officer or in his absence or during his inability to act, shall perform the duties of the Chief Executive Officer, and when so acting shall have the powers of the Chief Executive Officer. If there be more than one Executive Vice President, the Board of Directors may determine which one or more of the Executive Vice Presidents shall perform any of such duties; or if such determination is not made by the Board, the Chief Executive Officer may make such determination; otherwise any of the Executive Vice Presidents may perform any of such duties. The Executive Vice President or Executive Vice Presidents shall have such other powers and perform such other duties as may be assigned to him or them by the Board or the Chief Executive Officer or as may be provided by law.

                  Section 4.6 Secretary. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose; he shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; he shall be custodian of the records of the Corporation; he may affix the corporate seal to any document the execution of which, on behalf of the Corporation, is duly authorized, and when so affixed may attest the same; and, in general, he shall perform all duties incident to the office of secretary of a corporation, and such other duties as, from time to time, may be assigned to him by the Board or the Chief Executive Officer or as may be provided by law.

                  Section 4.7 Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors; if required by the Board, he shall give a bond for the faithful discharge of his duties, with such surety or sureties as the Board may determine; he shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation and shall render to the Chief Executive Officer and to the Board, whenever requested, an account of the financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as may be assigned to him by the Board or the Chief Executive Officer or as may be provided by law.

                  Section 4.8 Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the Chief Executive Officer or a Vice President, certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer or Board of Directors.

                  Section 4.9 Other Officers. The other officers, if any, of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in a resolution adopted by the Board of Directors which is not inconsistent with these By-Laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

                                 ARTICLE V

                                   Stock

                  Section 5.1 Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, or the Chief Executive Officer or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar on the date of issue.

                  Section 5.2 Fractional Shares or Scrip. The Corporation may: (a) issue fractions of a share or pay in money the value of fractions of a share; (b) arrange for disposition of fractional shares by the stockholders; or (c) issue scrip in registered or bearer form entitling the holder to receive a full share upon surrendering enough scrip to equal a full share. Each certificate representing scrip must be conspicuously labeled "scrip" and must contain the information required to be included in a share certificate by the Delaware General Corporation Law. The holder of a fractional share is entitled to exercise the rights of a stockholder, including the right to vote, to receive dividends, and to participate in the assets of the corporation upon liquidation. The holder of scrip is not entitled to any of these rights unless the scrip provides for them. The Board of Directors may authorize the issuance of scrip subject to any condition considered desirable, including (a) that the scrip will become void if not exchanged for full shares before a specified date; and (b) that the shares for which the scrip is exchangeable may be sold and the proceeds paid to the scripholders.

                  Section 5.3 Share Transfers. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Certificate of Incorporation, these By-Laws, or any written agreement in respect thereof, transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law or these By-Laws, the person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.

                  Section 5.4 Lost Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                ARTICLE VI

                                  Notices

                  Section 6.1 Form; Delivery. Whenever, under the provisions of law, the Certificate of Incorporation or these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice unless otherwise specifically provided, but such notice may, subject to applicable law, be given addressed to such director or stockholder, at his or her electronic or mail address as it appears on the records of the Corporation (a) by facsimile transmission, and shall be deemed to have been received upon confirmation of receipt of facsimile (provided that the transmission is to the correct facsimile number), (b) by United States mail, and shall be deemed to have been received when deposited in the United States mail, postage thereon prepaid, or (c) by electronic transmission, and shall be deemed to have been received upon confirmation of receipt of electronic transmission (provided that the transmission is to the correct electronic address). Notice to a director may also be given personally, and shall be deemed to have been received on the date delivered, if delivered by hand.

                  Section 6.2 Waiver. Whenever any notice is required to be given under the provisions of law, the Certificate of Incorporation or these By-Laws, a waiver thereof, by an authorized representative of the Person, or by the individual or individuals, entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent to such notice. In addition, any stockholder that, through its authorized representative, attends a meeting of stockholders in person, or is represented at such meeting by proxy, without protesting at the commencement of the meeting the lack of notice thereof to such stockholder, or any director who attends a meeting of the Board of Directors without protesting, at the commencement of the meeting, such lack of notice, shall be conclusively deemed to have waived notice of such meeting.

                                ARTICLE VII

                               Miscellaneous

                  Section 7.1 Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                  Section 7.2 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-Laws.

                  Section 7.3 Meaning of Certain Terms. As used herein, in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "stockholder" or "stockholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the Corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares or upon which or upon whom the Delaware General Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

                  Section 7.4 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

                  Section 7.5 Dividends. Dividends upon the stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, bonds, in property, or in shares of stock, subject to the provisions of the Certificate of Incorporation.

                  Section 7.6 Reserves. Before the payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve.

                  Section 7.7 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                  Section 7.8 Fiscal Year. The fiscal year of the
Corporation shall be from January lst through December 31st.

                  Section 7.9 Offices. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places within or outside the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                               ARTICLE VIII

                                 Amendments

                  Section 8.1 Amendments. These By-Laws may be altered, amended or repealed at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment or repeal be contained in the notice of such special meeting. Notwithstanding the foregoing, (a) the provisions of Section 2.1 hereof shall not be amended, altered or repealed in any manner except as provided in Section 2.1; (b) the provisions of Section 2.2(b)(i) hereof shall not be amended, altered or repealed in any manner without the consent of Cerberus so long as Cerberus beneficially owns (i) any of the 14% Senior Subordinated Notes due July __, 2006, or (ii) at least an amount equal to 1% of the shares of Initial Common Stock, including through ownership of the warrants exercisable for Common Stock; and (c) the provisions of Section 2.2(b)(ii) hereof shall not be amended, altered or repealed in any manner without the consent of WRH so long as WRH beneficially owns at least an amount equal to 1% of the shares of Initial Common Stock, including through ownership of the warrants exercisable for Common Stock.

                  The amendment, alteration or repeal of any provision of this Article VIII shall require the same votes as are required for the amendment, alteration or repeal of the relevant section or sections of these By-Laws the amendment, alteration or repeal of which is governed by such provision of this Article VIII.

                                ARTICLE IX

                              Indemnification

                  Section 9.1 Indemnification. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or serves or served any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor of the Corporation.


                  The Corporation shall pay any expenses reasonably incurred by a director or officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide for the payment of such expenses incurred by employees and agents of the Corporation as it deems appropriate.

                  The rights conferred on any person under this Article shall not be deemed exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Corporation's Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification and to the advancement of expenses under this Article shall be deemed to be provided by a contract between the Corporation and the director, officer, employee or agent who serves in such capacity at any time while these By-Laws and any other relevant provisions of the Delaware General Corporation Law and any other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

                  For purposes of this Article, references to "the Corporation" shall be deemed to include any subsidiary of the Corporation now or hereafter organized under the laws of the State of Delaware.
ARTICLE X

                               Rules of Order

                  Section 10.1 Rules of Order. At any meeting of stockholders or directors of the Corporation at which a question of procedure arises, the person presiding at the meeting may rely upon the Robert's Rules of Order, Newly Revised as then in effect to resolve any such question.

                                                                      EXHIBIT L

                        FORM OF CONFIRMATION ORDER




                        UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF DELAWARE


In re:                               :
                                     :        Chapter 11
ICG COMMUNICATIONS, INC.,            :        Case No.  00-4238 (PJW)
et al.,                              :
-- ---                               :        Jointly Administered
                 Debtors.            :


               FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER
           CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
           OF ICG COMMUNICATIONS, INC. AND ITS AFFILIATED DEBTORS
                   AND DEBTORS IN POSSESSION, AS MODIFIED





                                          TABLE OF CONTENTS

                                                                                                 Page


INTRODUCTION........................................................................................1

I.       FINDINGS OF FACT...........................................................................4
                  A.       JURISDICTION AND VENUE...................................................4
                  B.       COMPLIANCE WITH THE REQUIREMENTS OF SECTION
                           1129 OF THE BANKRUPTCY CODE..............................................4
                                    1.      Section 1129(a)(1) -- Compliance of the Plan
                                            with Applicable Provisions of the Bankruptcy
                                            Code....................................................4
                                            a.       Sections 1122 and 1123(a)(1)-(4)--
                                                     Classification and Treatment of Claims
                                                     and Interests..................................5
                                            b.       Section 1123(a)(5)-- Adequate Means
                                                     for Implementation of the Plan.................6
                                            c.       Section 1123(a)(6) -- Prohibition
                                                     Against the Issuance of Nonvoting
                                                     Equity Securities and Adequate
                                                     Provisions for Voting Power of Classes
                                                     of Securities..................................7
                                            d.       Section 1123(a)(7) - Selection of
                                                     Directors and Officers in a Manner
                                                     Consistent with the Interests of
                                                     Creditors and Equity Security Holders
                                                     and Public Policy..............................8
                                            e.       Section 1123(b)(1)-(2)-- Impairment of
                                                     Claims and Interests and Assumption,
                                                     Assumption and Assignment or
                                                     Rejection of Executory Contracts and
                                                     Unexpired Leases...............................9
                                            f.       Section 1123(b)(3)-- Retention,
                                                     Enforcement and Settlement of Claims
                                                     Held by the Debtors............................9
                                            g.       Section 1123(b)(5)-- Modification of the
                                                     Rights of Holders of Claims...................10
                                            h.       Section 1123(b)(6)-- Other Provisions
                                                     Not Inconsistent with Applicable
                                                     Provisions of the Bankruptcy Code.............10
                                            i.       Section 1123(d)-- Cure of Defaults............11
                                    2.      Section 1129(a)(2) -- Compliance with
                                            Applicable Provisions of the Bankruptcy Code...........11
                                    3.      Section 1129(a)(3)-- Proposal of the Plan in
                                            Good Faith.............................................11
                                    4.      Section 1129(a)(4)-- Bankruptcy Court
                                            Approval of Certain Payments as Reasonable.............12
                                    5.      Section 1129(a)(5) -- Disclosure of Identity of
                                            Proposed Management, Compensation of
                                            Insiders and Consistency of Management
                                            Proposals with the Interests of Creditors and
                                            Public Policy..........................................13
                                    6.      Section 1129(a)(6)-- Approval of Rate Changes..........13
                                    7.      Section 1129(a)(7)-- Best Interests of Holders
                                            of Claims and Interests................................13
                                    8.      Section 1129(a)(8)-- Acceptance of the Plan by
                                            Each Impaired Class....................................14
                                    9.      Section 1129(a)(9)-- Treatment of Claims
                                            Entitled to Priority Pursuant to Section 507(a)
                                            of the Bankruptcy Code.................................14
                                    10.     Section 1129(a)(10)-- Acceptance By at Least
                                            One Impaired Class.....................................15
                                    11.     Section 1129(a)(11)-- Feasibility of the Plan..........15
                                    12.     Section 1129(a)(12)-- Payment of Bankruptcy
                                            Fees...................................................15
                                    13.     Section 1129(a)(13)-- Retiree Benefits.................16
                                    14.     Section 1129(b)-- Confirmation of the Plan
                                            Over the Nonacceptance of Impaired Classes.............16
                                    15.     Bankruptcy Rule 3016(a)................................16
                                    16.     Section 1129(d)-- Purpose of Plan......................17
                  C.       SETTLEMENTS AND RELEASES................................................17
                                    1.      Settlement of Intercompany Claims Between the
                                            Holdings Debtors and the Services Debtors..............17
                                    2.      Settlements with Cisco and Lucent......................17
                                    3.      Fairness of Releases...................................18
                  D.       SATISFACTION OF CONDITIONS TO CONFIRMATION..............................18
                  E.       SUBSTANTIVE CONSOLIDATION...............................................18

II.      CONCLUSIONS OF LAW........................................................................19
                  A.       JURISDICTION AND VENUE..................................................19
                  B.       EXEMPTIONS FROM SECURITIES LAWS.........................................19
                  C.       EXEMPTIONS FROM TAXATION................................................21
                  D.       COMPLIANCE WITH SECTION 1129 OF THE
                           BANKRUPTCY CODE.........................................................22
                  E.       APPROVAL OF THE SETTLEMENTS AND RELEASES
                           PROVIDED  UNDER THE PLAN AND CERTAIN OTHER
                           MATTERS.................................................................22
                  F.       AGREEMENTS AND OTHER DOCUMENTS..........................................23
                  G.       ASSUMPTIONS, ASSUMPTIONS AND ASSIGNMENTS AND
                           REJECTIONS OF EXECUTORY CONTRACTS AND
                           UNEXPIRED LEASES........................................................24
                  H.       SUBSTANTIVE CONSOLIDATION...............................................25

III.     ORDER.....................................................................................25
                  A.       CONFIRMATION OF THE PLAN................................................25
                  B.       EFFECTS OF CONFIRMATION.................................................25
                                    1.      Immediate Effectiveness; Successors and
                                            Assigns................................................25
                                    2.      Continued Corporate Existence; Vesting of
                                            Assets.................................................26
                                    3.      Cancellation and Surrender of Instruments,
                                            Securities and Other Documentation.....................27
                                    4.      Release of Liens.......................................27
                  C.       CLAIMS BAR DATES........................................................28
                                    1.      Bar Dates for Administrative Claims....................28
                                            a.       General Bar Date Provisions...................28
                                            b.       Bar Dates for Certain Administrative
                                                     Claims........................................29
                                                     i.       Professional Compensation............29
                                                     ii.      Ordinary Course Liabilities..........29
                                                     iii.     Priority Tax Claims..................30
                                    2.      Bar Date for Rejection Damages Claims and
                                            Related Procedures.....................................30
                  D.       MATTERS RELATING TO IMPLEMENTATION OF THE
                           PLAN....................................................................31
                                    1.      Restructuring Transactions.............................31
                                    2.      Directors and Officers; Employment-Related
                                            Agreements and Compensation Programs...................36
                                            a.       Directors and Officers of Reorganized
                                                     Debtors.......................................36
                                            b.       Approval of New Employment,
                                                     Retirement, Indemnification, and Other
                                                     Related Agreements and Incentive
                                                     Compensation Programs.........................36
                                    3.      Approval of Agreements Related to the New
                                            Common Stock...........................................37
                                    4.      Approval of Exit Financing.............................37
                                    5.      Approval of New Loan Documents.........................38
                                    6.      Approval of Executory Contract and Unexpired
                                            Lease Provisions and Related Procedures................40
                                    7.      Distribution Record Date...............................45
                  E.       SUBSTANTIVE CONSOLIDATION OF THE HOLDINGS
                           DEBTORS AND SERVICES DEBTORS............................................46
                  F.       ACTIONS IN FURTHERANCE OF THE PLAN......................................47
                  G.       RELEASES AND INDEMNIFICATION............................................50
                  H.       DISCHARGE, TERMINATION, INJUNCTION AND
                           SUBORDINATION RIGHTS....................................................50
                                    1.      Discharge of Claims and Satisfaction and
                                            Termination of Interests...............................50
                                    2.      Injunctions............................................51
                                    3.      Releases and Satisfaction of Subordination
                                            Rights.................................................53
                                    4.      Exculpation............................................54
                  I.       RESOLUTION OF OTHER OBJECTIONS OR DISPUTES..............................55
                  J.       PAYMENT OF STATUTORY FEES...............................................57
                  K.       SUBSTANTIAL CONSUMMATION................................................58
                  L.       RETENTION OF JURISDICTION...............................................58
                  M.       NOTICE OF ENTRY OF CONFIRMATION ORDER...................................58




                             TABLE OF EXHIBITS


Exhibit                    Exhibit Name
-------                    ------------
A                          Plan
B                          Modification
C                          Rejection Bar Date Notice
D                          Cure Amount Notice
E                          Confirmation Notice
F                          Initial Board of Directors of Reorganized ICG




                                INTRODUCTION
                                ------------

                  The above-captioned debtors and debtors in possession (collectively, the"Debtors") having proposed the Second Amended Joint Plan of Reorganization of ICG Communications, Inc. and its Affiliated Debtors and Debtors in Possession, dated April 3, 2002 (the "Original Plan"); the Bankruptcy Court having entered its Order (I) Approving Procedures and Materials Employed to Provide Notice of the Disclosure Statement Hearing,
(II) Approving Disclosure Statement, (III) Determining Treatment of Certain Claims for Notice and Voting Purposes, (IV) Scheduling Hearing on Confirmation of the Plan, (V) Establishing Record Date and Procedures for Filing Objections to the Plan and Temporary Allowance of Claims and (VI) Approving Solicitation Procedures for Confirmation, dated April 3, 2002 (the "Original Solicitation Order") [Docket No. 1349]; a hearing pursuant to section 1129 of the Bankruptcy Code to consider confirmation of the Original Plan having been held on May 20, 2002 (the "First Confirmation Hearing"); the Bankruptcy Court having entered its Findings of Fact, Conclusions of Law, and Order Confirming Second Amended Joint Plan of Reorganization of ICG Communications, Inc. and its Affiliated Debtors and Debtors in Possession, dated May 21, 2002 (the "Original Confirmation Order") [Docket No. __]; the substantial consummation of the Original Plan, within the meaning of section 1127 of the Bankruptcy Code having not occurred; the Debtors having proposed the Modification to Second Amended Joint Plan of Reorganization of ICG Communications, Inc. et al., dated July __, 2002 (the "Modification" and the Original Plan as modified by the Modification, the "Modified Plan")1 [Docket No. __]; the Bankruptcy Court


--------
1 Unless otherwise specified, capitalized terms and phrases used herein have the meanings assigned to them in the Modified Plan. The rules of interpretation set forth in Section I.C of the Modified Plan shall apply to these Findings of Fact, Conclusions of Law and Order (this "Second Confirmation Order"). In addition, in accordance with Section I.A of the Modified Plan, any term used in the Modified Plan or this Second Confirmation Order that is not defined in the Modified Plan or this Second Confirmation Order, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable. In accordance with Section III.A of this Second Confirmation Order, if there is any direct conflict between the terms of the Modified Plan, the terms of the Original Confirmation Order and the terms of this Second Confirmation Order the terms of this Second Confirmation Order shall control. A copy of the Original Plan (without the exhibits thereto) is attached hereto as Exhibit A and incorporated herein by reference. A copy of the Modification (without the exhibits thereto) is attached hereto as Exhibit B and incorporated herein by reference.

having entered the Order (I) Approving Supplemental Disclosure With Respect to the Second Amended Joint Plan of Reorganization of ICG Communications, Inc., et al., as Modified and (II) Approving Solicitation Procedures for Confirmation with Respect to the Plan as Modified, dated August __, 2002 (the "Supplemental Solicitation Order") [Docket No. __]; the Debtors having filed the Declaration of Logan & Company, Inc. Certifying the Voting On and Tabulation of Ballots Accepting and Rejecting the Debtors' Second Amended Joint Plan of Reorganization, as Modified (the "Voting Declaration") [Docket No. ___] on September __, 2002; the Bankruptcy Court having established, in the Supplemental Solicitation Order, September __, 2002 at _:00 p.m. as the date and time of the hearing pursuant to section 1129 of the Bankruptcy Code to consider Confirmation of the Modified Plan (the "Second Confirmation Hearing"); declarations of service having been executed by Kathleen M. Logan and Filed with the Bankruptcy Court (the "Declarations of Service") [Docket Nos. _______], with respect to the mailing of a notice of the Second Confirmation Hearing and the other solicitation materials in respect of the Modified Plan in accordance with the Supplemental Solicitation Order; declarations of publication having been Filed with the Bankruptcy Court (collectively, the "Declarations of Publication") [Docket Nos. ___] with respect to the publication of the notice of the Second Confirmation Hearing in the national editions of The Wall Street Journal, and the daily edition of the Denver Post in accordance with the Supplemental Solicitation Order; objections to Confirmation of the Modified Plan (collectively, the "Objections") having been Filed by (i) [ ]; the Debtors having filed a Memorandum of Law in Support of Confirmation of the Second Amended Joint Plan of Reorganization of ICG Communications, Inc., as Modified (the "Second Memorandum of Law") on September __, 2002 [Docket No. __]; the Debtors having filed the Declaration of Randall E. Curran in Support of Second Amended Joint Plan of Reorganization of ICG Communications, Inc., as Modified (the "Curran Declaration"), the Declaration of Steven G. Panagos in Support of Second Amended Joint Plan of Reorganization of ICG Communications, Inc., as Modified (the "Panagos Declaration") and the Declaration of Kenneth E. Buckfire in Support of Second Amended Plan of Reorganization of ICG Communications, Inc., as Modified (the "Buckfire Declaration") (the Curran Declaration together with the Panagos Declaration and the Buckfire Declaration, the "Supporting Declarations") on September __, 2002 as exhibits to the Second Memorandum of Law; the Bankruptcy Court having reviewed the Plan, the Modification, the Disclosure Statement, the Supplement, the Disclosure Statement Order, the Supplemental Solicitation Order, the Voting Declaration, the Declarations of Service, the Declarations of Publication, the Objections, the Second Memorandum of Law, the Supporting Declarations and the other papers before the Bankruptcy Court in connection with the Confirmation of the Modified Plan; the Bankruptcy Court having heard the statements of counsel in support of Confirmation at the Second Confirmation Hearing, as reflected in the record at the Second Confirmation Hearing; the Bankruptcy Court having considered all testimony presented and evidence admitted at the Second Confirmation Hearing; the Bankruptcy Court having taken judicial notice of the papers and pleadings on file in these chapter 11 cases; and the Bankruptcy Court finding that (i) notice of the Second Confirmation Hearing and the opportunity of any party in interest to object to Confirmation were adequate and appropriate, in accordance with Bankruptcy Rule 2002(b) and the Supplemental Solicitation Order, as to all parties to be affected by the Modified Plan and the transactions contemplated thereby and (ii) the legal and factual bases set forth at the Second Confirmation Hearing and as set forth in this Second Confirmation Order establish just cause for the relief granted herein; the Bankruptcy Court hereby makes the following Findings of Fact, Conclusions of Law and Order.2

--------
2 This Second Confirmation Order constitutes the Bankruptcy Court's findings of fact and conclusions of law under Fed. R. Civ. P. 52, as made applicable herein by Bankruptcy Rules 7052 and 9014. Any finding of fact shall constitute a finding of fact even if it is stated as a conclusion of law, and any conclusion of law shall constitute a conclusion of law even if it is stated as a finding of fact.


 I. FINDINGS OF FACT.

         A.       JURISDICTION AND VENUE.

                  On November 14, 2000, the Debtors commenced their respective Reorganization Cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code. The Debtors were and are qualified to be debtors under section 109(a) of the Bankruptcy Code. ICG Communications, Inc., the direct or indirect parent of each of the Affiliate Debtors, is domiciled in Delaware. Accordingly, pursuant to 28 U.S.C.ss.1408, venue in the United States Bankruptcy Court for the District of Delaware for these chapter 11 cases was proper as of the Petition Date and continues to be proper.

         B.       COMPLIANCE WITH THE REQUIREMENTS OF SECTION
                  1129 OF THE BANKRUPTCY CODE.

                  1. Section 1129(a)(1) -- Compliance of the Plan with Applicable Provisions of the Bankruptcy Code.

                  The Modified Plan complies with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(1) of the Bankruptcy Code, including sections 1122 and 1123 of the Bankruptcy Code.

                           a.       Sections 1122 and 1123(a)(1)-(4) --
                                    Classification and Treatment of
                                    Claims and Interests.

                  Pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article II of the Modified Plan designates Classes of Claims and Interests, other than Administrative Claims and Priority Tax Claims.3 As required by section 1122(a), each Class of Claims and Interests

--------
3 Pursuant to section 1123(a)(1) of the Bankruptcy Code, classes of Administrative Claims and Priority Tax Claims are not required to be classified.

contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. The Modified Plan designates eleven Classes of Claims and Interests, designated as Classes H-1 through H-5 and S-1 through S-6. Such classification is proper under section 1122(a) of the Bankruptcy Code because such Claims and Interests have differing rights among each other and against the Debtors' assets or differing interests in the Debtors or their reorganization. Additionally, in accordance with section 1122(b) of the Bankruptcy Code, the Modified Plan provides for two Classes of Unsecured Claims of $5,000 or less, one each against the Holdings Debtors and the Services Debtors. This classification is reasonable and necessary for administrative convenience. Pursuant to sections 1123(a)(2) and 1123(a)(3) of the Bankruptcy Code,
Article II of the Modified Plan specifies all Classes of Claims and Interests that are not impaired under the Modified Plan. Article III specifies the treatment of all Classes of Claims and Interests that are impaired under the Modified Plan. Pursuant to section 1123(a)(4) of the Bankruptcy Code, the Modified Plan also provides the same treatment for each Claim or Interest within a particular Class, unless the holder of a Claim or Interest agrees to less favorable treatment of its Claim or Interest.

                           b. Section 1123(a)(5) -- Adequate Means for Implementation of the Modified Plan.

                  Article V and various other provisions of the Modified Plan provide adequate means for the Modified Plan's implementation. Those provisions relate to, among other things: (a) the continued corporate existence of the Debtors (subject to the Restructuring Transactions) and the vesting of the Debtors' assets in the Reorganized Debtors; (b) the cancellation of Old Securities and Agreements; (c) the corporate constituent documents that will govern the Reorganized Debtors; (d) the selection of the initial directors and officers for the Reorganized Debtors; (e) all appropriate and necessary documentation governing entry into the New Senior Subordinated Term Loan, the New Nominal Warrants, the Fee Warrants and effectuation of the Escrow Agreement; (f) the preservation of Litigation Claims by the Debtors and the Reorganized Debtors; (g) the entry into the Registration Rights Agreement; (h) the settlement with Lucent Technologies, Inc. ("Lucent"), and the settlement with Cisco Systems, Inc. and Cisco Capital ("Cisco"); (i) the continuation of certain employee, retiree and workers' compensation benefits and the implementation of the Management Option Plan; (j) the release of liens; (k) the distribution of cash pursuant to the Modified Plan; (l) the execution, delivery and implementation of all documents, and the granting of security interests in and liens upon substantially all of the assets of the Reorganized Debtors, as are necessary and appropriate in connection with the consummation of the credit facility by and among the Reorganized Debtors and the holders of the New Secured Notes (the "New Credit Facility"), including without limitation (i) a credit agreement with the holders of the Secured Lender Claims (the "New Credit Agreement"), (ii) a security agreement with the collateral agent for the holders of the Secured Lender Claims (the "New Security Agreement"), (iii) UCC financing statements, (iv) the guarantees executed by those Subsidiaries as required by Section [5.01(j)] of the New Credit Agreement (the "New Guarantees"),
(v) a subordination agreement with the agent for the holders of the Secured Lender Claims, Cerberus Capital Management, L.P. ("CCM") and any other financial institutions that are parties to the New Senior Subordinated Term Loan (the "Subordination Agreement") and (vi) such other documents as are necessary and appropriate in connection with the New Credit Facility (collectively, including the New Credit Agreement, the New Security Agreement, such UCC financing statements, the New Guarantees and the Subordination Agreement, the "New Loan Documents"); (m) the issuance and distribution of the New Common Shares, New Secured Notes, New Nominal Warrants, Fee Warrants and New Holdings Creditor Warrants; and (n) the adoption, execution, delivery and implementation of all contracts, instruments, releases and other agreements or documents related to the foregoing. Moreover, as evidenced by the New Projections, the Debtors will have sufficient cash to make all payments required to be made on the Effective Date pursuant to the terms of the Modified Plan.

                           c. Section 1123(a)(6) -- Prohibition Against the Issuance of Nonvoting Equity Securities and Adequate Provisions for Voting Power of Classes of Securities.

                  Section 5.3 of the Modified Plan provides that the certificates of incorporation and the by-laws or similar constituent documents of Reorganized ICG and each of the other Reorganized Debtors, among other things, will prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code. Such prohibitory provisions have been incorporated into Exhibit A-1 to the Modified Plan. In light of the foregoing, the Modified Plan satisfies the requirement of section 1123(a)(6) of the Bankruptcy Code that a plan of reorganization provide for an appropriate distribution of voting power among the classes of securities possessing voting power.

                           d. Section 1123(a)(7) - Selection of Directors and Officers in a Manner Consistent with the Interests of Creditors and Equity Security Holders and Public Policy.

                  The Modified Plan complies with section 1123(a)(7) by properly and adequately disclosing or otherwise identifying the procedures for determining the identity and affiliations of all individuals or entities proposed to serve on or after the Effective Date as officers and directors of Reorganized ICG. Moreover, the Modified Plan ensures that the selection of the proposed compensation and indemnification arrangements for such persons are consistent with the interests of creditors and public policy.

                  The existing senior officers of ICG will serve initially in their same capacities after the Effective Date for Reorganized ICG. The initial board of directors of Reorganized ICG will consist of five (5) directors. The Chief Executive Officer shall be a director. CCM and W.R. Huff Asset Management Co., L.L.C. ("Huff"), respectively, have designated the persons set forth on Exhibit F hereto as members of the initial board of directors.

                  In light of the foregoing, the manner of selection of the initial directors and officers of the Reorganized Debtors and the manner of selection of successor directors and officers of the Reorganized Debtors, as set forth in the certificates of incorporation and by-laws or similar constituent documents of the applicable Reorganized Debtor and applicable state law, are consistent with the interests of the holders of Claims and Interests and public policy.

                           e. Section 1123(b)(1)-(2) -- Impairment of Claims and Interests and Assumption, Assumption and Assignment or Rejection of Executory Contracts and Unexpired Leases.

                  In accordance with section 1123(b)(1) of the Bankruptcy Code, Article II of the Modified Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests. In accordance with section 1123(b)(2) of the Bankruptcy Code, Article VII of the Modified Plan provides that each of the Debtors will be deemed to have assumed every executory contract and unexpired lease to which it is a party, including those listed on Schedule 7.1 of the Modified Plan, unless such contract or lease (i) was previously assumed or rejected by such Debtor, (ii) previously expired or terminated pursuant to its own terms, or (iii) is listed on Schedule 7.3 of the Modified Plan.

                           f.       Section 1123(b)(3) -- Retention,
                                    Enforcement and Settlement of Claims
                                    Held by the Debtors.

                  Section 5.10 of the Modified Plan provides that, except as provided in the Modified Plan or in any contract, instrument, release or other agreement entered into or delivered in connection with the Modified Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors will retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Litigation Claims, that the Debtors or the Estates may hold against any Person or entity. The Reorganized Debtors or their successors may pursue such retained claims, demands, rights or causes of action, as appropriate, in accordance with the best interests of the Reorganized Debtors or their successors holding such claims, demands, rights or causes of action.

                           g. Section 1123(b)(5)-- Modification of the Rights of Holders of Claims.

                  Article III of the Modified Plan modifies, or leaves unaffected, as the case may be, the rights of holders of each Class of Claims.

                           h. Section 1123(b)(6) -- Other Provisions Not Inconsistent with Applicable Provisions of the Bankruptcy Code.

                  The Modified Plan includes additional appropriate provisions that are not inconsistent with applicable provisions of the Bankruptcy Code, including: (i) the provisions of Article VIII of the Modified Plan governing distributions on account of Allowed Claims; (ii) the provisions of Article IX of the Modified Plan establishing procedures for resolving Disputed Claims and making distributions on account of such Disputed Claims once resolved; (iii) the provisions of Article VI of the Modified Plan providing for the substantive consolidation of the Estates that comprise the Holdings Debtors, and the Estates that comprise the Services Debtors, respectively for the purpose of implementing the Modified Plan; (iv) the provisions of Section 12.9 of the Modified Plan regarding the discharge of Claims and termination of Interests; (v) the provisions of
Article XI of the Modified Plan regarding retention of jurisdiction by the Court over certain matters after the Effective Date; and (vi) the provisions of Article V regarding the means for implementation of the Modified Plan.

                           i.       Section 1123(d)-- Cure of Defaults.

                  Section 7.2 of the Modified Plan provides for Cure with respect to each Executory Contract and Unexpired Lease to be assumed pursuant to Section 7.1 of the Modified Plan in accordance with section 365(b)(1) of the Bankruptcy Code.

                  2. Section 1129(a)(2) -- Compliance with Applicable Provisions of the Bankruptcy Code.

                  The Debtors have complied with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(2) of the Bankruptcy Code, including section 1125 of the Bankruptcy Code and Bankruptcy Rules 3017 and 3018. The Disclosure Statement, the Supplement and the procedures by which the Ballots for acceptance or rejection of the Modified Plan were solicited and tabulated were fair, properly conducted and in accordance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018 and the Supplemental Solicitation Order. Consistent with Section
12.11 of the Modified Plan, the Debtors, the Reorganized Debtors, the Creditors' Committee, the Claims Resolution Committee, the Indenture Trustees, the Prepetition Secured Lenders and CCM and their respective directors, officers, employees, agents, members and professionals, as applicable, have acted in "good faith," within the meaning of section 1125(e) of the Bankruptcy Code.

                  3. Section 1129(a)(3) -- Proposal of the Modified Plan in Good Faith.

                  The Debtors proposed the Modified Plan in good faith and not by any means forbidden by law. In determining that the Modified Plan has been proposed in good faith, the Bankruptcy Court has examined the totality of the circumstances surrounding the formulation of the Modified Plan. Based on the uncontroverted evidence presented at the Second Confirmation Hearing, the Bankruptcy Court finds and concludes that the Modified Plan has been proposed with the legitimate and honest purpose of reorganizing the business affairs of each of the Debtors and maximizing the returns available to creditors of the Debtors. Consistent with the overriding purpose of chapter 11 of the Bankruptcy Code, the Modified Plan is designed to allow the Debtors to reorganize by providing them with a capital structure that will allow them to satisfy their obligations with sufficient liquidity and capital resources and to fund necessary capital expenditures and otherwise conduct their businesses. Moreover, the Modified Plan itself and the arms' length negotiations among the Debtors, the Creditors' Committee, the Holdings SubCommittee, the Prepetition Secured Lenders, CCM and the Debtors' other constituencies leading to the Modified Plan's formulation, as well as the overwhelming support of creditors for the Modified Plan, provide independent evidence of the Debtors' good faith in proposing the Modified Plan.

                  4. Section 1129(a)(4) -- Bankruptcy Court Approval of Certain Payments as Reasonable.

                  Section 12.1 of the Modified Plan makes all payments on account of Professionals' Fee Claims for services rendered prior to the Effective Date subject specifically to the requirements of sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code, as applicable, by requiring Professionals to file final fee applications with the Court. The Bankruptcy Court will review the reasonableness of such applications under sections 328 and 330 of the Bankruptcy Code and any applicable case law.
Article XI of the Modified Plan provides that the Bankruptcy Court will retain jurisdiction after the Effective Date to hear and determine all applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Modified Plan. All fees and expenses of Professionals authorized to be paid periodically pursuant to the prior orders of the Bankruptcy Court shall remain subject to final review for reasonableness by the Bankruptcy Court.

                  5. Section 1129(a)(5) -- Disclosure of Identity of Proposed Management, Compensation of Insiders and Consistency of Management Proposals with the Interests of Creditors and Public Policy.

                  Section 5.7 of the Modified Plan provides for the manner of selection of the initial board of directors and officers of Reorganized ICG, as well as the manner for selecting the boards of directors for the other Reorganized Debtors (which are subsidiaries of Reorganized ICG). Because initial board of directors will be comprised primarily of directors selected by CCM and Huff, the appointment or continuance of the proposed directors and officers is consistent with the interests of holders of Claims and Interests and public policy.

                  6.       Section 1129(a)(6)-- Approval of Rate Changes.

                  The Debtors' current businesses do not involve the establishment of rates over which any regulatory commission has jurisdiction or will have jurisdiction after Confirmation.

                  7. Section 1129(a)(7) -- Best Interests of Holders of Claims and Interests.

                  With respect to each impaired Class of Claims or Interests for each Debtor, each holder of a Claim or Interest in such impaired Class has accepted the Modified Plan or, as demonstrated by the liquidation analysis included as Appendix C to the Disclosure Statement and the Panagos Declaration and the Buckfire Declaration, will receive or retain under the Modified Plan on account of such Claim or Interest property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code.

                  8. Section 1129(a)(8) -- Acceptance of the Modified Plan by Each Impaired Class.

                  Pursuant to sections 1124 and 1126 of the Bankruptcy
Code: (a) as indicated in Article II of the Modified Plan, Classes H-1, H-2, S-1 and S-2 are Classes of unimpaired Claims or Interests and (b) as indicated in the Voting Declaration, all impaired Classes of Claims (Classes H-3, H-4, S-3, S-4 and S-5) have accepted the Modified Plan. Because the holders of Interests in Classes H-5 and S-6 will not receive or retain any property on account of such Interests, Classes H-5 and S-6 are deemed not to have accepted the Modified Plan pursuant to section 1126(g) of the Bankruptcy Code. Notwithstanding the lack of compliance with section 1129(a)(8) of the Bankruptcy Code with respect to Classes H-5 and S-6, the Modified Plan is confirmable because, as described in Section I.B.14 below, the Modified Plan satisfies the "cramdown" requirements of section 1129(b) of the Bankruptcy Code with respect to such Classes.

                  9. Section 1129(a)(9) -- Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code.

                  The Modified Plan provides for treatment of Allowed Administrative Claims, Priority Tax Claims and Priority Claims in the manner required by section 1129(a)(9) of the Bankruptcy Code.

                  10. Section 1129(a)(10) -- Acceptance By at Least One Impaired Class.

                  As indicated in the Voting Declaration and as reflected in the record of the Confirmation Hearing, at least one Class of Claims or Interests that is impaired under the Modified Plan has accepted the Modified Plan, determined without including any acceptance of the Modified Plan by any insider (i.e., each of Classes H- 3, H-4, S-3, S-4 and S-5).

                  11.      Section 1129(a)(11)-- Feasibility of the
                           Modified Plan.

                  Although the Debtors' anticipated cash balances on the Effective Date, as set forth in the New Projections, have decreased, and although it is impossible to predict with certainty the precise future profitability of the Debtors' businesses or the industries and markets in which the Debtors operate, Confirmation is not likely to be followed by the liquidation of, or the need for further financial reorganization of the Debtors, the Reorganized Debtors or any successor to the Reorganized Debtors under the Modified Plan, as demonstrated by the Panagos Declaration and the description of the Debtors' financial projections contained in the Supplement. As set forth in the Curran Declaration and the Panagos Declaration, upon the Effective Date, the Reorganized Debtors will have sufficient cash flow and capital resources to pay their liabilities as they become due and to satisfy their capital needs for the conduct of their businesses, and their assets will exceed their liabilities.

                  12.      Section 1129(a)(12)-- Payment of Bankruptcy Fees.

                  Section 12.3 of the Modified Plan provides that, on or before the Effective Date, Administrative Claims for fees payable pursuant to 28 U.S.C.ss.1930 will be paid in cash. After the Effective date, the Reorganized Debtors shall pay all required fees pursuant to 28 U.S.C.ss.1930 or any other statutory requirement and comply with all statutory reporting requirements.

                  13.      Section 1129(a)(13)-- Retiree Benefits.

                  Section 5.6(a) of the Modified Plan provides that all employee compensation and benefit plans of the Debtors, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated are deemed to be, and will be treated as though they are, executory contracts that are assumed under Section 7.1 of the Modified Plan.

                  14. Section 1129(b) -- Confirmation of the Modified Plan Over the Nonacceptance of Impaired Classes.

                  Pursuant to section 1129(b)(1) of the Bankruptcy Code, the Modified Plan may be confirmed notwithstanding that Interests in Classes H-5 and S-6 are impaired and are deemed not to have accepted the Modified Plan pursuant to section 1126(g) of the Bankruptcy Code. Other than the requirement in section 1129(a)(8) of the Bankruptcy Code that Classes H-5 and S-6 accept the Modified Plan, all of the requirements of section 1129(a) of the Bankruptcy Code have been met. The Modified Plan does not discriminate unfairly and is fair and equitable with respect to Classes H-5 and S-6. No holders of Interests junior to the Interests in Classes H-5 and S-6 will receive or retain any property under the Modified Plan and, as evidenced by the valuations and estimates contained in the Disclosure Statement and in the Buckfire Declaration, no Class of Claims or Interests senior to Classes H-5 and S-6 is receiving more than full payment on account of the Claims and Interests in such Classes.

                  15.      Bankruptcy Rule 3016(a).

                  The Modified Plan is dated and identifies the entities submitting the Modified Plan.

                  16.      Section 1129(d)-- Purpose of Modified Plan.

                  The primary purpose of the Modified Plan is not avoidance of taxes or avoidance of the requirements of Section 5 of the Securities Act, and there has been no objection Filed by any governmental unit asserting such avoidance.

         C.       SETTLEMENTS AND RELEASES

                  1. Settlement of Intercompany Claims Between the Holdings Debtors and the Services Debtors.

                  As demonstrated by the Curran Declaration, the allocation of recoveries to holders of General Unsecured Claims against the Holdings Debtors and the Services Debtors, respectively, in settlement and compromise of potential disputes with respect to intercompany claims issues among the Holdings Debtors and Services Debtors is fair, reasonable and appropriate in light of the underlying facts and circumstances. The substantial analysis and good faith negotiations of interested parties, including the Debtors, Creditors' Committee and the Holdings' SubCommittee, as well as the overwhelming support for the Modified Plan by holders of Claims in Classes H-4 and S-4, supports this conclusion.

                  2.       Settlements with Cisco and Lucent.

                  As demonstrated by the Curran Declaration, the benefits to be received by the Debtors, the Reorganized Debtors and their respective creditors as a result of (i) the settlement with Cisco contained in Section
5.14 and Schedule 5.14 to the Modified Plan and (ii) the settlement with Lucent contained in Section 5.13 and Schedule 5.13 and other related documents are fair, reasonable and appropriate in light of the relevant facts and circumstances underlying each such settlement.

                  3.       Fairness of Releases.

                  The releases set forth in Section 5.12 of the Modified Plan are appropriate. The Debtors are releasing certain parties from claims owned by the Debtors. No creditor or other third party is being deemed to release any non- derivative claim it may have against a third party, unless it affirmatively and voluntarily chose to do so by making an election on its ballot to vote on the Modified Plan. Parties not voting on the Modified Plan or that did not affirmatively elect to grant releases on their Modified Plan ballots are not deemed to have granted any releases of individual claims they may possess against non-Debtors (if any).

         D.       SATISFACTION OF CONDITIONS TO CONFIRMATION.

                  Each of the conditions precedent to the entry of this Second Confirmation Order, as set forth in Section 10.1 of the Modified Plan, has been satisfied.

         E.       SUBSTANTIVE CONSOLIDATION

                  The substantive consolidation of the Estates that comprise the Holdings Debtors and the Estates that comprise the Services Debtors, respectively, for the purpose of implementing the Modified Plan, as described in Article VI of the Modified Plan, will promote a more equitable distribution of the Debtors' assets and is appropriate under section 105 of the Bankruptcy Code. Among the factors supporting the substantive consolidation of the Debtors' Estates, as demonstrated by the Curran Declaration and the Panagos Declaration, are the following: (1) accurately segregating the assets and liabilities of each respective Debtor, if possible, would be immensely difficult and costly (2) the Debtors individual entity books and records were kept based upon accounting principles that do not reflect, in material ways, fair market value of assets or liabilities; (3) there are thousands of individual transfers or transactions within the Holdings Debtors and within the Services Debtors that would have to be separately analyzed to properly view each separate entities' assets and liabilities on a fair market basis; (4) there is no evidence that any creditors will be prejudiced by the aggregation of the assets and liabilities of the Estates that comprise the Holdings Debtors and the Services Debtors, respectively, and (5) no creditor or other party has objected to this limited substantive consolidation, after ample notice and opportunity to do so.

II.      CONCLUSIONS OF LAW.

         A.       JURISDICTION AND VENUE.

                  The Bankruptcy Court has jurisdiction over this matter pursuant to 28 U.S.C. ss.ss. 157 and 1334. This is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2). The Debtors were and are qualified to be debtors under section 109 of the Bankruptcy Code. Venue of the Reorganization Cases in the United States Bankruptcy Court for the District of Delaware was proper as of the Petition Date, pursuant to 28 U.S.C. ss. 1408, and continues to be proper.

         B.       EXEMPTIONS FROM SECURITIES LAWS.

                  Pursuant to section 1125(d) of the Bankruptcy Code, the Debtors' transmittal of Modified Plan solicitation packages, their solicitation of acceptances of the Modified Plan and their issuance and distribution of the New Common Stock, the New Holdings Creditor Warrants, the New Secured Notes and the Management Options are not and will not be governed by or subject to any otherwise applicable law, rule or regulation governing the solicitation or acceptance of a plan of reorganization or the offer, issuance, sale or purchase of securities. Accordingly, the Debtors, the Reorganized Debtors and their respective directors, officers, employees, agents and professionals (acting in such capacity) are entitled to the protection of section 1125(e) of the Bankruptcy Code.

                  Pursuant to section 1145(a)(1) of the Bankruptcy Code, the offering, issuance and distribution of the New Common Stock, the New Holdings Creditor Warrants and the Management Options and any other securities issuable pursuant to the Modified Plan (except as otherwise set forth in the Disclosure Statement) shall be exempt from section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution or sale of securities.

                  Pursuant to and to the fullest extent permitted by
section 1145 of the Bankruptcy Code, the resale of any New Common Stock, New Holdings Creditor Warrants, Management Options and any other securities issuable pursuant to the Modified Plan (except as otherwise described in the Disclosure Statement) shall be exempt from section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution or sale of securities.

                  The New Secured Notes are issued under the New Credit Agreement and thus are not securities for the purposes of Bankruptcy Code section 1145. Notwithstanding the foregoing, to the extent the New Secured Notes are deemed to be securities, the offering, issuance and distribution of the New Secured Notes, and the resale thereof, shall be exempt from section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution or sale of securities.

         C.       EXEMPTIONS FROM TAXATION.

                  Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of this title, may not be taxed under any law imposing a stamp tax or similar tax.

         D.       COMPLIANCE WITH SECTION 1129 OF THE
                  BANKRUPTCY CODE.

                  As set forth in Section I above, the Modified Plan complies in all respects with the applicable requirements of section 1129 of the Bankruptcy Code.

         E.       APPROVAL OF THE SETTLEMENTS AND RELEASES
                  PROVIDED  UNDER THE MODIFIED PLAN AND CERTAIN
                  OTHER MATTERS.

                  Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), the settlements, compromises, releases, waivers, discharges and injunctions set forth in the Modified Plan, the settlement of intercompany claims among the Holdings Debtors and the Services Debtors, the settlement with Cisco, the settlement with Lucent and the settlement with CCM are approved as integral parts of the Modified Plan and are fair, equitable, reasonable and in the best interests of the Debtors, the Reorganized Debtors and their respective Estates and the holders of Claims and Interests.

                  In approving the settlements, compromises, releases, waivers, discharges and injunctions of and from such potential claims, as described above, the Bankruptcy Court has considered: (a) the balance of the likelihood of success of claims asserted by the Debtors or other claimants against the likelihood of success of the defenses or counterclaims possessed by the Debtors, other claimants or other potential defendants; (b) the complexity, cost and delay of litigation that would result in the absence of these settlements, compromises, releases, waivers, discharges and injunctions; (c) the lack of objections by any creditor or party in interest to the settlements, compromises, releases, waivers, discharges and injunctions and the acceptance of the Modified Plan by an overwhelming majority of the holders of Claims, as set forth in the Voting Declaration; and (d) that the Modified Plan, which gives effect to the settlements, compromises, releases, waivers, discharges and injunctions, is the product of extensive arms' length negotiations among the Debtors, the Creditors' Committee, the Holdings SubCommittee, the Prepetition Secured Lenders and other parties in interest.

                  All settlements, compromises, releases, waivers, discharges and injunctions of claims and causes of action set forth in the Modified Plan, which are approved herein as an integral part of the Modified Plan and as fair, equitable, reasonable and in the best interests of the Debtors, the Reorganized Debtors and their respective Estates and the holders of Claims and Interests, are effective and binding in accordance with their terms.

         F.       AGREEMENTS AND OTHER DOCUMENTS.

                  The Debtors have disclosed all material facts regarding:
(1) the Restructuring Transactions authorized by Section 5.4 of the Modified Plan; (2) the adoption of new or amended and restated certificates of incorporation and by-laws or similar constituent documents for the Reorganized Debtors; (3) the initial selection of directors and officers of the Reorganized Debtors; (4) the Escrow Agreement and the New Senior Subordinated Term Loan; (5) the distribution of cash pursuant to the Modified Plan; (6) the issuance and distribution of the New Common Stock, the New Holdings Creditor Warrants, the Management Options, the New Nominal Warrants, the Fee Warrants and the New Secured Notes pursuant to the Modified Plan; (7) the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing, including the Management Option Plan, the Registration Rights Agreement, the settlement with Cisco and the settlement with Lucent; (8) the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans and other employee plans and related agreements, including the Management Option Plan; and (9) the other matters provided for under the Modified Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized Debtor.

         G.       ASSUMPTIONS, ASSUMPTIONS AND ASSIGNMENTS AND
                  REJECTIONS OF EXECUTORY CONTRACTS AND
                  UNEXPIRED LEASES.

                  Each pre- or post-Confirmation assumption, assumption and assignment or rejection of an Executory Contract or Unexpired Lease pursuant to Sections 7.1 and 7.3 of the Modified Plan, including any pre- or post-Confirmation assumption, assumption and assignment or rejection effectuated as a result of any amendment to Schedule 7.3 to the Modified Plan, as contemplated by Section 7.3 of the Modified Plan, shall be legal, valid and binding upon the applicable Debtor or Reorganized Debtor and all nondebtor parties to such Executory Contract or Unexpired Lease, all to the same extent as if such assumption, assumption and assignment or rejection had been effectuated pursuant to an appropriate authorizing order of the Bankruptcy Court entered before the Confirmation Date under section 365 of the Bankruptcy Code.

         H.       SUBSTANTIVE CONSOLIDATION

                  In light of the factors identified in Section I.E above, the substantive consolidation of the Estates that comprise the Holdings Debtors and the Estates that comprise the Services Debtors, respectively, is in the bests interests of the Debtors' creditors and is appropriate under section 105 of the Bankruptcy Code.

III.     ORDER
                  ACCORDINGLY, THE COURT HEREBY ORDERS THAT:

         A.       CONFIRMATION OF THE MODIFIED PLAN.

                  The Modified Plan and each of its provisions are confirmed pursuant to section 1129 of the Bankruptcy Code; provided, however, that if there is any direct conflict between the terms of the Modified Plan and the terms of this Second Confirmation Order, the terms of this Second Confirmation Order shall control. All of the Objections and other responses to, and statements and comments regarding, the Modified Plan, other than those withdrawn with prejudice in their entirety prior to, or on the record at, the Second Confirmation Hearing are overruled.

         B.       EFFECTS OF CONFIRMATION.

                  1.       Immediate Effectiveness; Successors and Assigns.

                  The stay contemplated by Bankruptcy Rule 3020(e) shall not apply to this Second Confirmation Order. Subject to the provisions of
Section 12.6 of the Modified Plan, and notwithstanding any otherwise applicable law, immediately upon the entry of this Second Confirmation Order, the terms of the Modified Plan and this Second Confirmation Order are deemed binding upon the Debtors, the Reorganized Debtors, any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are impaired under the Modified Plan or whether the holders of such Claims or Interests accepted, rejected or are deemed to have accepted or rejected the Modified Plan), any and all nondebtor parties to Executory Contracts and Unexpired Leases with any of the Debtors and any and all entities that are parties to or are subject to the settlements, compromises, releases, discharges and injunctions described in Section I.C above and the respective heirs, executors, administrators, successors or assigns, if any, of any of the foregoing. The Effective Date shall be deemed to have occurred immediately upon the distribution of funds in the Escrow Agreement.

                  2.       Continued Corporate Existence; Vesting of Assets.

                  Except as otherwise provided in the Modified Plan (and subject to the provisions regarding Restructuring Transactions in Section
5.4 of the Modified Plan), each Debtor shall, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation (or such other corporate form) under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable state law. Except as otherwise provided in the Modified Plan, as of the Effective Date, all property of the respective Estates of the Debtors, and any property acquired by a Debtor or Reorganized Debtor under the Modified Plan, shall vest in the applicable Reorganized Debtor, free and clear of all Claims, liens, charges, other encumbrances and Interests. On and after the Effective Date, each Reorganized Debtor is authorized to
(a) operate its businesses; (b) use, acquire and dispose of property; and
(c) compromise or settle any Claims or Interests, in each case without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than those restrictions expressly imposed by the Modified Plan or this Second Confirmation Order. Without limiting the foregoing, each Reorganized Debtor is authorized to pay the charges that it incurs on or after the Effective Date for professionals' fees, disbursements, expenses or related support services (including fees relating to the preparation of Professional fee applications) without application to the Bankruptcy Court.

                  3. Cancellation and Surrender of Instruments, Securities and Other Documentation.

                   Except as provided in any contract, instrument or other agreement or document created, entered into or delivered in connection with the Modified Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article III of the Modified Plan, the Old Securities are canceled and of no further force and effect, without any further action on the part of any Debtor or Reorganized Debtor. The holders of or parties to such canceled instruments, securities and other documentation shall have no rights arising from or relating to such instruments, securities and other documentation or the cancellation thereof, except the rights provided pursuant to the Modified Plan; provided, however, that no distribution under the Modified Plan shall be made to or on behalf of any holder of an Allowed Claim evidenced by such canceled instruments or securities unless and until such instruments or securities are received by the applicable Indenture Trustee pursuant to, and to the extent required by, Section 8.8 of the Modified Plan.

                  4.       Release of Liens.

                  Except as otherwise provided in the Modified Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Modified Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to
Article III of the Modified Plan, all mortgages, deeds of trust, liens or other security interests against the property of any Estate are fully released and discharged, and all right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, shall revert to the applicable Reorganized Debtor and its successors and assigns.

         C.       CLAIMS BAR DATES.

                  1.       Bar Dates for Administrative Claims.

                           a.       General Bar Date Provisions.

                  Except as otherwise provided in Sections 3.1 and 12.1 of the Modified Plan and herein, unless previously filed, all requests for payment of Administrative Claims must be filed with the Bankruptcy Court and served on counsel for the Debtors and counsel for the Creditors' Committee, pursuant to the procedures specified in the Confirmation Notice (as such term is defined below), no later than 45 days after the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims and that do not File and serve a request by the applicable bar date shall be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their respective property and such Administrative Claims shall be deemed discharged as of the Effective Date. The Debtors have forty-five
(45) business days after receipt to object to the amount requested. The Bankruptcy Court shall retain jurisdiction to determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by a Debtor in the ordinary course of business.

                           b.       Bar Dates for Certain Administrative Claims.

                                    i.      Professional Compensation.

                  All final requests for compensation or reimbursement of Professional Fee Claims for services rendered to the Debtors or any creditors' committee prior to the Effective Date and Substantial Contribution Claims must be filed and served on the Reorganized Debtors and their counsel no later than forty-five (45) days after the Effective Date. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than 30 days after the date on which the applicable application was served. To the extent necessary, entry of this Second Confirmation Order shall amend and supersede any previously entered order of the Bankruptcy Court regarding the payment of Professional Fee Claims.

                                    ii.     Ordinary Course Liabilities.

                  Holders of Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business, including Administrative Trade Claims and Administrative Claims of governmental units for Taxes (including Tax audit Claims arising after the Petition Date) shall not be required to File or serve any request for payment of such Administrative Claims. Such Administrative Claims shall be satisfied pursuant to Section 3.1 of the Modified Plan.

                                    iii.    Priority Tax Claims

                  Each of the Debtors shall have the right to file an objection to any Priority Tax Claim and other claims asserted by taxing authorities and the Debtors' rights to object to and settle or otherwise compromise Priority Tax Claims are preserved, provided that any such objection must be filed no later than 90 days following the Effective Date, unless such time period is extended by the Court. Following resolution of any objections, Priority Tax Claims and other claims asserted by taxing authorities shall be treated as provided under the Modified Plan and, with respect to objections and other matters addressed herein, the provisions of this Second Confirmation Order.

                  2.       Bar Date for Rejection Damages Claims and Related
                           Procedures.

                  The Debtors or the Reorganized Debtors shall provide written notice to each nondebtor party to an Executory Contract or Unexpired Lease being rejected pursuant to the Modified Plan of (i) the applicable Executory Contract or Unexpired Lease being rejected, (ii) the bar date set forth in this Section III.C and (iii) the procedures for such party to File and serve a proof of Claim for any Claims that may arise from such rejection (the "Rejection Bar Date Notice"). The Rejection Bar Date Notice shall be in substantially the form attached hereto as Exhibit C and incorporated herein by reference and shall be served on each nondebtor party or parties to an Executory Contract or Unexpired Lease within 30 days after the Effective Date.

                  Notwithstanding anything in the Bar Date Order to the contrary, if the rejection of an Executory Contract or Unexpired Lease pursuant to Section 7.3 of the Modified Plan gives rise to a Claim by the other party or parties to the Executory Contract or Unexpired Lease, such Claim shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, their respective successors or their respective properties unless a proof of Claim is Filed and served on the Reorganized Debtors, pursuant to the procedures specified in this Second Confirmation Order and the Rejection Bar Date Notice, no later than 30 days after the date of service of the applicable Rejection Bar Date Notice.

         D.       MATTERS RELATING TO IMPLEMENTATION OF THE
                  MODIFIED PLAN.

                  1.       Restructuring Transactions.

                  On or after the Confirmation Date, pursuant to appropriate provisions of applicable state business corporation laws and sections 1123(a) and 1142(b) of the Bankruptcy Code, the Debtors and the Reorganized Debtors are authorized to enter into such Restructuring Transactions and take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or simplify the overall corporate structure of the Reorganized Debtors and make all filings and recordings in connection therewith, all as contemplated by, among others, Section 5.4 of the Modified Plan, and in accordance with applicable terms of the Modified Plan, the Exhibits thereto and this Second Confirmation Order. Such restructuring may include one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolutions, as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate. The actions to effect these transactions may include: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms of the Modified Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree;
(ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Modified Plan and having such other terms to which the applicable entities may agree; (iii) the filing of appropriate certificates or articles of merger, consolidation or dissolution pursuant to applicable state law; and
(iv) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions.

                  The Restructuring Transactions may include one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolutions as may be determined by the Debtors or Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting or acquiring corporations. In each case in which the surviving, resulting or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting or acquiring corporation shall perform the obligations of the applicable Reorganized Debtor pursuant to the Modified Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument or other agreement or document effecting a disposition to such surviving, resulting or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.

                  Each of the following shall occur and be effective as of the date specified in the documents effectuating the applicable Restructuring Transactions or the Effective Date, if no such other date is specified in such other documents, and are authorized and approved in all respects and for all purposes without any requirement of further action by the stockholders or board of directors of any of the Debtors: the Restructuring Transactions; the adoption of new or amended and restated certificates of incorporation and by-laws or similar constituent documents for the Reorganized Debtors; the initial selection of directors and officers for the Reorganized Debtors; effectuation of the Escrow Agreement and the release of the proceeds of the New Senior Subordinated Term Loan; the distribution of cash pursuant to the Modified Plan; the issuance and distribution of the New Common Stock, the New Holdings Creditor Warrants, the Management Options, the New Nominal Warrants, the Fee Warrants and the New Secured Notes pursuant to the Modified Plan; the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing, including the Registration Rights Agreement and the Management Option Plan the Escrow Agreement and the New Senior Subordinated Term Loan; the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans and other employee plans and related agreements, including the Management Option Plan; and the other matters provided for under the Modified Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized Debtor.

                  Pursuant to section 1142(b) of the Bankruptcy Code,
section 303 of the Delaware General Corporation Law and any comparable provision of the business corporation laws of any other state (collectively, the "Reorganization Effectuation Statutes"), without further action by the Bankruptcy Court or the stockholders or board of directors of any of the Debtors or the Reorganized Debtors, the Debtors and the Reorganized Debtors are authorized to: (i) cause to be filed with the Secretary of State of the State of Delaware or other applicable state or local official (A) any and all certificates, agreements or plans of merger, consolidation, dissolution, liquidation or amendment necessary or appropriate to effectuate the provisions of the Modified Plan and (B) certificates of incorporation, by-laws or similar constituent documents or certificates or articles of amendment thereto, as applicable (collectively, the "Governance Documents"); and (ii) take or cause to be taken all such other actions, including the making of appropriate filings or recordings as may be required under appropriate provisions of applicable state business corporation laws or any other applicable law, or as any of the Chairman of the Board, Chief Executive Officer, President, Executive Vice President, Chief Financial Officer, Treasurer, Chief Operating Officer, Senior Vice President, any Vice President or any Secretary (collectively, the "Responsible Officers") of the appropriate Debtor or Reorganized Debtor may determine are necessary or appropriate in connection with the provisions of the Modified Plan and the Governance Documents. Each federal, state and local governmental agency or department is authorized and directed to accept the filing of any Governance Document or other document related to the implementation of the Modified Plan. Without limiting the generality or effect of the foregoing, this Second Confirmation Order is declared and determined to be in recordable form and shall be accepted by any filing or recording officer or authority of any applicable governmental authority or department without any further orders, certificates or other supporting documents. After the Effective Date or the effective time of any applicable Restructuring Transaction, each of the Reorganized Debtors is authorized to amend or restate its certificate of incorporation or by-laws or similar constituent documents as permitted by applicable state law, subject to the terms and conditions of such constituent documents.

                  The Responsible Officers of each Debtor or Reorganized Debtor are authorized to execute, deliver, file or record such contracts, instruments, releases, and other agreements or documents, including any Governance Documents or other documents related to the implementation of the Modified Plan, and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Modified Plan. The Secretary or any Assistant Secretary of each Debtor or Reorganized Debtor is authorized to certify or attest to any of the foregoing actions. The execution of any such document or the taking of any such action is deemed conclusive evidence of the authority of such person to so act.

                  2. Directors and Officers; Employment-Related Agreements and Compensation Programs.

                           a.       Directors and Officers of Reorganized
                                    Debtors.

                  The appointment of the initial directors and officers of each of the Reorganized Debtors, as set forth in Section I.B above, Exhibit F hereto and Section 5.7 of the Modified Plan (including the process for filling the vacant directorship), as of and immediately following the Effective Date is approved.

                  Each such director and officer shall serve from and after the Effective Date until his or her successor is duly elected or appointed and qualified or until such director's or officer's earlier death, resignation or removal in accordance with the terms of the certificates of incorporation and by-laws or similar constituent documents of the applicable Reorganized Debtor and applicable state law.

                           b. Approval of New Employment, Retirement, Indemnification, and Other Related Agreements and Incentive Compensation Programs.

                  Pursuant to section 1142(b) of the Bankruptcy Code and the Reorganization Effectuation Statutes, without further action by the Bankruptcy Court or the stockholders or board of directors of any of the Reorganized Debtors, and without limiting the power or authority of the Reorganized Debtors following the Effective Date to take any and all such actions as may be permitted or required by applicable nonbankruptcy law, the Reorganized Debtors are authorized, as of the Effective Date, to: (i) maintain, amend or revise existing employment, retirement, welfare, incentive, severance, indemnification and other agreements with their active directors, officers and employees, subject to the terms and conditions of any such agreement; (ii) enter into new employment, retirement, welfare, incentive, severance, indemnification and other agreements for active and retired employees; and (iii) make the initial grants under the Management Option Plan. Pursuant to the employment contract for Mr. Curran, which was approved by this Court on June 21, 2001, Mr. Curran shall be paid a Reorganization Bonus of $700,000 not later than ten (10) days after the Effective Date.

                  3.       Approval of Agreements Related to the New Common
                           Stock.

                  Pursuant to section 1142(b) of the Bankruptcy Code and the Reorganization Effectuation Statutes and without further action by the Bankruptcy Court or the stockholders or board of directors of any of the Reorganized Debtors, Reorganized ICG is authorized to execute and deliver the Registration Rights Agreement, which agreement shall be duly authorized, valid and binding and enforceable in accordance with their terms and the New Common Stock issued pursuant to such agreements, upon issuance, shall be duly authorized validly issued and fully paid and nonassessable.
                  4.       Approval of Exit Financing.

                  Pursuant to section 1142(b) of the Bankruptcy Code and the Reorganization Effectuation Statutes and without further action by the Bankruptcy Court or the stockholders or board of directors of any of the Reorganized Debtors, on the Effective Date, the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the New Senior Subordinated Term Loan and to take all such other actions and execute, deliver, record and file all such other agreements, instruments, financing statements, releases, applications, registration statements, reports and other documents, and any changes, additions and modifications thereto, as any of their Responsible Officers may determine are necessary or appropriate in connection with the consummation of the transactions contemplated by the issuance of the New Senior Subordinated Term Loan, including such documents and actions required by CCM and any other financial institutions that are parties to the New Senior Subordinated Term Loan, and also including the making of such filings, or the recording of any security interests, as may be required by the New Senior Subordinated Term Loan. Any actions taken or authorized to be taken by the Debtors or taken by the lenders under the New Senior Subordinated Term Loan to file and/or record financing statements or security interests required by the New Senior Subordinated Term Loan prior to the Effective Date are hereby approved and such filings, financing statements or security interests shall become immediately effective on the Effective Date. All cash necessary for the Reorganized Debtors to make payments pursuant to the Modified Plan shall be obtained from the Reorganized Debtors' cash balances and operations or the New Senior Subordinated Term Loan. Cash payments to be made pursuant to the Modified Plan shall be made by Reorganized ICG; provided, however, that the Debtors and the Reorganized Debtors shall be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy its obligations under the Modified Plan. Any Intercompany Claims resulting from such transfers shall be accounted for and settled in accordance with the Debtors' historical intercompany account settlement practices.

                  5.       Approval of New Loan Documents.

                  Pursuant to section 1142(b) of the Bankruptcy Code and without further action by the Bankruptcy Court or the stockholders or board of directors of any of the Reorganized Debtors, on the Effective Date, the Reorganized Debtors are authorized and directed to execute and deliver those documents necessary or appropriate in connection with the issuance of the New Secured Notes, including without limitation, the New Credit Agreement, the New Security Agreement, UCC financing statements, the New Guarantees, the Subordination Agreement and such other of the New Loan Documents as are necessary and appropriate in connection with the consummation of the New Credit Facility. The Reorganized Debtors are further authorized and directed to grant security interests in and liens upon substantially all of their assets, in accordance with the terms of the New Security Agreement. Any actions taken or authorized to be taken by the Debtors or taken by the lenders under the New Credit Facility to file and/or record financing statements or security interests required by the New Credit Facility prior to the Effective Date are hereby approved and such filings, financing statements or security interests shall become immediately effective on the Effective Date. The New Loan Documents, and the Reorganized Debtors' obligations thereunder and in connection with the New Credit Facility are valid, legal and binding obligations of the Reorganized Debtors, enforceable in accordance with their terms.

                  The New Credit Facility, the terms thereof and the transactions contemplated thereby are the result of extensive arms' length, good faith negotiations among the parties thereto. The issuance of the New Secured Notes, the execution of each of the New Loan Documents, including without limitation, the New Guarantees, the granting of the security interests in and liens upon substantially all of the Reorganized Debtors' assets, the consummation of the transactions contemplated by the New Credit Facility in furtherance of the Modified Plan and the treatment of the Secured Lender Claims pursuant to the Modified Plan constitute a fair exchange of reasonable equivalent value, and none of the foregoing, individually or together, constitutes a fraudulent transfer or fraudulent conveyance under any applicable state or federal law.

                  Pursuant to section 1142(b) of the Bankruptcy Code and without further action by the Bankruptcy Court or the stockholders or board of directors of any of the Reorganized Debtors, on the Effective Date and at such other times as invoices shall be rendered to the Reorganized Debtors, the Reorganized Debtors are authorized and directed to pay (i) all legal and other fees payable under the Pre- Petition Credit Agreement, (ii) all legal and other fees payable pursuant to the Final Order Granting Adequate Protection and Authorizing Use of Cash Collateral Pursuant to Bankruptcy Code Sections 361, 362(d) and 363, dated December 19, 2000, and
(iii) all fees payable in connection with the negotiation and preparation of the New Loan Documents and any related documentation, in each case including all legal and other fees of Shearman & Sterling, Young Conaway Stargatt & Taylor, LLP, Deloitte & Touche and Impala Partners, LLC, that are then accrued and unpaid.

                  6. Approval of Executory Contract and Unexpired Lease Provisions and Related Procedures.

                  Except as otherwise modified herein, the Executory Contract and Unexpired Lease provisions of Article VII of the Modified Plan are specifically approved. Except as otherwise provided in the Modified Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Modified Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the applicable Debtor or Debtors shall assume each executory contact and unexpired lease to which a Debtor is a party, including those listed on Schedule 7.1 of the Modified Plan, unless such contract or lease (i) was previously assumed or rejected by such Debtor, (ii) previously expired or terminated pursuant to its own terms, or (iii) is listed on Schedule 7.3 of the Modified Plan as being an executory contract or unexpired lease to be rejected. To the extent that an executory contract or unexpired lease is not listed on Schedule 7.3, such executory contract or unexpired lease is assumed. Each contract and lease shall be assumed or rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on Schedule 7.3 to the Modified Plan shall not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease is an executory contract or unexpired lease or that a Debtor or Reorganized Debtor has any liability thereunder.

                  As of the effective time of the applicable Restructuring Transaction, any Executory Contract or Unexpired Lease to be held by any Debtor or another surviving, resulting or acquiring corporation in the applicable Restructuring Transaction, shall be deemed assigned to the applicable entity, pursuant to section 365 of the Bankruptcy Code.

                  This Second Confirmation Order shall constitute an order approving the treatment of executory contracts and unexpired leases described in Article VII of the Modified Plan, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. The Debtors or the Reorganized Debtors shall provide notice to each party whose executory contract or unexpired lease is being assumed or assumed and assigned pursuant to the Modified Plan of (i) the contract or lease being assumed or assumed and assigned; (ii) the name of the proposed assignee, if any; (iii) the Cure, if any, that the applicable Debtor or Reorganized Debtor believes it (or its assignee) would be obligated to pay in connection with such assumption; and (iv) the procedures for such party to object to the assumption or assumption and assignment of the applicable contract or lease or the amount of the proposed Cure (the "Cure Amount Notice"). The Cure Amount Notice shall be in substantially the form attached hereto as Exhibit D and incorporated herein by reference and shall be served on each nondebtor party or parties to an Executory Contract or Unexpired Lease within 30 days after the Effective Date.

                  To the extent that such Claims constitute monetary defaults, the Cure associated with each executory contract and unexpired lease to be assumed or assumed and assigned pursuant to the Modified Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor or Reorganized Debtor assuming such contract or lease or the assignee of such Debtor or Reorganized Debtor, if any by Cure. If there is a dispute regarding (i) the amount of any Cure, (ii) the ability of the applicable Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or
(iii) any other matter pertaining to assumption of such contract or lease, such party must File and serve on the Debtors or the Reorganized Debtors, as applicable, a written objection setting forth the basis for such dispute no later than 20 days after the date of service of the Cure Amount Notice. The Cure shall be made following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be. If there is a dispute as to the amount of Cure or any requirement for adequate assurance of future performance that cannot be resolved consensually among the parties, the Debtors shall have the right to reject the contract or lease for a period of five (5) days after entry of a Final Order establishing a Cure amount in excess of that provided by the Debtors or any requirement for adequate assurance of future performance that is not acceptable to the Debtors.

                  If the nondebtor party to an Executory Contract or Unexpired Lease does not timely and properly object to the proposed Cure Amount Claim identified in a Cure Amount Notice, the proposed amount shall become the final Allowed Cure Amount Claim without further action by the Bankruptcy Court, the Debtors or the Reorganized Debtors, and the Proposed Cure Amount Claim shall be paid or satisfied in accordance with the Modified Plan and this Second Confirmation Order. Until a Cure Amount Claim becomes Allowed in accordance with the procedures set forth in this Section III.D.5 and the Cure Amount Notice, such Claim shall be treated as a Disputed Claim for purposes of making distributions under the Modified Plan.

                  Reorganized ICG shall provide standard and customary indemnification for all officers and directors (as of the Petition Date and thereafter) for all actions or events occurring after the Petition Date. Except as provided below, Indemnification Obligations to present and former officers and directors for actions or events occurring prior to the Petition Date is limited to director and officer liability insurance coverage. Reorganized ICG shall indemnify present and former officers and directors for all legal fees and expenses and shall advance all such fees and expenses, as well as any insurance deductibles (if applicable), related to any claims or lawsuits for any actions or events occurring prior to the Petition Date.

                  The obligations of each Debtor or Reorganized Debtor to indemnify members of the Special Committee, including for actions or events occurring prior to the Petition Date, are deemed and treated as executory contracts that are assumed by Reorganized ICG pursuant to the Modified Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall survive and be unaffected by entry of this Second Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date. Reorganized ICG shall reimburse the Special Committee and its members for all legal fees and expenses incurred by them in connection with the Chapter 11 Cases and the Modified Plan.

                  The obligations of each Debtor or Reorganized Debtor to indemnify any present or former professionals or advisors of the Debtors arising out of acts that occurred prior to the Petition Date, including without limitation, accountants, auditors, financial consultants, underwriters, or attorneys, are deemed and treated as Executory Contracts that are rejected by the applicable Debtor pursuant to the Modified Plan and section 365 of the Bankruptcy Code, as of the Effective Date, and any Claims arising from such indemnification obligations (including any rejection damage claims) shall be subject to the bar date provisions of
Section III.C above.

                  7.       Distribution Record Date.

                  The Distribution Record Date shall be September 1, 2002. The Distribution provisions of the Modified Plan shall be, and hereby are, approved. The Debtors and the Disbursing Agent, as the case may be, shall make all Distributions required under the Modified Plan.

                  As of the close of business on the Distribution Record Date, the respective transfer registers for the Old Notes, as maintained by the Debtors or the Indenture Trustees, shall be closed. The applicable Disbursing Agent shall have no obligation to recognize the transfer or sale of any Old Note Claim that occurs after the close of business on the Distribution Record Date and shall be entitled for all purposes herein to recognize and make distributions only to those holders of Old Note Claims that are holders of such Claims as of the close of business on the Distribution Record Date.

         E.       SUBSTANTIVE CONSOLIDATION OF THE HOLDINGS
                  DEBTORS AND SERVICES DEBTORS.

                  The substantive consolidation of the Estates that comprise the Holdings Debtors and the Estates that comprise the Services Debtors for the purpose of implementing the Modified Plan, including for purposes of voting, Confirmation and distributions to be made under the Modified Plan, is approved. Accordingly, for purposes of implementing the Modified Plan, on the Effective Date (a) all assets and liabilities of each of the Holdings Debtors shall be deemed merged or treated as though they were merged into and with the assets and liabilities of ICG; (b) all assets and liabilities of each of the Services Debtors shall be deemed merged or treated as though they were merged into and with the assets and liabilities of ICG Services, Inc.; (c) no distributions shall be made under the Modified Plan on account of Intercompany Claims among the Debtors; (d) no distributions shall be made under the Modified Plan on account of Subsidiary Interests; and (e) all guarantees of the Debtors of the obligations of any other Debtor shall be deemed eliminated so that any claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors. The substantive consolidation of the Debtors (other than for the purpose of implementing the Modified Plan) shall not affect (i) the legal and corporate structures of Reorganized ICG, subject to the right of the Debtors or Reorganized ICG to effect Restructuring Transactions as provided in Article V of the Modified Plan; (ii) Intercompany Claims; (iii) Subsidiary Interests, and
(iv) pre and post Commencement Date guarantees that are required to be maintained (x) in connection with executory contracts or unexpired leases that have been or will be assumed, or (y) pursuant to the Modified Plan.

         F.       ACTIONS IN FURTHERANCE OF THE MODIFIED PLAN.

                  The approvals and authorizations specifically set forth in this Second Confirmation Order are nonexclusive and are not intended to limit the authority of any Debtor or Reorganized Debtor or any officer thereof to take any and all actions necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Modified Plan or this Second Confirmation Order. In addition to the authority to execute and deliver, adopt or amend, as the case may be, the contracts, leases, instruments, releases and other agreements specifically granted in this Second Confirmation Order, the Debtors and the Reorganized Debtors are authorized and empowered, without action of their respective stockholders or boards of directors, to take any and all such actions as any of their Responsible Officers may determine are necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Modified Plan or this Second Confirmation Order. Pursuant to section 1142 of the Bankruptcy Code and the Reorganization Effectuation Statutes, no action of the stockholders or boards of directors of the Debtors or the Reorganized Debtors shall be required for the Debtors or Reorganized Debtors to: (1) enter into, execute and deliver, adopt or amend, as the case may be, any of the contracts, leases, instruments, releases and other agreements or documents and plans to be entered into, executed and delivered, adopted or amended in connection with the Modified Plan and, following the Effective Date, each of such contracts, leases, instruments, releases and other agreements shall be a legal, valid and binding obligation of the applicable Reorganized Debtor, enforceable against such Reorganized Debtor in accordance with its terms subject only to bankruptcy, insolvency and other similar laws affecting creditors' rights generally, and subject also to general equitable principles; (2) issue shares of New Common Stock pursuant to the Modified Plan, including upon exercise of the New Holdings Creditors Warrants, Management Options, New Nominal Warrants or Fee Warrants and, upon issuance, all such shares of New Common Stock shall be duly authorized, validly issued and fully paid and nonassessable shares of New Common Stock of Reorganized ICG; or (3) authorize the Reorganized Debtors to engage in any of the activities set forth in this paragraph or otherwise contemplated by the Modified Plan. Each of the Responsible Officers of each Debtor and Reorganized Debtor is authorized to execute, deliver, file or record such contracts, instruments, financing statements, releases, mortgages, deeds, assignments, leases, applications, registration statements, reports or other agreements or documents and take such other actions as such officer may determine are necessary or appropriate to effectuate or further evidence the terms and conditions of the Modified Plan, this Second Confirmation Order and any and all documents or transactions contemplated by the Modified Plan or this Second Confirmation Order, all without further application to or order of the Bankruptcy Court and whether or not such actions or documents are specifically referred to in the Modified Plan, the Disclosure Statement, the Supplement, this Second Confirmation Order or the exhibits to any of the foregoing, and the signature of a Responsible Officer on a document executed in accordance with this Section III.F shall be conclusive evidence of the Responsible Officer's determination that such document and any related actions are necessary and appropriate to effectuate or further evidence the terms and conditions of the Modified Plan, this Second Confirmation Order or other documents or transactions contemplated by the Modified Plan or this Second Confirmation Order. The Secretary or any Assistant Secretary of each Debtor or Reorganized Debtor is authorized to verify or attest to any of the foregoing actions. Pursuant to section 1142 of the Bankruptcy Code and the Reorganization Effectuation Statutes, to the extent that, under applicable nonbankruptcy law, any of the foregoing actions otherwise would require the consent or approval of the stockholders or the boards of directors of any of the Debtors or Reorganized Debtors, this Second Confirmation Order shall constitute such consent or approval, and such actions are deemed to have been taken by unanimous action of the stockholders and directors of the appropriate Debtor or Reorganized Debtor.

         G.       RELEASES AND INDEMNIFICATION.

                  The release and indemnification provisions contained in the Modified Plan are approved in all respects. As further provided in
Section III.H below, the commencement or prosecution by any entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released pursuant to Section 5.12 of the Modified Plan are permanently enjoined.

         H.       DISCHARGE, TERMINATION, INJUNCTION AND
                  SUBORDINATION RIGHTS.

                  1. Discharge of Claims and Satisfaction and Termination of Interests.

                  Except as provided in the Modified Plan or in this Second Confirmation Order, all consideration distributed under the Modified Plan shall be in exchange for and in complete satisfaction, settlement, discharge and release of all Claims of any nature whatsoever against the Debtors or any of their assets or properties, and, regardless of whether any property shall have been distributed or retained pursuant to the Modified Plan on account of such Claims, upon the Effective Date, the Debtors, and each of them, shall (i) be discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (A) a proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (B) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code or (C) the holder of a Claim based on such debt accepted the Modified Plan; and (ii) terminate all ICG Interests.

                  In accordance with the foregoing, except as provided in the Modified Plan or in this Second Confirmation Order, this Second Confirmation Order constitutes a judicial determination, as of the Effective Date, of a discharge of all Claims and other debts and liabilities against the Debtors and termination of all ICG Interests and other rights of equity security holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

                  2.       Injunctions.

                  Except as provided in the Modified Plan or this Second Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Modified Plan are permanently enjoined from taking any of the following actions against the Debtors, Reorganized Debtors or their property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing in any manner or in any place any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Modified Plan.

                  As of the Effective Date, all entities that have held, currently hold or may hold a Claim, demand, debt, right, cause of action or liability that is released pursuant to the Modified Plan are permanently enjoined from taking any of the following actions against any released entity or its property on account of such released Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing in any manner any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Modified Plan.

                  By accepting distribution pursuant to the Modified Plan, each holder of an Allowed Claim or an Allowed Interest receiving distributions pursuant to the Modified Plan shall be deemed to have specifically consented to the injunctions set forth above.

                  3.       Releases and Satisfaction of Subordination Rights.

                  All Claims of the holders of the Secured Lender Claims and the Old Note Claims against the Debtors and all rights and claims between or among such holders relating in any manner whatsoever to any claimed subordination rights or rights to assert Claims that are owned by any of the Debtors or their Estates against any other Debtor or third party, shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented in Section 3.3 of the Modified Plan. Distributions under, described in, contemplated by, and/or implemented by the Modified Plan to the various Classes of Claims under the Modified Plan shall not be subject to levy, garnishment, attachment or like legal process by any Claim holder, including but not limited to, holders of Secured Lender Claims and Old Note Claims by reason of any claimed subordination rights or otherwise, so that each Claim holder shall have and receive the benefit of the distributions in the manner set forth in the Modified Plan.

                  4.       Exculpation

                  None of the Debtors, the Reorganized Debtors, the Creditors' Committee, the Claims Resolution Committee, the Indenture Trustees, or the Prepetition Secured Lenders, nor any of their respective present or former members, officers, directors, employees, advisors, or attorneys shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, formulating, negotiating or implementing the Modified Plan, the solicitation of acceptances of the Modified Plan, the pursuit of confirmation of the Modified Plan, the confirmation of the Modified Plan, the consummation of the Modified Plan, or the administration of the Modified Plan or the property to be distributed under the Modified Plan, except for their gross negligence or willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Modified Plan.
Section 12.11(b) of the Modified Plan is hereby stricken.

                  Reorganized ICG shall indemnify each Person exculpated pursuant to Section 12.11 of the Modified Plan against, hold each such Person harmless from, and reimburse each such Person for, any and all losses, costs, expenses (including attorneys' fees and expenses), liabilities and damages sustained by such Person arising from any liability described in Section 12.11 of the Modified Plan.

                  Such exculpation and limitation on liability shall not, however, limit, abridge, or otherwise affect the rights, if any, of the Reorganized Debtors to enforce, sue on, settle, or compromise the Litigation Claims retained pursuant to Sections 5.8 and 5.9 of the Modified Plan.

         I.       RESOLUTION OF CERTAIN OBJECTIONS

                  Notwithstanding anything in the Modified Plan or this Second Confirmation Order to the contrary, to the extent that there is any inconsistency between the terms of the Modified Plan or this Second Confirmation Order and that certain Confidential Settlement Agreement and Mutual Release (the "Settlement Agreement") between and among the Debtors and Southwestern Bell Telephone, L.P., d/b/a Southwestern Bell Telephone Company, Ameritech (composed of Illinois Bell Telephone Company d/b/a Ameritech Illinois, Indiana Bell Telephone Company Incorporated d/b/a Ameritech Indiana, Michigan Bell Telephone Company d/b/a Ameritech Michigan, The Ohio Bell Telephone Company d/b/a Ameritech Ohio, Wisconsin Bell, Inc., d/b/a Ameritech Wisconsin) and Pacific Bell Telephone Company approved by this Court on May 1, 2002 and entered of record May 2, 2002 [Docket No. 1437], the terms of the Settlement Agreement shall govern.

                  Notwithstanding anything in the Modified Plan or this Second Confirmation Order to the contrary, the Debtors or the Reorganized Debtors will pay any undisputed Priority Tax Claims of the Missouri Department of Revenue and the Tennessee Department of Revenue on or about the Effective Date. The Debtors or the Reorganized Debtors have resolved the objection of Bexar County by agreeing to pay a portion of Bexar County's Other Secured Claim on or about the Effective Date and by paying the remainder of such claim on a quarterly schedule at an agreed upon interest rate.

                  Notwithstanding anything in the Modified Plan or this Second Confirmation Order to the contrary, (i) sections 12.9 and 12.10 of the Modified Plan, as well as any other similar or applicable language or provisions herein, do not in any way affect, alter or preclude Genuity's setoff or recoupment rights, however arising or asserted now or in the future in the Colorado Action (as defined in Genuity's objection) and (ii) sections 12.9 and 12.10 of the Modified Plan, as well as any other similar or applicable language or provisions in this Second Confirmation Order, do not prohibit Genuity from continuing to prosecute its counterclaims and its affirmative defenses against the Debtors in the Colorado Action, provided that Genuity's right to collect on any judgment rendered in Colorado Action is governed by the Modified Plan provisions regarding distributions to holders of Allowed prepetition Claims.

                  Notwithstanding anything in the Modified Plan or this Second Confirmation Order to the contrary, the Debtors or the Reorganized Debtors shall pay fifty percent (50%) of the amount set forth in the proof of claim filed by the Texas Comptroller on or about the Effective Date in complete and full satisfaction of such claim.

                  Notwithstanding anything in the Modified Plan or this Second Confirmation Order to the contrary, to the extent that the Claim of the County of San Diego is found to be an Allowed Claim, the Debtors or the Reorganized Debtors shall pay such claim on a quarterly basis over a three-year period at an agreed upon interest rate. County of San Diego shall retain any liens provided for by applicable state law (if any). The Debtors and County of San Diego have agreed to certain remedies in the event of default.

                  Notwithstanding anything in the Modified Plan or this Second Confirmation Order to the contrary, to the extent that the Internal Revenue Service is found to have an Allowed Priority Tax Claim under applicable law, the interest rate applicable to such Claim shall be 7%. The Internal Revenue Service shall retain any setoff rights to which it is entitled under the Bankruptcy Code.

         J.       PAYMENT OF STATUTORY FEES.

                  On or before the Effective Date, the Debtors shall pay all fees payable pursuant to 28 U.S.C. ss. 1930 and shall continue to pay such fees as they come due after the Effective Date until a final decree is entered closing the Reorganization Cases in accordance with section 350(a) of the Bankruptcy Code and Bankruptcy Rule 3022.

         K.       SUBSTANTIAL CONSUMMATION.

                  The substantial consummation of the Modified Plan, within the meaning of section 1127 of the Bankruptcy Code, is deemed to occur on the Effective Date.

         L.       RETENTION OF JURISDICTION.

                  Notwithstanding the entry of this Second Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Reorganization Cases after the Effective Date as is legally permissible, including jurisdiction over the matters set forth in Article XI of the Modified Plan, which provisions are incorporated herein by reference.

         M.       NOTICE OF ENTRY OF SECOND CONFIRMATION ORDER.

                  Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), the Debtors or the Reorganized Debtors are directed to serve a notice of the entry of this Confirmation Order and the establishment of bar dates for certain Administrative Claims hereunder, substantially in the form of Exhibit E attached hereto and incorporated herein by reference (the "Confirmation Notice"), on all parties that received notice of the Confirmation Hearing, no later than 15 days after the Effective Date; provided, however, that the Debtors or the Reorganized Debtors shall be obligated to serve the Confirmation Notice only on the record holders of Claims or Interests as of the Confirmation Date.

                  1. The Debtors are directed to publish the Confirmation Notice once in the national edition of The Wall Street Journal and in the daily edition of The Denver Post no later than 30 days after the Effective Date.
                  2. The Court hereby retains exclusive jurisdiction over any dispute regarding the release of funds from the escrow created under the Escrow Agreement.

Dated: September __, 2002




                                            ------------------------------------
                                            UNITED STATES BANKRUPTCY JUDGE




                                 EXHIBIT A
             SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ICG
                            COMMUNICATIONS, INC.




                                 EXHIBIT B
                    MODIFICATION TO SECOND AMENDED JOINT
             PLAN OF REORGANIZATION OF ICG COMMUNICATIONS, INC.




                                 EXHIBIT C
                         REJECTION BAR DATE NOTICE




                                 EXHIBIT D
                             CURE AMOUNT NOTICE




                                 EXHIBIT E
                            CONFIRMATION NOTICE




                                 EXHIBIT F
                     INITIAL BOARD OF DIRECTORS OF ICG

                                                                      EXHIBIT M

                       FORM OF DISCLOSURE STATEMENT




                   IN THE UNITED STATES BANKRUPTCY COURT

                        FOR THE DISTRICT OF DELAWARE


- - - - - - - - - - - - - - -  x
                               :     Chapter 11
In re                          :
                               :     Case No. 00-4238 (PJW)
ICG COMMUNICATIONS, INC.       :
      et al.,                  :     Jointly Administered
      -- --                    :
                Debtors.       :
                               :
- - - - - - - - - - - - - - -  x


         SUPPLEMENT TO DISCLOSURE STATEMENT WITH RESPECT TO SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ICG COMMUNICATIONS, INC.,
                       ET AL., REGARDING MODIFICATION























Dated:  August __, 2002





                                 DISCLAIMER

                  THE INFORMATION CONTAINED IN THIS SUPPLEMENT TO DISCLOSURE STATEMENT (THE "SUPPLEMENT") IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE SECOND AMENDED JOINT PLAN OF REORGANIZATION AS MODIFIED (THE "MODIFIED PLAN") OF ICG COMMUNICATIONS, INC. AND ITS AFFILIATED DEBTORS AND DEBTORS IN POSSESSION, AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN FOR SUCH CLAIM HOLDERS TO DETERMINE HOW TO VOTE ON THE MODIFIED PLAN. NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS SUPPLEMENT OR THE DISCLOSURE STATEMENT, REGARDING THE MODIFIED PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE MODIFIED PLAN.

                  ALL CREDITORS ARE ADVISED AND ENCOURAGED TO READ THIS SUPPLEMENT, THE DISCLOSURE STATEMENT AND THE MODIFIED PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE MODIFIED PLAN. SUMMARIES AND STATEMENTS MADE IN THIS SUPPLEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE MODIFIED PLAN AND THE EXHIBITS AND SCHEDULES ANNEXED TO THE MODIFIED PLAN, THE DISCLOSURE STATEMENT AND THIS SUPPLEMENT. THE STATEMENTS CONTAINED IN THIS SUPPLEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF.

                  THIS SUPPLEMENT HAS BEEN PREPARED IN ACCORDANCE WITH
SECTION 1125 OF THE UNITED STATES BANKRUPTCY CODE AND RULE 3016 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-BANKRUPTCY LAW. THIS SUPPLEMENT HAS BEEN NEITHER APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OR CLAIMS OF ICG COMMUNICATIONS, INC. OR ANY OF THE AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION IN THESE CASES SHOULD EVALUATE THIS SUPPLEMENT, THE DISCLOSURE STATEMENT AND THE MODIFIED PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

                  AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THIS SUPPLEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. THIS SUPPLEMENT SHALL NOT BE ADMISSIBLE IN ANY NON- BANKRUPTCY PROCEEDING NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES OR OTHER LEGAL EFFECTS OF THE MODIFIED PLAN AS TO HOLDERS OF CLAIMS AGAINST, OR EQUITY INTERESTS IN, ICG COMMUNICATIONS, INC. OR ANY OF THE AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION IN THESE CASES.




                           PRELIMINARY STATEMENT

                  On April 3, 2002 the Bankruptcy Court approved the Debtors' Disclosure Statement (the "Original Disclosure Statement") with Respect to Second Amended Joint Plan of Reorganization of ICG
Communications, Inc., et al. (the "Original Plan"). The Original Disclosure Statement, among other things, summarized the terms and conditions of the Original Plan.

                  The Original Disclosure Statement and Original Plan were mailed to appropriate creditors and other parties in interest pursuant to an order entered by the Bankruptcy Court on April 3, 2002 (the "Original Solicitation Order"), which set forth the procedures for the solicitation of votes to accept the Original Plan. May 10, 2002 was set as the deadline to vote on the Original Plan (the "Original Voting Deadline"). The Original Plan was accepted by all classes of claims entitled to vote. On May 21, 2002 the Bankruptcy Court entered the Findings of Fact, Conclusions of Law and Order Confirming Second Amended Joint Plan of Reorganization of ICG Communications, Inc. and its Affiliated Debtors and Debtors in Possession (the "Original Confirmation Order").

                  The Original Plan contained certain conditions precedent to its consummation, including the completion of final documentation regarding, and the funding of, $65 million of new financing (the "Original Exit Financing") on the Effective Date. The Original Exit Financing was predominantly to be funded by funds and accounts managed by Cerberus Capital Management, L.P. ("CCM"). After the Original Confirmation Order was entered by the Bankruptcy Court, but before the Effective Date occurred, CCM requested the inclusion of certain covenants in the Original Exit Financing. CCM asserted that these additional covenants were both customary as contemplated by the Original Plan and CCM's commitment letters and necessary as a result of the Debtors' recent operating results and CCM's belief that a Material Adverse Change and a Financial Markets Disruption had occurred (within the meaning of those terms as set forth in CCM's commitment letters for the Original Exit Financing attached as Exhibits to the Original Plan). The Debtors believed that the requested covenants were neither customary nor consistent with the commitment letters for the Original Exit Financing, and because their inclusion would result in a significant change to the economics described in the Original Disclosure Statement, would have been in contravention of the Original Plan. The Debtors also believe that no Material Adverse Change or Financial Markets Disruption had occurred. Accordingly, although the Original Plan was confirmed by the Bankruptcy Court, the Original Exit Financing transactions did not close and the Effective Date for the Original Plan did not occur.

                  After consulting with the Official Committee of Unsecured Creditors (the "Creditors Committee") and the Debtors' prepetition senior secured lenders (the "Prepetition Secured Lenders"), the Debtors engaged in negotiations with CCM in an effort to settle their disputes regarding the Original Exit Financing and to attempt to secure CCM's agreement to provide some exit financing, rather than proceeding to litigate with CCM and attempting to emerge from chapter 11 with no new financing at all. As a result of those negotiations, the Debtors entered into an agreement with CCM that is supported by both the Creditors' Committee and the Prepetition Secured Lenders, which agreement is embodied in a proposed modification to the Original Plan (the "Modification," and the Original Plan as modified by the Modification, the "Modified Plan").

                  The Reorganized Debtors, under the Modified Plan, will receive $25 million of new financing (the "New Exit Financing"), as opposed to the $65 million called for by the Original Exit Financing. As discussed below, the New Exit Financing has been closed into escrow, and as a result the funds provided thereby will be released, and the Effective Date of the Modified Plan can occur immediately, upon confirmation of the Modified Plan by the Bankruptcy Court, and upon the delivery of a certificate by the Debtors that they are in compliance with certain covenants, representations and warranties and satisfaction of certain other technical delivery requirements. Upon closing of the New Exit Financing into escrow, the commitments to provide the Original Exit Financing expired by their terms.

                  Under the Modified Plan, the classification and treatment of all Claims remains unchanged. Specifically, with respect to Classes of Claims entitled to vote:

                           Holders of Allowed Claims in Classes S-4
                           (General Unsecured Claims against the Services Debtors) and H-4 (General Unsecured Claims against the Holding Debtors) will continue to receive 100% of the New Common Stock of Reorganized ICG issued and outstanding on the Effective Date (subject to Dilution), allocated between such Classes as set forth in the Original Disclosure Statement, and holders of Allowed Claims in Class H-4 will continue to receive the New Holdings Creditor Warrants; Holders of Allowed Claims in Class S-5 (Secured Lender Claims) will continue to receive $25 million in Cash and the New Secured Notes, as described in the Original Disclosure Statement; and

                           Holders of Allowed Claims in Classes S-4 and H-4 (Convenience Claims against the Services Debtors and the Holdings Debtors, respectively) will continue to receive Cash equal to 50% of their respective Allowed Claims, as described in the Original Disclosure Statement.

                  However, the Debtors believe that the changes reflected in the Modified Plan compared to the Original Plan require a resolicitation of votes from the holders of Claims entitled to vote, and thus are soliciting such votes pursuant to this Supplement. The Modification is attached hereto as Appendix A.

                  Importantly, and as discussed in more detail below, as a result of (1) the passage of time since the date the Original Disclosure Statement was drafted, (2) general changes in the prevailing marketplace for telecommunications company securities, and (3) the revised financial projections for the Reorganized Debtors necessitated, in part, by the fact that the New Exit Financing provides for $40 million less new funds to be obtained by the Reorganized Debtors than would have been obtained under the Original Exit Financing, the valuation by the Debtors' investment banker of the Reorganized Debtors' enterprise (and the securities to be issued under the Modified Plan) has decreased compared to the valuation set forth in the Original Disclosure Statement. Accordingly, the estimated value of the recoveries to creditors proposed under the Modified Plan has decreased compared to what was set forth in the Original Disclosure Statement.

                  A summary of the differences between the Modified Plan and the Original Plan is set forth in this Supplement. This summary includes the revised valuation of the Reorganized Debtors (the "New Valuation"), as well as the revised financial projections for the Reorganized Debtors (the "New Projections"), which are attached to this Supplement as Appendix B. This Supplement should be read in conjunction with the Original Plan, the Original Disclosure Statement, and the Modification. The Original Plan and Original Disclosure Statement were previously distributed to parties receiving this Supplement, and thus are not being redistributed herewith.

                  By order of the Bankruptcy Court, the hearing to consider confirmation of the Modified Plan will commence on September ___, 2002 at __ a.m.; the deadline for parties to object to the Modified Plan is September __, 2002; and the Voting Deadline with respect to the Modified Plan, for holders of Claims in Classes S-3, S-4, S-5, H-3 and H-4, is September __, 2002.

                  All capitalized terms not defined in this Supplement have the meanings ascribed to such terms in the Modified Plan.

                       EVENTS LEADING TO MODIFICATION

                  The Original Plan was formulated on the basis of extensive negotiations conducted after the commencement of these cases among the Debtors and their primary constituencies. As set forth in Exhibits G and H to the Original Plan, the Debtors received commitment letters from CCM and certain other parties (the "Term Sheets") for the Original Exit Financing. The Original Exit Financing was to be comprised of two components: (i) a $25 million senior subordinated secured term loan (the "New Senior Subordinated Term Loan"), the proceeds of which were to be used to repay $25 million of Secured Lender Claims and (ii) the issuance by Reorganized ICG of $40 million of unsecured convertible notes (the "New Convertible Notes"), the proceeds of which were to be utilized by Reorganized ICG for general working capital and corporate purposes.

                  After the Original Confirmation Order was entered by the Bankruptcy Court, but before the Effective Date occurred, CCM requested the inclusion of certain covenants in the Original Exit Financing. CCM asserted that these additional covenants were both customary and contemplated by the Original Plan and CCM's commitment letters and necessary as a result of the Debtors' recent operating results and CCM's belief that a Material Adverse Change and a Financial Markets Disruption had occurred. The Debtors believed that the requested covenants were neither customary nor consistent with the commitment letters for the Original Exit Financing and were in contravention of the Original Plan, and that no Material Adverse Change or Financial Markets Disruption had occurred. Thus, the Original Exit Financing transactions did not close and the Effective Date of the Original Plan did not occur.

                  As a result, the Debtors were faced with two alternative potential courses of action: (i) propose a new plan without any exit financing, attempt to obtain support for such a plan from the Creditors' Committee and the Prepetition Secured Lenders, and pursue potential causes of action against CCM, or (ii) seek to settle the disputes with CCM by renegotiating the Original Exit Financing to provide some amount of exit financing for Reorganized ICG, modify the Original Plan accordingly, and attempt to obtain support for such a modified plan from the Creditors' Committee and the Prepetition Secured Lenders.

                  After discussing the available options with each of the Creditors' Committee and the Prepetition Secured Lenders, the Debtors pursued settlement discussions with CCM. A settlement was reached that is supported by both the Creditors' Committee and the Prepetition Secured Lenders. That settlement is embodied in the Modified Plan. The Debtors believe that given the alternatives available to them, proceeding to attempt to confirm the Modified Plan is in the best interests of the Debtors, their estates, and their creditors.

                  Importantly, pursuant to the settlement with CCM, as of July 25, 2002 (the "Escrow Closing Date"), all principal documents necessary to consummate the Modified Plan were fully executed, and the $25 million in proceeds from the New Exit Financing was funded into an escrow, governed by the terms of the escrow agreement (the "Escrow Agreement") attached as Exhibit I to the Modification. Accordingly, if the Bankruptcy Court confirms the Modified Plan, upon certification by Reorganized ICG that it is in compliance with certain covenants, representations and warranties and the satisfaction of certain other technical delivery requirements, the New Exit Financing will be consummated and the escrowed proceeds will be released for distribution on account of Secured Lender Claims in accordance with the terms of the Modified Plan, and the Effective Date for the Modified Plan can immediately occur.1

                  On July 26, 2002, the Modification was filed with the Bankruptcy Court. On August __, 2002, the Debtors sought and obtained an order from the Bankruptcy Court (a) approving this Supplement pursuant to section 1125 of the Bankruptcy Code and (b) authorizing the Debtors to distribute this Supplement to creditors and solicit votes on the Modified Plan.

                  THE DEBTORS, THE PREPETITION SECURED LENDERS AND THE CREDITORS' COMMITTEE BELIEVE THAT THE MODIFIED PLAN IS IN THE BEST INTERESTS OF ALL HOLDERS OF CLAIMS AGAINST THE DEBTORS AND THUS STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE MODIFIED PLAN.


                        SUMMARY OF THE MODIFICATION


New Convertible Notes
---------------------

                  Under the Original Plan, Reorganized ICG was to issue $40 million of New Convertible Notes, the proceeds of which were to be utilized by Reorganized ICG for general working capital and corporate purposes.

                  Under the Modified Plan, the New Convertible Notes will not be issued and all references to the New Convertible Notes are deleted.


--------
1 Under the terms of the Escrow Agreement, the Modified Plan must be confirmed by October 31, 2002 or such later date acceptable to the Debtors, the Prepetition Secured Lenders, the Creditors' Committee, Madeleine L.L.C. and Morgan Stanley & Co., Incorporated or the funds will be returned to the lenders and they will have no further obligations to fund the New Exit Financing.


Projections and Valuation of the Company and the New Securities
---------------------------------------------------------------

                  Based, in part, on information provided to the Debtors' investment banker, Dresdner Kleinwort Wasserstein ("DrKW") by the Company, the Original Disclosure Statement contained a valuation of the enterprise of the Company on a going concern basis by DrKW. That valuation established the value of the Company on a going concern basis at between $350 and $500 million. That valuation resulted in a total equity value between approximately $142 million and $292 million (with a midpoint of $217 million), which was derived by subtracting from the Company's enterprise value the projected funded debt (prior to the New Convertible Notes) on the pro forma balance sheet for the Company. See Overview in the Original Disclosure Statement.

                  DrKW's valuation in the Original Disclosure Statement was premised, in part, upon the projections attached to the Original Disclosure Statement as Appendix D (the "Original Projections"). Based upon (i) information obtained after the Original Disclosure Statement was completed and approved by the Bankruptcy Court and (ii) the fact that under the Modified Plan as opposed to the Original Plan the Reorganized Debtors will not obtain the proceeds of the New Convertible Notes (which, as described above will no longer be issued at all), the Debtors have prepared the New Projections. The New Projections are attached hereto as Appendix B. Compared to the Original Projections, the New Projections take into account the following developments:

         o A significant period of time has passed since the formulation of the Original Projections. The New Projections incorporate new information that has come to the Company's attention and that is relevant to the outlook for the Company's businesses, and also update the Company's forecasts to account for actual results since the Original Projections were prepared.

         o As described in the Original Disclosure Statement, the telecommunications industry generally has been marked by a period of extreme uncertainty and disruption. These conditions have adversely affected the financial markets' view of the prospects for the telecommunications industry generally. Although these conditions were reflected in the Original Projections, the New Projections take into account developments that have occurred subsequent to the creation of the Original Projections.

         o As a result of not obtaining the $40 million from the issuance of the New Convertible Notes as contemplated by the Original Plan, the Reorganized Debtors' ongoing business plan will be adjusted to provide for significantly less capital expenditures. Reducing capital expenditures will enable the Reorganized Debtors to continue operating their businesses within the economic confines of their existing cash balances, which are approximately $95 million as of the date hereof. As a result of lowered capital spending, the Debtors believe that revenue and earnings projections will be lower than as set forth in the Original Projections, which is reflected in the New Projections.

                  Although the New Projections differ from the Original Projections, the Debtors believe that they will be able to satisfy the feasibility standards required by section 1129(a)(11) of the Bankruptcy Code to confirm the Modified Plan. See Section XI.A of the Original Disclosure Statement.

                  After the Original Confirmation Order was entered, the persons at DrKW that worked on the engagement for the Debtors left DrKW and formed a new firm, Miller Buckfire Lewis & Co., LLC ("MBL"). MBL has succeeded DrKW as the Debtors' investment banker. MBL has reviewed the New Projections and concluded that the revisions have a material impact on the Original Valuation. Accordingly, based upon the New Projections and prevailing market conditions, MBL 's New Valuation ascribes a valuation range for the Company on a going concern basis at between $250 and $325 million, with a mid-point of $287.5 million. The New Valuation ascribes a total equity value of between approximately $39.8 million and $114.8 million (with a midpoint of $77.3 million), which is derived by subtracting from the Company's enterprise value the projected funded debt on the pro forma balance sheet for the Company. See the New Projections at Appendix B.

                  Based upon the New Valuation, the valuations of the various securities and other instruments to be issued under the Modified Plan are set forth below as each such security or instrument is discussed.

                  The valuation of the Company and the valuation of any security or instrument to be issued under the Modified Plan are based upon numerous assumptions, including among other things, an assumption that the operating results projected for Reorganized ICG in the New Projections will be achieved in all material respects. The Debtors and MBL believe that these valuation assumptions are reasonable. However, the valuation assumptions are not a prediction or reflection of post-Confirmation trading prices of the New Common Shares or any other security or instrument. As a result of a variety of factors, including those discussed in Section VI of the Original Disclosure Statement and elsewhere in this Supplement, the trading prices of securities or instruments issued under a plan of reorganization are subject to many unforeseeable circumstances and therefore cannot be predicted.

                  Please see Section VI of the Original Disclosure Statement for a discussion of certain risk factors with respect to the Original Plan and the New Securities, which risk factors the Debtors believe remain pertinent to the Modified Plan and the securities and instruments to be issued thereunder. Moreover, holders of Claims considering the Modified Plan should consider that the telecommunications industry remains, and many telecommunications companies remain, highly troubled. For example, WorldCom, Inc., one of the largest telecommunications companies in the world, has recently filed for relief under chapter 11 of the Bankruptcy Code. The Debtors have contracts with, and derive some of their revenue from, WorldCom and its affiliates. The Debtors also have contracts with, and derive some of their revenue from other large telecommunications companies that have reported various operating and/or financial troubles, such as Qwest Communications. The chapter 11 filing by WorldCom, and chapter 11 filings by any of these other companies (if such filings were to occur), could have adverse effects on the Debtors' or Reorganized Debtors' ability to collect moneys owed to them by such companies and/or on the Debtors' existing contacts with such companies.

New Senior Subordinated Term Loan and Issuance of New Nominal Warrants
----------------------------------------------------------------------

                  Under the Original Plan, Reorganized ICG was to obtain the New Senior Subordinated Term Loan, the proceeds of which were to be used to repay $25 million of Secured Lender Claims. Under the Modified Plan, the New Senior Subordinated Term Loan will be implemented. As discussed above, the principal documentation for the New Senior Subordinated Term Loan has already been executed and delivered, and the $25 million in proceeds therefrom has been placed in an escrow and the escrowed funds will be available for distribution to the Prepetition Secured Lenders under the Modified Plan if the Modified Plan is confirmed by October 31, 2002 and certain other conditions described above are satisfied. If the Modified Plan is not confirmed and such other conditions are not satisfied by October 31, 2002 the $25 million will be returned to the lenders and the lenders will be relieved of all obligations to provide the New Exit Financing.

                  Under the Original Plan, the lenders of the New Senior Subordinated Term Loan were to receive a closing fee in the form of warrants to purchase 200,000 additional New Common Shares (the "Fee Warrants"). The strike price for the Fee Warrants was $20 per share, which was set based upon a total equity value for Reorganized ICG of $160 million (as with the strike price for the New Holdings Creditor Warrants). Under the Modified Plan, the Fee Warrants will be issued, but as a result of the New Valuation, the strike price for the Fee Warrants (and the New Holdings Creditor Warrants) will be $9.12 per share, which is based upon a total equity value for Reorganized ICG of $77.3 million. Based upon the New Valuation, MBL has ascribed an aggregate value of $1.0 million to the Fee Warrants. The Fee Warrants shall not be exempt from registration under applicable securities laws pursuant to section 1145 of the Bankruptcy Code. The Fee Warrants shall have a term expiring on the fifth (5th) anniversary of the Effective Date.

                  Finally, under the Modified Plan, the lenders of the New Senior Subordinated Term Loan shall also receive warrants to purchase additional New Common Shares equal to five percent (5%) of the total issued and outstanding New Common Shares (on a fully diluted basis, before the Management Option Plan), with a strike price of $.01 (the "New Nominal Warrants"). Based upon the New Valuation, MBL has ascribed an aggregate value of $4.3 million to the New Nominal Warrants. The New Nominal Warrants shall not be exempt from registration under applicable securities laws pursuant to section 1145 of the Bankruptcy Code. The New Nominal Warrants shall have a term expiring on the fifth (5th) anniversary of the Effective Date.

New Holdings Creditor Warrants
------------------------------

                  Under the Original Plan, holders of Allowed Claims in Class H-4 were to receive their Pro Rata share of the New Holdings Creditor Warrants, which were to be 5 year warrants to purchase 800,000 additional New Common Shares (approximately ten percent (10%) of the aggregate amount of New Common Shares to be issued and outstanding on the Effective Date), at a strike price of $20.00 per share. That strike price was based upon an implied total equity value of Reorganized ICG of $160 million (prior to conversion of the New Convertible Notes).

                  Under the Modified Plan, the New Holdings Creditor Warrants will continue to be issued, but (as with the Fee Warrants), shall have a strike price of $9.12 per share, which is based upon a total equity value for Reorganized ICG of $77.3 million. Based upon the New Valuation, MBL has ascribed a value of $3.6 million to the New Holdings Creditor Warrants. The New Holdings Creditor Warrants shall be exempt from registration under the applicable securities laws pursuant to section 1145 of the Bankruptcy Code.

Modification to Management Option Plan
--------------------------------------

                  Under the Original Plan, management and designated employees were to receive stock options pursuant to the Management Option Plan. The Management Option Plan provided for options to purchase ten percent (10%) of the aggregate New Common Shares outstanding on a fully diluted basis. Options to purchase seven percent (7%) of the aggregate New Common Shares outstanding on a fully diluted basis were to be granted effective on the Effective Date to individuals determined by the CEO (the "Initial Stock Options"). The exercise price of the Initial Stock Options was to be based upon an implied reorganization equity value of $160 million.

                  Under the Modified Plan, the Management Option Plan will provide for options to purchase seven and one- half percent (7.5%) of the aggregate New Common Shares outstanding on a fully diluted basis. The Initial Stock Options shall be options to purchase seven percent (7%) of the New Common Shares on a fully diluted basis, with an exercise price based upon an implied total equity value of Reorganized ICG of $77.3 million.

Reorganized ICG's Board of Directors
------------------------------------

                  Under the Original Plan, the Board of Directors of Reorganized ICG (the "New Board") was to be comprised of nine (9) members:
5 selected by CCM; 2 selected by Huff; 1 selected by the Creditors' Committee; and the Chief Executive Officer, Mr. Randall Curran.

                  Under the Modified Plan, the New Board will be comprised of five (5) members: 2 selected by CCM; 2 selected by Huff; and Mr. Randall Curran. The New Board will have staggered terms, with Mr. Curran's initial term being for one (1) year; one director selected by Huff and one selected by CCM having an initial term of two (2) years; and one director selected by Huff and one selected by CCM having an initial term of three (3) years.

                  Certain provisions under the Original Plan with respect to requiring super-majority voting by the New Board with respect to certain issues have been modified, generally to reduce the number of actions that require super-majority voting. All such provisions are contained in the Exhibits to the Modification.

Modifications to Lucent Settlement and Cisco Settlement
-------------------------------------------------------

                  Under the Original Plan, the Debtors were to effectuate settlements of complex issues and disputes with each of Lucent and Cisco. Those settlements both provided for, among other things, payment by the Reorganized Debtors to each of Lucent and Cisco of an amount of Cash and an amount of unsecured promissory notes, each as described in the Original Disclosure Statement.

                  Under the Modified Plan, the Lucent Settlement and the Cisco Settlement will each remain in place. However, the Debtors have commenced discussions with each of Lucent and Cisco to modify the terms of those settlements, in each case in an effort to reduce the amount of Cash required to be paid by the Debtors on the Effective Date and, in exchange, to increase the amount and improve (for Lucent and Cisco) the terms of the unsecured promissory notes to be delivered by the Reorganized Debtors. While there can be no assurance that any such modifications will be agreed to by Lucent or Cisco, the Debtors reserve their right to agree to modifications to either settlement that the Debtors, in their business judgement, believe to be beneficial to the Debtors.

Closing in Escrow; Other Changes to the Original Plan and Certain
Exhibits Thereto
-----------------------------------------------------------------

                  As set forth above, all principal documents necessary to consummate the Modified Plan have been fully executed and delivered and the New Exit Financing has been funded, into escrow. As a result of effectively pre-closing the transactions that will become effective on the Effective Date of the Modified Plan (if it is confirmed by the Bankruptcy Court), if the Effective Date of the Modified Plan occurs, the transaction documents shall, in most respects, operate as if they became effective on the Escrow Closing Date. The Purchasers of the New Exit Financing will be entitled to a payment on the Effective Date in an amount equal to the interest that would have accrued on the New Exit Financing during the period commencing on the Escrow Closing Date and ending on the Effective Date. So long as the Debtors properly certify on the Effective Date that they are in compliance with certain covenants, representations and warranties, if any event were to occur before the Effective Date that would constitute a default or an event of default under such documents and such event continues after the Effective Date, the Effective Date would nonetheless occur, and the Reorganized Debtors would be in default under such documents with the consequences set forth therein. This structure was negotiated for by the Debtors to ensure that the Debtors emerge from Chapter 11 if the Modified Plan is confirmed, with the only conditions that must be satisfied by the Debtors being the confirmation of the Modified Plan, the delivery by the Debtors of the certificate of compliance with certain covenants, representations and warranties and the satisfaction of certain other technical delivery requirements.

                  In connection with the various changes to the Original Plan outlined above, certain terms (e.g., representations, warranties and covenants) contained in the terms and conditions for the various securities and instruments to be issued under the Original Plan have been modified as agreed to by the Debtors, the Creditors' Committee, the Prepetition Secured Lenders and CCM. Each of these changes is not described in this Supplement. The principal final documents for each of these securities and instruments are attached to the Modification (which is attached hereto as Appendix A) as Exhibits thereto, in replacement of the respective Exhibits attached to the Original Plan (which in most cases were comprised of term sheets). Because these Exhibits are voluminous, they are not attached to the copy of the Modification attached hereto, however, any party may obtain a copy of any Exhibit to the Modification by contacting:

                          ICG Communications, Inc.
                          c/o Logan and Company, Inc.
                          546 Valley Road
                          Upper Montclair, NJ 07043
                          Phone:  (973) 509-3190


Estimated Percentage Recoveries to Holders of Claims in Classes S-3, S-4, S-5; H-3 and H-4
--------------------------------------------------------------------

                  Holders of Allowed Claims in Class S-5 (Secured Lender Claims) will continue to receive their Pro Rata share of $25 million in Cash and the New Secured Notes. See Original Disclosure Statement. New Secured Notes will continue to be valued, for purposes of estimating percentage recoveries to holders of Claims in Class S-5, at par. Class S-5 Claims are Impaired and entitled to vote on the Modified Plan. Estimated Percentage Recovery: 100%.

                  Holders of Allowed Claims in Classes S-3 and H-3 (Convenience Claims against the Services Debtors and Holdings Debtors, respectively) will continue to receive Cash equal to 50% of their of the amount of their respective Allowed Claims. Class S-3 and H-3 Claims are Impaired and entitled to vote on the Modified Plan. Estimated Percentage
Recovery: 50%.

                  Holders of Claims in Classes S-4 and H-4 (General Unsecured Claims against the Services Debtors and Holdings Debtors, respectively): As discussed above, the Original Valuation set forth in the Original Disclosure Statement has been replaced by the New Valuation set forth above. The aggregate shares of New Common Stock to be distributed to holders of Claims in Classes S-4 and H-4 are valued under the New Valuation at $73 million. As a result, while the classification of Claims and the proposed distributions to holders of Allowed Claims in classes S-4 and H-4 under the Modified Plan is the same as in the Original Plan, the estimated percentage recoveries to the holders of such Allowed Claims has changed compared to the estimated percentage recoveries set forth in the Original Disclosure Statement. The revised estimated percentage recoveries for Classes S-4 and H-4 are set forth below. These estimated percentage recoveries are premised on the Debtors' estimates of the amount of Claims in each such Class that will ultimately be Allowed. Those estimates have not changed from the estimates set forth in the Original Disclosure Statement. To the extent that actual Allowed Class H-4 or S-4 Claims differ from those estimates, the estimated percentage recoveries to holders of Allowed Class H-4 and S-4 Claims will differ accordingly:

                Class S-4 (General Unsecured Claims against the Services Debtors) are Impaired and entitled to vote on the Modified Plan. Estimated Percentage Recovery: 2.69%.2

                Class H-4 (General Unsecured Claims against the Holdings Debtors) are Impaired and entitled to vote on the Modified Plan. Estimated Percentage Recovery: 3.36%.3


                   ADDITIONAL DISCLOSURE AND SOLICITATION

                  The purpose of this Supplement is to provide additional information to enable Claim holders to make a reasonably informed decision with respect to the Modified Plan, prior to exercising their right to vote to accept or reject the Modified Plan.

                  The Bankruptcy Court has approved this Supplement as containing information of a kind and in sufficient and adequate detail to enable such Claim holders to make an informed judgment with respect to acceptance or rejection of the Modified Plan. THE BANKRUPTCY COURT'S APPROVAL OF THIS SUPPLEMENT DOES NOT CONSTITUTE EITHER A GUARANTY OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR AN ENDORSEMENT OF THE MODIFIED PLAN BY THE BANKRUPTCY COURT.

                  ALL HOLDERS OF CLAIMS AGAINST THE DEBTORS ARE ENCOURAGED TO READ THIS SUPPLEMENT, THE ORIGINAL DISCLOSURE STATEMENT AND ITS APPENDICES CAREFULLY AND IN THEIR ENTIRETY BEFORE DECIDING TO VOTE EITHER TO ACCEPT OR TO REJECT THE MODIFIED PLAN. This Supplement contains important information about the Modified Plan, considerations pertinent to acceptance or rejection of the Modified Plan, and developments concerning the Chapter 11 Cases.

                  THIS SUPPLEMENT AND THE ORIGINAL DISCLOSURE STATEMENT ARE THE ONLY DOCUMENTS TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ON THE MODIFIED PLAN. No person has been authorized to distribute any information concerning the Debtors other than the information contained herein.

                  Except as otherwise specifically and expressly stated herein, this Supplement does not reflect any events that may occur subsequent to the date hereof and that may have a material impact on the information contained in this Supplement. The delivery of this Supplement shall not under any circumstance imply that the information herein is correct or complete as of any time subsequent to the date hereof.

              MODIFIED PLAN VOTING INSTRUCTIONS AND PROCEDURES

Solicitation Package

                  Your prior votes with respect to the Original Plan are not valid with respect to the Modified Plan, and you must submit the new Ballots included with this Supplement to vote for or against the Modified Plan. Prior to the mailing of this Supplement, as part of the solicitation of acceptances of the Original Plan, the Debtors have sent to you copies of the Original Plan and the Original Disclosure Statement. As a result of the changes described above, the Debtors are now sending this Supplement along with the Modification for your approval. Accordingly, included with this Supplement is the notice (the "Confirmation Hearing Notice") of, among other things, the time for submitting Ballots to accept or reject the Modified Plan, the date, time and place of the hearing to consider confirmation of the Modified Plan, and related matters, and the time for filing objections to confirmation of the Modified Plan and one or more Ballots (and return envelopes) to be used by you in voting to accept or to reject the Modified Plan.

--------

         2 As set forth in the Original Disclosure Statement, Holders of Allowed Claims in Class S-4 will receive a Pro Rata share of the Class S-4 Stock Pool, which is estimated to be comprised of approximately 40.5% of the total New Common Shares issues and outstanding on the Effective Date (subject to Dilution).

         3 As set forth in the Original Disclosure Statement, Holders of Allowed Claims in Class H-4 will receive a Pro Rata share of the Class H-4 Stock Pool, which is estimated to be comprised of approximately 59.5% of the total New Common Shares issues and outstanding on the Effective Date (subject to Dilution).


Voting Procedures, Ballots and Voting Deadline

                  After carefully reviewing the Original Plan, the Modification, the Original Disclosure Statement, this Supplement and the detailed instructions accompanying your Ballots, please indicate your acceptance or rejection of the Modified Plan, by voting in favor of or against the Modified Plan, on the Ballots. You must complete and sign your original Ballots (copies will not be accepted) and return it in the envelope provided.

                  Each Ballot has been coded to reflect the Class of Claims it represents. Accordingly, in voting to accept or reject the Modified Plan, you must use only the coded Ballot or Ballots sent to you with this Supplement.

                  IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR BALLOTS MUST BE PROPERLY COMPLETED AS SET FORTH ABOVE AND IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ON THE BALLOTS AND RECEIVED NO LATER THAN SEPTEMBER __, 2002, AT 4:00 P.M. (EASTERN TIME) (THE "VOTING DEADLINE") TO LOGAN AND COMPANY, INC. (THE "VOTING AGENT"). DO NOT RETURN DEBT INSTRUMENTS WITH YOUR BALLOT.

                  If you have any questions about (1) the procedure for voting your Claims or with respect to the packet of materials that you have received or (2) the amount of your Claim, or if you wish to obtain, at your own expense, unless otherwise specifically required by Federal Rule of Bankruptcy Procedure 3017(d), an additional copy of the Original Plan, the Modification, the Original Disclosure Statement, this Supplement or any appendices or exhibits to any of such documents, please contact:

                          ICG Communications, Inc.
                        c/o Logan and Company, Inc.
                              546 Valley Road
                         Upper Montclair, NJ 07043
                           Phone: (973) 509-3190
                            Fax: (973) 509-3191

                  FOR FURTHER INFORMATION AND INSTRUCTION ON VOTING TO ACCEPT OR REJECT THE PLAN, SEE SECTION XI OF THE ORIGINAL DISCLOSURE STATEMENT.




Confirmation Hearing and Deadline for Objections to Confirmation

                  Pursuant to section 1128 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3017(c), the Bankruptcy Court has scheduled a Confirmation Hearing for September __, 2001, at ___a.m. to consider confirming the Modified Plan. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing. Objections to Confirmation of the Modified Plan must be filed with the Bankruptcy Court not later than September __, 2002.

Dated:   August __, 2002
         Englewood, Colorado


                                     ICG COMMUNICATIONS, INC.
                                     (for itself and on behalf of the Debtors)



                                     By:______________________________________
                                     Name:  Randall E. Curran
                                     Title: Chief Executive Officer




SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
Timothy R. Pohl
333 W. Wacker Drive
Chicago, Illinois 60606-1285
(312) 407-0700

          -and-


----------------------------------------
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Gregg M. Galardi
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
(302) 651-3000



Attorneys for Debtors and Debtors-in-Possession




                                 APPENDIX A

                    (Please see Exhibit A to the Motion)




                                 APPENDIX B